   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2000.
                                           Registration Statement No. 333-35794
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO

                                   FORM S-4
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
             -----------------------------------------------------
                           ENTERBANK HOLDINGS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                       6022                     43-1706259
      (State or              (Primary Industrial             (IRS Employer
 Other Jurisdiction      Classification Code Number)      Identification No.)
  of Incorporation
  or Organization)

                  150 NORTH MERAMEC, CLAYTON, MISSOURI 63105
                                (314) 725-5500
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                           ---------------------------

                               JAMES C. WAGNER
                           CHIEF FINANCIAL OFFICER
                           ENTERBANK HOLDINGS, INC.
                              150 NORTH MERAMEC
                           CLAYTON, MISSOURI 63105
                                (314) 725-5500
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------------

                                  COPIES TO:
     JOHN L. GILLIS, JR., ESQ.                   C. ROBERT MONROE, ESQ.
       ARMSTRONG TEASDALE LLP                 STINSON, MAG & FIZZELL, P.C.
 ONE METROPOLITAN SQUARE, SUITE 2600            1201 WALNUT, SUITE 2800
   ST. LOUIS, MISSOURI 63102-2740           KANSAS CITY, MISSOURI 64106-2150
           (314) 621-5070                            (816) 842-8600

                           ---------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
   IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. [ ]
   IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
   IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]




                           ---------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
==============================================================================

             JOINT PROXY STATEMENT/PROSPECTUS DATED MAY 11, 2000

                           Enterbank Holdings, Inc.
                              150 North Meramec
                           Clayton, Missouri 63105

                                 May 11, 2000

Dear Shareholder:

   You are cordially invited to attend a Special Meeting of the Shareholders of Enterbank Holdings, Inc. ("Enterbank") to be held at Enterprise Bank, Sunset Hills, 3890 S. Lindbergh Blvd., St. Louis, Missouri, at 9:00 a.m., local time, on June 20, 2000.

   At the meeting, Enterbank shareholders will be asked to consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger dated as of January 5, 2000, as amended, by and between Enterbank and Commercial Guaranty Bancshares, Inc. ("CGB"), as more fully described in the accompanying joint proxy statement/prospectus. The merger agreement is attached to this document as Annex A. No other business will be transacted at the meeting other than matters incidental to the conduct of the meeting.

   In the merger, CGB will become a wholly-owned subsidiary of Enterbank. As a result of the merger, each share of CGB common stock outstanding at the effective time of the merger, other than shares with respect to which dissenters' rights are perfected, will be converted into 2.1429 shares of Enterbank common stock, subject to certain potential adjustments described in the merger agreement and the accompanying joint proxy statement/prospectus. No fractional shares of Enterbank common stock will be issued to holders of shares of CGB common stock, and, in lieu of such fractional shares, cash will be paid to CGB shareholders in accordance with the merger agreement.

   The Delaware General Corporation Law does not require that holders of shares of Enterbank common stock approve the merger agreement in order for the merger to be consummated. However, because of the significance of the proposed merger to Enterbank and its shareholders, the Board of Directors of Enterbank has determined that the merger will not be consummated unless the merger agreement is first approved by the affirmative vote of the holders of a majority of the outstanding shares of Enterbank common stock present and voting at the special meeting. Shareholders of record at the close of business on May 11, 2000 are entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement of the special meeting. The consummation of the proposed merger also requires that certain regulatory approvals be received and that the conditions contained in the merger agreement be satisfied.


   THE ENTERBANK BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE MEETING.

   The accompanying notice and joint proxy statement/prospectus describe the matters to be acted upon at the meeting. Shareholders are urged to review carefully the attached document, including its annexes. Such documents contain a detailed description of the merger, its terms and conditions and the transactions which are proposed.

   Your continuing interest in the business of Enterbank is appreciated, and we hope you will attend the meeting in person. It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                       Sincerely,

                                       /s/ Fred H. Eller

                                       -------------------------------------
                                       Fred H. Eller,
                                       President and Chief Executive Officer

------------------------------------------------------------------------------
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THIS TRANSACTION OR THE SHARES OF ENTERBANK COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE SHARES OF ENTERBANK COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

------------------------------------------------------------------------------
   For a discussion of certain risk factors which you should consider in evaluating the merger, see "Risk Factors" beginning on page 22.


   The date of this joint proxy statement/prospectus is May 11, 2000, and is first being mailed to Enterbank shareholders on or about May 18, 2000.

                     Commercial Guaranty Bancshares, Inc.
                             12695 Metcalf Avenue
                         Overland Park, Kansas 66213

                                 May 11, 2000

Dear Shareholder:

   You are cordially invited to attend a Special Meeting of the Shareholders of Commercial Guaranty Bancshares, Inc. ("CGB") to be held at the Indian Hills Country Club, 6847 Tomahawk Road, Mission Hills, Kansas, at 4:00 p.m., local time, on June 20, 2000.


   At the meeting, CGB shareholders will be asked to consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger dated as of January 5, 2000, as amended, by and between CGB, and Enterbank Holdings, Inc. ("Enterbank"), as more fully described in the accompanying joint proxy statement/prospectus. The merger agreement is attached to this document as Annex A. No other business will be transacted at the meeting other than matters incidental to the conduct of the meeting.


   In the merger, CGB will become a wholly-owned subsidiary of Enterbank. As a result of the merger, each share of CGB common stock outstanding at the effective time of the merger, other than shares with respect to which dissenters' rights are perfected, will be converted into 2.1429 shares of Enterbank common stock, subject to certain potential adjustments described in the merger agreement and the accompanying joint proxy statement/prospectus. No fractional shares of Enterbank common stock will be issued to holders of shares of CGB common stock, and, in lieu of such fractional shares, cash will be paid to CGB shareholders in accordance with the merger agreement.

   Under the Kansas General Corporation Code, the approval of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the outstanding shares of CGB common stock. Shareholders of record at the close of business on May 11, 2000, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement of the special meeting. The consummation of the proposed merger also requires that certain regulatory approvals be received and that the conditions contained in the merger agreement be satisfied.


   THE CGB BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE MEETING.

   The accompanying notice and joint proxy statement/prospectus describe the matters to be acted upon at the meeting. Shareholders are urged to review carefully the attached document, including its annexes. Such documents contain a detailed description of the merger, its terms and conditions and the transactions which are proposed.

   Your continuing interest in the business of CGB is appreciated, and we hope you will attend the meeting in person. It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                       Sincerely,

                                       /s/ Joe C. Morris

                                       ------------------------------
                                       Joe C. Morris,
                                       Chairman

------------------------------------------------------------------------------
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THIS TRANSACTION OR THE SHARES OF ENTERBANK COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE SHARES OF ENTERBANK COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

------------------------------------------------------------------------------


   The date of this joint proxy statement/prospectus is May 11, 2000, and is first being mailed to CGB shareholders on or about May 18, 2000.

                              TABLE OF CONTENTS
                                                                        Page
                                                                        ----
QUESTIONS AND ANSWERS ABOUT THE MERGER                                    10

SUMMARY                                                                   12
   The Special Meetings                                                   12
   Information Regarding Enterbank, CGB and Enterbank Acquisition
       Corp. I                                                            12
   Reasons for the Merger; Recommendations of the Boards of Directors     13
   Recommendations to Shareholders                                        13
   Opinion of Enterbank's Financial Advisor                               14
   Opinion of CGB's Financial Advisor                                     14
   What CGB Shareholders will Receive                                     14
   Conditions to the Merger                                               14
   Termination of the Merger Agreement                                    15
   Termination Fees                                                       15
   Required Regulatory Approvals                                          16
   Fees and Expenses of the Merger                                        16
   Income Tax Consequences of the Merger                                  17
   Accounting Treatment                                                   17
   Dissenters' Rights of Appraisal                                        17
       Enterbank                                                          17
       CGB                                                                17
   Share Ownership of Management                                          17
   Comparative Per Share Price Information                                18
   Comparison of Shareholder Rights                                       18
   Description of Enterbank Capital Stock                                 18
   Selected Historical and Pro Forma Financial Data                       19
   Historical and Pro Forma Per Share Data for Enterbank and CGB          21

RISK FACTORS                                                              22
   Merger Risk Factors                                                    22
   The Financial Condition of Enterbank and CGB May Be Negatively
       Impacted by Worsening Economic Conditions, Rising Interest
       Rates or Acts of Nature                                            22
   Customers and Employees of First Commercial Bank, N.A. May Not
       Be Retained                                                        22
   The Price of Enterbank Common Stock May Decline                        22
   There Has Not Been an Active Public Market for the Enterbank
       Common Stock, and an Active Trading Market May Not Develop         23
   The Combined Companies Will Be Impacted By Competition From Many
       Others                                                             23
   Additional Shares of Enterbank Common Stock Could Be Issued Which
       Could Result in a Decline in the Market Price of Such Stock        23
   Banking Industry Risk Factors                                          24
   Any Changes in Interest Rates or the Cost of Funds May Adversely
       Affect the Combined Companies' Earnings and Financial Condition    24
   If Borrowers Do Not Repay Loans it Will Adversely Affect the
       Combined Companies                                                 25
   The Success of the Combined Companies Will Be Dependent Upon the
       Future Success of Certain of Our Subsidiaries                      25

                                      5


   If There are Adverse Conditions in the Combined Companies'
       Geographic Areas or With a Few Customers, There May Be
       a Disproportionately Large Effect on the Combined Companies'
       Financial Results                                                  25
   We Will Be Dependent on Key Personnel                                  25
   The Business of the Combined Companies Will Be Subject to
       Significant Government Regulation                                  26
   Significant Costs May Be Incurred if the Combined Companies
       Foreclose on Environmentally Contaminated Real Estate              26

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS                          27

INTRODUCTION                                                              28
   The Special Meetings: Dates, Times and Places                          28
       Enterbank                                                          28
       CGB                                                                28
   Matters to be Considered at the Special Meetings                       28
       Enterbank                                                          28
       CGB                                                                28
   Record Date; Stock Entitled to Vote; Quorum                            28
       Enterbank                                                          28
       CGB                                                                28
   Votes Required                                                         28
       Enterbank                                                          28
       CGB                                                                29
   Share Ownership of Management                                          29
       Enterbank                                                          29
       CGB                                                                31
   Voting of Proxies                                                      33
       Submitting Proxies                                                 33
       Revoking Proxies                                                   33
       Abstentions and Broker Non-Votes                                   34
       Recommendation of the Enterbank Board of Directors and CGB
          Board of Directors                                              35

ENTERBANK HOLDINGS, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION                               36

COMMERCIAL GUARANTY BANCSHARES, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION                               38

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION              40
   Notes to Unaudited Pro Forma Condensed Combined Financial Statements   45

MANAGEMENT'S DISCUSSION OF THE FORMATION AND EXPANSION OF
COMMERCIAL GUARANTY BANCSHARES, INC.
AND THE RELATED ANALYSIS OF THE COMPANY'S FINANCIAL CONDITION
AND RESULTS OF OPERATIONS                                                 46
   General                                                                46

                                      6


   Fiscal 1999 Compared to Fiscal 1998                                    47
       Financial Condition                                                47
       Results of Operations                                              48
       Net Interest Income                                                48
   Fiscal 1998 Compared to Fiscal 1997                                    48
       Financial Condition                                                48
       Results of Operations                                              49
       Net Interest Income                                                49
   Loan Portfolio                                                         54
   Provision for Loan Losses                                              55
   Non-interest Income                                                    59
   Non-interest Expense                                                   59
   Income Taxes                                                           60
   Liquidity and Interest Rate Sensitivity                                61
   Qualitative and Quantitative Disclosures About Market Risk             62
   Balance Sheet Trend                                                    63
   Short-term Borrowings                                                  67
   Capital Adequacy                                                       67
   Year 2000                                                              68
   Effect of Inflation                                                    68
   Supervision and Regulation                                             69
       Federal Bank Holding Company Regulation                            69
       Bank Regulation                                                    70
       Dividends                                                          72
       Capital Regulations                                                72

INFORMATION ABOUT ENTERBANK AND ITS AFFILIATES                            73

INFORMATION ABOUT CGB AND FIRST COMMERCIAL BANK, N.A.                     74

THE MERGER                                                                75
   Background of the Merger                                               75
   Reasons for the Merger; Recommendations of the Boards of Directors     76
       Enterbank                                                          76
   Opinion of Enterbank's Financial Advisor                               78
       CGB                                                                85
   Opinion of CGB's Financial Advisor                                     86
   Effective Date and Time of the Merger                                  91
   Purchase Price and Potential Adjustments                               92
   Conversion of Shares of CGB Common Stock                               93
   Exchange of CGB Stock Certificates; Fractional Interests               93
   Treatment of Stock Options                                             94
   Conduct of Business Pending the Merger                                 94
   Additional Agreements                                                  98
       Special Shareholders' Meetings                                     98
       No Solicitations                                                   98
       Filings and Other Actions                                          98
       Employee Benefit Plans                                             99
       Indemnification; Directors' And Officers' Insurance                99
   Representations and Warranties                                         99
   Conditions to the Completion of the Merger                            100
   Termination of the Merger Agreement                                   102

                                      7

   Fees and Expenses                                                     105
       Termination Fees                                                  105
       General Expenses                                                  105
       Reimbursement Expenses                                            106
   Amendment                                                             106
   Extension; Waiver                                                     106
   Management and Operations Following the Merger                        107
   Required Regulatory Approvals                                         107
   Certain Federal Income Tax Consequences                               108
   Accounting Treatment                                                  110
   Trading Markets for Stock                                             111
   Resales of Enterbank Common Stock                                     111

DISSENTERS' RIGHTS OF APPRAISAL                                          112
   Appraisal Rights of Enterbank Shareholders                            112
   Appraisal Rights of CGB Shareholders                                  112

MARKET PRICE AND DIVIDEND INFORMATION                                    116
   Market Price Data                                                     116
   Dividends and Dividend Policy                                         117
       Enterbank                                                         117
       CGB                                                               117

COMPARISON OF SHAREHOLDER RIGHTS                                         119
   General                                                               119
   Certain Anti-Takeover Measures                                        119
   Quorum Requirements                                                   120
   Indemnification of Directors and Executive Officers                   120
       Enterbank                                                         121
       Overview of Kansas Law                                            122
       CGB                                                               122
       Overview of Federal Law                                           122
   Shareholder Meetings and Action by Written Consent                    123
   Cumulative Voting                                                     123
   Amendment of Bylaws; Number of Directors                              123
       Enterbank                                                         123
       CGB                                                               123
   Filling Vacancies on the Board of Directors                           124
       Enterbank                                                         124
       CGB                                                               124
   Call of Annual or Special Meeting of Shareholders and Action by
     Shareholders Without a Meeting                                      124
       Enterbank                                                         124
       CGB                                                               124
   Classified Board Provisions                                           125
       Enterbank                                                         125
       CGB                                                               125

DESCRIPTION OF ENTERBANK CAPITAL STOCK                                   125
   Common Stock                                                          125

                                      8

DESCRIPTION OF CGB CAPITAL STOCK                                         125

EXPERTS                                                                  126

LEGAL MATTERS                                                            126

SOLICITATION OF PROXIES                                                  126

WHERE YOU CAN FIND MORE INFORMATION                                      127



Annex A Agreement and Plan of Merger, as amended
Annex B Fairness Opinion of Fister & Associates, Inc.
Annex C Fairness Opinion of Stifel, Nicolaus & Company, Inc.
Annex D Kansas General Corporation Code K.S.A. 17-6712

                            QUESTIONS AND ANSWERS
                               ABOUT THE MERGER

Q:  Why is this merger proposed?

A: Each of the Boards of Directors of Enterbank and CGB believes the merger to be in the best interests of their respective institutions, shareholders, communities and customers. Each Board expects that the combined companies will be stronger in terms of growth opportunities and profitability than either institution is at present. Furthermore, it is believed that the combined companies, as a stronger independent financial institution with a primary market area covering a greater geographic area, will be better able to compete with major banks and financial service companies in the communities now served by each company.

Q:  What will I receive in this merger?

A: Under the merger agreement, CGB shareholders will have the right to receive 2.1429 shares of Enterbank common stock for each share of CGB common stock that they own. Enterbank shareholders will continue to own their existing shares.

Q:  What will happen to CGB in this merger?

A:  Following the merger, CGB will be a wholly-owned subsidiary of Enterbank.

Q:  Will the merger be tax free to me?

A: The merger is intended to be a tax-free reorganization for federal income tax purposes for the companies and their shareholders. In general, CGB shareholders will not recognize gain or loss on the exchange of their stock, other than on account of cash received for a fractional share or dissenting shares. Enterbank shareholders will not recognize any gain or loss in connection with the merger. To review the tax consequences to Enterbank and CGB shareholders in greater detail, see "The Merger--Certain Federal Income Tax Consequences," on page 108.

Q:  How do I vote?

A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your special meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you are a CGB shareholder, your failure to instruct your broker on how to vote your shares will have the same effect as a vote against the merger. Broker non-votes will not have the effect of establishing dissenters' rights of CGB shareholders. See "Introduction--Voting of Proxies--Abstentions and Broker Non-Votes" on page 33.

Q:  Can I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name, you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the address at the top of the notice of the special meeting for CGB or Enterbank and it must be received prior to the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the special meeting.

Q:  Should I send in my CGB stock certificates now?

A: No. After the merger is completed, Enterbank will send you written instructions for exchanging your CGB stock certificates.

Q:  When do you expect this merger to be completed?

A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger in June, 2000.

Q:  Why have you sent me this document?

A: This joint proxy statement/prospectus contains important information regarding the proposed merger, as well as information about Enterbank and CGB. It also contains important information about what the Enterbank and CGB boards of directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its annexes. You may also want to review the documents listed under "Where You Can Find More Information" on page 127.

Q: Whom should I contact with questions or to obtain additional copies of this joint proxy statement/prospectus?

A:  You may contact either:

Enterbank Holdings, Inc.
150 North Meramec
Clayton, Missouri 63105
Attention: James C. Wagner
(314) 725-5500

or

Commercial Guaranty Bancshares, Inc.
12695 Metcalf Avenue
Overland Park, Kansas 66213
Attention: Robert P. Wray
(913) 663-5526

   This joint proxy statement/prospectus incorporates by reference important business and financial information about Enterbank that is not included in or delivered with this document. The information incorporated by reference is available without charge to shareholders upon written or oral request to the persons identified above.

   In order to ensure timely delivery of the information incorporated by
reference, shareholder requests should be received by                 , 2000.

                                   SUMMARY

   This summary highlights certain information in this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read this entire document and the other documents to which we have referred you. See "Where You Can Find More Information" (page 127). The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement. It is the legal document that governs the proposed merger.

THE SPECIAL MEETINGS (PAGE 28)


   Enterbank Shareholders. You can vote at the meeting of Enterbank
   ----------------------
shareholders if you owned Enterbank common stock at the close of business on May 11, 2000. You can cast one vote for each share of Enterbank common stock that you owned at that time. In order to approve the merger of CGB with Enterbank and the issuance of Enterbank common stock to CGB's shareholders, the holders of a majority of the shares of Enterbank common stock cast at the meeting must vote in its favor. You can vote your shares by attending the Enterbank meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy as late as the date of the special meeting by submitting a written revocation, sending in a new proxy or by attending the meeting and voting in person.

   CGB Shareholders. You can vote at the meeting of CGB shareholders if you
   ----------------
owned CGB common stock at the close of business on May 11, 2000. You can cast one vote for each share of CGB common stock that you owned at that time. In order to approve the merger of CGB with Enterbank, the holders of at least a majority of the outstanding shares of CGB common stock must vote in its favor. You can vote your shares by attending the CGB meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy as late as the date of the special meeting by submitting a written revocation, sending in a new proxy or by attending the meeting and voting in person.

INFORMATION REGARDING ENTERBANK, CGB AND ENTERBANK ACQUISITION CORP. I (PAGES 73-74)

Enterbank Holdings, Inc.
150 North Meramec
Clayton, Missouri 63105
Attention: James C. Wagner
(314) 725-5500

   Enterbank is a bank holding company incorporated under the laws of the State of Delaware. Enterbank's principal banking subsidiary, Enterprise Bank, is a bank organized under the laws of the Missouri. Enterprise presently operates three banking offices in St. Louis County, Missouri. Enterprise conducts a commercial and retail banking business, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans, and provides a variety of banking services to businesses and individuals.

Commercial Guaranty Bancshares, Inc.
12695 Metcalf Avenue
Overland Park, Kansas 66213
Attention: Robert P. Wray
(913) 663-5525


   CGB is a bank holding company incorporated under the laws of the State of Kansas. CGB Acquisition Corporation is a wholly owned subsidiary of CGB formed specifically to acquire all of the common stock of Humboldt Bancshares, Inc., a bank holding company which owned 100% of Humboldt National Bank in Humboldt, Kansas, in December 1997. CGB's principal banking subsidiary,
First Commercial Bank, N.A., is a commercial bank chartered under the laws of the United States. First Commercial Bank, N.A. opened for business in February 1996, merged with Humboldt National in December 1997 and presently operates four banking offices. Its main office is in Overland Park, (Johnson County) Kansas, and it has branch offices in Humboldt and Iola, (Allen
County) Kansas and Chanute, (Neosho County) Kansas. First Commercial Bank, N.A. conducts a commercial, agricultural and retail banking business, which includes accepting demand, savings and time deposits and making commercial, agricultural, real estate and consumer loans, and provides a variety of banking services to businesses and individuals.


Enterbank Acquisition Corp. I
c/o Enterbank Holdings, Inc.
150 North Meramec
Clayton, Missouri 63105
Attn: James C. Wagner
(314) 725-5500

   Enterbank Acquisition Corp. I ("Acquisition Corp.") is a corporation incorporated under the laws of the State of Kansas which was formed as a wholly-owned subsidiary of Enterbank solely to facilitate the merger. Acquisition Corp. will not survive the merger.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
(PAGES 76-78)

   Each of the Boards of Directors of Enterbank and CGB believes the merger to be in the best interests of their respective institutions, shareholders, communities and customers. Each Board expects that the combined companies will be stronger in terms of growth opportunities and profitability than is either institution at present. Furthermore, it is believed that the combined companies, as a stronger independent financial institution with a primary market area covering a greater geographic area, will be better able to compete with major banks and financial service companies in the communities now served by each company.

RECOMMENDATIONS TO SHAREHOLDERS (PAGES 76-78 AND 85-86)

   Enterbank Shareholders. The Board of Directors of Enterbank believes that
   ----------------------
the merger is fair to you and in your best interest and unanimously recommends that you vote "FOR" the proposal to approve the merger and the issuance of shares of Enterbank common stock in connection with the merger.

   CGB Shareholders. The Board of Directors of CGB believes that the merger is
   ----------------
fair to you and in your best interest and unanimously recommends that you vote "FOR" the proposal to approve the merger.

   In evaluating the recommendations of the boards of directors summarized above, shareholders should carefully consider the matters described under "Risk Factors" and "The Merger--Background of the Merger" and "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

OPINION OF ENTERBANK'S FINANCIAL ADVISOR (PAGES 78-85)


   Stifel, Nicolaus & Company, Inc. has delivered its opinion to the Enterbank Board of Directors that, as of January 5, 2000, the exchange ratio is fair to the holders of shares of Enterbank common stock from a financial point of view. Stifel Nicolaus has also delivered an updated opinion that, as of May 11, 2000, the exchange ratio is fair to the holders of shares of Enterbank common stock from a financial point of view. Stifel Nicolaus' opinion is attached to this joint proxy statement/prospectus as Annex D. We encourage you to read the opinion carefully and the description under "The Merger--Opinion of Enterbank's Financial Advisor" to understand the matters considered, assumptions made and qualifications and limitations on the review undertaken by Stifel Nicolaus in rendering the opinion. Enterbank has agreed to pay Stifel Nicolaus a fee of $50,000 for rendering its opinion.

OPINION OF CGB'S FINANCIAL ADVISOR (PAGES 86-91)

   Fister & Associates, Inc. has delivered an opinion, dated January 5, 2000, to the CGB Board of Directors that the merger is fair, from a financial point of view, to the shareholders of CGB, as of the date of such opinion. Fister & Associates has also delivered an updated opinion that, as of May 11, 2000, the merger is fair from a financial point of view, to the shareholders of CGB, as of the date of such opinion. The Fister & Associates fairness opinion, which sets forth certain assumptions made, matters considered and limits of review undertaken, by Fister & Associates, is attached to this joint proxy statement/prospectus as Annex C. CGB shareholders are urged to read this fairness opinion in its entirety. See "The Merger--Opinion of CGB's Financial Advisor," which also contains a discussion of the fees to be paid to Fister & Associates. CGB has agreed to pay Fister & Associates a fee of $35,000 for rendering its opinion.


WHAT CGB SHAREHOLDERS WILL RECEIVE (PAGE 92)

   When the merger is completed, it is expected that CGB shareholders will receive 2.1429 shares of Enterbank common stock for each share of CGB common stock held. Cash will be paid instead of fractional shares of Enterbank common stock. For example, if you hold 100 shares of CGB common stock, you will have the right to receive 214.29 shares of Enterbank common stock in the merger. Since cash will be paid instead of a fractional share, you would receive 214 shares of Enterbank common stock and a check in an amount equal to 0.29 of a share multiplied by the average closing price of Enterbank common stock for the twenty (20) days on which the New York Stock Exchange is open for trading preceding the second business day prior to the closing date of the merger.

CONDITIONS TO THE MERGER (PAGES 100-102)

   We will not complete the merger unless a number of conditions are satisfied. These include:

   * approval of the principal terms of the merger agreement by both Enterbank and CGB shareholders;

   *  receipt of all required regulatory approvals;

   * absence of any restraining order, injunction or other court order prohibiting the merger;

   * receipt of tax opinions to the effect that the merger will be treated as a tax-free reorganization under the Internal Revenue Code;

   * absence of any orders suspending the effectiveness of the registration statement filed by Enterbank to register the shares to be issued to CGB shareholders;


   * receipt of an opinion of independent public accountants to Enterbank that the merger will qualify for "pooling of interests" accounting treatment and of a poolability letter of independent public accountants to CGB; and


   *  other customary conditions.

TERMINATION OF THE MERGER AGREEMENT (PAGES 102-105)

   CGB and Enterbank can mutually agree in writing to terminate the merger agreement at any time before the merger is completed, even if the shareholders of CGB or Enterbank have approved the merger agreement. In addition, either CGB or Enterbank can terminate the merger agreement under the circumstances described in this joint proxy statement/prospectus. See "The Merger--Termination of the Merger Agreement."

TERMINATION FEES (PAGE 105)

   CGB is required to pay Enterbank a $1 million fee, less actual expenses paid, if any, by CGB to Enterbank as described below, if CGB elects to enter into an agreement with a third party relating to a takeover proposal where 20% or more of the shares of common stock of CGB or a significant subsidiary or 20% or more of the consolidated assets of CGB or a significant subsidiary are transferred or disposed of through tender or exchange offer, sale, merger, consolidation, business combination or similar transaction.

   Enterbank is required to pay CGB a $1 million fee if the merger is terminated for the following reasons:

   * if Enterbank accepts any offer or enters into any agreement with any third party regarding a takeover proposal where 20% or more of the shares of common stock of Enterbank or a significant subsidiary or 20% or more of the consolidated assets of Enterbank or a significant subsidiary are transferred or disposed of through tender or exchange offer, sale, merger, consolidation, business combination or similar transaction where CGB is not given the opportunity or elects not to be included in such transaction; or

   * if Enterbank accepts a takeover proposal from a third party in which the third party conditions its proposal on the termination of the merger and failing to accept the proposal would constitute a breach of fiduciary duty by the Enterbank Board of Directors.

REQUIRED REGULATORY APPROVALS (PAGES 107-108)

   The merger must be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the provisions of the Bank Holding Company Act (the "BHC Act") or be exempt under the BHC Act. A transaction approved by the Federal Reserve Board may not be consummated for at least 30 days (in some circumstances a 15-day waiting period is allowed) after such approval. During such period, the Department of Justice may commence a legal action challenging the transaction under federal antitrust laws. If the Department of Justice does not commence a legal action during such 30-day period (in some circumstances a 15-day waiting period is allowed), it may not thereafter challenge the transaction except in an action commenced under the anti-monopoly provisions of Section 2 of the Sherman Antitrust Act.

   Based on current precedents, the respective managements of Enterbank and CGB believe that the merger and other exemptions, consents and approvals will be obtained from the Federal Reserve Board and the merger will not be subject to challenge by the Department of Justice under federal antitrust laws. However, no assurance can be provided that the Federal Reserve Board or the Department of Justice will concur in this assessment or that any exemption or approval granted will not contain conditions or requirements which so materially and adversely affect the anticipated economic and business benefits of the merger as further described in the merger agreement. If such a material and adverse condition or requirement is imposed in connection with a governmental approval, a condition to Enterbank's obligation to consummate the merger will be deemed not to have occurred and Enterbank will have the right to terminate the merger agreement.

   The regulatory approval applications to the Federal Reserve Board and the Department of Justice have been filed concurrently with the filing of the registration statement filed by Enterbank to register the shares to be issued to CGB shareholders.

FEES AND EXPENSES OF THE MERGER (PAGES 105-106)

   Other than in the situations described in the following paragraphs and in "--Termination Fees" above, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

   If the merger agreement is terminated due to either party's willful breach of a representation, warranty or covenant, the breaching party will bear all costs and expenses incurred by the non-breaching party.

   If the merger agreement is terminated because Deloitte & Touche LLP fails to deliver a poolability letter at or prior to the closing, or a material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of CGB or its subsidiaries and such change has not been cured within a specified time, or if Fister & Associates shall fail to deliver an updated fairness opinion to CGB, CGB shall pay promptly all costs and expenses incurred by Enterbank not exceeding $250,000.

   If the merger agreement is terminated because KPMG LLP fails to deliver a poolability letter at or prior to the closing or a material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of Enterbank or its subsidiaries and such change has not been cured within a specified time, Enterbank shall pay promptly all costs and expenses incurred by CGB not exceeding $250,000.

INCOME TAX CONSEQUENCES OF THE MERGER (PAGES 108-110)

   We have structured the merger so that, in general, Enterbank, CGB and the shareholders of Enterbank and CGB will not recognize gain or loss for federal income tax purposes in the merger, except for taxes payable because of cash received by CGB shareholders instead of fractional shares or dissenting shares. Each party may elect to terminate the merger if it has not received an opinion from its counsel to the effect, among other matters, that the merger should qualify as a tax-free reorganization.

   Tax matters are very complicated. The tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your own tax advisors as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax laws.

ACCOUNTING TREATMENT (PAGE 110)

   Enterbank expects to account for the merger as a "pooling of interests." Under the pooling of interests accounting method, Enterbank will carry forward on its books the assets and liabilities of CGB at their historical recorded values.

DISSENTERS' RIGHTS OF APPRAISAL (PAGES 112-115)

   ENTERBANK. No holder of Enterbank common stock will be entitled to dissenters' rights.


   CGB. No holder of CGB common stock will be entitled to dissenters' rights unless the holder has perfected his or her dissenter's rights in accordance with Section 17-6712 of the Kansas General Corporation Code which is included with this joint proxy statement/prospectus as Annex D.


SHARE OWNERSHIP OF MANAGEMENT (PAGES 29-33)


   At the close of business on the record date, directors and executive officers of Enterbank and their affiliates beneficially owned and were entitled to vote approximately 1,951,663 shares of Enterbank common stock, which represented approximately 26.00% of the shares of Enterbank common stock outstanding on that date. The approval of the merger agreement and the issuance of the shares of Enterbank common stock to CGB's shareholders requires the affirmative vote of a majority of the votes cast with respect to that proposal at Enterbank's special meeting. An abstention or a broker non-vote will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not, however, be counted in determining the vote to approve the merger agreement.

   At the close of business on the record date, directors and executive officers of CGB and their affiliates beneficially owned and were entitled to vote approximately 281,536 shares of CGB common stock, which represented approximately 33.4% of the shares of CGB common stock outstanding on that date. The approval of the merger agreement requires the affirmative vote of the holders of record of at least a majority of the shares of CGB common stock outstanding on the record date for CGB's special meeting. An abstention or a broker non-vote will be included in determining the number of shares present and voting at a meeting for the purpose of determining the presence of a quorum. Such abstentions and broker non-votes will have the same effect as votes against the merger agreement and consummation of the merger.

COMPARATIVE PER SHARE PRICE INFORMATION (PAGE 116)

   Neither the common stock of Enterbank nor CGB is listed or traded on an exchange or in any established public trading market. Enterbank is aware of periodic trading activity in its stock which is reported to Nasdaq, though there may be transactions from time to time at prices that are not known to Enterbank. Because Enterbank does not expect to list its common stock on any exchange or seek quotation of its common stock on Nasdaq in the near future, no established public trading market for the Enterbank common stock is expected to develop for the foreseeable future.


   The following table sets forth the most recent sale prices known to Enterbank and CGB, respectively, of Enterbank common stock and CGB common stock on January 4, 2000 (the most recent day before announcement of the merger) and May 10, 2000 (the most recent day prior to the date of this joint proxy statement/prospectus. The table also shows the pro forma equivalent value of CGB common stock on those dates. The equivalent pro forma market value of CGB common stock was determined by multiplying the exchange ratio (2.1429) by the Enterbank stock price.

                            HISTORICAL SALE PRICE
                            ---------------------
                                                        CGB Equivalent
                             Enterbank     CGB      Pro Forma Market Value
                             ---------     ---      ----------------------
January 4, 2000               $18.25      $25.00            $39.11
May 10, 2000                  $17.75      $25.00            $38.04


COMPARISON OF SHAREHOLDER RIGHTS (PAGE 119)

   Your rights as a shareholder of CGB are currently governed by Kansas law and the articles of incorporation and bylaws of CGB. If the merger is completed, your rights as an Enterbank shareholder will be governed by Delaware law and by Enterbank's certificate of incorporation and bylaws, which differ in certain respects from CGB's articles of incorporation and bylaws.

DESCRIPTION OF ENTERBANK CAPITAL STOCK (PAGE 125)


   The authorized capital stock of Enterbank consists of 20,000,000 shares of Enterbank common stock, $.01 par value. As of May 11, 2000, 8,201,664 shares of Enterbank common stock were outstanding and an additional 1,084,572 shares of the authorized Enterbank common stock were available for future grant and reserved for issuance to holders of outstanding stock options under
Enterbank's stock option plans.   Holders of Enterbank common stock are
entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders of Enterbank are entitled to cumulate their votes with respect to election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Enterbank's Board of Directors. In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference for securities with a priority over the Enterbank common stock. Shareholders of Enterbank common stock have no preemptive or conversion rights. Enterbank common stock is not subject to calls or assessments.

        SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA (PAGES 19-21)

   We are providing the following information to aid you in your analysis of the financial effects of the merger. The following tables show financial results actually achieved by each of Enterbank and CGB (the "historical" figures). The tables also show results as if the companies had been combined for the periods presented (the "pro forma combined" figures). Pro forma combined figures are simply arithmetical combinations of Enterbank's and CGB's separate financial results; you should not assume that Enterbank and CGB would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat our companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting, which is how we plan to account for the merger. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information". For purposes of illustration, the pro forma combined earnings per share figures have been calculated using the exchange ratio of 2.1429.

   Annual historical figures are derived from consolidated financial statements of Enterbank and CGB. The annual historical information presented below should be read together with the consolidated audited financial statements of Enterbank, incorporated in this document by reference, and of CGB, appearing elsewhere in this joint proxy statement/prospectus. To find this information, see "Where You Can Find More Information" (page 127) and "Index to Financial Statements" (page F-1).

                                            CONSOLIDATED STATEMENT OF INCOME
                                              YEAR ENDED DECEMBER 31, 1999
                                                                                                                      Pro Forma
                                                              Enterbank          Commercial                           Combined
                                                              Holdings            Guaranty        Adjustments         12/31/99
                                                             -----------        -----------       -----------        -----------
Interest income:
    Interest and fees on loans                               $30,018,530        $ 7,685,788        $       --        $37,704,318
    Interest on debt securities:
         Taxable                                                 978,651          1,115,184                --          2,093,835
         Nontaxable                                               26,102             19,925                --             46,027
    Interest on federal funds sold                             1,112,929            117,792                --          1,230,721
    Interest on interest earning deposits                            697                410                --              1,107
                                                             -----------        -----------        ----------        -----------
             Total interest income                            32,136,909          8,939,099                --         41,076,008
                                                             -----------        -----------        ----------        -----------
Interest expense:
    Interest-bearing transaction accounts                        490,791            323,393                --            814,184
    Money market accounts                                      7,833,783            694,965                --          8,528,748
    Savings                                                       43,942            135,087                --            179,029
    Certificates of deposit:
         $100,000 and over                                     2,160,871            535,929                --          2,696,800
         Other                                                 3,224,838          1,898,570                --          5,123,408
    Federal Home Loan Bank advances                              331,042                 --                --            331,042
    Federal funds purchased                                        1,597            220,038                --            221,635
    Guaranteed preferred debenture expense                       186,605                 --                --            186,605
    Notes payable (other borrowings)                              78,650                 --                --             78,650
                                                             -----------        -----------        ----------        -----------
         Total interest expense                               14,352,119          3,807,982                --         18,160,101
                                                             -----------        -----------        ----------        -----------
         Net interest income                                  17,784,790          5,131,117                --         22,915,907
Provision for loan losses                                      1,021,256            975,000                --          1,996,256
                                                             -----------        -----------        ----------        -----------
         Net interest income after
             provision for loan losses                        16,763,534          4,156,117                --         20,919,651
                                                             -----------        -----------        ----------        -----------
Noninterest income:
    Service charges on deposit accounts                          621,472            563,892                --          1,185,364
    Gain on sale of ORE                                          130,050                 --                --            130,050
    Financial advisory income                                    594,810                 --                --            594,810
    Realized gain on trading assets                              202,454                 --                --            202,454
    Other service charges and fee income                         212,669            465,887                --            678,556
    Gain on sale of mortgage loans                               809,110                 --                --            809,110
    Income from minority interest in EMB LLC                       2,934                 --                --              2,934
    (Gain)loss on investment in Enterprise Fund, L.P.            (7,763)                 --                --            (7,763)
                                                             -----------        -----------        ----------        -----------
         Total noninterest income                              2,565,736          1,029,779                --          3,595,515
                                                             -----------        -----------        ----------        -----------

                                      19

                                            CONSOLIDATED STATEMENT OF INCOME
                                              YEAR ENDED DECEMBER 31, 1999

                                                                                                                      Pro Forma
                                                              Enterbank          Commercial                           Combined
                                                              Holdings            Guaranty        Adjustments         12/31/99
                                                             -----------        -----------       -----------        -----------
Noninterest expense:
    Salaries                                                   6,748,905          2,157,090                --          8,905,995
    Payroll taxes and employee benefits                        1,386,603            311,605                --          1,698,208
    Occupancy                                                    977,422            333,707                --          1,311,129
    Furniture and equipment                                      431,005            243,416                --            674,421
    FDIC insurance                                                30,139             10,843                --             40,982
    Data processing                                              457,529            215,469                --            672,998
    Amortization of goodwill                                          --            190,566                --            190,566
    Other                                                      3,354,569          1,246,089                --          4,600,658
                                                             -----------        -----------        ----------        -----------
         Total noninterest expense                            13,386,172          4,708,785                --         18,094,957
                                                             -----------        -----------        ----------        -----------
         Income before income tax expense                      5,943,098            477,111                --          6,420,209
Income tax expense                                             2,244,404            260,993                --          2,505,397
                                                             -----------        -----------        ----------        -----------
         Income before cumulative effect of a change
             income accounting principle                     $ 3,698,694        $   216,118        $       --        $ 3,914,812
                                                             ===========        ===========        ==========        ===========
Per share amounts
    Basic earnings per share:
         Income before cumulative effect
             of change in accounting principle               $      0.52        $      0.25                          $      0.44
    Basic weighted average common shares and
         common stock equivalents outstanding                  7,135,697            848,479                            8,953,903

    Diluted earnings per share:
         Income before cumulative effect
             of change in accounting principle               $      0.48        $      0.25                          $      0.41
    Basic weighted average common shares and
         common stock equivalents outstanding                  7,704,800            863,443                            9,555,072

        HISTORICAL AND PRO FORMA PER SHARE DATA FOR ENTERBANK AND CGB

   We have calculated the pro forma combined per share data for net income using the weighted average number of shares of Enterbank common stock outstanding for the periods presented, increased by the weighted average number of shares of CGB common stock outstanding for the periods presented multiplied by an assumed exchange ratio of 2.1429 shares of Enterbank common stock for each share of CGB common stock, as if these shares were outstanding for each period presented. The pro forma combined per share data for dividends declared represents the historical dividends for Enterbank common stock. The pro forma combined book value per share has been calculated using shares of outstanding Enterbank common stock increased by the shares of outstanding CGB common stock multiplied by an assumed exchange ratio of
2.1429 for each share of CGB common stock as if these shares were outstanding as of the dates presented.

   The pro forma CGB shares information has been calculated by multiplying the pro forma combined per share information by an assumed exchange ratio of 2.1429.

                                        Enterbank        CGB       Pro Forma
                                       Common Stock  Common Stock  Combined
                                       ------------  ------------  ---------
Book Value per common share:
         December 31, 1999                 4.59         17.14         5.30

Tangible Book Value per common share:
         December 31, 1999                 4.59         14.24         5.02

Dividends declared:
         December 31, 1999                0.040           -          0.040
         December 31, 1998                0.033           -          0.033
         December 31, 1997                0.030           -          0.030

Net income
   Basic:
         December 31, 1999                 0.54          0.25         0.45
         December 31, 1998                 0.43         (0.09)        0.34
         December 31, 1997                 0.35          0.06         0.30

   Diluted:
         December 31, 1999                 0.50          0.25         0.42
         December 31, 1998                 0.40         (0.09)        0.32
         December 31, 1997                 0.33          0.06         0.29

                                 RISK FACTORS

   In deciding whether to vote in favor of the merger, shareholders of CGB and Enterbank should consider the following factors, in addition to the other matters described or incorporated by reference in this document:

MERGER RISK FACTORS
-------------------

THE FINANCIAL CONDITION OF ENTERBANK AND CGB MAY BE NEGATIVELY IMPACTED BY WORSENING ECONOMIC CONDITIONS, RISING INTEREST RATES OR ACTS OF NATURE

   The loan portfolios of Enterbank and CGB are partially dependent on real estate. At December 31, 1999, real estate served as the principal source of collateral with respect to approximately 55% of CGB's loan portfolio, 51% of Enterbank's loan portfolio and 54% of pro forma combined Enterbank and CGB's loan portfolio. A worsening of current economic conditions or rising interest rates could have an adverse effect on the demand for new loans, the ability of borrowers to repay outstanding loans, the value of real estate and other collateral securing loans and the value of the available-for-sale investment portfolio, as well as Enterbank's and CGB's financial condition and results of operations in general and the market value for Enterbank common stock and CGB common stock. Acts of nature, including earthquakes and floods, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact Enterbank's and CGB's financial condition.

CUSTOMERS AND EMPLOYEES OF FIRST COMMERCIAL BANK, N.A. MAY NOT BE RETAINED

   Upon the consummation of the merger, CGB will be a wholly-owned subsidiary of Enterbank. At that time, it is anticipated that the First Commercial Bank, N.A. will continue to operate in the markets it has traditionally served. Management of Enterbank expects that Enterbank will be able to serve customers of First Commercial Bank, N.A. at its existing branches. Enterbank also anticipates that, after the effective time of the merger, most of First Commercial Bank, N.A.'s existing employees and customers will choose to remain employees and customers of the combined entity.

   There are no assurances that First Commercial Bank, N.A. customers will not move their banking relationships to other financial institutions and that a greater than anticipated number of First Commercial Bank, N.A. employees will elect not to remain employed by Enterbank after the merger.

THE PRICE OF ENTERBANK COMMON STOCK MAY DECLINE

   The merger consideration the CGB shareholders will receive may be affected by potential changes in the market price of Enterbank common stock. This means that at the time of the special meetings, the CGB shareholders will not know the exact value of the Enterbank common stock that they will receive when the merger is completed. The market price of Enterbank common stock when the merger takes place may vary from the price at the date of this document and at the date of the special meetings. Such variations in the market price of Enterbank common stock may result from changes in the business, operations or prospects of Enterbank, CGB or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. We urge you to obtain current market quotations for Enterbank common stock. See "The Merger--Purchase Price and Potential Adjustments."

THERE HAS NOT BEEN AN ACTIVE PUBLIC MARKET FOR THE ENTERBANK COMMON STOCK, AND AN ACTIVE TRADING MARKET MAY NOT DEVELOP

   The common stock of Enterbank is not listed or traded on an exchange or in any established public trading market. Based on periodic trading activity reported to Nasdaq, Enterbank believes an average of approximately 12,000 shares of Enterbank common stock are traded per month. Because Enterbank does not expect to list its common stock on any exchange or seek quotation of its common stock on the Nasdaq Stock Market in the near future, no established public trading market for the Enterbank common stock is expected to develop for the foreseeable future.

THE COMBINED COMPANIES WILL BE IMPACTED BY COMPETITION FROM MANY OTHERS

   The commercial banking, merchant banking and financial advisory businesses are all extremely competitive. Many of the competitors of the combined companies are, or are affiliates of, enterprises that have greater resources than the combined companies.

   Through their various businesses, the combined companies will compete with many different institutions, including:

   *  other banks and thrift institutions;

   *  investment companies, mutual funds and money market funds;

   *  full service and discount broker dealers;

   *  insurance companies;

   *  credit unions; and

   *  mortgage companies.

   Some of the combined companies' competitors are not regulated as extensively as Enterbank and CGB are and, therefore, may have greater flexibility in competing for business. Some of these competitors are subject to similar regulation but have the advantages of established customer bases, higher lending limits, extensive branch networks, numerous automated teller machines or other factors. The failure of the combined companies to compete effectively in the markets they serve could have an adverse effect on their financial condition.

   In addition to traditional competitive forces in the banking industry, the passage of the Graham-Leach-Bliley Act may accelerate trends toward larger financial services companies offering a wider range of products and services. This major banking legislation now permits affiliation among depository institutions and entities whose activities are considered "financial in nature." Activities which are expressly considered financial in nature include securities and insurance underwriting and agency, investment management and merchant banking. The affiliated entities resulting from this legislation may have increased resources and market power which may adversely affect the ability of the combined companies to compete effectively.

ADDITIONAL SHARES OF ENTERBANK COMMON STOCK COULD BE ISSUED WHICH COULD RESULT IN A DECLINE IN THE MARKET PRICE OF SUCH STOCK


   Shares of Enterbank common stock eligible for future sale could have a dilutive effect on the market for Enterbank common stock and could adversely affect the market price.
The certificate of incorporation of Enterbank authorizes the issuance of 20,000,000 shares of common stock, of which 7,165,236 shares were outstanding at May 11, 2000. Pursuant to its stock option plans, at May 11, 2000, Enterbank had outstanding options to purchase an aggregate of 1,036,428 shares of Enterbank common stock. As of May 11, 2000, 1,084,572 shares of Enterbank common stock remained available for option grants under Enterbank's stock option plans. The merger agreement does not restrict Enterbank's ability to grant additional options under Enterbank's stock option plan or with respect to a takeover proposal to which Enterbank is a party. See "The Merger--Purchase Price and Potential Adjustments." Sales of substantial amounts of Enterbank common stock in the public market following the merger could adversely affect the market price of Enterbank common stock.


   There are no restrictions in the merger agreement preventing Enterbank from issuing additional shares of Enterbank common stock after the merger. There can be no assurance given as to the market value of Enterbank common stock after the merger based on future acquisitions, if any, or other factors, including but not limited to, general economic conditions or fluctuating interest rates.

BANKING INDUSTRY RISK FACTORS
-----------------------------

ANY CHANGES IN INTEREST RATES OR THE COST OF FUNDS MAY ADVERSELY AFFECT THE COMBINED COMPANIES' EARNINGS AND FINANCIAL CONDITION

   Changes in interest rates will affect the operating performance and financial condition of the combined companies in diverse ways. The profitability of the combined companies will depend in substantial part on the "net interest spread," which is the difference between the rates received on loans and investments and the rates paid for deposits and other sources of funds. The net interest spread of the combined companies will depend on many factors that are partly or entirely outside their control, including competition, federal economic, monetary and fiscal policies, and economic conditions generally. Historically, net interest spreads for many financial institutions have widened and narrowed in response to these and other factors, which are often collectively referred to as "interest rate risk." We intend to try to minimize the combined companies' exposure to interest rate risk, but we will be unable to eliminate it.

   In addition, the combined companies will fund a portion of their loans through wholesale deposits, which are considered to be a lower cost, more stable source than alternative borrowed funds. If we are unable to attract wholesale deposits, the combined companies' cost of funds may rise, which could have a material adverse effect on operating results. In their banking operations, the combined companies will be subject to interest rate risk on loans held in their portfolios arising from mismatches (i.e., the interest rate sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities, which is measured in terms of the ratio of the interest rate sensitivity gap to total assets. A higher level of assets repricing or maturing than liabilities over a given time frame is considered asset-sensitive and is reflected as a positive gap. In contrast, a higher level of liabilities repricing or maturing than assets over a given time frame is considered liability-sensitive and is reflected as a negative gap. An asset-sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment. A liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. We can not give any assurance that a sudden or significant change in prevailing interest rates will not have a material adverse effect on the combined companies' operating results.

IF BORROWERS DO NOT REPAY LOANS IT WILL ADVERSELY AFFECT THE COMBINED
COMPANIES

   Some borrowers may not repay loans that the combined companies make to them. This risk is inherent in the commercial banking business. If a significant amount of loans are not repaid, it would have an adverse effect on the combined companies' earnings and overall financial condition, and could cause the insolvency of the combined companies. The combined companies will maintain an allowance for loan losses to provide for loan defaults and nonperformance. The allowance for loan losses will be maintained at a level management believes is adequate to absorb losses inherent in the loan portfolio, an evaluation that will be primarily based upon a review of the combined companies' and the banking industry's historical loan loss experience, known and inherent risks contained in the loan portfolio, composition, and growth of the loan portfolio, and current and projected economic factors. However, the combined companies' allowance for loan losses may not be adequate to cover actual losses, and future provisions for loan losses may adversely affect the combined companies' earnings. In addition, various regulatory agencies, as an integral part of the examination process, will periodically review the combined companies' loan portfolios. No such agencies may require the combined companies to add to the allowance for loan losses based on their judgments and interpretations of information available to them at the time of their examinations.

THE SUCCESS OF THE COMBINED COMPANIES WILL BE DEPENDENT UPON THE FUTURE SUCCESS OF CERTAIN OF OUR SUBSIDIARIES

   The growth and success of certain subsidiaries of the combined companies will be important to the ability to implement the strategy of the combined companies. In particular, both Enterprise Merchant Banc and Enterprise Financial Advisors are unproven and relatively new operating units still in the formative stages of growth. Their present contributions to the revenues and net income of Enterbank are minimal. The combined companies will not control the operations of Enterprise Merchant Banc, LLC, the profitability of which has a direct impact on Enterprise Merchant Banc. Moreover, the business and profitability of Enterprise Financial Advisors are dependent, in part, on the performance of third parties, including Argent Capital Management and Moneta Group, Inc., over which the combined companies will have no control. The failure of these subsidiaries to grow and be profitable in the future could adversely affect the financial condition of the combined companies and the ability to meet strategic objectives.

IF THERE ARE ADVERSE CONDITIONS IN THE COMBINED COMPANIES' GEOGRAPHIC AREAS OR WITH A FEW CUSTOMERS, THERE MAY BE A DISPROPORTIONATELY LARGE EFFECT ON THE COMBINED COMPANIES' FINANCIAL RESULTS

   The success of the combined companies will be dependent to a certain extent upon the general economic conditions in the St. Louis and Kansas City metropolitan areas and, in particular, the conditions for entrepreneurial entities and small businesses which are the focus of the combined companies' customer base. Although we expect that economic conditions will be favorable in the combined companies' markets, there can be no assurance that favorable economic conditions will occur or, if they occur, that they will continue. Adverse changes in economic conditions in the St. Louis or Kansas City metropolitan areas could impair the ability to collect loans and have a negative effect on the overall financial condition of the combined companies.

WE WILL BE DEPENDENT ON KEY PERSONNEL

   The growth and development to date of Enterbank and CGB have been largely dependent on certain key employees, the loss of any of whom could have a material adverse effect on the combined companies. The key employees of Enterbank are Fred H. Eller, James C. Wagner, David J. Mishler, James E. Graser, Richard C. Leuck and Paul L. Vogel, none of whom are subject to employment agreements. Each of these persons are officers of Enterbank or Enterprise Bank. Enterbank carries

"key person" life insurance on the lives of Mr. Eller and Mr. Vogel. The key employees of CGB and subsidiaries are Scott Woods, Paul Clendening and Robert
P. Wray, none of whom are subject to employment agreements.

THE BUSINESS OF THE COMBINED COMPANIES WILL BE SUBJECT TO SIGNIFICANT GOVERNMENT REGULATION

   The banking industry is heavily regulated. The success of the combined companies will depend not only on competitive factors but also on the cost of complying with state and federal regulations affecting banks and bank holding companies. The combined companies will be subject to regulation by the Federal Deposit Insurance Corporation, the Missouri Division of Finance, and the Board of Governors of the Federal Reserve System. These regulations will put the combined companies at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies and leasing companies. Banking industry regulations are primarily intended to protect depositors, not shareholders, and are subject to continuous change. The ultimate effect of regulatory change cannot be predicted with certainty. Additional statutes affecting financial institutions may be proposed and enacted in the future. There can be no assurance that the cost of complying with government regulations will not adversely affect the business or economic performance of the combined companies.

   The Gramm-Leach-Bliley Act was signed into law on November 12, 1999. This major banking legislation now permits affiliation among depository institutions and entities whose activities are considered "financial in nature." Activities which are expressly considered financial in nature include securities and insurance underwriting and agency, investment management and merchant banking. With certain exceptions, this act similarly expanded the authorized activities of subsidiaries of national banks and, indirectly, through the provisions of state law, Missouri and Kansas banks. In general, these expanded powers are reserved to bank holding companies and banks where all depository institutions affiliated with them are well capitalized and well managed based on applicable banking regulation. These provisions became effective March 11, 2000. The act clarifies the regulation by states of insurance products sold by depository institutions, imposes rules on data privacy and repeals some of the exemptions enjoyed by banks under federal securities laws relating to the offering of securities and the licensing of broker-dealers and investment advisors. This act will be the subject of extensive rule making by federal banking regulators and others. Although the effects of this legislation will only begin to be understood over the next several years and cannot presently be predicted with any certainty, it may accelerate trends toward larger financial services companies offering a wider range of products and services. Firms of this type may have increased resources and market power which may adversely affect the ability of the combined companies to compete effectively.

SIGNIFICANT COSTS MAY BE INCURRED IF THE COMBINED COMPANIES FORECLOSE ON ENVIRONMENTALLY CONTAMINATED REAL ESTATE

   If the combined companies foreclose on a defaulted real estate loan to recover an investment in such real estate loan, there may be significant environmental liabilities in connection with the underlying real property. These liabilities could exceed the fair value of the real property. It is also possible that hazardous substances or wastes, contaminants, pollutants or their sources (as defined by state and federal laws and regulations) may be discovered on properties during the combined companies' ownership or after they are sold to a third party. If they are discovered on a property that the combined companies have acquired through foreclosure or otherwise, the combined companies may be required to remove those substances and clean up the property. The combined companies may have to pay for the entire cost of any removal and clean-up without the contribution of any other third parties. These costs may also exceed the fair value of the property. The combined companies may also be liable to tenants and other users of neighboring properties. In addition, the combined companies may find it difficult or impossible to sell the property prior to or following any such clean-up.


               INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

   This joint proxy statement/prospectus contains forward-looking statements regarding each of CGB and Enterbank and the combined company following the merger, including statements relating to:

   * the financial condition, results of operations and business of Enterbank following completion of the merger, and

   * enhanced revenues and accretion to reported earnings that are expected to be realized from the merger.

   These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

   * revenues following the merger are lower than expected or deposit withdrawals, operating costs or customer loss and business disruption following the merger may be greater than expected;

   * competitive pressures among depository and other financial services companies increase significantly;

   * costs or difficulties related to the integration of the businesses of Enterbank and CGB are greater than expected;

   * changes in the interest rate environment reduce interest margins, cause an increase in the prepayment rate on mortgages and other loans or reduce the demand for new loans;

   * general economic or business conditions, either internationally, nationally or in the states in which the combined company will be doing business, are less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

   * legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged;

   * technology-related changes may be harder to make or more expensive than expected;

   *     changes in the securities market; and

   * timing of completion of the merger may be delayed, due to regulatory requirements or other factors which may delay, restrict or prohibit new operations.

                                 INTRODUCTION

THE SPECIAL MEETINGS: DATES, TIMES AND PLACES


   ENTERBANK. The special meeting of Enterbank Holdings, Inc. ("Enterbank") will be held at Enterprise Bank, Sunset Hills, 3890 S. Lindbergh Blvd.,
St. Louis, Missouri, at 9:00 a.m., local time, on June 20, 2000.

   CGB. The special meeting of Commercial Guaranty Bancshares, Inc. ("CGB") will be held at the Indian Hills Country Club, 6847 Tomahawk Road, Mission Hills, Kansas, at 4:00 p.m., local time, on June 20, 2000.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

   ENTERBANK. At Enterbank's special meeting, holders of Enterbank common stock are being asked to approve the merger agreement, including the resulting issuance of Enterbank common stock to CGB's shareholders as provided under the terms of the agreement. See "The Merger."

   CGB. At CGB's special meeting, holders of CGB common stock are being asked to approve the merger agreement. See "The Merger."

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

   ENTERBANK. Only holders of record of Enterbank common stock at the close of business on May 11, 2000, the record date for Enterbank's special meeting, are entitled to receive notice of and to vote at Enterbank's special meeting. On the record date, approximately 7,165,236 shares of Enterbank common stock were issued and outstanding and held by approximately 628 holders of record.
A majority of the shares of Enterbank common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at Enterbank's special meeting in order for a quorum to be present for purposes of transacting business at Enterbank's special meeting. In the event that a quorum is not present at Enterbank's special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Enterbank common stock on the record date are each entitled to one vote per share on each matter to be considered at Enterbank's special meeting.

   CGB. Only holders of record of CGB common stock at the close of business on May 11, 2000, the record date for CGB's special meeting, are entitled to receive notice of and to vote at CGB's special meeting. On the record date, approximately 837,394 shares of CGB common stock were issued and outstanding and held by approximately 280 holders of record. A majority of the shares of CGB common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at CGB's special meeting in order for a quorum to be present for purposes of transacting business at CGB's special meeting. In the event that a quorum is not present at CGB's special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of CGB common stock on the record date are each entitled to one vote per share on each matter to be considered at CGB's special meeting.


VOTES REQUIRED

   ENTERBANK. The approval of the merger agreement and the issuance of the shares of Enterbank common stock to CGB's shareholders requires the affirmative vote of a majority of the votes cast with respect to that proposal at Enterbank's special meeting. An abstention or a broker non-vote will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not, however, be counted in determining the vote to approve the merger agreement. See "--Voting of Proxies--Abstentions and Broker Non-Votes."

   CGB. The approval of the merger agreement requires the affirmative vote of the holders of record of at least a majority of the shares of CGB common stock outstanding on the record date for CGB's special meeting. An abstention or a broker non-vote will be included in determining the number of shares present and voting at a meeting for the purpose of determining the presence of a quorum. Such abstentions and broker non-votes will have the same effect as votes against the merger agreement and consummation of the merger. See "--Voting of Proxies--Abstentions and Broker Non-Votes" and "Dissenters' Rights of Appraisal--Appraisal Rights of CGB Shareholders."


SHARE OWNERSHIP OF MANAGEMENT

   ENTERBANK. At the close of business on the record date, directors and executive officers of Enterbank and their affiliates beneficially owned and were entitled to vote approximately 1,951,663 shares of Enterbank common stock, which represented approximately 26.00% of the shares of Enterbank common stock outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the Enterbank common stock owned by him or her FOR approval of the merger agreement and the resulting issuance of Enterbank common stock to CGB's shareholders under the terms of the merger agreement at Enterbank's special meeting.


   As of the record date, the directors and executive officers of Enterbank beneficially owned shares of Enterbank common stock as described in the following table. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The address for beneficial owners, all of whom are incumbent directors and officers of Enterbank and Enterprise Bank, is the address of Enterbank, 150 North Meramec, Clayton, Missouri 63105.


           NAME OF                                      AMOUNT AND NATURE OF
       BENEFICIAL OWNER               POSITION      BENEFICIAL OWNERSHIP <F1><F2>   PERCENT OF CLASS<F*>
       ----------------               --------      -----------------------------   --------------------
Fred H. Eller <F3><F4>          President and Chief             290,315                   4.01%
                                Executive Officer
Ronald E. Henges <F3><F5>       Chairman of the                 358,555                   4.99%
                                Board, Director
Kevin C. Eichner <F3><F6>       Vice Chairman of                249,579                   3.46%
                                the Board, Director
Randall D. Humphreys <F7>       Director                              0                    N/A
Paul R. Cahn <F7><F8>           Director                        230,985                   3.23%
William B. Moskoff <F7><F9>     Director                         85,161                   1.19%
Birch M. Mullins <F7>           Director                         53,634                   <F*>
Robert E. Saur <F7><F10>        Director                        117,084                   1.64%
Henry D. Warshaw <F3><F11>      Director                         56,734                   <F*>
<F12><F13>
James L. Wilhite <F13><F14>     Director                         32,484                   <F*>
James A. Williams <F13><F15>    Director                         20,007                   <F*>
Ted C. Wetterau <F7><F16>       Director                         35,904                   <F*>
David J. Mishler <F3><F17>      President, Enterprise           164,447                   2.27%
                                Bank, Clayton
James E. Graser <F3><F18>       President, Enterprise            85,535                   1.19%
                                Bank, Sunset Hills
Richard C. Leuck <F3><F19>      President, Enterprise            46,773                   <F*>
                                Bank, St. Peters
Paul L. Vogel <F3><F20>         Director                         39,996                   <F*>
James C. Wagner <F3><F21>       Chief Financial Officer          84,470                   1.18%
All Directors and Executive
Officers as a Group                                           1,951,663                  26.00%

<F*>Less than 1% of the outstanding Enterbank common stock.
---------------
                                       29

<F1>  Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and officers as a group hold options to purchase an aggregate of 339,281 shares of Common Stock. As of May
      11, 2000, there were 7,165,236 shares outstanding.

<F2>  Unless otherwise indicated, the named person has sole voting and dispositive power for all shares shown.

<F3>  Includes options outstanding and exercisable as of May 11, 2000, outstanding or exercisable as of May 11, 2000 or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 48,000 shares; Mr. Eller, 72,000 shares; Mr. Henges, 48,000 shares; Mr. Graser, 27,000 shares; Mr. Mishler, 66,000 shares; Mr. Wagner, 36,000; Mr. Leuck, 27,000; Mr. Vogel, 10,800 shares; Mr. Warshaw, 4,481 shares; all directors and executive officers as a group, 339,281 shares.

<F4>  Includes 72,180 shares held jointly by Mr. Eller and his spouse; 60 shares held in the name of Mr. Eller to which Mr. Eller has voting power; 45,540 shares held in trust for the benefit of Mr. Eller's spouse to which Mr. Eller has voting power; 67,000 shares held in Mr. Eller's trust to which Mr. Eller has voting power; and 33,535 shares held in the Eller Family Partnership to which Mr. Eller has voting power.

<F5>  Includes 231,285 shares held of record by Henges Equity, L.P., of which
      Mr. Henges is the General Partner and has voting power; 66,855 shares held in an Individual Retirement Account for the benefit of Mr. Henges, to which Mr. Henges has voting power; 60 shares held in the name of Mr. Henges in which Mr. Henges has voting power; 9,855 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Henges to which Mr. Henges has voting power; and 2,500 shares held jointly by Mr. Henges and his spouse.

<F6>  Includes 141,579 shares held in the name of Mr. Eichner in which he has voting power and 60,000 shares held in Mr. Eichner's trust in which he has voting power.

<F7>  Included are the vested portion of 1,200 Stock Appreciation Rights
      ("SARs") which are granted to directors who are not othrwise compensated by the Company. Under the SAR Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether compensation will be given in the form of cash or Common Stock. As of May 11, 2000, Mr. Cahn, Mr. Moskoff, Mr. Mullins, Mr. Saur and Mr. Wetterau are vested in what would be approximately 84 shares if the Company should choose to pay Common Stock as opposed to paying cash. None of Mr. Humphreys' SARs are vested and are therefore excluded.

<F8>  Excludes 71,940 shares held by two adult children of Mr. Cahn, as well as 30,950 shares held by the son in law of Mr. Cahn. Includes 15,000 shares held in trust for the benefit of Mr. Cahn's spouse, to which Mr. Cahn has voting power; and 215,901 shares held of record by Cahn Family Partnership, L.P., to which Mr. Cahn has voting power.

<F9>  Includes 85,077 shares held of record by Vasil's L.P., of which Mr.
      Moskoff is the General Partner and has voting power.

<F10> Includes 60 shares held in the name of Mr. Saur to which Mr. Saur has voting power; and 116,940 shares held in a trust for the benefit of Mr. Saur to which Mr. Saur has voting power.

<F11> Includes 25,740 held in an Individual Retirement Account for the benefit of Mr. Warshaw, to which Mr. Warshaw has voting power; and 25,980 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, to which Mr. Warshaw has voting power; and 60 shares in the name of Mr. Warshaw to which Mr. Warshaw has voting power. On January 1, 1999, Mr. Warshaw was granted 22,351 shares for his 1998 performance as a result of Enterbank Holdings' referral relationship with Moneta Group, Inc. As of May 11, 2000, 4,481 of these options were vested and have been included. On January 1, 2000, Mr. Warshaw was granted an additional 1,700 options as a result of the agreement with Moneta Group. None of these options are vested and have thus been excluded.

<F12> Mr. Warshaw, in addition to being a director of the Company, is a principal at Moneta Group, Inc. The Company has a Customer Referral Agreement with Moneta Group, Inc. whose principals may earn Enterbank Holdings, Inc. stock options (right to purchase) by referring customers to the Company.

<F13> Included are the vested portion of 4,800 SARs which are granted to directors who are not otherwise compensated by the Company. Under the SAR Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether

                                       30

      compensation will be given in the form of cash or Common Stock. As of May 11, 2000, Mr. Warshaw is vested in what would be approximately 473 shares, Mr. Williams is vested in what would be approximately 557 shares and Mr. Wilhite is vested in what would be approximately 321 shares if the Company should choose to pay Common Stock as opposed to paying cash.

<F14> Includes 1,950 shares held in a trust for the benefit of the spouse of
      Mr. Wilhite of which the spouse of Mr. Wilhite is trustee, and Mr. Wilhite has voting power; 3 shares in the name of Mr. Wilhite to which Mr. Wilhite has voting power; 10,500 shares held in Mr. Wilhite's trust in which he has voting power; 3,000 shares held of record by the Wilhite Family Partnership, L.P., to which Mr. Wilhite has voting power; and 16,710 shares held in an Individual Retirement Account for Mr. Wilhite in which Mr. Wilhite has voting power.

<F15> Includes 2,535 shares held by Mr. Williams held in an Individual
      Retirement Account for the benefit of Mr. Williams to which Mr. Williams has voting power; 11,985 shares held in the name of Mr. Williams in which Mr. Williams has voting power and 5,000 shares held in a joint trust account with the spouse of Mr. Williams in which Mr. Williams has voting power.

<F16> Includes 35,820 shares held of record by Wetterau Ventures, L.P. to which Mr. Wetterau is the General Partner and has voting power.

<F17> Includes 90,551 shares held jointly by Mr. Mishler and his spouse; 7,893 shares held in an Individual Retirement Account for the benefit for the benefit of Mr. Mishler, to which Mr. Mishler has voting power and 3 shares held in the name of Mr. Mishler to which Mr. Mishler has voting power.

<F18> Includes 58,532 shares held in Mr. Graser's trust to which Mr. Graser has voting power and 3 shares in the name of Mr. Graser to which Mr. Graser has voting power.

<F19> Includes 7,500 shares held in a trust of the spouse of Mr. Leuck for the benefit of Mr. Leuck to which Mr. Leuck has voting power; 7,500 shares held in a trust of the spouse of Mr. Leuck, for the benefit of the spouse of Mr. Leuck, to which Mr. Leuck has shared voting power; 4,770 shares held in an Individual Retirement Account for the benefit of Mr. Leuck to which Mr. Leuck has voting power; and 3 shares held in the name of Mr. Leuck to which Mr. Leuck has voting power.

<F20> Includes 654 shares held in an Individual Retirement Account (SEP) for the benefit of Mr. Vogel to which Mr. Vogel has voting power; 2,351 shares held in another Individual Retirement Account for the benefit of Mr. Vogel to which Mr. Vogel has voting power; 26,000 shares held in the name of Mr. Vogel to which Mr. Vogel has voting power; and 191 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Vogel to which Mr. Vogel has voting power.

<F21> Includes 30,000 shares held jointly by Mr. Wagner and his spouse and
      18,470 shares held in a trust for the benefit of Mr. Wagner's children and other relatives. Mr. Wagner is a co-trustee and has voting power and investment authority for this trust.


   CGB. At the close of business on the record date, directors and executive officers of CGB and their affiliates beneficially owned and were entitled to vote approximately 281,536 shares of CGB common stock, which represented approximately 33.4% of the shares of CGB common stock outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the CGB common stock owned by him or her FOR approval of the merger agreement at CGB's special meeting. See "The Merger--Interests of CGB Officers and Directors in the Merger."

   As of the record date, the directors and executive officers of CGB beneficially owned shares of CGB common stock as described in the following table. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The address for beneficial owners is the address of CGB, 12695 Metcalf Ave., Overland Park, Kansas 66213.

           NAME OF                                      AMOUNT AND NATURE OF
       BENEFICIAL OWNER               POSITION      BENEFICIAL OWNERSHIP <F1><F2>   PERCENT OF CLASS<F*>
       ----------------               --------      -----------------------------   --------------------
Robert Ames <F3><F4>            Director; Vice                   43,936                   5.24%
                                Chairman & Director
                                (SE Region) of First
                                Commercial Bank
Duane L. Becker <F3><F5>        Director                         36,380                   4.33%
Abhay K. Bisarya <F3><F6>       Director                         20,030                   2.38%
Gerald E. Boyer <F3><F7>        Director                         15,530                   1.85%
Paul C. Clendening <F3><F8>     Executive Vice                   20,120                   2.35%
                                President; President
                                of First Commercial
                                Bank
Michael J. Decoursey <F3><F9>   Director                         14,000                   1.67%
Phillip A. Harris <F3><F10>     Director                         16,460                   1.96%
Michael F. Herbel <F3><F11>     Director                         17,280                   2.06%
Wynne R. Jennings <F3><F12>     Director                          1,800                      *
Richard S. Masinton <F3><F13>   Director                         19,630                   2.34%
Joe C. Morris <F3><F14>         Chairman & Director              12,090                   1.43%
Ted A. Murray <F3><F15>         Director                         10,680                   1.27%
Alex S. Rosser <F3><F16>        Vice Chairman &                  14,930                   1.77%
                                Director
Scott A. Woods <F3><F17>        President & Director;            27,150                   3.18%
                                Chairman/CEO &
                                Director of First
                                Commercial Bank
Robert P. Wray <F3><F18>        President & CEO of               10,320                   1.22%
                                The Capital
                                Corporation

All Directors and Executive                                     281,536                  33.40%
Officers as a Group

<F*>Less than 1%.
---------------

<F1>  Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and officers as a group hold options to purchase an aggregate of 81,600 shares of Common Stock.

<F2>  Unless otherwise indicated, the named person has sole voting and dispositive power for all shares shown.

<F3>  Includes options as of May 11, 2000 outstanding and exercisable as of
      December 31, 1999 or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Ames, 1,000 shares; Mr. Becker, 3,000 shares; Mr. Bisarya, 3,000 shares; Mr. Boyer, 3,000 shares; Mr. Clendening, 17,000 shares; Mr. DeCoursey, 1,800 shares; Mr. Harris, 3,000 shares; Mr. Herbel, 3,000 shares; Mr. Jennings, 1,800 shares; Mr. Masinton, 3,000 shares; Mr. Morris, 8,000 shares; Mr. Murray, 3,000 shares; Mr. Rosser, 4,000 shares; Mr. Woods, 17,000 shares; and Mr. Wray, 10,000 shares; all directors and officers as a group, 81,600.

<F4>  Includes 22,326 shares held by Mr. Ames' spouse.

                                       32

<F5>  Includes 24,680 shares held jointly by Mr. Becker and his spouse; 7,500 shares held in the name of E.S.F. Company, Inc. in which Mr. Becker has sole voting control and 1,200 shares held as joint tenants with Mr. Becker's granddaughter in which Mr. Becker has shared voting control. Excludes 7,500 shares held by Mr. Becker's adult son.

<F6>  Includes 17,030 shares held jointly by Mr. Bisarya and his spouse.
      Excludes 1,000 shares held by Mr. Bisarya's adult son.

<F7>  Includes 7,500 shares held in the name ProSoCo, Inc. Profit Sharing Plan for the benefit of Mr. Boyer.

<F8>  Includes 3,120 shares held in an Individual Retirement Account for the benefit of Mr. Clendening, for which Mr. Clendening has voting power.

<F9>  Includes 12,200 shares held jointly by Mr. DeCoursey and his spouse.

<F10> Includes 13,460 shares held jointly by Mr. Harris and his spouse.

<F11> Includes 1,000 shares held jointly by Mr. Herbel and his spouse.
      Excludes 2,200 shares held by Mr. Herbel's adult son.

<F12> Includes 1,200 shares held in Mr. Jennings' trust in which he has voting power.

<F13> Includes 16,630 shares held in Mr. Masinton's trust in which he has voting power and 400 shares held in trust for Mr. Masinton's spouse.

<F14> Includes 2,430 shares held in Mr. Morris' trust in which he has voting power; 1,200 shares held in the name of Morris Corporation in which he has one-third voting power; 400 shares held in his spouse's trust over which Mr. Morris has voting power, and 60 in the name of Mr. Morris.

<F15> Includes 600 shares in an Individual Retirement Account for the benefit of Mr. Murray, 600 shares held in an Individual Retirement Account for the benefit of Mr. Murray's spouse and 6,480 shares in trust for the benefit of Mr. Murray's spouse.

<F16> Includes 300 shares held in the name of Mr. Rosser's spouse.  Excludes
      300 shares held in the name of Mr. Rosser's adult stepchild, and excludes 300 shares held in name of Mr. Rosser's spouse as custodian for Mr. Rosser's minor stepson.

<F17> Includes 10,150 shares held in an Individual Retirement Account for the benefit of Mr. Woods, for which Mr. Woods has voting power. Excludes 174 shares held in the name of Mr. Woods' two adult children.

<F18> Includes 320 shares held jointly by Mr. Wray and his spouse.


VOTING OF PROXIES

   SUBMITTING PROXIES. Enterbank and CGB shareholders may vote their shares in person by attending their respective special meeting or vote their shares by proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-paid envelope. IF A WRITTEN PROXY CARD IS SIGNED BY A SHAREHOLDER AND RETURNED WITHOUT INSTRUCTIONS, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSALS PRESENTED AT ENTERBANK'S SPECIAL MEETING OR FOR THE PROPOSALS PRESENTED AT CGB'S SPECIAL MEETING, AS APPLICABLE. Enterbank and CGB shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at their respective special meeting.

   REVOKING PROXIES. Enterbank and CGB shareholders of record may revoke their proxies at any time before the time their proxies are voted at Enterbank's special meeting or CGB's special meeting, respectively. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of Enterbank or CGB, as applicable, by a later-dated proxy signed and returned by mail or by attending Enterbank's special meeting or CGB's special meeting, as applicable, and voting in person. Attendance at Enterbank's special meeting or CGB's special meeting will not in and of itself constitute a revocation of a proxy. The shareholder must inform the secretary at the special meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the applicable special meeting as follows:

FOR ENTERBANK SHAREHOLDERS, TO:        FOR CGB SHAREHOLDERS, TO:

Enterbank Holdings, Inc.               Commercial Guaranty Bancshares, Inc.
150 North Meramec                      12695 Metcalf
Clayton, Missouri 63105                Overland Park, Kansas 66213
Attention: James C. Wagner             Attention: Robert P. Wray

   ABSTENTIONS AND BROKER NON-VOTES. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum at each of Enterbank's special meeting and CGB's special meeting. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote those shares with respect to the approval of the merger agreement in the absence of specific instructions from such customers. We refer to these as "broker non-votes." Abstentions and broker non-votes will have the same effect as a vote against the merger agreement at the CGB special meeting but will not be counted in determining the vote to approve the merger agreement at the Enterprise special meeting. Abstentions and broker non-votes will not, however, have the effect of establishing dissenters' rights of CGB shareholders. See "Dissenters' Rights of Appraisal--Appraisal Rights of CGB Shareholders."

   If any other matters are properly presented for consideration at Enterbank's special meeting, in the case of the Enterbank shareholders, or at CGB's special meeting, in the case of the CGB shareholders, the persons named in the enclosed form of proxy will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn Enterbank's special meeting or CGB's special meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the respective special meetings.

   Neither Enterbank nor CGB is aware of any matters expected to be presented at its respective special meeting other than as described in their respective notice of special meeting. The cost of solicitation of proxies will be paid by Enterbank and CGB, as applicable. In addition to solicitation by mail, the directors, officers and employees of Enterbank and CGB may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and Enterbank or CGB, as the case may be, will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. Neither Enterbank nor CGB has retained a proxy solicitor.

   Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. A letter of transmittal with instructions for the surrender of certificates representing shares of CGB common stock will be mailed by Enterbank to former CGB shareholders shortly after the merger is completed. See "The Merger--Exchange of CGB Stock Certificates; Fractional Interests."

   RECOMMENDATION OF THE ENTERBANK BOARD OF DIRECTORS AND CGB BOARD OF DIRECTORS. Each of the Enterbank Board of Directors and CGB Board of Directors has unanimously approved the merger described above and unanimously recommends that their respective shareholders vote FOR the merger at their respective special meetings.

                           ENTERBANK HOLDINGS, INC.
                 SELECTED CONSOLIDATED FINANCIAL INFORMATION

   This section presents selected historical financial information of Enterbank. You should read carefully Enterbank's financial statements incorporated by reference in this prospectus, including the notes to the financial statements. The selected information in this section is not intended to replace the financial statements. The information below also should be read in conjunction with "Unaudited Pro Forma Condensed Combined Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this prospectus.

   Enterbank derived the selected consolidated statement of income information presented below for each of its 1999, 1998, 1997, 1996 and 1995 years and the balance sheet data at December 31, 1999, 1998, 1997, 1996 and 1995 from its audited consolidated financial information.

                                                            FISCAL YEAR ENDED DECEMBER 31,
                                                            ------------------------------
                                           1999           1998           1997           1996           1995
                                           ----           ----           ----           ----           ----
STATEMENT OF INCOME:
Net interest income                       17,785         13,545         10,177          6,985          6,027
Provisions for possible loan
  or lease losses                          1,021            711            775            345            631
Other income                               2,565          2,079            476          1,239            836
Other expenses                            13,386         10,052          6,339          5,146          4,187
Income before income taxes                 5,943          4,861          3,539          2,733          2,045
Income taxes                               2,244          1,850          1,317          1,031            741
Income before cumulative effect of a
  change in accounting principle           3,699          3,011          2,222          1,702          1,304
Cumulative effect on prior years of a
  change in asset classification             121              0              0              0              0
Net income                                 3,820          3,011          2,222          1,702          1,304

PER SHARE DATA:
Net income per share-basic                  0.54           0.43           0.35           0.37           0.30
Net income per share-diluted                0.50           0.40           0.33           0.32           0.26
Cash dividends per share                   0.040          0.033          0.030          0.027          0.023
Book value per common share                 4.59           4.11           3.78           2.96           2.75
Tangible book value per common share        4.59           4.11           3.77           2.95           2.73

BALANCE SHEET DATA:
Balance sheet totals-end of period:
       Assets                            488,001        375,304        291,365        184,584        153,706
       Loans and leases                  385,102        273,818        225,560        134,133        110,464
       Allowance for loan losses           4,235          3,200          2,510          1,765          1,400
       Deposits                          435,798        339,180        264,301        168,961        141,140
       Long-term obligations              17,920          6,000              0            300              0
       Shareholders' equity               32,764         29,240         26,067         14,758         12,052
Average balance sheet amounts:
       Assets                            408,268        318,628        227,914        152,706        131,868
       Loans and leases                  342,565        251,916        177,532        120,849         94,737
       Earning assets                    384,531        296,896        212,913        141,535        121,417
       Interest-bearing liabilities      318,741        243,370        171,519        113,974         98,864
       Shareholders' equity               31,029         27,719         22,722         13,373         11,717

SELECTED RATIOS:
Return on average equity                   12.31          10.86           9.78          12.73          11.13
Return on average tangible equity          12.31          10.87           9.80          12.78          11.20
Return on average assets                    0.94           0.94           0.97           1.12           0.99

                            ENTERBANK HOLDINGS, INC
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                            FISCAL YEAR ENDED DECEMBER 31,
                                                            ------------------------------
                                           1999           1998           1997           1996           1995
                                           ----           ----           ----           ----           ----
Efficiency ratio (non-interest expense
  as a percentage of total revenues)       65.78          64.34          59.50          62.57          61.01
Average equity to average assets            7.60           8.70           9.97           8.76           8.89
Leveraged capital ratio                    10.74           9.16          11.42           9.62           9.11
Net yield on average earning assets         8.39           8.59           8.84           8.90           9.00
Cost of interest-bearing liabilities        4.49           4.88           5.03           4.89           4.94
Net interest margin                         4.66           4.59           4.79           4.96           4.98
Nonperforming loans and leases to total
  loans and leases                          0.08           0.00           0.02           0.12           0.10
Nonperforming assets to total assets        0.14           0.22           0.29           0.56           0.64
Net chargeoffs (recoveries) to average
  loans and leases                          0.00           0.01           0.02         (0.02)           0.24
Allowance for loan or lease losses to
  total loans and leases                    1.10           1.17           1.11           1.32           1.27

                     COMMERCIAL GUARANTY BANCSHARES, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

   This section presents selected historical financial information of CGB. You should read carefully CGB's financial statements contained in this prospectus, including the notes to the financial statements. The selected information in this section is not intended to replace the financial statements. The information below also should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations-Commercial Guaranty Bancshares, Inc." appearing elsewhere in this prospectus.

   CGB derived the selected consolidated statement of income information presented below for each of its 1999, 1998 and 1997 years and the balance sheet data as of December 31, 1999 and 1998 from audited financial statements presented herein. Selected consolidated statement of operations information presented below for each of its 1996 and 1995 years and balance sheet data as of December 31, 1997, 1996 and 1995 were derived from audited financial statements that are not included herein.

                                                            FISCAL YEAR ENDED DECEMBER 31,
                                                            ------------------------------
                                                                (dollars in thousands)
                                           1999           1998           1997           1996           1995
                                           ----           ----           ----           ----           ----
STATEMENT OF INCOME:
Net interest income                        5,131          4,255          1,442            554             22
Provisions for possible loan or lease
  losses                                     975            650            100            185             --
Non interest income                        1,030            679            162             18             --
Non interest expense                       4,709          4,474          1,584            927            191
Income (loss) before income taxes            477          (190)           (80)          (539)          (169)
Income tax expense                           261          (125)          (114)             --             --
Net income                                   216           (65)             34          (539)          (169)

PER SHARE DATA:
Net income per share-basic                  0.25         (0.09)           0.06         (1.26)         (0.50)
Net income per share-diluted                0.25         (0.09)           0.06         (1.25)         (0.50)
Cash dividends per share                      --             --             --             --             --
Book value per common share                17.14          17.76          16.10          14.96          13.36
Tangible book value per common share       14.24          14.63          11.98          14.96          13.36

BALANCE SHEET DATA:
Balance sheet totals-end of period:
         Assets                          127,642        112,762        107,474         27,653          5,340
         Loans                            95,790         81,109         68,323         15,988             --
         Allowance for loan losses         2,023          1,230            660            185             --
         Deposits                        106,531         94,023         92,334         19,276             --
         Long-term obligations             4,196          3,205          3,674             --             --
         Shareholders' equity             14,610         15,065         10,934          8,279          5,282
Average balance sheet amounts:
         Assets                          118,987        107,073         37,304         15,365          1,290
         Loans                            86,843         76,845         25,812          7,578             --
         Earning assets                  107,757         96,232         33,209         13,574            587
         Interest-bearing liabilities     92,965         84,825         26,240          8,797             --
         Shareholders' equity             15,232         13,429          8,275          6,171          1,290

                      COMMERCIAL GUARANTY BANCSHARES, INC.
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                            FISCAL YEAR ENDED DECEMBER 31,
                                                            ------------------------------
                                           1999           1998           1997          1996           1995
                                           ----           ----           ----          ----           ----
SELECTED RATIOS:
Return on average equity                    1.42         (0.48)           0.41         (8.73)        (13.10)
Return on average tangible equity           1.69         (0.60)           0.62         (8.73)        (13.10)
Return on average assets                    0.18         (0.06)           0.09         (3.51)        (13.10)
Efficiency ratio (non-interest expense
   as a percentage of total revenues)      76.43          90.68          98.77         161.90         877.80
Average equity to average assets           12.80          12.54          22.18          40.16         100.00
Leveraged capital ratio                    10.48          11.54          22.72          53.88         409.44
Net yield on average earning assets         8.31           8.45           8.47           7.75           1.69
Cost of interest-bearing liabilities        4.10           4.52           5.23           5.65              -
Net interest margin                         4.76           4.42           4.34           4.08           1.69
Nonperforming loans and leases to total
   loans and leases                         2.59           0.05            N/A            N/A            N/A
Nonperforming assets to total assets        1.94           0.04            N/A            N/A            N/A
Net chargeoffs (recoveries) to average
   loans and leases                         0.21           0.11            N/A            N/A            N/A
Allowance for loan or lease losses to
   total loans and leases                   2.11           1.52           0.97           1.16            N/A

        UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following Unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of Enterbank and CGB as if the merger had been effective at the beginning of each period. The Unaudited Pro Forma Condensed Combined Balance Sheets as of December 31, 1999, combines the historical consolidated balance sheets of Enterbank and CGB as if the merger had been effective on December 31, 1999. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Enterbank and CGB.

   The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Enterbank and CGB are combined and reflected at their historical amounts.

   The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of Enterbank's and CGB's separate financial result; you should not assume that Enterbank and CGB would have achieved the pro forma combined results if they had actually been combined during the periods presented.

                                         CONSOLIDATED STATEMENT OF INCOME
                                           YEAR ENDED DECEMBER 31, 1999
                                                                                                    Pro Forma
                                                        Enterbank      Commercial                    Combined
                                                        Holdings        Guaranty      Adjustments    12/31/99
                                                       -----------     ----------     -----------   -----------
Interest income:
   Interest and fees on loans                          $30,018,530     $7,685,788     $       --    $37,704,318
   Interest on debt securities:
      Taxable                                              978,651      1,115,184             --      2,093,835
      Nontaxable                                            26,102         19,925             --         46,027
   Interest on federal funds sold                        1,112,929        117,792             --      1,230,721
   Interest on interest earning deposits                       697            410             --          1,107
                                                       -----------     ----------     ----------    -----------
         Total interest income                          32,136,909      8,939,099             --     41,076,008
                                                       -----------     ----------     ----------    -----------
Interest expense:
   Interest-bearing transaction accounts                   490,791        323,393             --        814,184
   Money market accounts                                 7,833,783        694,965             --      8,528,748
   Savings                                                  43,942        135,087             --        179,029
   Certificates of deposit:
      $100,000 and over                                  2,160,871        535,929             --      2,696,800
      Other                                              3,224,838      1,898,570             --      5,123,408
   Federal Home Loan Bank advances and other
     borrowings                                            519,244        220,038             --        739,282
   Notes payable (other borrowings)                         78,650             --             --         78,650
                                                       -----------     ----------     ----------    -----------
      Total interest expense                            14,352,119      3,807,982             --     18,160,101
                                                       -----------     ----------     ----------    -----------
      Net interest income                               17,784,790      5,131,117             --     22,915,907
Provision for loan losses                                1,021,256        975,000             --      1,996,256
                                                       -----------     ----------     ----------    -----------
      Net interest income after
         provision for loan losses                      16,763,534      4,156,117             --     20,919,651
                                                       -----------     ----------     ----------    -----------
Noninterest income:
   Service charges on deposit accounts                     621,472        563,892             --      1,185,364
   Gain on sale of ORE                                     130,050             --             --        130,050
   Financial advisory income                               594,810             --             --        594,810
   Realized gain on trading assets                         202,454             --             --        202,454
   Other service charges and fee income                    212,669        465,887             --        678,556
   Gain on sale of mortgage loans                          809,110             --             --        809,110
   Income from minority interest in EMB LLC                  2,934             --             --          2,934
   (Gain)loss on investment in Enterprise Fund, L.P.       (7,763)             --             --        (7,763)
                                                       -----------     ----------     ----------    -----------
      Total noninterest income                           2,565,736      1,029,779             --      3,595,515
                                                       -----------     ----------     ----------    -----------

                                       40

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


                                         CONSOLIDATED STATEMENT OF INCOME
                                           YEAR ENDED DECEMBER 31, 1999
                                                                                                    Pro Forma
                                                        Enterbank      Commercial                    Combined
                                                        Holdings        Guaranty      Adjustments    12/31/99
                                                       -----------     ----------     -----------   -----------
Noninterest expense:
   Salaries                                              6,748,905      2,157,090             --      8,905,995
   Payroll taxes and employee benefits                   1,386,603        311,605             --      1,698,208
   Occupancy                                               977,422        333,707             --      1,311,129
   Furniture and equipment                                 431,005        243,416             --        674,421
   FDIC insurance                                           30,139         10,843             --         40,982
   Data processing                                         457,529        215,469             --        672,998
   Amortization of goodwill                                     --        190,566             --        190,566
   Other                                                 3,354,569      1,246,089             --      4,600,658
                                                       -----------     ----------     ----------    -----------
      Total noninterest expense                         13,386,172      4,708,785             --     18,094,957
                                                       -----------     ----------     ----------    -----------
      Income before income tax expense                   5,943,098        477,111             --      6,420,209
Income tax expense                                       2,244,404        260,993             --      2,505,397
                                                       -----------     ----------     ----------    -----------
      Income before cumulative effect of a change
         income accounting principle                   $ 3,698,694     $  216,118     $       --    $ 3,914,812
                                                       ===========     ==========     ==========    ===========
Per share amounts
   Basic earnings per share:
      Income before cumulative effect
         of change in accounting principle             $      0.52     $     0.25                   $      0.44
   Basic weighted average common shares and
      common stock equivalents outstanding               7,135,697        848,479                     8,953,903

   Diluted earnings per share:
      Income before cumulative effect
         of change in accounting principle             $      0.48     $     0.25                   $      0.41
   Diluted weighted average common shares and
      common stock equivalents outstanding               7,704,800        863,443                     9,555,072


                                         CONSOLIDATED STATEMENT OF INCOME
                                           YEAR ENDED DECEMBER 31, 1998
                                                                                                    Pro Forma
                                                        Enterbank      Commercial                    Combined
                                                        Holdings        Guaranty      Adjustments    12/31/99
                                                       -----------     ----------     -----------   -----------
Interest income:
   Interest and fees on loans                          $23,001,165     $6,868,897     $       --    $29,870,062
   Interest on debt securities:
      Taxable                                              878,147      1,011,697             --      1,889,844
      Nontaxable                                            26,565         78,063             --        104,628
   Interest on federal funds sold                        1,468,652        131,499             --      1,600,151
   Interest on interest earning deposits                    39,740            714             --         40,454
                                                       -----------     ----------     ----------    -----------
         Total interest income                          25,414,269      8,090,870             --     33,505,139
                                                       -----------     ----------     ----------    -----------
Interest expense:
   Interest-bearing transaction accounts                   492,581        407,789             --        900,370
   Money market accounts                                 5,361,463        629,598             --      5,991,061
   Savings                                                  36,918        150,453             --        187,371
   Certificates of deposit:
      $100,000 and over                                  2,189,803        561,461             --      2,751,264
      Other                                              3,722,039      1,831,058             --      5,553,097
   Federal Home Loan Bank advances and other
      borrowings                                                --        255,868             --        255,868
   Notes payable (other borrowings)                         66,527             --             --         66,527
                                                       -----------     ----------     ----------    -----------
      Total interest expense                            11,869,331      3,836,227             --     15,705,558
                                                       -----------     ----------     ----------    -----------
      Net interest income                               13,544,938      4,254,643             --     17,799,581
Provision for loan losses                                  710,899        650,000             --      1,360,899
                                                       -----------     ----------     ----------    -----------
      Net interest income after
         provision for loan losses                      12,834,039      3,604,643             --     16,438,682
                                                       -----------     ----------     ----------    -----------
Noninterest income:
   Service charges on deposit accounts                     252,873        453,593             --        706,466
   Gain on sale of ORE                                          --             --             --             --
   Financial advisory income                                    --             --             --             --
   Realized gain on trading assets                              --             --             --             --
   Other service charges and fee income                    585,169        225,441             --        810,610
   Gain on sale of mortgage loans                        1,242,869             --             --      1,242,869
   Income from minority interest in EMB LLC                     --             --             --             --
   (Gain)loss on investment in Enterprise Fund, L.P.       (2,199)             --             --        (2,199)
                                                       -----------     ----------     ----------    -----------
      Total noninterest income                           2,078,712        679,034             --      2,757,746
                                                       -----------     ----------     ----------    -----------
Noninterest expense:
   Salaries                                              5,103,863      2,038,662             --      7,142,525
   Payroll taxes and employee benefits                     999,579        287,280             --      1,286,859
   Occupancy                                               879,046        360,915             --      1,239,961
   Furniture and equipment                                 389,274        268,733             --        658,007
   FDIC insurance                                           40,638         10,970             --         51,608
   Data processing                                         306,691        132,838             --        439,529
   Amortization of goodwill                                     --        190,567             --        190,567
   Other                                                 2,332,611      1,183,747             --      3,516,358
                                                       -----------     ----------     ----------    -----------
      Total noninterest expense                         10,051,702      4,473,712             --     14,525,414
                                                       -----------     ----------     ----------    -----------
      Income before income tax expense                   4,861,049      (190,035)             --      4,671,014
Income tax expense                                       1,850,275      (124,872)             --      1,725,403
      Net income                                       $ 3,010,774     $ (65,163)     $       --    $ 2,945,611
                                                       ===========     ==========     ==========    ===========
Per share amounts
   Basic earnings per share:
      Net income                                       $      0.43     $   (0.09)                   $      0.34
   Basic weighted average common shares and
      common stock equivalents outstanding               7,052,289        741,903                     8,642,113

   Diluted earnings per share:
      Net income                                       $      0.40     $   (0.09)                   $      0.32
   Diluted weighted average common shares and
      common stock equivalents outstanding               7,544,820        748,542                     9,148,871

                                         CONSOLIDATED STATEMENT OF INCOME
                                           YEAR ENDED DECEMBER 31, 1997
                                                                                                    Pro Forma
                                                        Enterbank      Commercial                    Combined
                                                        Holdings        Guaranty      Adjustments    12/31/99
                                                       -----------     ----------     -----------   -----------
Interest income:
   Interest and fees on loans                          $16,795,887     $2,375,591     $       --    $19,171,478
   Interest on debt securities:
      Taxable                                            1,017,897        359,244             --      1,377,141
      Nontaxable                                            34,630             --             --         34,630
   Interest on federal funds sold                          909,326         79,558             --        988,884
   Interest on interest earning deposits                     1,289            451             --          1,740
                                                       -----------     ----------     ----------    -----------
         Total interest income                          18,759,029      2,814,844             --     21,573,873
                                                       -----------     ----------     ----------    -----------
Interest expense:
   Interest-bearing transaction accounts                   410,915         21,229             --        432,144
   Money market accounts                                 3,604,225        449,562             --      4,053,787
   Savings                                                  32,357          3,189             --         35,546
   Certificates of deposit:
      $100,000 and over                                  1,658,554        429,717             --      2,088,271
      Other                                              2,862,256        464,772             --      3,327,028
   Federal Home Loan Bank advances and other
      borrowings                                            11,035          4,604             --         15,639
   Notes payable (other borrowings)                          2,888             --             --          2,888
                                                       -----------     ----------     ----------    -----------
      Total interest expense                             8,582,230      1,373,073             --      9,955,303
                                                       -----------     ----------     ----------    -----------
      Net interest income                               10,176,799      1,441,771             --     11,618,570
Provision for loan losses                                  775,064        100,000             --        875,064
                                                       -----------     ----------     ----------    -----------
      Net interest income after
         provision for loan losses                       9,401,735      1,341,771             --     10,743,506
                                                       -----------     ----------     ----------    -----------
Noninterest income:
   Service charges on deposit accounts                     173,452         66,871             --        240,323
   Gain on sale of ORE                                          --             --             --             --
   Financial advisory income                                    --             --             --             --
   Realized gain on trading assets                              --             --             --             --
   Other service charges and fee income                    228,479         95,546             --        324,025
   Gain on sale of mortgage loans                           78,948             --             --         78,948
   Income from minority interest in EMB LLC                     --             --             --             --
   (Gain)loss on investment in Enterprise Fund, L.P.       (4,904)             --             --        (4,904)
                                                       -----------     ----------     ----------    -----------
      Total noninterest income                             475,975        162,417             --        638,392
                                                       -----------     ----------     ----------    -----------
Noninterest expense:
   Salaries                                              3,221,147        739,146             --      3,960,293
   Payroll taxes and employee benefits                     620,438         69,359             --        689,797
   Occupancy                                               552,063        149,767             --        701,830
   Furniture and equipment                                 227,061         78,337             --        305,398
   FDIC insurance                                           21,846          2,487             --         24,333
   Data processing                                         237,248         45,902             --        283,150
   Amortization of goodwill                                     --             --             --             --
   Other                                                 1,458,773        499,382             --      1,958,155
                                                       -----------     ----------     ----------    -----------
      Total noninterest expense                          6,338,576      1,584,380             --      7,922,956
                                                       -----------     ----------     ----------    -----------
      Income before income tax expense                   3,539,134       (80,192)             --      3,458,942
Income tax expense                                       1,316,590      (114,000)             --      1,202,590
                                                       -----------     ----------     ----------    -----------
      Net income                                       $ 2,222,544     $   33,808     $       --    $ 2,256,352
                                                       ===========     ==========     ==========    ===========
Per share amounts
   Basic earnings per share:
      Net income                                       $      0.35     $     0.06                   $      0.30
   Basic weighted average common shares and
      common stock equivalents outstanding               6,286,077        562,860                     7,492,230

   Diluted earnings per share:
      Net income                                       $      0.33     $     0.06                   $      0.29
   Diluted weighted average common shares and
      common stock equivalents outstanding               6,674,901        567,065                     7,890,065

                                            CONSOLIDATED BALANCE SHEET
                                                DECEMBER 31, 1999
                                                                                                       Pro Forma
                                                        Enterbank       Commercial                     Combined
                                                        Holdings         Guaranty      Adjustments     12/31/99
                                                      ------------     ------------    -----------   ------------
Assets:
Cash and due from banks                               $ 14,798,216     $  4,556,100    $      --     $ 19,354,316
Federal funds sold                                      54,825,000               --           --       54,825,000
Interest-bearing deposits                                      469               --           --              469
Investments in debt and equity securities:
   Trading, at fair value                                  910,000               --           --          910,000
   Available for sale, at estimated fair value          22,685,372       19,470,170           --       42,155,542
   Held to maturity, at amortized cost                     679,806               --           --          679,806
   Capital Stock of the Federal Reserve Bank
   and the Federal Home Loan Bank, at cost               1,122,200          808,150           --        1,930,350
                                                      ------------     ------------   ----------    -------------
      Total investments in debt and equity
         securities                                     25,397,378       20,278,320           --       45,675,698
                                                      ------------     ------------   ----------    -------------
Loans held for sale                                      1,438,335               --           --        1,438,335
Loans, less unearned loan fees                         385,101,759       95,789,722           --      480,891,481
   Less allowance for loan losses                        4,235,000        2,023,222           --        6,258,222
                                                      ------------     ------------    ---------     ------------
         Loans, net                                    380,866,759       93,766,500           --      474,633,259
                                                      ------------     ------------    ---------     ------------
Other real estate owned                                    396,072               --           --          396,072
Office equipment and leasehold improvements              3,228,256        4,617,706           --        7,845,962
Accrued interest receivable                              2,473,781        1,081,834           --        3,555,615
Minority interest in Enterprise Merchant Banc LLC          572,009             --             --        572,009
Investment in Enterprise Fund, L.P.                        546,710             --             --        546,710
Goodwill                                                        --        2,468,671           --        2,468,671
Prepaid expenses and other assets                        3,458,459          872,914           --        4,331,373
                                                      ------------     ------------    ---------     ------------
      Total assets                                    $488,001,444     $127,642,045    $      --     $615,643,489
                                                      ============     ============    =========     ============

Liabilities and Shareholders' Equity
Deposits:
   Demand                                             $ 62,486,092     $ 12,559,611    $      --     $ 75,045,703
   Interest-bearing transaction accounts                31,532,705       16,881,503           --       48,414,208
   Money market accounts                               197,935,760       20,200,107           --      218,135,867
   Savings                                               2,736,638        4,895,033           --        7,631,671
   Certificates of deposit:
      $100,000 and over                                 56,321,178       11,902,864           --       68,224,042
      Other                                             84,785,457       40,091,679           --      124,877,136
                                                      ------------     ------------    ---------     ------------
         Total deposits                                435,797,830      106,530,797           --      542,328,627
                                                      ------------     ------------    ---------     ------------
Guaranteed preferred beneficial interests in
   EBH-subordinated debentures                          11,000,000               --           --       11,000,000
Federal Home Loan Bank advances                          6,920,386        4,196,444           --       11,116,830
Federal funds purchased                                         --        1,300,000           --        1,300,000
Accrued interest payable                                   962,205          329,950           --        1,292,155
Accounts payable and accrued expenses                      557,338          674,943           --        1,232,281
                                                      ------------     ------------    ---------     ------------
      Total liabilities                                455,237,759      113,032,134           --      568,269,893
                                                      ------------     ------------    ---------     ------------
Shareholders' equity:
   Common stock, $.01 par value (Enterbank),
       $1.00 par value (Commercial Guaranty);               71,436          852,454    (834,521)           89,369
   Surplus                                              19,285,957       15,013,642      444,521       34,744,120
   Retained earnings (accumulated deficit)              13,476,400        (523,770)           --       12,952,630
   Accumulated other comprehensive gain(loss)             (70,108)        (342,415)           --        (412,523)
   Treasury Stock                                               --        (390,000)      390,000               --
                                                      ------------     ------------    ---------     ------------
      Total shareholders' equity                        32,763,685       14,609,911           --       47,373,596
                                                      ------------     ------------    ---------     ------------
      Total liabilities and shareholders' equity      $488,001,444     $127,642,045    $      --     $615,643,489
                                                      ============     ============    =========     ============

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   Common stock outstanding as of December 31, 1999 is calculated on the basis of 2.1429 shares of Enterbank common stock to one share of CGB common stock.

   Enterbank                                           7,143,636
   CGB                                                 1,793,294
                                                       ---------
   Pro forma combined                                  8,936,930

   This assumes the retirement of 15,600 shares of CGB treasury stock outstanding at December 31, 1999.

   Adjustments between common stock and surplus reflect the issuance of 2.1429 Enterbank common stock for every one share of CGB common stock outstanding and the conversion of $0.01 par value for Enterbank stock and $1.00 par value for CGB stock.

          MANAGEMENT'S DISCUSSION OF THE FORMATION AND EXPANSION OF
                     COMMERCIAL GUARANTY BANCSHARES, INC.
            AND THE RELATED ANALYSIS OF CGB's FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS


GENERAL

   The following discussion of the formation, expansion, financial condition and results of the operations of Commercial Guaranty Bancshares, Inc. ("CGB") should be read in conjunction with its consolidated financial statements and the related notes. All references to CGB in the following discussion includes CGB and its subsidiaries.

   CGB, a Kansas corporation, was formed in March 1995 to operate as a diversified commercial bank holding company. CGB raised more than $6,000,000 of equity capital through the sale of common stock to 114 investors. All stock sales were made by the four individual incorporators through a private placement. Applications for Federal Reserve holding company status, a national bank charter and Federal Deposit Insurance Corporation ("FDIC") deposit insurance coverage were approved in the fourth quarter of 1995, and CGB's commercial bank subsidiary, First Commercial Bank ("FCB"), opened for business in Overland Park, Kansas in February 1996. The initial capitalization of FCB was $5,690,000, and its total assets grew to $27,449,000 by year-end.

   The Johnson County, Kansas market in which CGB operates has enjoyed the strongest economy in the State of Kansas and the Kansas City metropolitan area for several years. The primary market area of CGB includes the worldwide headquarters of Sprint Corporation, Yellow Corporation, the parent company of Yellow Freight System, Inc., and Black & Veatch Corporation, a major international engineering firm. In addition, Johnson County is the base for many successful small and medium sized businesses. The consumer demographics of the market are very attractive with an average household income within a three mile radius of CGB of approximately $100,000. CGB's focus on such consumers and the businesses they own and/or manage has been very effective since its inception.

   The original business plan of CGB included growth through acquisition of other banks, the formation of non-bank financial service subsidiaries, affiliations with outside financial service providers such as insurance agencies, and expansion of the Johnson County private/wholesale banking concept to similar markets outside the State of Kansas. To initiate one or more of these steps, a second successful private placement raised $3,000,000 in equity capital in the third quarter of 1996, thus increasing the number of shareholders to 170. In early 1997, $1,000,000 of this new capital was transferred by CGB to FCB, thereby increasing its capital to more than $6,000,000.

   As part of CGB's long term growth plan, an investment banking firm, The Capital Corporation was formed in mid-1996. This subsidiary leads clients through mergers, acquisitions and divestitures with a particular focus on the community banking industry. In addition, The Capital Corporation provides strategic planning and general consulting services to financial institution owners and management teams. Capitalized with $360,000 of equity, The Capital Corporation began focused marketing efforts in the first quarter of 1997 with a projected three-year time frame to achieve profitability. To date, The Capital Corporation has closed three investment banking transactions which generated total fees of $330,000.

   In December 1997, CGB acquired all of the capital stock of Humboldt National Bank ("Humboldt"), a $60,000,000 community bank with offices in Humboldt, Chanute and Iola, Kansas. The acquisition price of $7,067,650 was paid with $2,586,000 in cash, the issuance of 114,324 new shares of CGB common stock and the assumption of an existing bank stock loan of approximately $2,100,000. The cash portion of the purchase price came from funds generated in the 1996 stock offering and borrowings under a $3,200,000 (including the loan assumption noted above) line of credit secured by all issued and outstanding common stock of CGB. Coincident with the acquisition, Humboldt was merged into FCB, creating a bank with equity of $14,610,000 and total assets of $127,642,000 as of December 31, 1999.

   In the spring of 1998, CGB initiated another private placement which raised more than $4,000,000 in new equity capital and increased the number of shareholders to 275. Stock sales were made by CGB's directors. With the completion of this successful offering, CGB raised more than $13,000,000 in cash equity over a three-year period. Proceeds of the 1998 offering were used to repay the loan used in the Humboldt acquisition with the balance available for general corporate activities, including future possible acquisitions. The equity offerings have resulted in a well capitalized holding company and a bank able to support ongoing deposit and asset growth.

   CGB continues to benefit from the significant new business opportunities available in Johnson County and has built upon the strong foundation laid by the former Humboldt National Bank in Allen and Neosho Counties, Kansas.
Since the merger, total deposits have grown from $92,334,000 at year-end 1997 to $106,531,000 on December 31, 1999. During the same period, total loans have grown from $68,323,000 to $95,790,000. While all banking locations have contributed to that growth, the primary source of loan growth has been Johnson County.

FISCAL 1999 COMPARED TO FISCAL 1998
-----------------------------------

FINANCIAL CONDITION

   Total assets at December 31, 1999 were $127,642,000, an increase of $14,880,000 or 13.20%, over total assets of $112,762,000 at December 31,
1998. Total loans were $95,790,000, at December 31, 1999 an increase of $14,681,000 or 18.10%, over total loans of $81,109,000 at December 31, 1998.
Federal funds sold and investment securities were $19,470,000, at December 31, 1999, a decrease of $345,000 or 1.74%, from total federal funds sold and investment securities of $19,815,000 at December 31, 1998.

   Total deposits at December 31, 1999 were $106,531,000, an increase of $12,508,000, or 13.30%, over total deposits of $94,023,000 at December 31,
1998. Most of the deposit growth occurred in certificates of deposit which increased $10,553,000 or 25.46% from $41,442,000 at December 31, 1998 to
$51,995,000 at December 31, 1999. Growth in certificates of deposit is due to marketing efforts designed to enhance CGB's presence in its market areas.

   Total shareholders' equity at December 31, 1999 was $14,610,000, a $455,000 decrease from equity of $15,065,000 at December 31, 1998. CGB's $216,000 decrease in accumulated deficit during 1999 was offset in large part by a $342,000 unrealized loss in its investment portfolio, net of income taxes, and purchases of treasury stock aggregating $390,000 during 1999.

RESULTS OF OPERATIONS

   Net income for CGB for the year ended December 31, 1999, was $216,000. This is a $281,000 increase over the net loss of $65,000 in 1998. The following sections identify the major components of this increase.

NET INTEREST INCOME

   Interest income is the largest component of CGB's revenue. Net interest income (presented on a tax equivalent basis) was $5,142,000 for the year ended December 31, 1999. This is a $847,000 or 19.72% increase compared to net interest income of $4,295,000 in 1998. The net interest margin of 4.77% in 1999 increased from 4.46% in 1998. The increase in net interest income was the result of continued growth in FCB's loan portfolio which was funded by a combination of deposit growth and liquidation of lower yielding investment securities. At December 31, 1999, average total loans were $86,843,000, up $9,998,000 from $76,845,000 at December 31, 1998.

   In contrast the yield on average earning assets decreased to 8.31% for the year ended December 31, 1999 from 8.45% in 1998. The decrease in asset yield was primarily due to a total 75 basis point (0.75%) decrease in the prime lending rate in the latter half of 1998 which impacted 1999 yields.

   The average rate paid on interest bearing liabilities decreased to 4.10% for the year ended December 31, 1999 from 4.52% in 1998. This change was the result of management's decision to re-price maturing certificates of deposit at lower rates and an overall decline in the interest rates paid on interest bearing transaction accounts. The average balance of interest bearing liabilities as a percent of total assets of 78.13% for the year ended December 31, 1999 remained relatively constant compared to the average balance of 79.22% for the year ended December 31, 1998.

FISCAL 1998 COMPARED TO FISCAL 1997
-----------------------------------

FINANCIAL CONDITION

   Total assets at December 31, 1998 were $112,762,000, an increase of $5,288,000 or 4.92%, over total assets of $107,474,000 at December 31, 1997.
Total loans were $81,109,000, an increase of $12,786,000 or 18.71%, over total loans of $68,323,000 at December 31, 1997. The 1998 growth in total assets and loans was the result of continued marketing and calling efforts.

   Federal funds sold and investment securities were $19,815,000, a decrease of $6,906,000, or 25.84%, from total federal funds sold and investment securities of $26,721,000 at December 31, 1997. The decrease from December 31, 1997 to December 31, 1998 in total investment securities and federal funds sold was due to a conscious effort by management to convert these lower yielding assets to higher yielding loans. This is further evidenced by the increase in the net interest margin of 4.46% for the year ended December 31, 1998 as compared to 4.34% for the same period in 1997.

   Total deposits at December 31, 1998 were $94,023,000, an increase of $1,689,000, or 1.83%, over total deposits of $92,334,000 at December 31, 1997. The growth was in interest bearing transaction accounts, money market demand accounts and savings accounts. These account balances increased to $42,027,000 at December 31, 1998. This is a $6,390,000 or 17.93% increase from $35,637,000 at December 31, 1997. This growth was offset by certificates of deposit which decreased by $3,041,000 to $41,442,000 at December 31, 1998 from $44,483,000 at December 31, 1997. Non-interest bearing demand accounts also decreased by $1,661,000 or 13.60% from $12,215,000 at December 31, 1997 to $10,554,000 at December 31, 1998.

   Total shareholders' equity was $15,065,000 at December 31, 1998 compared to $10,934,000 at December 31, 1997, a $4,131,000 increase. This increase resulted primarily from the sale of new capital stock in the amount of $4,150,000. Other changes in equity from December 31, 1997 to December 31, 1998 included a $65,000 net loss and a $47,000 increase in the unrealized gain on investment securities available for sale, net of income taxes.

RESULTS OF OPERATIONS

   CGB had a net loss of $65,000 for the year ended December 31, 1998. This was a decrease of $99,000 from net income of $34,000 in 1997. The major reason for the decrease in earnings was the decision by FCB's management to increase the provision for loan losses. The provision for loan losses for the year ended December 31, 1998, was $650,000, a $550,000 increase from the $100,000 provision in 1997. This increase in the loan loss provision was offset by an increase in net interest income which is discussed in the next section.

NET INTEREST INCOME

   Net interest income (presented on a tax equivalent basis) was $4,295,000, in 1998. This produced a net interest margin of 4.46% for the year. Net interest income and net interest margin in 1997 were $1,442,000 and 4.34%, respectively. The $2,853,000 increase in net interest income was driven primarily by a $63,023,000 increase in average earning assets. During 1998, total earning assets were $96,232,000 compared to $33,209,000 during 1997. Average loans increased to $76,845,000 in 1998 from $25,812,000 in 1997. For the same periods, the yield on average loans was 8.94% and 9.20%, respectively. The $51,033,000 growth in average loans from December 31, 1997 to December 31, 1998, resulted primarily from the acquisition of Humboldt which included $32,321,000 in loans. The remaining $18,712,000 growth resulted from calling efforts and continued market growth.

   The yield on average earning assets for the year ended December 31, 1998 was 8.45%, down from 8.47% in 1997. This decline is explained by a total 75 basis point (0.75%) decrease in the prime lending rate during the latter half of 1997 which impacted 1998 yields.

   The increase in the net interest income and net interest margin for 1998 was also due to a decrease in the average rate paid on interest bearing liabilities for that time period. The average rate paid was 4.52%, down from 5.23% in 1997. This rate decrease occurred in money market, savings and certificates of deposit categories. The decrease was attributable to management's decision to lower deposit interest rates in conjunction with the prime rate decreases of the third and fourth quarters of 1998.

   The following table sets forth on a tax-equivalent basis, certain information relating to CGB's average balance sheet, and reflects the average yield earned on interest earnings, the average cost of interest bearing liabilities and the resulting net interest income for each of the three years ended December 31, 1999, 1998 and 1997.

                                                                Year ended December 31,
                            --------------------------------------------------------------------------------------------
                                                 1999                                            1998
                            --------------------------------------------      ------------------------------------------
                                         Percent    Interest     Average                 Percent     Interest   Average
                            Average      of Total   Income/       Yield/      Average    of Total    Income/     Yield/
                            Balance       Assets    Expense        Rate       Balance     Assets     Expense      Rate
                            --------------------------------------------------------------------------------------------
                                                               (Dollars in Thousands)
Interest-earning assets:
   Loans <F1>               $ 86,843        72.99%    $7,686       8.85%     $ 76,845       71.77%    $6,869     8.94%
Taxable investments
 in debt securities           18,268        15.35      1,115       6.10        15,681       14.65      1,012     6.45
Non-taxable investments
 in debt securities <F2>         313         0.26         30       9.64         1,186        1.11        118     9.97
Federal funds sold             2,320         1.95        118       5.09         2,507        2.34        131     5.23
Interest earning deposits         13         0.01          1       3.85            13        0.01          1     3.73
                            --------       ------     ------                 --------      ------     ------
Total interest-earning
 assets                      107,757        90.56      8,950       8.31        96,232       89.88      8,131     8.45
Non-interest-earning assets:
   Cash and due from banks     3,241         2.72                               2,281        2.13
   Office equipment &
    leasehold improvements     4,745         3.99                               4,811        4.49
   Other assets                4,547         3.83                               4,472        4.17
   Allowance for possible
    loan losses              (1,303)       (1.10)                               (723)      (0.67)
                            --------       ------                            --------      ------
   Total assets             $118,987       100.00%                           $107,073      100.00%
                            ========       ======                            ========      ======
Interest-bearing
 transaction accounts         18,047        15.17     $  323       1.79%       18,243       17.04%    $  408     2.24%
Money market                  19,508        16.40        695       3.56        14,872       13.90        630     4.24
Savings                        5,146         4.32        135       2.62         5,367        5.01        150     2.79
Certificates of deposit       46,513        39.09      2,435       5.25        42,930       40.08      2,394     5.58
Federal Home Loan Bank
 advances & FFP & N/P          3,751         3.15        220       5.87         3,413        3.19        254     7.44
                            --------       ------     ------                 --------      ------     ------
Total interest-bearing
 liabilities                  92,965        78.13      3,808       4.10        84,825       79.22      3,836     4.52
Non-interest-bearing
 liabilities:
   Demand deposits             9,476         7.97                               8,455        7.90
   Other liabilities           1,314         1.10                                 364        0.34
                            --------       ------                            --------      ------
   Total liabilities         103,755        87.20                              93,644       87.46
   Shareholders' equity       15,232        12.80                              13,429       12.54
                            --------       ------                            --------      ------
   Total liabilities &
 shareholders' equity       $118,987       100.00%                            107,073      100.00%
                            ========       ======                            ========      ======
Net interest income                                   $5,142                                          $4,295
                                                      ======                                          ======
Net interest margin                                                4.77%                                         4.46%
                                                                   ====                                          ====

                            --------------------------------------------
                                                 1997
                            --------------------------------------------
                                         Percent    Interest     Average
                            Average      of Total   Income/       Yield/
                            Balance       Assets    Expense        Rate
                            --------------------------------------------
Interest-earning assets:
   Loans <F1>               $ 25,812        69.19%    $2,376       9.20%
Taxable investments
 in debt securities            5,919        15.87        359       6.07
Non-taxable investments
 in debt securities <F2>          --           --         --        N/A
Federal funds sold             1,469         3.94         79       5.38
Interest earning deposits          9         0.02          1       3.16
                            --------       ------     ------
Total interest-earning
 assets                       33,209        89.02      2,815       8.47
Non-interest-earning assets:
   Cash and due from banks       919         2.46
   Office equipment &
    leasehold improvements     2,849         7.64
   Other assets                  559         1.50
   Allowance for possible
    loan losses                (232)       (0.62)
                            --------       ------
   Total assets             $ 37,304       100.00%
                            ========       ======
Interest-bearing
 transaction accounts          1,080         2.90     $   21       1.94%
Money market                   9,852        26.41        449       4.56
Savings                          104         0.28          3       2.89
Certificates of deposit       15,124        40.54        895       5.92
Federal Home Loan Bank
 advances & FFP & N/P             80         0.21          5       5.01
                            --------       ------     ------
Total interest-bearing
 liabilities                  26,240        70.34      1,373       5.23
Non-interest-bearing
 liabilities:
   Demand deposits             2,693         7.22
   Other liabilities              96         0.26
                            --------       ------
   Total liabilities          29,029        77.82
   Shareholders' equity        8,275        22.18
                            --------       ------
   Total liabilities &
 shareholders' equity         37,304       100.00%
                            ========       ======
Net interest income                                   $1,442
                                                      ======
Net interest margin                                                4.34%
                                                                   ====

<F1>  Average balances include non-accrual loans.  The income on such loans is included in interest but is recognized only upon receipt. Loan fees included in interest income are approximately $167,000, $114,000 and $76,000 for 1999, 1998 and 1997, respectively.
<F2>  Non-taxable investment income is presented on a fully tax-equivalent basis assuming a tax rate of 34%.

   Interest earned on total earning assets increased by $819,000 for the year ending December 31, 1999 as compared to the interest earned on total earning assets during the same time period in 1998. The primary component of the increase was the result of increased volume of total loans which contributed $885,000. This was partly offset by a $68,000 decrease in interest income due to a decline in the rate earned on loans in 1999. The net result was an increase of $817,000 in total interest earned on loans for the year ended December 31, 1999. Interest income of investment securities and federal funds sold for the year ending December 31, 1999 stayed relatively consistent with the interest earned on these investments during the year ending December 31, 1998.

   Concurrently, there was a net decrease of $28,000 in the total interest expense paid on deposits and other borrowings during 1999. Although there was a total increase of $382,000 in interest expense on these accounts as a result of increased volume, the increase was more than offset by a decrease of $410,000 in interest expense as a result of a decline in the rates paid for these accounts.

   The end result of these factors, was a net increase of $847,000 in net interest income for the year ending December 31, 1999 as compared to the prior year ending December 31, 1998.

   Comparison of interest earned on interest earning assets during the year ending December 31, 1998 to the year ending December 31, 1997, reveals an increase of $5,316,000. Again, the majority of this increase was attributed to the increase in interest earned on loans of $4,563,000 due to increased volume in 1998 as compared to 1997. This volume increase resulted primarily from the purchase of Humboldt on December 31, 1997. The increase in interest income on loans was somewhat mitigated by a $70,000 decrease due to a slight decline in the interest rates earned on loans in 1998 as compared to 1997.

   Similarly, net interest income on investments and federal funds sold increased by $823,000 for the year ended December 31, 1998 as compared to the year ending December 31, 1997. While there was a total increase of $906,000 on these investments in 1998 due to increased volume, it was offset by a net decline of $83,000 resulting from lower rates earned during the year.

   The Humboldt acquisition also resulted in a significant increase in the average balances CGB's deposit accounts. This is the primary factor for the net interest expense increase of $2,463,000 for the year ending December 31, 1998 compared to the year ending December 31, 1997. The total increase of interest expense was $2,496,000 due to increased volume, offset by a $33,000 decrease in interest expense resulting from lower rates paid on certificates of deposit during 1998 as compared to the rates paid during 1997.

   The above components together resulted in a net increase in interest income of $2,853,000 for the year ended December 31, 1998 over the interest income earned during 1997.

   The following table sets forth, on a tax-equivalent basis for the periods indicated, a summary of the changes in interest income and interest expense resulting from changes in yield/rates and volume:

                                               1999 Compared to 1998                    1998 Compared to 1997
                                             Increase (Decrease) Due to               Increase (Decrease) Due to
                                          ----------------------------------       ----------------------------------
                                          Volume<F1>    Rate<F2>       Net         Volume<F1>    Rate<F2>       Net
                                          ----------    --------      ------       ----------    --------      ------
                                                                     (Dollars in Thousands)
Interest earned on:
   Loans                                   $  885       $  (68)       $  817        $4,563       $ (70)        $4,493
   Taxable investments in debt and equity
    securities                                160          (57)          103           719         (66)           653
   Nontaxable investments in debt and
    equity securities <F3>                   (82)           (6)         (88)           118           --           118
   Federal funds sold                        (13)            --         (13)            69         (17)            52
                                           ------       -------       ------        ------       ------        ------
      Total interest-earning assets        $  950       $ (131)       $  819        $5,469       $(153)        $5,316
                                           ------       -------       ------        ------       ------        ------
Interest paid on:
   Interest-bearing transaction accounts   $  (4)       $  (81)       $ (85)        $  383       $    4        $  387
   Money market deposits                      176         (111)           65           167           14           181
   Savings deposits                           (6)           (9)         (15)           147           --           147
   Time deposits                              193         (152)           41         1,553         (54)         1,499
   Federal Home Loan Bank advances and
    Federal funds purchased                    23          (57)         (34)           246            3           249
                                           ------       -------       ------        ------       ------        ------
      Total                                 3,821         (410)        (128)         2,496         (33)         2,463
                                           ------       -------       ------        ------       ------        ------
Net interest income                        $  568       $   279       $  847        $2,973       $(120)        $2,853
                                           ======       =======       ======        ======       ======        ======

---------------
<F1> Change in volume multiplied by yield/rate of prior period.
<F2> Change in yield multiplied by volume of prior period.
<F3> Nontaxable investments in debt securities are presented on a fully tax-equivalent basis assuming a tax rate of 34%.

Note: The change in interest due to both rates and volume has been allocated to rate and volume changes in proportion to the relationship of the absolute dollar amounts of the change in each.

LOAN PORTFOLIO
--------------

   Loans, in the aggregate, are the largest asset and primary source of interest income for FCB. Diversification among different loan categories reduces the risks associated with any single type of loan. The following table describes the composition of FCB's loan portfolio by type of loan at the indicated dates:

                                                                         December 31,
                                          -----------------------------------------------------------------------------
                                                   1999                       1998                        1997
                                          ----------------------     -----------------------     ----------------------
                                                        Percent                     Percent                    Percent
                                                        of Total                    of Total                   of Total
                                           Amount         Loans       Amount         Loans       Amount          Loans
                                          --------      --------     --------       --------    --------       --------
                                                                    (Dollars in thousands)
Commercial, industrial and agriculture    $35,587        37.15%      $35,121          43.30%     $26,009         38.07%
Real estate:
   Commercial                              19,688        20.56        13,109          16.16       10,395         15.22
   Construction                             3,757         3.92         1,373           1.69        3,022          4.42
   Residential/Agriculture                 24,956        26.05        20,784          25.63       21,721         31.79
Consumer and other                         11,802        12.32        10,722          13.22        7,176         10.50
                                          -------       ------       -------         ------      -------        ------
Total Loans                               $95,790       100.00%      $81,109         100.00%     $68,323        100.00%
                                          =======       ======       =======         ======      =======        ======

   CGB offers a broad range of commercial, real estate, agricultural and personal loans. In the Overland Park, Kansas market (which includes Kansas City, Missouri and its suburbs), loans are made primarily to established small to medium sized businesses and their owner/managers. In the southeast Kansas market, loans are made to a wider range of businesses and consumers, including farmers. Overall, FCB's loan portfolio is well diversified although a substantial portion is secured by real estate. At December 31, 1999, FCB's loans totaled $95,790,000, and $48,401,000 or 50.53% of those loans were secured by real estate. Comparable real estate secured loan totals at December 31, 1998 and 1997 were $35,266,000 (43.48% of total loans) and $35,138,000 (51.43% of total loans), respectively. While most of the growth in FCB's loan portfolio over the past three years has occurred in its Overland Park market, the portfolio's overall diversity is enhanced by the greater variety of loan types available in its southeast Kansas market. In both Overland Park and southeast Kansas, FCB focuses its loan product offerings on particular market segments which are consistent with its lending expertise in each market and the ongoing benefits of portfolio diversification.

   The following table sets forth the maturity distribution of the loan portfolio at December 31, 1999.

                                             ----------------------------------------------------------------
                                             Less Than One Year  One to Five Years  Over Five Years    Total
                                             ------------------  -----------------  ---------------    ------
                                                                        (Dollars in thousands)
   Commercial loan and other                       $12,879             $13,543           $ 3,331       $29,753
   Agriculture                                       4,542               1,287                 5         5,834
   Real Estate:
           Construction                              2,067               1,679                11         3,757
           Mortgage                                  3,861              13,116             7,979        24,956
           Commercial and other                      4,410              14,340               938        19,688
           Consumer loans                            4,814               6,935                53        11,802
                                                   -------             -------           -------       -------
                   Total                           $32,573             $50,900           $12,317       $95,790
                                                   -------             -------           -------       -------

   Fixed rate loans                                 20,104              22,856             1,575        44,535
   Floating rate loans                              12,469              28,044            10,742        51,255
                                                   -------             -------           -------        -------
                   Total                           $32,573             $50,900           $12,317       $95,790
                                                   =======             =======           =======       =======

PROVISION FOR LOAN LOSSES
-------------------------

   FCB's loan loss provisions in 1999, 1998 and 1997 were $975,000, $650,000 and $100,000, respectively. To accommodate the substantial growth in its loan portfolio, and to provide for two specific troubled relationships, it was management's decision to significantly increase the allowance for possible loan losses during 1998 and 1999. The increased provisions resulted in an ending reserve for loan losses of 2.11%, 1.52% and .97% of total loans at December 31, 1999, 1998 and 1997 respectively.

   FCB's net loan charge-offs were $181,000, $81,000 and $0 in 1999, 1998 and 1997, respectively. During the three year period, charge-offs totaled $342,000, and recoveries totaled $80,000. Net loan losses were 0.21%, 0.11% and 0% of average total loans in 1999, 1998 and 1997, respectively.

   The following table summarizes changes in the allowance for loan losses arising from loans charged off, recoveries on loans previously charged off and additions to the allowance charged to expense:

                                                                                       December 31,
                                                                       -------------------------------------------
                                                                        1999              1998              1997
                                                                       -------           -------           -------
                                                                                    (Dollars in thousands)
   Allowance at beginning of period                                    $ 1,230           $   660           $   185
                                                                       -------           -------           -------
   Loans charged off:
      Commercial and industrial                                             90                18                --
      Real estate:
         Commercial                                                          2                20                --
         Construction                                                       --                --                --
         Residential                                                        --                --                --
      Consumer and other                                                   135                77                --
                                                                       -------           -------           -------
         Total loans charged off                                           227               115                --
                                                                       -------           -------           -------
   Recoveries of loans previously charged off:
      Commercial and industrial                                             15                18                --
      Real estate:
         Commercial                                                          6                --                --
         Construction
         Residential                                                                          --                --
      Consumer and other                                                    24                16                --
                                                                       -------           -------           -------
         Total recoveries of loans previously charged off                   45                34                --
         Net loans charged off                                             182                81                --

   Provision charged to operations                                         975               650               100
   Reserve acquired with Humboldt                                                                              375
                                                                       -------           -------           -------
   Allowance at end of period                                          $ 2,023           $ 1,230           $   660
                                                                       =======           =======           =======
   Average loans                                                       $86,843           $76,845           $25,812
   Total loans                                                          95,790            81,109            68,323
   Nonperforming loans                                                   2,265               664                --

   Net charge-offs (recoveries) to average loans                          0.21%             0.11%             0.00%
   Allowance for loan losses to loans                                     2.11%             1.52%             0.97%

   FCB's credit management policies and procedures focus on identifying, measuring and controlling credit risk. These policies and procedures employ a lender initiated system of rating loans which is ratified in the loan approval process and subsequently tested through internal loan review, external audits and regulatory bank examinations.

   Adversely rated credits, including loans which would not necessarily be criticized by regulators, are listed on a monthly watch loan list reviewed by senior credit management on a continual basis and by FCB's Board of Directors at least monthly. Loans may be added to the watch list for reasons which are temporary and correctable such as non-current financial information or loan documentation deficiencies. Other loans are added to the watch list whenever an adverse event or circumstance which might affect the borrower's ability to repay the loan as agreed is detected. Such events or circumstances include, but are not limited to, payment delinquency, deterioration in the borrower's financial condition, collateral value decrease or an adverse change in the borrower's economic environment. Downgrades of loan risk ratings may be initiated by the responsible officer at any time. Upgrades must be approved by senior credit management and FCB's Management Loan Committee.

   In determining the adequacy of the allowance for loan losses, management reviews the portfolio's risk profile and changes in that profile over time in a variety of ways. Among these are specific analysis of all loans on the watch loan list, changes in past due and non-performing loans over time, analysis of loans aggregated by internal risk ratings, actual historical loss rates on loans by type and current economic conditions in FCB's markets. Management presents its loan portfolio risk profile analysis to FCB's board of directors each month with a recommendation for adjustments to the allowance. Adjustments approved by FCB's Board are reflected in the consolidated statements of income (loss).

   Management believes the allowance for loan losses is adequate to absorb losses inherent in the loan portfolio. While management uses available information to recognize loan losses, future additions to the allowance may be necessary due to changes in economic conditions. In addition, bank regulatory agencies periodically review the adequacy of the allowance. Those agencies may require FCB to increase the allowance based on their assessment and interpretation of available information at the time of each examination.

   At December 31, 1999, FCB had 29 loans in the aggregate amount of $2,897,000 on its watch loan list compared to 33 loans in the aggregate amount of $3,478,000 on December 31, 1998. Of the total 29 loans on the list as of December 31, 1999, eight loans totaling $2,265,000 were considered to be non-performing.

   The following table sets forth information concerning FCB's non-performing assets as of the dates indicated:

                                                                                    December 31,
                                                                     --------------------------------------------
                                                                       1999              1998              1997
                                                                     --------          --------          --------
                                                                                  (Dollars in thousands)
   Nonaccrual loans                                                  $  2,191          $    579          $     --
   Loans past due 90 days or more and still accruing interest              74                85                --
   Restructured loans                                                      --                --                --
                                                                     --------          --------          --------
      Total nonperforming loans                                         2,265               664
   Foreclosed property                                                     --                --                --
                                                                     --------          --------          --------
   Total nonperforming assets                                        $  2,265          $    664          $     --
                                                                     ========          ========          ========

   Total assets                                                      $127,642          $112,762          $107,474
   Total loans, net of unearned loan fees                              97,970            81,109            68,323
   Total loans plus foreclosed property                                97,970            81,109            68,323
   Nonperforming loans to total loans                                    2.36%             0.82%              N/A
   Nonperforming assets to total loans plus foreclosed property          2.36%             0.82%              N/A
   Nonperforming assets to total assets                                  1.77%             0.59%              N/A

   FCB's policy is to discontinue the accrual of interest on loans when principal or interest is due and has remained unpaid for 90 days or more.
The increase in non-accrual loans from December 31, 1998 to December 31, 1999 was chiefly the result of one relationship which totaled $1,900,000. This represents 86.72% of the $2,191,000 in non-accrual loans at December 31, 1999. A specific reserve of $900,000 was made in December of 1999 as a result of management's decision to provide for a possible loss as a result of this relationship.

   The increase in non-accrual loans from December 31, 1997 to December 31, 1998 was also chiefly the result of one credit relationship which totaled $534,000, representing 92% of the $579,000 in non-accrual loans at December 31, 1998. The entire balance regarding this credit was subsequently received by the company in the first quarter of 1999.

   The following table sets forth the allocation of the allowance for loan losses by loan category as an indication of the estimated risk of loss for each loan type. The unallocated portion of the allowance is intended to cover loss exposure related to problem loans for which no specific allowance has been estimated and for the risks in the remainder of the loan portfolio.

                                                                             December 31,
                                          -----------------------------------------------------------------------------
                                                   1999                         1998                      1997
                                          ------------------------    ------------------------   ----------------------
                                                       Percent of                  Percent of                Percent of
                                                        Category                    Category                  Category
                                          Allowance    Total Loans    Allowance    Total Loans   Allowance  Total Loans
                                          ---------    -----------    ---------    -----------   ---------  -----------
                                                                      (Dollars in thousands)
Commercial and industrial                  $1,380         37.15%       $  777         43.30%        $247        38.07%
Real estate:
   Commercial                                 236         20.56           130         16.16           83        15.22
   Construction                                34          3.92             9          1.69           24         4.42
   Residential                                150         26.05            98         25.63          172        31.79
Consumer and other                            162         12.32           123         13.22           88        10.50
Not allocated                                  61            --            93            --           46           --
                                           ------        ------        ------        ------         ----       ------
   Total                                   $2,023        100.00%       $1,230        100.00%        $660       100.00%
                                           ======        ======        ======        ======         ====       ======

   The above allocation by loan category does not mean that actual loan charge-offs will be incurred in the categories indicated. The risk factors considered in determining the above allocation are the same as those used when determining the overall level of the allowance.

NON-INTEREST INCOME

   The following table depicts the annual changes in various non-interest income categories:

                                                                          December 31,
                                         ----------------------------------------------------------------------------
                                                   1999 versus 1998                         1998 versus 1997
                                         -----------------------------------      -----------------------------------
                                         $ Change        1999          1998       $ Change        1998         1997
                                         --------    ----------     --------      --------     --------      --------
Service charges on deposit accounts      $110,299    $  563,892     $453,593      $386,722     $453,593      $ 66,871
Capital Corporation Investment
   banking and consulting fees            270,619       340,872       70,253         3,253       70,253        67,000
Credit life insurance fees                (7,350)        52,056       59,406        59,406       59,406            --
Safe deposit box rental income              1,606        25,734       24,128        21,146       24,128         2,982
Other noninterest income                 (24,429)        47,225       71,654        46,090       71,654        25,564
                                         --------    ----------     --------      --------     --------      --------
     Total noninterest income            $350,745    $1,029,779     $679,034      $516,617     $679,034      $162,417
                                         ========    ==========     ========      ========     ========      ========

   Total non-interest income was $1,030,000 in 1999 representing a $351,000 increase from 1998. The growth was mainly the result of the increased investment banking fees and service charges on deposit accounts. As a result of ongoing marketing efforts at The Capital Corporation, three investment banking transactions were closed in 1999 providing the $271,000 increase from 1998. The increase in service charge income of $110,000 during 1999 was due to increased deposit transaction volume. These increases were offset by decreases in credit life insurance fees and other noninterest income.

   In 1998, total non-interest income was $679,000, a $517,000 increase from 1997. The increase was primarily the result of a $387,000 increase in service charges on deposit accounts. This increase resulted primarily from an increase in the balance of FCB's deposit accounts due to the Humboldt acquisition in December 1997 and the restructuring by management of the charges for these services.

NON-INTEREST EXPENSE

   The following table depicts changes in non-interest expense:

                                                                         December 31,
                                         ----------------------------------------------------------------------------
                                                   1999 versus 1998                        1998 versus 1997
                                         -----------------------------------      -----------------------------------
                                         $ Change       1999         1998        $ Change       1998          1997
                                         --------    ----------   ----------    ----------   ----------    ----------
Salaries and benefits                    $142,753    $2,468,695   $2,325,942    $1,517,437   $2,325,942    $  808,505
Occupancy                                (27,208)       333,707      360,915       211,148      360,915       149,767
Goodwill amortization                         (1)       190,566      190,567       190,567      190,567            --
Data processing                            82,631       215,469      132,838        86,936      132,838        45,902
Other                                      36,898     1,500,348    1,463,450       883,244    1,463,450       580,206
                                         --------    ----------   ----------    ----------   ----------    ----------
Total noninterest expense                $235,073    $4,708,785   $4,473,712    $2,889,332   $4,473,712    $1,584,380
                                         ========    ==========   ==========    ==========   ==========    ==========

   Total non-interest expense was $4,709,000 in 1999, a $235,000 increase from 1998. An increase in salaries and benefits, data processing and other operating expenses attributable to the growth of FCB, resulted in this increase. This increase was offset in part by a decrease in occupancy expenses. Several categories were involved in this decrease including utilities which decreased approximately $14,000, building and equipment maintenance which decreased approximately $7,000, service contracts which decreased by approximately $15,000 and property insurance which decreased by approximately $7,000. The decreases were primarily related to the Humbolt acquisition. The company was able to combine and/or eliminate maintenance and service contracts and building insurance policies.

   Total non-interest expense was $4,474,000 in 1998, a $2,889,000 increase from 1997. The 1998 increase was primarily due to the acquisition of Humboldt and ongoing growth. The increase was consistent with the increase in 1998 non-interest income.

INCOME TAXES

   Income tax expense was $261,000 in 1999 compared to income tax benefits of $125,000 and $114,000 in 1998 and 1997, respectively. The effective tax rate was 54.70% for 1999. The excess of the effective rate in 1999 over the statutory rate of 34% is due to non-deductible goodwill amortization and non-deductible merger related expenses. The tax benefits in 1998 and 1997 were the result of current and previous losses FCB experienced as a start-up company for which valuation allowances were previously provided.

LIQUIDITY AND INTEREST RATE SENSITIVITY

   Liquidity is provided by CGB's earning assets, including short-term investments in federal funds sold, maturities in the loan portfolio, maturities in the investment portfolio, amortization of term loans, and by CGB's deposit inflows, proceeds from borrowings, and stock issuance. The following table reflects CGB's GAP analysis (rate sensitive assets minus rate sensitive liabilities) as of December 31, 1999:

                                         --------------------------------------------------------------
                                                        Over 3                 After 5 Years
                                                        Months     Over 1 Year     Or No
                                         3 Months      Through       Through       Stated
                                          or Less     12 Months      5 Years      Maturity      Total
                                         --------------------------------------------------------------
                                                               (Dollars in thousands)
Assets:
   Investments in debt and
      equity securities                  $  1,001     $   2,546      $ 9,959     $   5,964     $ 19,470
   Loans, net of unearned loan fee         47,198        14,727       32,279         1,586       95,790
                                         --------     ---------      -------     ---------     --------
   Total interest sensitive assets       $ 48,199     $  17,273      $42,238     $   7,550     $115,260
                                         ========     =========      =======     =========     ========
Liabilities:
   Interest-bearing transaction accounts   16,882            --           --            --       16,882
   Money market and savings accounts       25,095            --           --            --       25,095
   Certificate of deposit                   9,102        23,693       19,200            --       51,995
   Federal Home Loan Bank advances          1,088            20        3,083             5        4,196
   Federal funds purchased                  1,300            --           --            --        1,300
                                         --------     ---------      -------     ---------     --------
   Total interest sensitive liabilities  $ 53,467     $  23,713      $22,283     $       5     $ 99,468
                                         ========     =========      =======     =========     ========
Interest sensitivity GAP
   GAP by period                         $(5,268)     $ (6,440)      $19,955     $   7,545     $ 15,792
   Cumulative GAP                        $(5,268)     $(11,708)      $ 8,247     $  15,792     $ 15,792
                                         ========     =========      =======     =========     ========
Ratio of interest sensitive assets to
   interest sensitive liabilities
      Periodic                               0.90          0.73         1.90      1,510.00         1.16
      Cumulative GAP                         0.90          0.85         1.03          1.16         1.16
                                         ========     =========      =======     =========     ========

   CGB made certain assumptions in preparing the table above. These assumptions included: loans will repay at historic repayment speeds, interest-bearing demand accounts and savings accounts are interest sensitive due to immediate repricing of remaining balance for each period presented, and fixed maturity deposits will not be withdrawn prior to maturity

   As indicated in the preceding table, CGB was liability sensitive on a cumulative basis in the near term (three months or less and over three months through twelve months) at December 31, 1999 based on contractual repricing and maturities. In this regard, a decrease in the general level of interest rates would generally have a positive effect on CGB's net interest income as the repricing of the larger volume of interest sensitive liabilities would create a larger reduction in interest expenses as compared to the reduction in interest income created by the repricing of the smaller volume of interest sensitive assets. Tools used by management include standard GAP reports and an asset/liability management model which simulates different rate shock scenarios.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

   FCB's exposure to market risk is reviewed on a regular basis by the Asset/Liability Committee. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximizing income. Management realizes certain risks are inherent and that the goal is to identify and minimize those risks. At December 31, 1999 net interest income for calendar year 2000 may increase by 1.59% or $81,295 should rates immediately rise by 200 basis points, or decrease 3.76% or $192,355 should rates immediately fall by 200 basis points from their December 31, 1999 level. FCB has no market risk sensitive instruments held for trading purposes.

   The following tables represent the scheduled repricing of market risk sensitive instruments at December 31, 1999 (dollars in thousands):

                                                                                                  Beyond 5
                                                                                                  Years or
                                                                                                  No Stated
                                      Year 1      Year 2      Year 3      Year 4      Year 5      Maturity    Total
                                      ------      ------      ------      ------      ------      --------    -----
Assets:
Investments in debt and
   equity securities                  $ 3,547     $ 4,853     $   643      $1,162      $3,301      $5,964    $ 19,470
Loans, net of unearned loan
   fees                                61,925       9,883      16,302       3,202       2,892       1,586      95,790
                                      -------     -------     -------      ------      ------      ------    --------
    Total                             $65,472     $14,736     $16,945      $4,364      $6,193      $7,550    $115,260
                                      =======     =======     =======      ======      ======      ======    ========
Liabilities:
Interest-bearing transaction,
   savings and money market accounts  $41,977     $    --     $    --      $   --      $   --      $   --    $ 41,977
Certificates of deposits               32,795       9,729       8,767         171         533          --      51,995
Federal funds purchased                 1,300          --          --          --          --          --       1,300
Federal Home Loan Bank
   advances                             1,108       2,039          24          10       1,010           5       4,196
                                      -------     -------     -------      ------      ------      ------    --------
    Total                             $77,180     $11,768     $ 8,791      $  181      $1,543      $    5    $ 99,468
                                      =======     =======     =======      ======      ======      ======    ========

                                                                 Average               Estimated
                                                  Total       Interest Rate           Fair Value
                                                  -----       -------------           ----------
Assets:
Investments in debt and equity securities        $ 19,470          6.11%               $  19,470
Capital Stock of the Federal
   Home Loan Bank and
   Federal Reserve Bank                               808          6.50%                     808
Loans, net of unearned loan fees                   95,790          8.85%                  94,386
                                                 --------                              ---------
       Total                                     $116,068                              $ 114,664
                                                 ========                              =========
Liabilities:
Interest-bearing transaction,
   savings and money market accounts             $ 41,977          2.25%               $  41,977
Certificates of deposits                           51,995          5.25%                  52,811
Federal Home Loan Bank advances                     4,196          3.99%                   4,113
Federal funds purchased                             1,300          5.91%                   1,300
                                                 --------                              ---------
       Total                                     $ 99,468                              $ 100,201
                                                 ========                              =========

BALANCE SHEET TREND

   The following table summarizes certain trends in CGB's balance sheet during the three-year period ended December 31, 1999:

                                                                         December 31,
                                                         ---------------------------------------------
                                                           1999              1998              1997
                                                         ---------         ---------         ---------
                                                                    (Dollars in thousands)
Total assets                                             $127,642          $112,762          $107,474
Earning assets                                            116,068           101,650            95,594
Deposits                                                  106,531            94,023            92,334
Net loans to deposits                                       89.92%            86.27%            73.99%
Loans to total assets                                       75.05%            71.93%            63.57%
Investment securities to total assets                       15.89%            16.29%            23.33%
Earning assets to total assets                              90.93%            90.15%            88.95%
                                                         =========         =========         =========
Loans                                                    $ 95,802          $ 81,115          $ 68,333
Unearned loan fees                                           (12)               (6)              (10)
                                                         ---------         ---------         ---------
   Net loans                                             $ 95,790          $ 81,109          $ 68,323
                                                         =========         =========         =========
Capital Stock of FHLB and Federal Reserve Bank                808               726               550

Investment securities - AFS                              $ 19,470          $ 17,640          $ 19,617
Investment securities - HTM                                    --                --             4,903
                                                         ---------         ---------         ---------
   Total investments                                     $ 20,278          $ 18,366          $ 25,070
                                                         =========         =========         =========

Total investments                                        $ 20,278          $ 18,366          $ 25,070
Federal funds sold                                             --             2,175             2,200
Total  loans                                               95,790            81,109            68,323
                                                         ---------         ---------         ---------
   Total earnings assets                                 $116,068          $101,650          $ 95,594
                                                         =========         =========         =========

   The ratio of earning assets to total assets was 90.93%, 90.15% and 88.95% as of December 31, 1999, 1998 and 1997, respectively. Earning assets increased $14,418,000 and $6,056,000 or 14.18% and 6.34%, for the years ended December 31, 1999 and 1998, respectively, and total assets increased $14,880,000 and $5,288,000 or 13.20% and 4.92% during the same periods. This is primarily the result of CGB's focused effort to take advantage of the growing Johnson County market in addition to the increase in assets from the Humboldt acquisition.

   The following table shows, for the periods indicated, the average annual amount and the average rate paid by type of deposit:

                                                                 Year ended December 31,
                             ------------------------------------------------------------------------------------------
                                           1999                           1998                          1997
                             -----------------------------   -----------------------------   --------------------------
                             Average    Interest   Average   Average    Interest   Average   Average  Interest  Average
                             Balance    Expense     Rate     Balance     Expense     Rate    Balance   Expense    Rate
                             -------    --------   -------   -------    --------   -------   -------   -------  -------
                                                              (Dollars in thousands)
Noninterest-bearing
   demand deposits           $ 9,476    $   --        --      $ 8,455   $   --        --    $ 2,693    $   --      --
Interest-bearing
   transaction accts          18,047       323      1.79%      18,243      408      2.24%     1,080        21    1.94%
Money market                  19,508       695      3.56%      14,872      630      4.24%     9,852       449    4.56%
Savings                        5,146       135      2.62%       5,367      150      2.79%       104         3    2.89%
Certificates of deposit       46,513     2,435      5.25%      42,930    2,394      5.58%    15,124       895    5.92%
                             -------    ------      -----     -------   ------      -----   -------    ------    -----
                             $98,690    $3,588      3.64%     $89,867   $3,582      3.99%   $28,853    $1,368    4.74%
                             =======    ======      =====     =======   ======      =====   =======    ======    =====

   Since inception, FCB has experienced rapid loan and deposit growth primarily due to aggressive direct calling efforts of relationship officers and continued economic growth in the markets served by FCB. Growth is also attributed to the acquisition of Humboldt. Management has pursued closely-held businesses whose management desires a close working relationship with a locally managed full-service bank. Due to the relationships developed with these customers, management views large deposits from this as a stable deposit source.

   The following table sets forth the amount and maturity of certificates of deposit that had balances of more than $100,000 at December 31, 1999:

          Remaining maturity                    Amount
          ------------------                    ------
                                        (Dollars in thousands)
      Three months or less                     $ 1,476
      Over three through six months              6,643
      Over six through twelve months             3,553
                                               -------
      Over twelve months                       $11,903
                                               =======

   The table below sets forth the carrying value of investment securities held by CGB at the dates indicated:

                                                                           December 31,
                                           ----------------------------------------------------------------------------
                                                    1999                       1998                       1997
                                           ----------------------     ----------------------     ----------------------
                                                         Percent                   Percent                    Percent
                                                        of Total                   of Total                   of Total
                                           Amount      Securities     Amount      Securities     Amount      Securities
                                           ------      ----------     ------      ----------     ------      ----------
                                                                      (Dollars in thousands)
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies              $16,132        79.55%      $12,772        69.54%      $17,763        70.90%
Municipal bonds                               117         0.58           187         1.02         3,112        12.42
Mortgage-backed securities                  3,221        15.88         4,681        25.49         3,628        14.48
Federal Home Loan Bank
   and Federal Reserve Bank                   808         3.99           726         3.95           550         2.20
                                          -------       ------       -------       ------       -------       ------
                                          $20,278       100.00%      $18,366       100.00%      $25,053       100.00%
                                          =======       ======       =======       ======       =======       ======

   Securities with an amortized cost of $19,989,000 and $17,566,000 were classified as available for sale as of December 31, 1999, December 31, 1998, respectively. The market valuation account was adjusted to $520,000 to decrease the recorded balance of these securities at December 31, 1999 to fair value at that time.

   At December 31, 1998, the market valuation account was adjusted to $74,000 to increase the recorded balance of these securities at December 31, 1998 to fair value at that time.

   The following table summarizes maturity and yield information on the investment portfolio at December 31, 1999:

                                                       Carrying Value              Yield <F1>
                                                       --------------              ----------
                                                                 (Dollars in Thousands)
U.S. Treasury securities and obligations
   of U.S. government corporations and agencies:
         0 to 1 year                                     $ 3,494                     5.93%
         1 to 5 years                                      8,152                     6.19
         5 to 10 years                                     4,486                     4.14
         No stated maturity                                   --                       --
                                                         -------                     ----
               Total                                     $16,132                     5.56%
                                                         =======                     ====
Municipal bonds:
         0 to 1 year                                     $    53                     5.47%
         1 to 5 years                                         64                     4.65
         5 to 10 years                                        --                       --
         No stated maturity                                   --                       --
                                                         -------                     ----
               Total                                     $   117                     5.02%
                                                         =======                     ====
Mortgage-backed securities:
         0 to 1 year                                     $    --                       --%
         1 to 5 years                                         --                       --
         5 to 10 years                                        --                       --
         No stated maturity                                3,221                     6.27
                                                         -------                     ----
               Total                                     $ 3,221                     6.27%
                                                         =======                     ====
Federal Home Loan and Federal Reserve Bank stock:
         0 to 1 year                                     $    --                       --
         1 to 5 years                                         --                       --
         5 to 10 years                                        --                       --
         No stated maturity                                  808                     6.50
                                                         -------                     ----
               Total                                        $808                     6.50%
                                                         =======                     ====
Total
         0 to 1 year                                     $ 3,547                     5.92%
         1 to 5 years                                      8,216                     6.18
         5 to 10 years                                     4,486                     4.14
         FHLB and FRB stock                                  808                     6.50
         Mortgage backed securities                        3,221                     6.27
                                                         -------                     ----
               Total                                     $20,278                     5.71%
                                                         =======                     ====

<F1> Weighted average tax-equivalent yield

SHORT-TERM BORROWINGS

   The table below outlines the average balance, the highest balance and the average yield paid for short-term borrowing for the years ending December 31, 1999, 1998 and 1997.

                                                      December 31,
                                      ---------------------------------------------
                                         1999              1998              1997
                                      ---------         ---------         ---------
Average balance                         576,384           399,090            79,795
Highest balance                       7,100,000         3,100,000         1,225,000
Average rate                               5.28%             5.43%             5.75%

CAPITAL ADEQUACY

   Risk-based capital guidelines for financial institutions were adopted by regulatory authorities effective January 1, 1991. These guidelines were designed to relate regulatory capital requirements to the risk profile of the specific institution and to provide for uniform requirements among the various regulators. Currently, the risk-based capital guidelines require CGB to meet a minimum total capital ratio of 8.0% of which at least 4.0% must consist of Tier 1 capital. Tier 1 capital generally consists of (a) common shareholders' equity (excluding the unrealized market value adjustments on the available-for-sale securities); (b) qualifying perpetual preferred stock and related surplus subject to certain limitations specified by the FDIC; and (c) minority interests in the equity accounts of consolidated subsidiaries less goodwill, mortgage servicing rights within certain limits, and any other intangible assets and investments in subsidiaries that the FDIC determines should be deducted from Tier 1 capital. The FDIC also requires a minimum leverage ratio of 3.0%, defined as the ratio of Tier 1 capital to average total assets for banking organizations deemed the strongest and most highly rated by banking regulators. A higher minimum leverage ratio is required of less highly rated banking organizations. Total capital, a measure of capital adequacy, includes Tier 1 capital, allowance for possible loan losses, and debt considered equity for regulatory capital purposes.

   The following table summarizes CGB's risk-based capital and leverage ratios at the dates indicated:

                                                                                December 31,
                                                           -------------------------------------------------
                                                            1999                    1998               1997
                                                           ------                  ------             ------
Tier 1 capital to risk weighted assets                      12.75%                  15.01%            10.96%
Total capital to risk weighted assets                       13.48                   16.27             11.85
Leverage ratio (Tier 1 capital to average assets)           10.20                   11.54             22.72
Tangible capital to tangible assets                         10.23                   12.17              8.41

   At December 31, 1999, CGB's Tier 1 capital was $12,141,000 compared to $12,359,000 and $8,140,000 at December 31, 1998 and 1997, respectively. At
December 31, 1999, CGB's total capital was $12,837,000 compared to $13,395,000 and $8,800,000 at December 31, 1998 and 1997, respectively.

YEAR 2000

   Overview. The Year 2000 ("Y2K") issue refers to the ability of a date-sensitive computer program to recognize a two-digit date field designated "00" as the year 2000. Mistaking "00" for 1900 could result in a system failure or miscalculations causing a disruption of operations and normal business activities. This is a significant issue for many companies, including banks, and the implications of the Y2K issue cannot be predicted with any high degree of certainty.

   The Cost of Y2K compliance. The total cost to CGB to assess, correct and verify Y2K issues was approximately $10,000, consisting of costs allocated to Y2K projects, and software and hardware expenses required for upgrading and testing of CGB's systems. This cost estimate does not include the cost associated with regulatory reporting, legal review of regulatory requirements, auditing requirements or other costs incurred related only to the disclosure requirements and not actual software or hardware issues. Such costs are difficult to determine as these requirements change frequently. If these non-systems related costs become significant and quantifiable, they will be disclosed at that time.

   What Risks Exist for CGB. The most likely risk CGB faces with respect to Y2K issues is in the core banking software. This system identifies and calculates payments due CGB's subsidiary bank for loans made to customers and amounts due to the bank's customers for deposits. The loss of these records or inability to accurately perform these calculations could cause the bank to incur additional expenses such as loan losses, under payments of amounts due on loans, overpayments of amounts due to depositors or increased personnel expenses required to track this information manually. Such expenses are not currently quantifiable, but could be material to the operations and financial performance of CGB and its subsidiaries. As of March 1, 2000 CGB had encountered no significant Y2K related problems.

EFFECT OF INFLATION

   Persistent high rates of inflation can have a significant effect on the reported financial condition and results of operations of all industries. However, the asset and liability structure of commercial banks is substantially different from that of an industrial company in that virtually all assets and liabilities of commercial banks are monetary in nature. Accordingly, changes in interest rates may have a significant impact on a commercial bank's performance. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Inflation does have an impact on the growth of total assets in the banking industry, often resulting in a need to increase equity capital at higher than normal rates to maintain an appropriate equity-to-assets ratio.

SUPERVISION AND REGULATION
--------------------------

CGB and FCB are subject to state and federal banking laws and regulations which impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of operations. These laws and regulations are generally intended to protect depositors, not shareholders. To the extent that the following summary describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of CGB. The numerous regulations and policies promulgated by the regulatory authorities creates a difficult and ever-changing atmosphere in which to operate. CGB and FCB commit substantial resources in order to comply with these statutes, regulations and policies. CGB is unable to predict the nature or the extent of the effect on its business and earnings that fiscal or monetary policies, economic control, or new federal or state legislation may have in the future.

FEDERAL BANK HOLDING COMPANY REGULATION

   CGB is a bank holding company under the definition of the Bank Holding Company Act of 1956 (the "BHCA"). Under the BHCA, CGB is subject to periodic examination by the Federal Reserve and is required to file periodic reports of its operations and such additional information as the Federal Reserve may require. CGB's and FCB's activities are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries, or engaging in any other activity that the Federal Reserve determines to be closely related to banking.

   Investments, Control and Activities. With certain limited exceptions, the BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) acquiring substantially all the assets of any bank,
(ii) acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares), or (iii) merging or consolidating with another bank holding company.

   In addition, and subject to certain exceptions, the BHCA and the Change in Bank Control Act, together with regulations thereunder, require Federal Reserve approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring "control" of a bank holding company, such as CGB. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of a bank holding company. Under Federal Reserve regulations applicable to CGB, control will be refutably presumed to exist if a person acquires at least 10% of the outstanding shares of any class of voting securities. The regulations provide a procedure for challenge of the rebuttable control presumption.

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   Under the BHCA, CGB is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, nonbanking activities, unless the Federal Reserve, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a related activity. Some of the activities that the Federal Reserve has determined by regulation to be proper incidents to the business of banking include investment in and management of Small Business Investment Companies, making or servicing loans and certain types of leases, engaging in certain insurance and brokerage activities, performing data processing services, acting in certain circumstances as a fiduciary or investment or financial advisor, owning savings associations, and making investments in limited projects designed primarily to promote community welfare.

   Source of Strength; Cross-Guarantee. In accordance with Federal Reserve policy, CGB is expected to act as a source of financial strength to FCB and to commit resources to support FCB in circumstances in which CGB might not otherwise do so. Under the BHCA, the Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of a bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

BANK REGULATION

   General. As of December 31, 1999, CGB is the holding company for a single national bank (FCB). FCB is a member of the Federal Reserve system. The Office of the Comptroller of the Currency (OCC) is the primary regulator for FCB. The OCC regulates or monitors all areas of FCB's operations, including security devices and procedures, adequacy of capitalization and loss reserves, loans, investments, borrowings, deposits, mergers, issuance of securities, payment of dividends, interest rates payable on deposits, interest rates or fees chargeable on loans, establishment of branches, corporate reorganizations, maintenance of books and records, and adequacy of staff training to carry on safe lending and deposit gathering practices. FCB must maintain certain capital ratios and is subject to limitations on aggregate investments in real estate, bank premises, and furniture and fixtures.

   All insured institutions must undergo regular on-site examinations by their appropriate bank regulatory agencies. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate. Insured institutions are required to submit annual and quarterly reports to their appropriate regulatory agencies.

   Transactions With Affiliates and Insiders. FCB is subject to the provisions of Section 23A of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. In addition, most of these loans and certain other transactions must be secured in prescribed amounts. FCB is also subject

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to the provisions of Section 23B of the Federal Reserve Act that, among other things, prohibit an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. FCB is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

   Community Reinvestment Act. The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within its jurisdiction, the OCC shall evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. FCB has a satisfactory rating under CRA.

   Other Regulations. Interest and certain other charges collected or contracted for by FCB are subject to state usury laws and certain federal laws concerning interest rates. FCB's loan operations are also subject to certain federal laws applicable to credit transactions, such as the federal Truth-In-Lending Act governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act of 1975 requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves; the Equal Credit Opportunity Act prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit; the Fair Credit Reporting Act of 1978 governing the provision of information to credit reporting agencies; the Fair Debt Collection Act governing the manner in which consumer debts may be collected by collection agencies; and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of FCB also are subject to the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

   Deposit Insurance. The deposits of FCB are currently insured by the FDIC to a maximum of $100,000 per depositor, subject to certain aggregation rules. The FDIC establishes rates for the payment of premiums by federally insured banks for deposit insurance. An insurance fund is maintained for commercial banks, with insurance premiums from the industry used to offset losses from insurance payouts when banks fail. The FDIC has adopted a risk-based deposit insurance premium system for all insured depository institutions, including FCB, which requires premiums from a depository institution based upon its capital levels and risk profile, as determined by its primary federal regulator on a semiannual basis.

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

DIVIDENDS

   The principal source of CGB's cash revenues comes from dividends received from FCB. The amount of dividends that may be paid by FCB to CGB depends on FCB's earnings and capital position and is limited by federal and state law, regulations, and policies.

CAPITAL REGULATIONS

   The federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, account for off-balance-sheet exposure, and minimize disincentives for holding liquid assets. The resulting capital ratios represent qualifying capital as a percentage of total risk-weighted assets and off-balance-sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios well in excess of the minimums. The current guidelines require all bank holding companies and federally regulated banks to maintain a minimum risk-based total capital ratio, a portion of which must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred stock, and general reserves for loan and lease losses up to 1.25% of risk-weighted assets.

   Under these guidelines, banks' and bank holding companies' assets are given risk-weights of 0%, 20%, 50% or 100%. In addition, certain off-balance-sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. These computations result in the total risk-weighted assets. Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstance, residential construction loans, both of which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% rating, and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% rating.

   The federal bank regulatory authorities have also implemented a leverage ratio, which is Tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base.

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                INFORMATION ABOUT ENTERBANK AND ITS AFFILIATES

   Enterbank is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Enterbank was incorporated under the laws of the State of Delaware on December 13, 1994. Its principal office is located at 150 North Meramec, Clayton, Missouri 63105 and its telephone number is (314) 725-5500.

   Enterbank owns 100% of the issued and outstanding shares of Enterprise Bank. Enterprise Bank was chartered in 1988 and commenced business in Clayton, Missouri shortly thereafter. Enterprise offers a broad range of commercial and personal banking services to its customers. Loans include commercial, commercial real estate, financial and industrial development, real estate construction and development, residential real estate and consumer loans which are made primarily to owners and affiliates of its commercial customers. Other services include cash management, Automated Clearing House, safe-deposit box, lock box and online banking services.

   Enterbank also owns 100% of the issued and outstanding shares of Enterprise Merchant Banc, Inc., which was first established in 1995 to provide merchant banking services to closely-held businesses and their owners. Its current operations include a minority investment in Enterprise Merchant Banc, LLC, which focuses on providing equity capital and equity-linked debt investments to growing companies in need of additional capital to finance internal and acquisition-related growth. Additionally, Enterprise Merchant Banc, Inc. receives fee income for its role as a financial advisor in capital raising transactions as well as mergers and acquisitions. It focuses on "second stage" and mezzanine financing for established companies rather than "seed money" for start up operations.

   Enterprise Financial Advisors was organized as a division of Enterprise Bank in late 1997 to provide fee-based personal and corporate financial consulting and trust services to the bank's target market. Personal financial consulting includes estate planning, investment management, retirement planning, trust services and custodial services. Corporate consulting services are focused in the areas of retirement plans, management compensation and management succession issues. Some investment management services are provided through Argent Capital Management, a money management company that invests principally in large capitalization companies. Enterbank owns approximately an 8% interest in Argent Capital Management. Enterprise Financial Advisors also receives assistance in staffing, training, marketing and regulatory compliance from Moneta Group, Inc., a nationally recognized firm in the financial planning industry.

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            INFORMATION ABOUT CGB AND FIRST COMMERCIAL BANK, N.A.

   CGB is a bank holding company registered under the BHC Act. CGB was incorporated under the laws of the State of Kansas on March 20, 1995. Its principal office is located at 12695 Metcalf Avenue, Overland Park, Kansas 66213, and its telephone number is (913) 663-5525.

   CGB owns 100% of the issued and outstanding shares of CGB Acquisition Corporation which, in turn, owns 100% of the issued and outstanding shares of First Commercial Bank, N.A. First Commercial Bank, N.A. was chartered under the laws of the United States and opened for business in Overland Park, Kansas on February 20, 1996. In December 1997, CGB Acquisition Corporation acquired all of the issued and outstanding stock of Humboldt Bancshares, Inc., a bank holding company which owned Humboldt National Bank in Humboldt, Kansas. First Commercial Bank, N.A. and Humboldt National were merged on December 30, 1997. The new bank retained the First Commercial Bank, N.A. name and the Humboldt National Bank charter which was originally granted in 1896. The bank operates offices in Overland Park (a suburb of Kansas City, Missouri) and in the southeast Kansas communities of Humboldt, Iola and Chanute.

   First Commercial Bank, N. A. offers a broad range of commercial, agricultural and personal banking services to its customers. Loans include commercial (working capital lines of credit, equipment acquisition, real estate acquisition and expansion), consumer (home equity lines of credit, home improvement and vehicle purchase) and agricultural (operating lines of credit, equipment acquisition, livestock purchase and feeding and farm real estate acquisition). In the Overland Park market, loans are made primarily to established small and medium sized businesses and their respective owner, managers. In the southeast Kansas market, loans are made to a broader range of businesses and consumers. Other services include corporate cash management, safe deposit boxes, wire transfers and personal computer based banking services.

   CGB also owns 100% of the issued and outstanding shares of The Capital Corporation, an investment banking firm established in 1996. This subsidiary leads and assists clients through mergers, acquisitions and divestitures with a particular focus on the community banking industry. In addition, The Capital Corporation generates fee income through providing strategic planning and general consulting services to financial institution owners and management teams.

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                                  THE MERGER

BACKGROUND OF THE MERGER

   The following is a brief description of the events that resulted in the execution of the Agreement and Plan of Merger dated as of January 5, 2000 between Enterbank and CGB.

   Early in 1998, management of Enterbank determined to explore the possibility of expanding its business into the Kansas City metropolitan market. In the spring of 1999, the President and Chief Executive Officer of Enterbank was introduced to CGB and the management group of First Commercial Bank N.A. Representatives of CGB began discussing with Enterbank opportunities in the Kansas City metropolitan market and the business prospects and objectives of Enterbank and CGB.

   In May of 1999, representatives of CGB contacted Enterbank to discuss, on a preliminary basis, the possibility of combining the two organizations as an alternative to Enterbank seeking a de novo charter, a de novo branch or investigating other means of expansion to the Kansas City area.

   In an introductory meeting in June 1999, the Chief Executive Officer, the Chief Financial Officer and other Enterbank representatives met with the CGB Board of Directors to discuss the operating philosophies and strategies of both companies. This meeting also provided a forum for key representatives of both companies to become familiar with each other and to further their knowledge of their respective businesses.

   Representatives of Enterbank met with a number of representatives of CGB on September 28, 1999 in Kansas City to discuss in more detail an arrangement between Enterbank and CGB. Enterbank proposed that the companies combine in a transaction in which CGB shareholders would receive Enterbank shares in exchange for their CGB shares.

   On October 21, 1999, the CGB Board of Directors met to discuss the Enterbank proposal. The CGB Board determined to decline the Enterbank proposal because they believed the proposal was inadequate.

   On November 11, 1999, representatives of Enterbank and CGB again met to rekindle merger discussions. They discussed various potential exchange ratios, and tentatively agreed on an exchange ratio of 2.1429 shares of Enterbank common stock for each outstanding share of CGB common stock. Based upon a value of $17.50 per Enterbank common share, which was the most recent price at which Enterbank shares were known to have traded, the proposed exchange ratio would result in each CGB shareholder receiving for each CGB share Enterbank shares with a value of $37.50.

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

   On November 12, 1999, Enterbank sent to the CGB Board a written proposal outlining the matters discussed at the November 11 meeting. At a meeting on November 17, 1999, the Enterbank Board was informed of the tentative agreement reached with CGB and instructed management to proceed with its discussions with CGB. On November 30, 1999 the CGB Board reconvened and agreed to accept the Enterbank proposal.

   On December 15, 1999, the Enterbank Board met to review, in detail, financial and other information about CGB and to discuss the terms of the proposed combination of Enterbank and CGB. Throughout the month of December 1999, representatives of management of CGB and Enterbank negotiated the terms of the merger agreement.

   At separate meetings held on January 5, 2000, the Boards of Directors of Enterbank and CGB met to consider the proposed merger agreement. At the Enterbank meeting, the Board of Directors, with 2 directors absent, authorized execution of the merger agreement. Subsequent to the meeting, the absent directors approved the action of the Enterbank Board, making the Enterbank Board's approval unanimous. At the CGB meeting, the Board of Directors, with one director absent, authorized execution of the merger agreement. Subsequent to the meeting, the absent director approved the action of the CGB Board, making the CGB Board's approval unanimous. The merger agreement was signed by Enterbank and CGB on the evening of January 5, 1999.

   Annex A to the joint proxy statement/prospectus contains a copy of the merger agreement, which is incorporated herein by reference.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

   ENTERBANK. The strategy of the Board of Directors of Enterbank for enhancing long-term value for Enterbank shareholders recognizes that further consolidation will occur in the banking and financial services industry in the United States and that Enterbank must be in a position to take advantage of this change. Pursuant to this strategy, management of Enterbank, at the direction of the Board of Directors of Enterbank, continually explores and evaluates expansion opportunities, such as the merger with CGB.

   In reaching the conclusion that the merger is fair to and in the best interests of the shareholders of Enterbank, in addition to the opinion of Enterbank's financial advisor that the exchange ratio is fair to the shareholders of Enterbank from a financial point of view, the Board of Directors of Enterbank considered numerous factors, including the following:

   (1) The Board's familiarity with and review of CGB's business, results of operations, prospects and financial condition and the willingness of the Board of Directors of CGB to consider a merger with Enterbank.

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

   (2) Economic conditions and prospects for the markets in which Enterbank and CGB operate, and competitive pressures in the financial services industry in general and the banking industry in particular.

   (3) The enhancement of Enterbank's competitiveness and its ability to serve its customers, depositors, creditors, and other constituents and the communities in which it operates as a result of a business combination with another bank holding company, such as CGB.

   (4) Information concerning the business, results of operations, asset quality and financial condition of Enterbank and CGB on a stand-alone and combined basis, and the future growth prospects of Enterbank and CGB following the merger. The Board considered the results of the initial review conducted by Enterbank's management with respect to CGB's business and operations, including, in particular, its asset quality and certain related conditions in the merger agreement.
        Such review included an assessment of the opportunities to achieve increased market penetration in its existing market and to expand into CGB's market area.

   (5) An assessment that, in the current economic environment, expansion through acquisition of another financial institution is most economically advantageous to Enterbank's shareholders when compared to other alternatives, such as de novo branch openings or branch acquisitions.

   (6) The geographic and business similarities of Enterbank and CGB and the complementary nature of their respective businesses.

   (7) Information with respect to historical trading ranges and multiples of Enterbank common stock, and possible trading ranges and multiples for Enterbank's stock on a stand-alone basis and on a combined basis and the evaluation by the Board of Directors of the financial terms of the merger and their effect on the shareholders of Enterbank and the belief of the Board that such terms are fair to Enterbank and its shareholders.

   (8) The expectation that for Federal income tax purposes the merger will constitute a tax-free reorganization to Enterbank and its subsidiaries.

   (9) The expectation that the merger will be accounted for under the pooling of interests method of accounting.

   (10) The terms and conditions of the merger agreement and the related agreements.

   (11) The likelihood of the merger being approved by the appropriate regulatory authorities.

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   (12) The structure of the merger and the resulting corporate entity.

   The Board of Directors of Enterbank did not assign any relative or specific weights to the factors considered and individual directors may have assigned different weights to the above factors.

   The Board of Directors of Enterbank unanimously recommends that the merger agreement, the related agreements, the transactions contemplated thereby and the issuance of Enterbank common stock in connection therewith, be approved by the Enterbank shareholders.

OPINION OF ENTERBANK'S FINANCIAL ADVISOR

   The Enterbank Board of Directors approved the retention of Stifel as Enterbank's financial advisor in connection with the merger and to render a fairness opinion with respect thereto. Stifel is an investment banking and securities firm with membership on all principal U.S. securities exchanges. As part of its investment banking activities, Stifel is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In connection with the January 5, 2000 meeting of the Board of Directors of Enterbank, Stifel rendered its oral opinion that, as of such date, the exchange ratio was fair to the holders of Enterbank common stock from a financial point of view. Stifel has confirmed its January 5, 2000 oral opinion by delivery of its written opinion to the Enterbank Board of Directors, dated the date of this joint proxy statement/prospectus, that, based upon and subject to the various considerations set forth therein, as of the date hereof the exchange ratio is fair to the holders of Enterbank common stock from a financial point of view. Stifel is familiar with Enterbank, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement and Plan of Merger. The merger consideration and the exchange ratio were determined separately in negotiations between Enterbank and CGB. In 1999, Stifel served as underwriter in an offering of trust preferred securities by EBH Capital Trust I, a wholly-owned subsidiary of Enterbank.
In consideration for its underwriting services, Stifel received underwriting commissions of $550,000.

   The full text of Stifel's opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference, and should be read in its entirety in connection with this joint proxy statement/prospectus. The summary of the opinion of Stifel set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

   Stifel's opinion is directed only to the fairness of the exchange ratio from a financial point of view and does not constitute a recommendation to any holders of Enterbank common stock as to

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how such holders of Enterbank common stock should vote at the Special Meeting or as to any other matter.

   In connection with its January 5, 2000 oral opinion and its written opinion dated the date hereof, Stifel reviewed, among other things: the Agreement;
the financial statements of Enterbank included in their Annual Reports on form 10-K for the five years ended December 31, 1998 and their Quarterly Report on form 10-Q for the quarter ended September 30, 1999; the audited statements of CGB for the three years ended December 31, 1998 and the period from inception (March 7, 1995) to December 31, 1995 and internal financial statements for the eleven months ended November 30, 1999; certain internal financial analyses and forecasts for Enterbank prepared by its management; certain pro forma financial forecasts for Enterbank and CGB on a combined basis, giving effect to the merger, prepared by the respective management's of Enterbank and CGB utilizing Enterbank's and CGB's internal financial forecasts. Stifel conducted conversations with Enterbank's senior management and CGB's senior management regarding recent developments and management's financial forecasts for Enterbank and CGB, respectively. In addition, Stifel spoke to members of Enterbank's senior management and CGB's senior management regarding factors which affect each entity's business. Stifel has also compared certain financial and securities data of Enterbank and CGB with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Enterbank, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion. Stifel also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the banking industry generally.

   In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel (including without limitation, projected cost savings and operating synergies resulting from the merger), Stifel assumed with Enterbank's consent that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of Enterbank and CGB as to the future operating and financial performance of Enterbank and CGB, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which Stifel could form its opinion. Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Enterbank or CGB since the date of the last financial statements made available to it. Stifel also assumed, without independent verification and with Enterbank's consent, that the aggregate allowances for loan losses set forth in the financial statements of Enterbank and CGB are in the aggregate adequate to cover all such losses. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of Enterbank's or CGB's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did

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it review loan or credit files of Enterbank or CGB.  Stifel relied on advice of Enterbank's counsel and accountants as to all legal and accounting matters with respect to Enterbank, the Agreement and the transactions and other matters contained or contemplated therein. Stifel assumed, with Enterbank's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived. Stifel was retained by the Enterbank Board to express an opinion as to the fairness of the exchange ratio to the holders of Enterbank common stock, from a financial point of view.

   The financial forecasts furnished to Stifel for Enterbank and CGB and estimates of cost savings and operating synergies resulting from the merger were prepared by the management's of Enterbank and CGB and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, Enterbank and CGB do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Stifel in connection with its analysis of the financial terms of the merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of either Enterbank or CGB, including, without limitation, factors related to the integration of Enterbank and CGB and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

   In connection with rendering its January 5, 2000 oral opinion, Stifel performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Enterbank or CGB. Any estimates contained in Stifel's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel's analyses was identical to Enterbank or CGB or the merger. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions, and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other.

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   The following is a summary of the financial analyses performed by Stifel in connection with providing its oral opinion, on January 5, 2000. In connection with its written opinion dated as of the date of this joint proxy statement/prospectus, Stifel intends on performing procedures to update certain of its analyses and review the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, Stifel will not utilize any methods of analysis in addition to those described.

   Pro Forma Effect of the Merger.  Stifel reviewed certain estimated future
   -------------------------------
operating and financial information developed by Enterbank and CGB and certain estimated future operating and financial information for the pro forma combined entity resulting from the merger for the twelve month periods ended December 31, 2000 and December 31, 2001 prepared by the management of Enterbank and CGB. Based on this analysis, Stifel compared certain of Enterbank's estimated future per share results with such estimated figures for the pro forma combined entity. Stifel compared Enterbank's estimated future stand-alone earnings per share with such estimated figures for the pro forma combined entity. On a pro forma basis, the merger is forecast to be accretive to Enterbank's earnings per share for the twelve month periods ended December 31, 2000 and December 31, 2001. This analysis did not purport to be indicative of actual future results. Stifel also reviewed certain historical financial information in order to determine the effect of the merger on Enterbank's book value and tangible book value. Based on this analysis, at September 30, 1999, on a pro forma basis the merger is forecast to be accretive to Enterbank's book value per share and tangible book value per share.

   Analysis of Bank Merger Transactions.  Stifel analyzed certain information
   -------------------------------------
relating to recent transactions in the banking industry, consisting of 15 acquisitions announced between January 1, 1999 and December 31, 1999, involving sellers in the Midwest Region of the United States with transaction values between $20 million and $100 million ("Group A"), a second group of 57 acquisitions announced between January 1, 1999 and December 31, 1999, involving sellers in the Midwest Region of the United States with announced transaction values ("Group B"), and a third group of 217 acquisitions announced between January 1, 1999 and December 31, 1999, involving sellers in all regions of the United States with announced transaction values ("Group C") (the "Selected Transactions"). Stifel calculated the following ratios with respect to the Merger and the Selected Transactions:

                                               ENTERBANK/CGB                 GROUP A SELECTED TRANSACTIONS
                                               -------------                 -----------------------------
Ratios                                                              5th Percentile      Median      95th Percentile
------                                                              --------------      ------      ---------------
Deal Price per share/Book Value                    222.2%               133.6%          207.6%           347.4%
Deal Price per share/Tangible Book
   Value                                           265.0%               137.7%          274.7%           373.4%
Adjusted Deal Price/6.50% Equity                   339.8%               163.0%          241.1%           418.4%
Deal Price per share/Last 12
   months earnings per share                        46.4x                12.8x           22.2x            34.9x
Deal Price/Assets                                   28.3%                10.8%           20.5%            29.7%
Premium over Tangible Book
   Value/Deposits                                   20.7%                 7.0%           11.7%            25.3%
Deal Price/Deposits                                 33.2%                12.5%           24.5%            43.2%
                                                   ======               ======          ======           ======
                                               ENTERBANK/CGB                 GROUP B SELECTED TRANSACTIONS
                                               -------------                 -----------------------------
Ratios                                                              5th Percentile      Median      95th Percentile
------                                                              --------------      ------      ---------------
Deal Price per share/Book Value                    222.2%               120.0%          205.1%           335.9%
Deal Price per share/Tangible Book
   Value                                           265.0%               120.0%          212.7%           370.5%
Adjusted Deal Price/6.50% Equity                   339.8%                92.1%          237.3%           472.4%
Deal Price per share/Last 12
   months earnings per share                        46.4x                11.8x           20.4x            40.5x
Deal Price/Assets                                   28.3%                 8.9%           19.9%            32.4%
Premium over Tangible Book
   Value/Deposits                                   20.7%                -0.6%           10.2%            31.6%
Deal Price/Deposits                                 33.2%                10.3%           23.6%            43.8%
                                                   ======               ======          ======           ======

                                               ENTERBANK/CGB                 GROUP C SELECTED TRANSACTIONS
                                               -------------                 -----------------------------
Ratios                                                              5th Percentile      Median      95th Percentile
------                                                              --------------      ------      ---------------
Deal Price per share/Book Value                    222.2%               120.0%          229.6%           401.2%
Deal Price per share/Tangible Book
   Value                                           265.0%               120.1%          244.2%           428.8%
Adjusted Deal Price/6.50% Equity                   339.8%               107.5%          275.6%           498.1%
Deal Price per share/Last 12
   months earnings per share                        46.4x                11.9x           21.1x            42.4x
Deal Price/Assets                                   28.3%                 9.5%           21.1%            34.4%
Premium over Tangible Book
   Value/Deposits                                   20.7%                 0.6%           14.2%            32.0%
Deal Price/Deposits                                 33.2%                10.7%           24.8%            43.2%
                                                   ======               ======          ======           ======

   Comparison of Selected Companies.  Stifel reviewed and compared certain
   ---------------------------------
multiples and ratios for a peer group of 9 selected banks with assets less than $1 billion which Stifel deemed to be relevant. The group of selected banks consisted of Bank of the Ozarks Inc., CNBT Bancshares Inc., Independent Bankshares Inc., Indiana United Bancorp, Mercantile Bank Corporation, S.Y. Bancorp Inc., Southside Bancshares Corporation, Southside Bancshares Inc., and Summit Bancshares Inc. In order to calculate a range of imputed values for a share of CGB common stock, Stifel applied a 30.2% control premium to the trading prices of the selected group of comparable companies and compared the resulting theoretical offer price to each of book value, tangible book value, adjusted 6.5% equity, latest 12 month earnings, estimated 2000 earnings as provided by Institutional Brokers Estimate System ("IBES"), assets, tangible book value to deposits and deposits. Stifel then applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results of CGB. This analysis resulted in a range of imputed values for CGB common stock of between $13.73 and $39.54 based on the median multiples and ratios for the peer group. The control premium selected by Stifel was based on a 5 year analysis of market premiums paid in bank and thrift merger transactions. This analysis did not purport to reflect the prices at which shares of CGB common stock may trade in the public markets. The value of one share of CGB common stock under the terms of the Agreement was calculated to be $39.11 as of January 5, 2000.

   Additionally, Stifel calculated the following ratios with respect to the 9 selected comparable companies after application of the 30.2% control premium:

                                               ENTERBANK/CGB                9 SELECTED COMPARABLE COMPANIES
                                               -------------                -------------------------------
Ratios                                                                 Minimum          Median          Maximum
------                                                                 -------          ------          -------
Deal Price per share/Book Value                    222.2%               148.7%          224.7%           383.3%
Deal Price per share/Tangible Book
   Value                                           265.0%               149.0%          259.3%           390.2%
Adjusted Deal Price/6.50% Equity                   339.8%               161.9%          196.4%           433.6%
Deal Price per share/Last 12
   months earnings per share                        46.4x                13.0x           16.3x            24.4x
Deal Price per share/Estimated
   2000 earnings per share                          29.1x                11.5x           14.5x            18.5x
Deal Price/Assets                                   28.3%                11.6%           15.8%            29.6%
Premium over Tangible Book
   Value/Deposits                                   20.7%                 5.1%           10.3%            25.4%
Deal Price/Deposits                                 33.2%                16.5%           20.0%            34.5%
                                                   ======               ======          ======           ======

   Present Value Analysis.  Applying discounted cash flow analysis to the
   -----------------------
theoretical future earnings and dividends of Enterbank and CGB, Stifel compared the calculated value of an Enterbank share to the calculated value of the combined entity. The analysis was based upon management's projected earnings growth, a range of assumed price/earnings ratios, and a 15.0%, 17.5% and 20.0% discount rate. Stifel selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for Enterbank and other publicly traded comparable commercial banks. The stand-alone present value of Enterbank common stock calculated on this basis ranged from $8.87 to $27.97 per share. The present value of one share of common stock in the combined entity under the terms of the Agreement calculated on this basis ranged from $9.47 to $29.91 per share.

   Discounted Cash Flow Analysis.  Using a discounted cash flow ("DCF")
   ------------------------------
analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that CGB could produce to benefit Enterbank ("Dividendable Net Income"). In this analysis, Stifel assumed that CGB would perform in accordance with management's estimates and calculated assumed after- tax distributions to Enterbank such that its tangible common equity ratio would be maintained at 6.5 percent of assets. Stifel calculated the sum of (1) the estimated terminal values per share of CGB common stock based on assumed multiples to CGB's projected 2005 earnings ranging from 16.1x to 21.2x, plus (2) the assumed 2000 - 2004 Dividendable Net Income streams per share, in each case discounted to present values at assumed discount rates ranging from 12.0% to 16.0%. This DCF analysis indicated an implied equity value reference range of $42.72 to $69.62 per share of CGB common stock.
This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of CGB common stock may trade in the public markets. A DCF analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated revenue enhancements, earnings growth rates, dividend payout rates, terminal values and discount rates.

   Contribution Analysis.  Stifel reviewed certain financial information for
   ----------------------
Enterbank and CGB for the nine month period ended September 30, 1999 including net revenues before and after provision for loan losses, net income before preferred dividends and extraordinary items, total assets, loans, total deposits and total equity and compared the percentage contribution of CGB to the pro forma combined figures for Enterbank and CGB and to the percentage of total outstanding Enterbank common stock that would be owned by the CGB stockholders as a result of the merger. The contribution analysis showed that CGB would contribute 18% of pro forma combined net revenues before provision for loan losses, 17% of pro forma combined net revenues after provision for loan losses, 14% of pro forma combined net income before preferred dividends and extraordinary items and restructuring charges, 22% of pro forma combined total assets, 19% of pro forma combined loans, 21% of pro forma combined total deposits, and 33% of pro forma combined total equity. Under the terms of the Agreement, CGB shareholders would own 20% of the total outstanding Enterbank common shares. Ownership figures are based on an exchange ratio of 2.1429.

   No company or transaction used in the above analyses as a comparison is identical to Enterbank, CGB, or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

   As described above, Stifel's oral opinion was among the many factors taken into consideration by the Enterbank Board in making its determination to approve the merger.

   Pursuant to the terms of Stifel's engagement, Enterbank has paid Stifel a nonrefundable cash fee of $30,000 and, subject to and conditioned upon consummation of the merger, an additional cash fee of $20,000. Enterbank has also agreed to reimburse Stifel for certain out-of-pocket expenses and has agreed to indemnify Stifel, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

   CGB. The Board of Directors of CGB believes that the merger is fair to and in the best interests of the shareholders of CGB. In reaching their conclusion to approve the merger, in addition to the opinion of CGB's financial advisor that the merger is fair to the shareholders of CGB from a financial point of view, the Board of Directors of CGB considered numerous factors, including the following:

   (1) The Board's familiarity with and review of Enterbank's business, results of operations, prospects and financial condition and the willingness of the Board of Directors of Enterbank to consider a merger with CGB.

   (2) The enhancement of CGB's competitiveness and its ability to serve its customers, depositors, creditors and other constituents and the communities in which it operates as a result of a business combination with another bank holding company such as Enterbank.

   (3) The similarity of CGB's Overland Park, Kansas market with those of Enterbank and the similar focus of both companies on small to medium sized businesses and affluent individuals in those markets.

   (4) The Board's assessment that CGB will achieve its long range strategic goals, including those of optimizing shareholder value and providing liquidity for CGB's stock more quickly through affiliation with Enterbank than on a stand-alone basis. In making this assessment, the Board of Directors considered the time, staff and capital commitments and profitability level required to make CGB a public company through acquisition of and/or merger with other bank holding companies of similar or smaller size.

   (5) Economic conditions and prospects for the markets in which CGB and Enterbank operate and competitive pressures in the financial services industry in general and the banking industry in particular.

   (6) Information concerning the business, profitability, asset quality, financial condition and general reputation of CGB and Enterbank on a stand-alone and combined basis and the future growth prospects of CGB and Enterbank following the merger. The Board considered the results of the review conducted by management and specific Board members with respect to Enterbank. The review included an assessment of the opportunities to achieve corporate and shareholder goals more quickly and effectively as part of a larger multi-state bank holding company.

   (7) Recognition by the Board of Directors of the similarity of the strategic focus of both CGB and Enterbank on the creation of a diversified financial services company with significant non-bank components and the fact that both Enterbank and CGB have already established relationships with and/or made investments in such non-bank entities.

   (8) The expectation that, for Federal income tax purposes, the merger will constitute a tax-free reorganization to CGB and its subsidiaries.

   (9) The expectation that the merger will be accounted for under the pooling of interests method of accounting.

   (10) The terms and conditions of the merger agreement and the related agreements.

   (11) The likelihood of the merger being approved by the appropriate regulatory authorities.

   (12) The structure of the merger and the resulting corporate entity.

The Board of Directors of CGB did not assign relative weights to the factors above or determine that any factor was of particular importance. Rather, the CGB Board made recommendations based on the totality of the information presented to and considered by them.

   The Board of Directors of CGB unanimously recommends that the merger agreement and related agreements and the transactions contemplated by those agreements, including the merger of Enterbank Acquisition Corp. I into CGB, resulting in CGB becoming a wholly-owned subsidiary of Enterbank, be approved by the CGB shareholders.

OPINION OF CGB'S FINANCIAL ADVISOR

   The CGB Board of Directors approved the retention of Fister & Associates, Inc. as CGB's financial advisor in connection with the merger and to render a fairness opinion with respect thereto. Fister is an investment banking firm which is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In connection with the January 5, 2000 meeting of the Board of Directors of CGB, Fister rendered an opinion that, as of that date, the exchange ratio of CGB shares into shares of Enterbank was fair to the holders of CGB common stock from a financial point of view. Fister has updated its January 5, 2000 opinion by delivery of a subsequent written opinion to the CGB Board of directors dated the date of this joint proxy statement/prospectus, that, based upon and subject to the various considerations set forth therein, as of the date hereof the exchange ratio is fair to the holders of CGB common stock from a financial point of view.

   The full text of Fister's opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference, and should be read in its entirety in connection with this joint proxy statement/prospectus. The summary of the opinion of Fister set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

   Fister's opinion is directed only to the fairness of the exchange ratio from a financial point of view and does not constitute a recommendation to any holders of CGB common stock as to how such holders of CGB common stock should vote at the Special Meeting or as to any other matter.

   In connection with its January 5, 2000 opinion and the subsequent written opinion dated the date hereof, Fister reviewed, among other things: the merger agreement; the Financial Statements of Enterbank included in its Annual Reports on Forms 10-K for the five years ended December 31, 1998 and their Quarterly Report on form 10-Q for the quarter ended September 30, 1999; the audited statements of CGB for three years ended December 31, 1998 and for the period from inception (March 7, 1995) to December 31, 1995 and internal financial statements for the eleven months ended November 30, 1999; certain internal financial analyses and forecasts for CGB prepared by its management; certain pro forma financial forecasts for Enterbank and CGB on a combined basis, giving effect to the merger, prepared by the respective management's of CGB and Enterbank utilizing CGB's and Enterbank's internal financial forecasts. Fister conducted conversations with Enterbank's senior management and CGB's senior management regarding recent developments and management's financial forecasts for CGB and Enterbank, respectively. In addition, Fister spoke with members of Enterbank's senior management and CGB's senior management regarding factors which affect each entity's business. Fister has also compared certain financial and securities data of CGB and Enterbank with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Enterbank, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate for purpose of its opinion. Fister also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the banking industry generally.

   In rendering its opinion, Fister relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Fister, Fister assumed with CGB's consent that it was reasonably prepared on the basis reflecting the best currently available estimates and judgments of Enterbank and CGB as to the future operation and financial performance of Enterbank and CGB, that they would be realized in amounts and time period estimated and that they provided a reasonable basis upon which Fister could form its opinion. Fister also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Enterbank or CGB since the date of the last financial statements made available to it. Fister also assumed, without independent verification and with CGB's consent, that the aggregate allowances for loan losses set forth in the financial statements of Enterbank and CGB are in the aggregate adequate to cover all such losses. Fister did not make or obtain any independent evaluation, appraisal or physical inspection of Enterbank's or CGB's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did it review loan or credit files of Enterbank or CGB. Fister relied on advice of CGB's counsel and accountants as to all legal and accounting matters with respect to CGB, the merger agreement and the transactions and other matters contained or contemplated therein. Fister assumed, with CGB's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived. Fister was retained by the CGB board of directors to express an opinion as to the fairness of the exchange ratio to the holders of CGB common stock, from a financial point of view.

   The financial forecasts furnished to Fister for Enterbank and CGB were prepared by the managements of Enterbank and CGB and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, Enterbank and CGB do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Fister in connection with its analysis of the financial terms of the merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of either Enterbank or CGB, including, without limitation, factors related to the integration of Enterbank and CGB and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

   In connection with rendering its January 5, 2000 opinion, Fister performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Fister believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Fister made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Enterbank or CGB. Any estimates contained in Fister's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Fister's analyses was identical to Enterbank or CGB or the merger. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions, and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared.

   The following is a summary of the financial analysis performed by Fister in connection in providing its opinion on January 5, 2000. In connection with its written opinion dated as of the date of this joint proxy statement/prospectus, Fister performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, Fister did not utilize any methods of analysis in addition to those described.

   Analysis of Bank Merger Transactions.  Fister analyzed certain recent
   -------------------------------------
mergers in the banking industry, developed relevant multiples from those merger transactions and applied them to CGB's subsidiary bank (FCB). Fister analyzed several groups of deals, the first being transactions that occurred in the Midwest region occurring from October 1, 1998, to September 30, 1999, where the selling bank was between $75 million to $150 million in total assets. A thorough financial analysis of these selling organizations was performed and deals were ultimately chosen from this group that had characteristics similar to FCB. Certain ratios were developed including price-to-book, price-to-tangible book, price-to-earnings and franchise premium-to-core deposits.

   The price-to-book multiples from this group range from a low of 1.55% to a high of 2.89% with an average price-to-book multiple of 2.27 and a median of
2.04. The price-to-tangible book multiples ranged from a low of 1.55% to a high of 2.89% with an average price-to-tangible book multiple of 2.27 and a median of 2.04. The price-to-earnings multiples ranged from a low of 13.01 to a high of 22.57 with an average price-to-earnings multiple of 18.55 and a median of 19.10. The franchise premium-to-core deposits percentage ranged from a low of 4.82% to a high of 29.18% with an average figure of 16.54% and a median figure of 14.55.

   Fister applied the average price-to-book multiple and price-to-earnings multiple to FCB and to values ranging between $19.4 million end $25.0 million with an average fair market value of $24,838,000. Fister then looked at the tangible book premium-to-core deposits method and came to a value of $26,971,000 with this method and adding that into the other methods and weighting the price-to-book method at 5%, price-to-earnings method at 5% and tangible book premium to deposits at 90%, Fister then came to a value of $29,083,000. Fister then replaced the investment in FCB, on CGB's balance sheet with each of these fair market value numbers for FCB to come to range of values between $26,648,987 and made $30,893,987 for a per-share value range between $31.42 and $36.42. Fister analyzed FCB and CGB in the above manner, however, using deals that occurred in the entire U.S.

   Fister analyzed price-to-book, price-to-tangible book, price-to-earnings and franchise premium-to-core deposit multiples. Of the deals that were chosen from the entire U.S., price-to-book multiples ranged from a low of 1.29% to a high of 4.48% with an average multiple of 2.58% and a median of 2.51%. Price-to-tangible book multiples ranged from a low of 1.46% to a high of 4.76% with an average price-to-tangible book multiple of 2.61% and a median multiple of 2.51%. Price-to-earnings ratios ranged from a low of 11
 .61x to a high of 42.3x with an average price-to-earnings multiple of 19.83x and a median multiple of 17.57x. Franchise premium-to-core deposits percentage ranged from a low of 4.82% to a high of 36.21% with an average of 20.08% and a median of 20.37%. Fister applied these multiples in the same manner resulting in a range of fair market value per share for CGB from a low of $32.44 per share to a high of $40.12 per share.

   Fister then analyzed Enterbank using transactions that occurred in the marketplace consistent with the analysis performed with CGB. Fister used deals that occurred in the entire U.S. where the seller's asset range was between $300 million and $500 million. Fister calculated price-to-book, price-to-tangible book, price-to-earnings and franchise premium-to-core deposit multiples for the transactions that occurred within the parameters of their search that were comparable to Enterbank.

   From the comparable deals that occurred in the marketplace, price-to-book multiples ranged from a low of .98 to a high of 3.8 with an average multiple of 2.65 and a median multiple of 2.86. Price-to-tangible book multiples ranged from a low of .999 to a high of 4.51 with an average multiple of 2.9 and a median multiple of 3.02. Price-to-earnings multiples ranged from a low of 16.78 to a high of 58.77 with an average of 26.14 and a median of 21.92. Franchise premium-to-core deposits ranged from a low of zero to a high of
37.22 with an average of 18.6 and a median of 20.9. Fister applied the price-to-book multiple and price-to-earnings multiple and came to a value of $77.8 million for Enterbank.

   In addition to the comparable transactions methodology, Fister looked at comparable publicly traded banks and applied price-to-earnings and price-to-book multiples to Enterbank. Fister looked at publicly traded banks located in the Midwest that had assets under $600 million. Price-to-earnings multiples ranged from a low of 5.33 to a high of 39.89 with an average of
17.59 and a median of 16.38. Price-to-book multiples ranged from a low of .75 to a high of 2.75 with an average of 1.48 and a median of 1.34 for the
27 publicly traded banks. Fister applied the price-to-book and price-to-earnings multiples to Enterbank to come to a value of $46 million.

   Fister then looked at publicly traded banks located in the Midwest between $200 million and $700 million in assets and calculated price-to-earnings and price-to-book multiples. Price-to-earnings multiples ranged from a low of
9.52 to a high of 27.42 with an average of 16.86 and a median of 16.11. Price-to-book multiples ranged from a low of .75 to a high of 3.65 with an average of 1.81 and a median of 1.71. Using these multiples, Fister came to a value of $51.2 million.

   Fister then looked at holding company multiples for major bank holding companies located in the Midwest between $1 billion and $4 billion, as these may be acquirers of Enterbank.

Of the 29 publicly traded companies in this group, price-to-earnings multiples ranged from a low of 9.1 to a high of 47.1 with an average of 17.52 and a median of 14.88. Price-to-book multiples ranged from a low of .21 to a high of 3.96 with an average of 1.92 and a median of 1.86. A value of $51.7 million was put on Enterbank using this method. Per share values for Enterbank ranged from a low of $5.98 per share to a high of $7.38 per share.

   Fister then analyzed trading activity in Enterbank's stock and conducted interviews with Enterbank's management and Enterbank's market maker. Fister analyzed the trades of stocks that have occurred in the marketplace since 1998. Fister analyzed the volume and the prices that these trades occurred at and concluded that there was significant trading activity between willing buyers and willing sellers in Enterbank's stock to warrant the prevailing price of $18 per share.

   Fister then analyzed the combination of CGB and Enterbank as related to the possible effects on Enterbank's stock price after such a transaction. Management of Enterbank and J.A. Glynn & Co., a broker-dealer that frequently effects trades in Enterbank stock, have both expressed their belief that a significant amount of shares could be placed in a short period of time if CGB's stockholders determine to sell Enterbank stock once the merger transaction is effected. Fister analyzed possible block trades of Enterbank stock to be held by CGB stockholders and determined that the prevailing price of $18 per share for Enterbank stock is valid and would be valid after the transaction given current market conditions.

   No company or transaction used in the above analysis as a comparison is identical to Enterbank, CGB, or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operation characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

   As described above, Fister's opinion was among the many factors taken into consideration by the CGB Board in making its determination to approve the merger.

   Pursuant to the terms of Fister's engagement, CGB has paid Fister a nonrefundable cash fee of $20,000 and, as of the date of this joint proxy statement/prospectus, CGB will pay Fister an additional cash fee of $15,000. CGB has also agreed to reimburse Fister for certain out-of-pocket expenses and has agreed to indemnify Fister, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities under federal securities laws.

EFFECTIVE DATE AND TIME OF THE MERGER


   The merger agreement provides that the merger will be effective upon the date of the filing with the Kansas Secretary of State of a duly executed agreement of merger pursuant to Section 17-6003 of the Kansas General Corporation Code, or at such time thereafter as is provided by mutual agreement in the merger agreement. The date and time on which the merger is effective as specified in the merger agreement is referred to in this document as the effective date and effective time, respectively. Although the parties have not adopted any formal timetable,

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it is presently anticipated that the merger will be consummated during June
2000, assuming all of the conditions set forth in the merger agreement are theretofore satisfied or waived.


PURCHASE PRICE AND POTENTIAL ADJUSTMENTS

   Each share of CGB common stock issued and outstanding prior to the effective time (other than shares as to which dissenters' rights have been perfected) shall be converted into the right to receive 2.1429 shares of Enterbank common stock, plus cash in lieu of fractional shares. The exchange ratio is subject to adjustment under the following circumstances:

   * If Enterbank changes (or establishes a record date for changing) the number of shares of Enterbank common stock outstanding prior to the effective time as a result of an issuance of shares, recapitalization, merger, stock split, stock dividend or similar transaction, the exchange ratio will be proportionately adjusted to eliminate the effect of such event;

   * If, prior to the effective time, Enterbank issues, sells or distributes a warrant, option (other than options issued pursuant to Enterbank's Incentive Stock Option Plans, its Non-Qualified Incentive Stock Option Plan or options granted to employees of Moneta Group Investment Advisors, Inc.) or other instrument convertible into or exchangeable for any shares of Enterbank common stock (collectively, "Enterbank Instruments"), then (1) the exchange ratio will be proportionately adjusted to eliminate the effect of such event or (2) in the sole discretion of Enterbank, Enterbank will provide to holders of CGB common stock proportionately equivalent Enterbank Instruments upon consummation of the merger; and

   * By mutual agreement of Enterbank and CGB if the average closing price of Enterbank common stock for the 20 trading days ending two business days before the closing of the merger is less than $15.50 or greater than $23.00.

   No such adjustments to the exchange ratio will take place (1) in connection with the grant of options under Enterbank's Incentive Stock Option Plans, its Non-Qualified Incentive Stock Option Plan or options granted to employees of Moneta Group Investment Advisors, Inc. or with respect to Enterbank's grants in accordance with past practice of stock appreciation rights ("SARs") to members or advisory members of the Board of Directors of Enterbank or its subsidiaries who have not received grants of SARs prior to January 5, 2000, or for shares of Enterbank common stock issued to members of the Board of Directors of Enterbank or its subsidiaries upon vesting of SARs granted prior to January 5, 2000.

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CONVERSION OF SHARES OF CGB COMMON STOCK

   At the effective time, by virtue of the merger and without any action on the part of the holders of CGB common stock, each issued and outstanding share of CGB common stock (other than dissenting and fractional shares) will be converted into the right to receive the per share consideration of Enterbank common stock as discussed above. See "--Purchase Price and Potential Adjustments." All such shares of CGB common stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Enterbank common stock into which such shares of CGB common stock have been converted. Certificates previously representing shares of CGB common stock shall be exchanged for certificates representing whole shares of Enterbank common stock issued in consideration therefor upon the surrender of such certificates. Cash will be paid in lieu of any fractional share of Enterbank common stock. See "--Exchange of CGB Stock Certificates; Fractional Interests." From and after the effective date, the holders of certificates formerly representing shares of CGB common stock shall cease to have any rights with respect such shares.

EXCHANGE OF CGB STOCK CERTIFICATES; FRACTIONAL INTERESTS

   Prior to the effective date, Enterbank has agreed to appoint Enterprise Bank or its successor, or any other bank or trust company having capital of at least $10 million which is mutually acceptable to Enterbank and CGB, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Enterbank common stock, and at and after the effective date, Enterbank will issue and deliver to the Exchange Agent certificates representing the shares of Enterbank common stock to be delivered to holders of shares of CGB common stock. As soon as practicable after the effective date, each holder of shares of CGB common stock, upon surrender to the exchange agent of one or more certificates for such shares of CGB common stock for cancellation, will be entitled to receive a certificate representing the number of shares of Enterbank common stock into which such number of shares of CGB common stock will have been converted and a payment in cash with respect to fractional shares, if any.

   No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of Enterbank common stock after the effective date will be paid to persons entitled to receive such certificates for shares of Enterbank common stock until such persons surrender their certificates representing shares of CGB common stock. Upon surrender of certificates representing shares of CGB common stock, the holder thereof will be paid, without interest, any dividends or other distributions with respect to the shares of Enterbank common stock as to which the record date and payment date occurred on or after the effective date and on or before the date of surrender.

   If any certificate for shares of Enterbank common stock is to be issued in a name other than that in which the certificate for shares of CGB common stock surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange will pay to the Exchange Agent any transfer costs, taxes or other expenses required by

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

reason of the issuance of certificates for such shares of Enterbank common stock in a name other than the registered holder of the certificate surrendered, or such persons will establish to the satisfaction of Enterbank and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

   All dividends or distributions, and any cash to be paid in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing shares of CGB common stock and unclaimed at the end of one year from the effective date, will (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Enterbank, and after such time any holder of a certificate representing shares of CGB common stock who has not surrendered such certificate to the Exchange Agent will, subject to applicable law, look as a general creditor only to Enterbank for payment or delivery of such shares of Enterbank common stock and dividends or distributions or cash, as the case may be.

   No fractional shares of Enterbank common stock will be issued to holders of shares of CGB common stock. In lieu thereof, each such holder entitled to a fraction of a share of Enterbank common stock will receive, at the time of surrender of the certificate or certificates representing such holder's shares of CGB common stock, an amount in cash equal to the average price of Enterbank common stock multiplied by the fraction of a share of Enterbank common stock to which such holder otherwise would be entitled. The average price of Enterbank common stock is calculated using the closing price of the Enterbank common stock for the 20 trading days ending two business days before the closing. No such holder will be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

TREATMENT OF STOCK OPTIONS

   At the effective time, the obligations under the CGB stock option plan will be assumed by Enterbank. At the effective time, options to purchase shares of CGB common stock issued pursuant to CGB's stock option plan that are outstanding and unexercised will be converted, without any action on the part of the holders thereof, into options to acquire the number of shares of Enterbank common stock the option holder would have received pursuant to the merger if he or she had exercised all of his or her options immediately prior to the effective date. The option exercise price will be adjusted to equal the exercise price per share for the options immediately prior to the merger divided by the exchange ratio of 2.1429, as the exchange ratio may be adjusted. Except as noted above, each CGB stock option will otherwise continue on terms and conditions that are consistent with those that were applicable on the effective date.

CONDUCT OF BUSINESS PENDING THE MERGER

   Under the merger agreement, Enterbank and CGB have each agreed that, during the period from the date of the merger agreement to the effective time of the merger, it and each of its respective subsidiaries will, except as otherwise permitted by the merger agreement or consented to in writing by the other party:

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

   * carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the merger agreement and use all reasonable efforts to preserve intact its present business organizations,

   * maintain the rights and franchises of its business, and preserve the relationships with its customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses will not be impaired in any material respect at the effective time of the merger,

   * not declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (1) (A) in the case of CGB, cash dividends in an amount per share not greater than, and consistent with the manner and frequency of, dividends paid by CGB, in the 12 months prior to the date of the merger agreement, and (B) in the case of Enterbank, cash dividends in an amount not to exceed $.0125 per share, and (2) for dividends paid to Enterbank or CGB from a wholly-owned subsidiary,

   * not split, combine or reclassify any of its capital stock or issue any other securities instead of shares of its capital stock,

   * not repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other of its subsidiaries or any securities convertible into or exercisable for any shares of its capital stock, and

   * subject to certain exceptions, not change its or any of its subsidiaries methods of accounting.

   In addition, CGB has agreed that it will not, without the prior written consent of Enterbank:

   * amend the articles of incorporation or bylaws or other organizational documents of CGB or any of its subsidiaries except as otherwise required to perform its obligations under the merger agreement,

   * issue or sell any shares of its capital stock, or any rights, warrants or options to acquire its capital stock, other than issuances of common stock in connection with the exercise of options,

   * enter into any new material line of business or materially change its lending, investment, liability management and other material banking policies, except as required by law or by policies imposed by a banking regulatory authority,

   * subject to certain exceptions, incur or commit to any capital expenditures or any obligations or liabilities in connection with capital expenditures other than in the

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      ordinary course of business consistent with past practice, but in no event for more than $25,000 as to any one such item or $75,000 as to all such items in the aggregate,

   * make any acquisition of or enter into any merger or consolidation with any other business organization, except as permitted by certain limited exceptions,

   * sell, lease, encumber or otherwise dispose of, any material assets, other than in the ordinary course of business consistent with past practice,

   * incur or guarantee any long-term indebtedness or issue, sell or guarantee any long-term debt securities other than (1) indebtedness of a subsidiary to CGB, (2) deposits taken in the ordinary course of business consistent with past practice, or (3) renewals or extensions of existing long-term indebtedness without any change in the material terms thereof,

   * intentionally take or fail to take any action that would, or reasonably might be expected to, result in any of the representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, or in any of the conditions to the closing set forth in the merger agreement not being satisfied or, unless such action is required by applicable law or sound banking practice, which would adversely affect the ability of Enterbank or CGB to obtain any of the requisite regulatory approvals,

   * subject to certain exceptions, enter into or amend any employee benefit plans or agreements or increase the compensation or fringe benefits of any director, officer or employee,

   * subject to certain exceptions, commit to or renew any real estate secured or construction loan with a principal amount exceeding $1,500,000 or any commercial loan which is referred to the loan committee of the First Commercial Bank, N.A. Board of Directors with a principal amount exceeding $650,000,

   * issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice,

   * engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice,

   * settle any claim involving the payment of money damages in excess of $50,000 as to any such matter, or settle any other matter not involving money damages which is material to CGB,

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   *  except as required by GAAP or applicable law or regulation, change or make any tax elections or settle or compromise any material tax liability,

   * subject to certain exceptions, relocate or close any branch or loan production office,

   * except as permitted by the merger agreement, enter into any securitization or similar transactions with respect to any loans, leases or other assets, or

   * agree to, or make any commitment to, take any of the prohibited actions described above.

   Additionally, Enterbank has agreed that it and its subsidiaries will not, without the prior written consent of CGB:

   * amend its certificate of incorporation or its bylaws in a manner that would materially and adversely affect (1) its ability to perform it obligations under the merger agreement or complete the merger, or (2) the rights, powers and privileges of the shares of Enterbank common stock to be issued in the merger,

   * intentionally take or fail to take any action that would, or reasonably might be expected to, result in (1) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, or (2) any of the conditions to the closing set forth in the merger agreement not being satisfied, or, unless such action is required by applicable law or sound banking practice, that would adversely affect the ability of Enterbank or CGB to obtain any of the requisite regulatory approvals without imposition of a burdensome condition, or

   * agree to, or make any commitment to, take any of the prohibited actions described above.

   Under the merger agreement, Enterbank further agreed:

   * to use all commercially reasonable efforts to publish as soon as practicable after the quarter in which there are at least 30 days of post-merger combined operations, combined sales and net income figures, and

   * until the effective time of the merger, not to accept a takeover proposal from a third party unless such proposal is expressly conditioned upon the performance by Enterbank of its obligations under the merger agreement; provided, however, that Enterbank may, under certain circumstances, accept such third party takeover proposal by paying or causing to be paid to CGB the termination fee specified in the merger agreement. See "-- Fees and Expenses."

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

ADDITIONAL AGREEMENTS

   SPECIAL SHAREHOLDERS' MEETINGS. In the merger agreement, each of Enterbank and CGB has agreed to call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting on the merger. Each of Enterbank and CGB is required through its Board of Directors to recommend to its shareholders approval of the merger agreement unless its Board of Directors determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by its Board of Directors under applicable law.

   NO SOLICITATIONS. From January 5, 2000, until the earlier of the effective time of the merger or the termination of the merger agreement, CGB has agreed that neither it nor any of its subsidiaries, nor any of their affiliates or agents, will enter into discussions or negotiations with or provide information to any person or group of persons (other than Enterbank and its subsidiaries) concerning any inquiry, proposal or offer to acquire in any manner 20% or more of any class of equity securities of, or a merger, consolidation, business combination, sale, recapitalization, liquidation, dissolution or other disposition or similar transaction involving 20% or more of the assets of, CGB or any significant subsidiary of CGB. However, the Board of Directors of CGB, to the extent required by its fiduciary duty, as determined in good faith based upon the advice of independent counsel, may recommend or enter into an agreement with respect to a bona fide takeover proposal by a third party on terms determined in good faith by the Board of Directors of CGB to be reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal and, based on the advice of a financial advisor of nationally recognized reputation, if consummated, to be more favorable to the shareholders of CGB from a financial point of view than the merger with Enterbank. If the Board of Directors exercises the right discussed in the preceding sentence, CGB is required to pay to Enterbank a termination fee. See "-- Fees and Expenses."

   FILINGS AND OTHER ACTIONS. In the merger agreement, Enterbank and CGB have each agreed to use all reasonable efforts:

   * to take all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the transactions contemplated by the merger agreement, and

   * to obtain (and to cooperate with the other party to obtain) any governmental or private consent, authorization, order, exemption or approval which is required to be obtained or made by such party or any of its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement. In addition, each of CGB and Enterbank has agreed to use all reasonable best efforts to take all actions, and to do all things, necessary and proper or advisable to complete, as soon as practicable, the transactions contemplated by the merger agreement, including using all reasonable best efforts to:

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   (1)  lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to complete the merger according to the merger agreement,

   (2) defend any litigation seeking to enjoin, prevent or delay the completion of the merger according to the merger agreement or seeking material damages, and

   (3) provide to counsel to the other party representations and certifications as to such matters as such counsel may reasonably request in order to render the respective tax opinions described under "--Conditions to the Completion of the Merger" and to obtain the letters of their independent accountants regarding pooling of interests accounting treatment.

   EMPLOYEE BENEFIT PLANS. Under the merger agreement, Enterbank has agreed to honor, and to cause its subsidiaries to honor, all of CGB's employee benefits plans, provided that after the effective time of the merger Enterbank or its subsidiaries may amend, modify or terminate such plans in accordance with their terms and with applicable law. Additionally, CGB has agreed that its 401(k) Plan and Flexible Benefits Plan shall be merged with the Enterprise Bank Incentive Savings Plan and Enterprise Bank Section 125 Premium Conversion Plan, respectively.

   INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. Under the merger agreement, from and after the effective time of the merger, Enterbank will indemnify and hold harmless each present or former officer or director of CGB and its subsidiaries (determined as of the effective time) against (1) all damages in connection with any action arising out of actions or omissions prior to the effective time of the merger (collectively, "Indemnified Liabilities") and (2) all Indemnified Liabilities arising out of the merger agreement or the transactions contemplated by the merger agreement, in each case to the full extent that CGB would have been permitted under applicable law and its articles of incorporation and bylaws.

   Additionally, Enterbank will maintain CGB's directors' and officers' liability insurance policy for a period of not less than three years following the effective time of the merger, provided that Enterbank may substitute policies providing at least equivalent coverage which is no less advantageous to CGB's current officers and directors. See "Comparison of Shareholder Rights--Indemnification of Directors and Executive Officers."

REPRESENTATIONS AND WARRANTIES

   The merger agreement contains customary mutual representations by each of Enterbank and CGB relating to, among other things, (1) corporate organization and existence, (2) capitalization, (3) ownership by CGB of Enterbank's common stock and each party's ownership of capital stock held in a trust account or in respect of a debt previously contracted, (4) corporate power and authority to enter into, and due authorization, execution, delivery, performance and enforceability of, the merger agreement, (5) required governmental and third party consents and approvals and that neither the merger agreement nor the transactions contemplated thereby

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

violate either party's organizational documents, applicable law and certain material agreements, (6) financial statements, (7) Securities and Exchange Commission documents (in the case of Enterbank), (8) the accuracy of the information provided by each of Enterbank and CGB for inclusion in this joint proxy statement/prospectus, (9) compliance with applicable laws, (10) the absence of material litigation, (11) filing of tax returns, payment of taxes and related matters, (12) certain material contracts, (13) employee benefit plans and agreements, (14) subsidiaries, (15) certain bank regulatory matters, (16) the absence of certain material changes or events since September 30, 1999, (17) the absence of undisclosed liabilities, (18) timely filing of all material regulatory reports, (19) the absence of material environmental liability, (20) title to properties, (21) transactions with affiliates, (22) brokers' and finders' fees, (23) intellectual property, (24) confirmation that the merger will qualify for pooling of interests treatment for accounting purposes, (25) compliance with the Community Reinvestment Act,
(26) Year 2000 readiness, (27) insurance, (28) validity and enforceability of all loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of CGB, (29) absence of high risk, highly interest rate sensitive derivative contracts (except as disclosed), and (30) absence of collective bargaining agreements.

   In the merger agreement, CGB also makes representations and warranties to Enterbank concerning (1) receipt of a fairness opinion from its financial advisor, (2) absence of restrictions on investments, and (3) absence of brokered deposits (except as disclosed).

   The representations and warranties of Enterbank and CGB terminate as of the effective time of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

   Each party's obligation to complete the merger is subject to various conditions which include, in addition to the other customary closing conditions, the following:

   * both Enterbank and CGB shareholders shall have approved the merger agreement;

   * all necessary governmental approvals for the merger shall have been obtained and any waiting periods required by any governmental entity with respect to the merger shall have expired;

   * there shall not be any injunction or restraining order preventing the completion of the merger or the transactions contemplated by the merger agreement, nor shall the merger or the transactions contemplated by the merger agreement, be illegal under any applicable law;

   * no stop orders suspending the effectiveness of the filed by Enterbank to register the shares to be issued to CGB registration statement shareholders shall have been issued or proceedings for that purpose initiated or threatened by the Securities and Exchange Commission;

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   *  receipt of a reasonably satisfactory poolability letter from KPMG LLP to Enterbank to the effect that the merger should qualify for pooling of interests accounting treatment;

   * receipt of a reasonably satisfactory poolability letter from Deloitte & Touche LLP to CGB;

   * in approving the merger agreement, no governmental authority shall have imposed a burdensome condition or restriction upon Enterbank, CGB or their subsidiaries or any affiliate which would reasonably be expected to (1) have a material adverse effect after the effective time of the merger on the present or prospective consolidated financial condition, business, operating results or prospects of Enterbank or the surviving corporation, including, without limitation, any requirement to dispose of any material assets or businesses or restrict in any significant way any material operations or activities, (2) prevent Enterbank or its subsidiaries from realizing all or a substantial portion of the economic benefits of the transactions contemplated by the merger agreement, or (3) materially impair Enterbank's ability to exercise and enforce its rights under the merger agreement, stock option agreement and agreement of merger;

   * the number of shares held by holders of CGB shareholders electing to exercise their dissenters' rights of appraisal shall not exceed 9.9% of the number of outstanding shares of CGB common stock when combined with tainted treasury shares held by CGB and fractional shares for which cash will be distributed;

   * the average closing price of Enterbank's common stock for the twenty trading days preceding the second business day prior to the closing date shall be no less than $15.50 and no greater than $23.00, unless Enterbank and CGB mutually agree to revise the exchange ratio is the average closing price of Enterbank's common stock is less than $15.50 or greater than $23.00 or otherwise choose not to exercise their merger agreement termination rights.

   * the representations and warranties of the other party set forth in the merger agreement shall be true and correct in all material respects as of the date of the merger agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the closing date;

   * the other party shall have performed in all material respects all of its obligations under the merger agreement;

   * such party shall have received a copy of the resolution or resolutions duly approved by the board of directors (or a duly authorized committee thereof) of the other party and of the holders of the common stock of the other party, authorizing the execution, delivery and performance by such party of the merger agreement;

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

   * such party shall have received an opinion of its counsel or independent public accountants, dated the closing date, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and each party will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

   * no material adverse effect upon either party shall have occurred since September 30, 1999 and neither party shall be a party to or, so far as such party is aware, threatened with, and to such party's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which, in the reasonable judgment of the other party, could have a material adverse effect upon such party, and the other party shall have received a certificate from such party to such effect; and

   * each party shall have received from the other party such certificates and other closing documents as counsel for such party shall reasonably request,


   In addition, CGB's obligation to complete the merger is subject to the following additional conditions, any of which may be waived by CGB:

   * Enterbank shall have amended its bylaws or taken any other action necessary to increase the number of authorized directors on its Board of Directors to permit the appointment of the four CGB designees at least five business days prior to the closing date.


TERMINATION OF THE MERGER AGREEMENT

   The merger agreement may be terminated at any time before the effective time of the merger. If the merger agreement is terminated, the merger will not occur. The merger agreement may be terminated by action taken or authorized by the Board of Directors of the terminating party or parties whether before or after the approval of the merger agreement by the shareholders of Enterbank or CGB:

   *  by mutual consent of Enterbank and CGB in a written instrument,

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   *  by either party (1) upon written notice to the other party if any bank regulator shall have issued an order denying approval of the merger and the other material aspects of the transactions contemplated by the merger agreement or if any governmental entity with authority to do so shall have issued a final permanent order enjoining or otherwise prohibiting the completion of the merger in accordance with the merger agreement, and the time for appeal or petition for reconsideration of any such order shall have expired without such appeal or petition being granted, or (2) if any governmental entity with authority to do so shall have issued an order in connection with the transactions under the merger agreement imposing a burdensome condition on Enterbank or the surviving corporation, and the time for appeal or petition for reconsideration of any such order shall have expired without such appeal or petition being granted,

   * by either party, if the merger is not completed on or before July 31, 2000, except that such termination date may be extended by up to 60 days (1) at the election of the non-breaching party, if the merger shall not have been consummated due to the volitional breach of any material representation, warranty or covenant in the merger agreement by Enterbank or CGB, or (2) at the election of the party who has requested a required regulatory approval, in the event that the merger shall not have been consummated because such required regulatory approval has not been received,

   * by Enterbank, in the event of a breach by CGB of any representation, warranty or covenant contained in the merger agreement, which breach
      (1) either is not cured within 45 days after the giving of written notice to CGB, or is of a nature which cannot be cured prior to the closing, and (2) would entitle the non-breaching party to elect not to complete the merger in accordance with the merger agreement under the provisions described under "--Conditions to the Completion of the Merger;" provided, however, that Enterbank may immediately terminate the merger agreement upon notice to CGB in the event that CGB shall breach the covenant described under "--Additional Agreements--No Solicitations,"

   * by CGB, in the event of a breach by Enterbank of any representation, warranty or covenant contained in the merger agreement, which breach
      (1) either is not cured within 45 days after the giving of written notice to CGB, or is of a nature which cannot be cured prior to the closing, and (2) would entitle the non-breaching party to elect not to complete the merger in accordance with the merger agreement under the provisions described under "-- Conditions to the Completion of the Merger;" provided that CGB can terminate the merger agreement within ten business days after notice to Enterbank in the event Enterbank breaches its covenant regarding a third party takeover proposal and such breach is not cured within the ten business day period, and upon such termination Enterbank shall pay to CGB the termination fee described under "--Fees and Expenses,"

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   *  by Enterbank (1) if a third party makes a written offer to Enterbank regarding a takeover proposal of Enterbank in which such third party indicates that they would not be willing to consummate the takeover proposal unless the merger agreement is terminated, and (2) the Enterbank Board of Directors determines in good faith, based upon the written advice of outside counsel, that failing to accept such takeover proposal would constitute a breach of fiduciary duty by Enterbank's Board of Directors, provided that upon such termination Enterbank shall pay to CGB the termination fee described under "--Fees and Expenses,"

   * by CGB if Enterbank accepts any offer or enters into any agreement with any third party regarding a takeover proposal where 20% or more of the shares of common stock of Enterbank or a significant subsidiary or 20% or more of the consolidated assets of Enterbank or a significant subsidiary are transferred or disposed of through tender or exchange offer, sale, merger, consolidation, business combination or similar transaction where CGB is not given the opportunity or elects not to be included in such transaction,

   *  by Enterbank or CGB, if the Board of Directors of the other party
      (1) fails to recommend approval of the merger agreement by its shareholders, (2) amends or modifies such recommendation in a manner materially adverse to the other party, or (3) withdraws such recommendation to its shareholders,

   * by either party (1) if the approval of the merger agreement by the shareholders of the other party is not obtained, (2) the poolability letters are not delivered by the parties' respective accountants regarding the availability of pooling accounting treatment to the merger or (3) the aggregate number of shares held by shareholders of CGB exercising dissenters' rights of appraisal exceeds 9.9% of the outstanding shares of CGB common stock when combined with tainted treasury shares held by CGB and fractional shares for which cash will be distributed,




   * by CGB, by providing written notice to Enterbank within the two business day period following the fifth business day after the "determination date," if the average Enterbank closing price (calculated over the 20 consecutive trading days preceding the second business day prior to the closing date) is less than $15.50 and provided the parties have not mutually agreed to adjust the exchange ratio during the five business days following the determination date. The determination date is the second business day prior to the closing date,

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   *  by Enterbank, by providing written notice to CGB within the two business day period following the fifth business day after the determination date, if the average Enterbank closing price (calculated over the 20 consecutive trading days preceding the second business day prior to the closing date) is greater than $23.00 and provided the parties have not mutually agreed to adjust the exchange ratio during the five business days following the determination date, and

   * by either party, if (1) there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of the other party or its subsidiaries that has had, or would be reasonably likely to have, a material adverse effect on the other party, and (2) if such change or event is not capable of being cured or such change or event has not been cured within 45 days of giving written notice to the other party.

FEES AND EXPENSES

   TERMINATION FEES. CGB is required to pay Enterbank a $1 million fee (minus actual expenses paid, if any, by CGB to Enterbank as described below) if CGB elects to enter into an agreement with a third party relating to a takeover proposal where 20% or more of the shares of common stock of CGB or a significant subsidiary or 20% or more of the consolidated assets of CGB or a significant subsidiary are transferred or disposed of through tender or exchange offer, sale, merger, consolidation, business combination or similar transaction.

   Enterbank is required to pay CGB a $1 million fee if the merger is terminated for the following reasons:

   * if Enterbank accepts any offer or enters into any agreement with any third party regarding a takeover proposal where 20% or more of the shares of common stock of Enterbank or a significant subsidiary or 20% or more of the consolidated assets of Enterbank or a significant subsidiary are transferred or disposed of through tender or exchange offer, sale, merger, consolidation, business combination or similar transaction where CGB is not given the opportunity or elects not to be included in such transaction; or

   * if Enterbank accepts a takeover proposal from a third party in which the third party conditions its proposal on the termination of the merger and failing to accept the proposal would constitute a breach of fiduciary duty by the Enterbank Board of Directors.

   GENERAL EXPENSES. Other than in the situations described above and in the following paragraphs, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

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

   If the merger agreement is terminated due to either party's willful breach of a representation, warranty or covenant, the breaching party will bear all costs and expenses incurred by the non-breaching party.


   REIMBURSEMENT EXPENSES. If the merger agreement is terminated because Deloitte & Touche LLP fails to deliver a poolability letter at or prior to the closing, or a material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of CGB or its subsidiaries and such change has not been cured within a specified time, CGB shall pay promptly all costs and expenses incurred by Enterbank not exceeding $250,000.


   If the merger agreement is terminated because KPMG LLP fails to deliver a poolability letter at or prior to the closing or a material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of Enterbank or its subsidiaries and such change has not been cured within a specified time, Enterbank shall pay promptly all costs and expenses incurred by CGB not exceeding $250,000.

AMENDMENT

   The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the shareholders of Enterbank and CGB. However, after the approval by the shareholders of Enterbank and CGB, no amendment shall be made which by law requires further approval by such shareholders without such further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. On March 14, 2000, the merger agreement was amended by the parties to clarify certain of the understandings reached during the merger negotiations. A copy of the amendment is included in Annex A attached hereto.

EXTENSION; WAIVER

   At any time prior to the closing of the merger, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to it, and (3) waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

   Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

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MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

   Upon the consummation of the merger, Enterbank Acquisition Corp. I will merge into CGB, and CGB will become a wholly-owned subsidiary of Enterbank. The articles of incorporation and bylaws of CGB in effect immediately prior to the effective date shall be and continue to be the articles of incorporation and bylaws of CGB following the merger. The directors and executive officers of CGB prior to the effective date will be the directors and executive officers of CGB following the merger. The directors and executive officers of Enterbank prior to the effective date will be the directors and executive officers of Enterbank following the merger, except that four CGB directors will be added to the Board of Directors of Enterbank.

REQUIRED REGULATORY APPROVALS

   The merger must be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the provisions of the Bank Holding Company Act or be exempt under the BHC Act. In conducting a review of any application for a merger, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the companies and the banks concerned and the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes, among other things, that the requirements of the Community Reinvestment Act of 1977, as amended, are not satisfied.

   A transaction approved by the Federal Reserve Board may not be consummated for at least 30 days (in some circumstances a 15-day waiting period is allowed) after such approval. During such period, the Department of Justice may commence a legal action challenging the transaction under federal antitrust laws. If the Department of Justice does not commence a legal action during such 30-day period (in some circumstances a 15-day waiting period is allowed), it may not thereafter challenge the transaction except in an action commenced under the anti-monopoly provisions of Section 2 of the Sherman Antitrust Act.

   The BHC Act provides for the publication of notice and the opportunity for administrative hearings relating to an application for approval under the BHC Act and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the regulatory approval required for consummation of the merger.

   CGB and Enterbank believe that the merger will not raise substantial antitrust or other significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect.

   Under the merger agreement, prior to the merger, all governmental approvals required for the merger shall be in effect, and all conditions or requirements prescribed by law or any governmental approval shall be satisfied. However, no governmental approval shall be deemed to have been received if it imposes any condition or requirement or disapproves any aspect of any applications which, in the reasonable opinion of the Board of Directors of Enterbank or CGB

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

materially and adversely affects the anticipated economic and business benefits to Enterbank or CGB of the transactions contemplated by the merger agreement as to render consummation of such transaction inadvisable.

   Based on current precedents, the respective managements of Enterbank and CGB believe that the merger and other exemptions, consents and approvals will be obtained from the Federal Reserve Board and the merger will not be subject to challenge by the Department of Justice under federal antitrust laws. However, no assurance can be provided that the Federal Reserve Board or the Department of Justice will concur in this assessment or that, in connection with the grant of any exemption or approval by the Federal Reserve Board, any exemption or action taken, or statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger or transactions contemplated thereby, will not contain conditions or requirements which so materially and adversely affect the anticipated economic and business benefits of the merger as further described in the merger agreement. If such a material and adverse condition or requirement is imposed in connection with a governmental approval, a condition to Enterbank's obligation to consummate the merger will be deemed not to have occurred and Enterbank will have the right to terminate the merger agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following discussion summarizes the material United States federal income tax consequences of the merger. The discussion does not address all aspects of United States federal taxation that may be relevant to you, and it may not be applicable to CGB shareholders who, for United States federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their CGB common stock pursuant to the exercise of CGB stock options or otherwise as compensation. You should consult your own tax advisor as to the particular tax consequences of the merger to you.

   This discussion is based on the Internal Revenue Code of 1986, as amended, regulations thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to you as discussed in this joint proxy statement/prospectus. This discussion assumes that you hold your CGB common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.

   Enterbank is not required to complete the merger unless Enterbank receives an opinion of Armstrong Teasdale LLP, counsel to Enterbank, based upon certain customary assumptions and representations made by Enterbank and CGB, and to the effect that under currently applicable law for United States federal income tax purposes:

   *  The merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code; and

   * Enterbank and CGB will each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code.

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

   CGB's obligation to complete the merger is conditioned upon CGB receiving an opinion of Stinson, Mag & Fizzell, P.C., independent counsel to CGB, or other law or accounting firm reasonably acceptable to Enterbank, based upon certain customary assumptions and representations made by Enterbank and CGB, and to the effect that under currently applicable law for United States federal income tax purposes:

   *  The merger should constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code;

   * Enterbank and CGB should each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code;

   * except for any cash received in lieu of any fractional share, no gain or loss should be recognized by the holders of CGB common stock who receive Enterbank common stock in exchange for the CGB common stock which they hold;

   * the holding period of the Enterbank common stock exchanged for CGB common stock should include the holding period of the CGB common stock for which it is exchanged, assuming the shares of CGB common stock are capital assets in the hands of the holder thereof at the effective time; and

   * the basis of the Enterbank common stock received in the exchange should be the same as the basis of the CGB common stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

   In the event CGB fails to receive the foregoing opinion from Stinson, Mag & Fizzell, P.C. or other law or accounting firm and reasonably acceptable to Enterbank, such condition shall be deemed satisfied to the extent CGB shall have received an opinion from Armstrong Teasdale LLP or other law or accounting firm reasonably acceptable to CGB, to the effect that, under currently applicable law for United States federal income tax purposes, the merger should constitute a reorganization within the meaning of section
368(a) of the Internal Revenue Code and Enterbank and CGB should each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code.

   Each of Armstrong Teasdale LLP and Stinson, Mag & Fizzell, P.C. has indicated that it expects to be able to deliver its tax opinion. No ruling has been or will be obtained from the Internal Revenue Service in connection with the merger. Opinions of counsel are not binding on the Internal Revenue Service or the courts.

   Although not explicitly addressed in either the Armstrong Teasdale LLP or Stinson, Mag & Fizzell, P.C. opinion, the following federal income tax consequences will occur as a result of the merger being classified as a reorganization within the meaning of section 368(a) of the Internal Revenue Code. Neither Enterbank nor CGB will recognize gain or loss solely as a result of the merger. In addition, if you receive cash in the merger instead of a fractional share of Enterbank

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common stock, then you will be treated as if you received the fractional share in the merger and then Enterbank redeemed the fractional share in exchange for the cash. You will generally be required to recognize gain or loss equal to the difference between the amount of cash received and the portion of your adjusted tax basis in the shares of Enterbank common stock allocable to the fractional share.

   You will recognize no gain or loss if you receive solely Enterbank common stock in exchange for shares of CGB common stock you hold, except with respect to cash received instead of fractional shares of Enterbank common stock.

   * The holding period of the shares of Enterbank common stock you receive in the merger (including any fractional share of Enterbank common stock deemed to be received by you, as described below), will include the holding period of the shares of CGB common stock you exchange for the shares of Enterbank common stock; and

   * The aggregate adjusted tax basis of the shares of Enterbank common stock you receive in the merger (including any fractional share of Enterbank common stock deemed to be received by you, as described below), will be equal to the aggregate adjusted tax basis of the shares of CGB common stock surrendered by you for the shares of Enterbank common stock.

   The foregoing is a general discussion of the material United States federal income tax consequences of the merger and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of your status and attributes. As a result, the United States federal income tax consequences addressed in the foregoing discussion may not apply to you. In view of the individual nature of income tax consequences, you are urged to consult your own tax advisor to determine the specific tax consequences of the merger to you, including the application and effect of United States federal, state, local and other tax laws and the possible effects of changes in United States federal and other tax laws.

ACCOUNTING TREATMENT

   For accounting and financial reporting purposes, the merger is intended to be treated as a pooling of interests of CGB by Enterbank under generally accepted accounting principles. Under the pooling of interests accounting method, Enterbank will carry forward on its books the assets and liabilities of CGB at their historical recorded values. The unaudited pro forma combined financial information contained in this joint proxy statement/prospectus have been prepared using the pooling of interests method of accounting to account for the merger. See "Summary--Selected Historical and Pro Forma Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

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

TRADING MARKETS FOR STOCK

   Neither the common stock of Enterbank nor CGB is listed or traded on an exchange or in any established public trading market. Enterbank is aware of periodic trading activity in its stock which is reported to the Nasdaq, though there may be transactions from time to time at prices that are not known to Enterbank. Because Enterbank does not expect to list its common stock on any exchange or seek quotation of its common stock on the Nasdaq in the near future, no established public trading market for the Enterbank common stock is expected to develop for the foreseeable future.

RESALES OF ENTERBANK COMMON STOCK

   The Enterbank common stock issued pursuant to the merger will be freely transferable under the Securities Act, except for shares issued to any CGB shareholder who may be deemed to be an "affiliate" of Enterbank or CGB for purposes of Rule 145 under the Securities Act. Each director and executive officer of CGB is deemed to be such an affiliate.

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

                        DISSENTERS' RIGHTS OF APPRAISAL

APPRAISAL RIGHTS OF ENTERBANK SHAREHOLDERS

   Pursuant to the Delaware General Corporation Law, dissenters' rights will not be available to the shareholders of Enterbank

APPRAISAL RIGHTS OF CGB SHAREHOLDERS


   Under Kansas law, CGB shareholders that do not wish to accept the merger consideration provided for in the merger agreement have the right to dissent from the merger and to receive payment in cash for the fair value of the CGB common stock. CGB SHAREHOLDERS ELECTING TO EXERCISE DISSENTERS' RIGHTS MUST COMPLY WITH THE PROVISIONS OF KAN. STAT. ANN. SEC. 17-6712 (THE "APPRAISAL STATUTE") IN ORDER TO PERFECT THEIR RIGHTS. CGB WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES. A copy of the Appraisal Statute is attached as Annex D of this joint proxy statement/prospectus.

   The following is intended as a brief summary of the material provisions of the Appraisal Statute procedures required to be followed by a shareholder in order to dissent from the merger and perfect the shareholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the Appraisal Statute, the full text of which appears in Annex D of this joint proxy statement/prospectus.

   The Appraisal Statute provides that each CGB shareholder may, within 20 days after the mailing of this joint proxy statement/prospectus, demand in writing from Enterbank payment of the value of such shareholder's CGB common stock as of the effective date of the merger. If Enterbank and such shareholder agree upon such value, Enterbank must pay such value to the shareholder within 50 days after the mailing of this joint proxy statement/prospectus. If you wish to consider exercising your dissenters' rights you should carefully review the text of the Appraisal Statute contained in Annex D because failure to timely and properly comply with the requirements of the Appraisal Statute will result in the loss of your dissenters' rights under Kansas law.


   If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

   1. You must deliver to CGB a written demand for payment of the value of your shares. This written demand is in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand within the meaning of the Appraisal Statute. This demand must be made within 20 days after the mailing of this joint proxy statement/prospectus.

   2. You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person,

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

      will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

   If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of CGB common stock as provided for in the merger agreement, but you will have no dissenters' rights with respect to your shares of CGB common stock.

   All demands for the value of your shares pursuant to the Appraisal Statute should be addressed to the Corporate Secretary, Commercial Guaranty Bankshares, 12695 Metcalf Ave., Overland Park, Kansas 66213, before the vote on the merger is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of CGB common stock. The demand must reasonably inform CGB of the identity of the shareholder and the intention of the shareholder to demand appraisal of his or her shares.

   TO BE EFFECTIVE, A DEMAND FOR APPRAISAL BY A HOLDER OF CGB COMMON
STOCK MUST BE MADE BY OR IN THE NAME OF SUCH REGISTERED SHAREHOLDER,
FULLY AND CORRECTLY, AS THE SHAREHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASES, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

   If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

   If you hold your shares of CGB common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

   Within 10 days after the effective date of the merger, Enterbank must give written notice that the merger has become effective to each CGB shareholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. If within 50 days following the date hereof, CGB and the shareholders who have demanded appraisal rights have not agreed upon a value of the CGB common stock, then for four months thereafter, either Enterbank or any

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shareholder who has complied with the requirements of the Appraisal Statute may file a petition in the Kansas District Court demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. Enterbank does not presently intend to file such a petition in the event there are dissenting shareholders and has no obligation to do so. Accordingly, the failure of a shareholder to file such a petition within the period specified could nullify such shareholder's previously written demand for appraisal.

   At any time within 60 days after the effective date of the merger, any shareholder who has demanded an appraisal has the right to withdraw the demand and to accept the merger consideration specified by the merger agreement for his or her shares of CGB common stock. If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to Enterbank, Enterbank will then be obligated within 20 days after receiving service of a copy of the petition to provide the District Court with a duly verified list containing the names and addresses of all shareholders who have demanded an appraisal of their shares. After notice to dissenting shareholders, the District Court will conduct a hearing and shall appoint one or more appraisers who will determine the value of the CGB common stock. The appraiser or appraisers will be required to submit their determination of the value of the CGB common stock to the District Court and the District Court will make a final determination of such value. The District Court may require the shareholders who have demanded payment for their shares to submit their stock certificates to the clerk of the court for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the District Court may dismiss the proceedings as to such shareholder. After value is determined, the District Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the District Court so determines, to the shareholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

   Costs of the appraisal proceeding may be imposed upon Enterbank and the shareholders participating in the appraisal proceeding by the District Court as the District Court deems equitable in the circumstances. Upon the application of a shareholder, the District Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any shareholder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within the above referenced four month period, or if such shareholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within such four month period, then the right of such shareholder to appraisal will cease and such shareholder will be entitled to receive the merger consideration for shares of his or her CGB common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

   Any shareholder that has made a demand for value pursuant to the Appraisal Statute is not thereafter entitled to vote such stock for any purpose or entitled to the payment of dividends or other distributions on the shareholder's CGB common stock, except for dividends or distributions payable to shareholders of record at a date which is prior to the effective date of the merger unless the appointment of the appraiser or appraisers shall not be applied for within the time limits discussed above, or the proceeding has been dismissed as to such shareholder, or unless such shareholder, with the written approval of Enterbank, has delivered to Enterbank a written withdrawal of the shareholder's objections to and acceptance of the merger, in any of such cases the right of such shareholder to payment of the appraised value for the shareholder's stock will cease.

   In view of the complexity of the Appraisal Statute, CGB shareholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

                    MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICE DATA


   As of May 11, 2000, there were approximately 628 holders of record of Enterbank common stock and approximately 280 holders of record of CGB common stock.


   Neither the common stock of Enterbank or CGB is listed or traded on an exchange or in any established public trading market. Enterbank is aware of periodic trading activity in its stock which is reported to Nasdaq. The following table describes historical per share high and low sale prices for Enterbank common stock based solely upon information made available from Nasdaq and for CGB common stock based solely on information made available to Enterbank and CGB from a limited number of buyers and sellers. There may have been other transactions at other prices not known to Enterbank or CGB. The table also sets forth per share cash dividends declared for the quarters indicated.

                                           Enterbank Holdings                Commercial Guaranty
                                                          Dividends                            Dividends
                                     Market Price <F1>     Declared      Market Price <F2>     Declared
                                    ------------------    ---------      -----------------     ---------
     1999                            High         Low                    High         Low
--------------                      ------      ------                  ------      ------
First Quarter                       $12.50      10.33      $0.01        $25.00      $25.00        $  --
Second Quarter                       14.00      12.50       0.01         25.00       25.00           --
Third Quarter                        15.17      14.00       0.01         25.00       25.00           --
Fourth Quarter                      $18.25      15.17      $0.01        $25.00      $25.00        $  --

     1998
--------------
First Quarter                       $ 8.58       7.00      $0.0083      $20.83      $20.83        $  --
Second Quarter                       10.00       8.58       0.0083       25.00       20.83           --
Third Quarter                        10.67       9.33       0.0083       25.00       25.00           --
Fourth Quarter                      $10.33       9.83      $0.0083      $25.00      $25.00        $  --

      1997
--------------
First Quarter                        $5.17       4.58      $0.0075      $20.83      $20.83        $  --
Second Quarter                        5.17       5.17       0.0075       20.83       20.83           --
Third Quarter                         6.75       5.17       0.0075       20.83       20.83           --
Fourth Quarter                       $6.75       6.75      $0.0075      $20.83      $20.83        $  --

--------------
<F1>  Adjusted to give retroactive effect to a 3 for 1 stock split effective
      September 29, 1999.

<F2>  There is no market for CGB common stock.  All prices are based upon stock offerings. Adjusted to give retroactive effect to a 3 for 1 stock split effective March 18, 1998.

   At the close of business on January 5, 2000, immediately prior to the first public announcement of the merger, the most recent sale price known to management for Enterbank common stock was $18.25.


   At the close of business on January 5, 2000, immediately prior to the first public announcement of the merger, the most recent sale price known to management for CGB common stock was $25.

DIVIDENDS AND DIVIDEND POLICY

   ENTERBANK. Enterbank's Board of Directors considers the advisability and amount of proposed dividends each year. Future dividends will be determined after consideration of Enterbank's earnings, financial condition, future capital funds, regulatory requirements and such other factors as the Board of Directors may deem relevant. Enterbank's primary source of funds for payment of dividends to its shareholders will be receipt of dividends from Enterprise Bank and First Commercial Bank, N.A. The payment of dividends by a bank is subject to various legal and regulatory restrictions.

   Enterbank has paid quarterly cash dividends on its outstanding shares of common stock totaling $0.03 per share in 1997, $0.033 per share in 1998 and $0.04 per share in 1999. It is the intention of Enterbank to continue to pay cash dividends, subject to the restrictions on the payment of cash dividends as described above, depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the Board of Directors.

   Holders of Enterbank common stock are entitled to receive dividends as and when declared by the Board of Directors of Enterbank out of funds legally available therefor under the laws of the State of Delaware. The Delaware General Corporation Law provides that a corporation may make a distribution to its shareholders out of its surplus (the excess of the corporation's net assets over its capital), or if there is no surplus, out of its net profits for the year in which the dividend is declared and/or its preceding fiscal year.

   The Federal Reserve Board generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding companys financial position. The Federal Reserve Board's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

   Under the merger agreement, Enterbank is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except (1) cash dividends in an amount substantially equivalent to dividends paid in the 12 months prior to the date of the merger agreement and (2) dividends paid to Enterbank from a wholly-owned subsidiary. The merger agreement also requires each party to coordinate with the other party the declaration of, and record and payment dates for, any dividend in respect of its common stock.

   CGB. Holders of CGB common stock are entitled to receive dividends as and when declared by the CGB Board of Directors out of funds legally available therefor under the laws of the State of Kansas. The Kansas General Corporation Code provides that a corporation may make a distribution to its shareholders out of its surplus (the excess of the corporation's net assets over its capital), or if there is no surplus, out of its net profits for the year in which the dividend is declared and/or its preceding fiscal year.

   The Federal Reserve Board generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The Federal Reserve Board's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

Historically, CGB has not paid dividends to its stockholders. Under the merger agreement, CGB is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except
(1) cash dividends in an amount substantially equivalent to dividends paid in the 12 months prior to the date of the merger agreement and (2) dividends paid to CGB from a wholly-owned subsidiary. The merger agreement also requires each party to coordinate with the other party the declaration of, and record and payment dates for, any dividend in respect of its common stock.

                       COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

   Enterbank is incorporated under and subject to the provisions of the Delaware General Corporation Law. CGB is incorporated under and subject to the provisions of the Kansas General Corporation Code.

   Upon consummation of the merger, except for those persons, if any, who perfect appraisal rights under the Kansas General Corporation Code (see "Dissenters' Rights of Appraisal"), the shareholders of CGB will become shareholders of Enterbank.

   Enterbank is a Delaware corporation and, accordingly, is governed by the Delaware General Corporation Law and by its Certificate of Incorporation (the "Enterbank Certificate") and Bylaws (the "Enterbank Bylaws"). CGB is a Kansas corporation and, accordingly, is governed by the Kansas General Corporation Code, its Articles of Incorporation (the "CGB Articles") and Bylaws (the "CGB Bylaws").

   The following is a general comparison of certain similarities and material differences between the rights of Enterbank and CGB shareholders under their respective governing Certificate or Articles of Incorporation and Bylaws. This discussion is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the Delaware General Corporation Law and the common law thereunder, the Kansas General Corporation Code and the common law thereunder, and the full text of the Enterbank Certificate of Incorporation, Enterbank Bylaws, CGB Articles and CGB Bylaws.

CERTAIN ANTI-TAKEOVER MEASURES

   Some of the provisions in the Enterbank Certificate of Incorporation and the Enterbank Bylaws discussed below may deter efforts to obtain control of Enterbank on a basis which some shareholders might deem favorable. Such provisions are designed to encourage any person attempting a change in control of Enterbank to enter into negotiations with the Board of Directors of Enterbank. The anti-takeover measures may decrease the likelihood that a person or group would obtain control of Enterbank or may perpetuate incumbent management.

   CGB has no anti-takeover provisions in its Articles or Bylaws; however CGB stock is subject to a Stockholders Agreement which requires CGB stockholders which desire to sell or transfer all or any portion of their CGB stock to first offer such stock to CGB on the same terms and conditions. If CGB shall fail to exercise it right of first refusal on the CGB stock, the transferring stockholder must then offer such stock on the same terms and conditions to the remaining CGB stockholders on a pro-rata basis.

   The CGB Stockholders Agreement also contains a "take along provision" which states if, at any time, an offer is (or offers are) made by a current stockholder or prospective purchaser (either hereinafter referred to as the "prospective purchaser") to acquire an amount of CGB stock which would give the prospective purchaser 66 2/3 percent or more of the CGB stock outstanding the prospective purchaser must, within 15 days of the offer(s) to purchase, offer to purchase all of the CGB stock held by all of the CGB stockholders pursuant to the same terms and conditions. No CGB stockholder, however, will be compelled to accept such offer. The CGB stockholders will have, unless the offer provides for a longer time period, 30 days to accept or reject the offer. Unless the directives as provided herein are followed, any sale made will be void and no CGB stockholder may sell to the prospective purchaser.

QUORUM REQUIREMENTS

   Both the Enterbank Bylaws and the CGB Bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

   Under Sections 102(b)(7) and 145 of the Delaware General Corporate Law ("DGCL"), Enterbank has broad power to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.
Section 102(b)(7) of the DGCL permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit. Enterbank's certificate of incorporation limits the personal liability of Enterbank's directors for monetary damages to the fullest extent permissible under applicable law. Under Section 145 of the DGCL, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in the right of the corporation) because he is or was an officer, director, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that there may be no such indemnification if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled thereto. A corporation must indemnify a director, officer, employee or agent against expenses actually and reasonably incurred by him who successfully defends himself in a proceeding to which he was a party because he was a director, officer, employee or agent of the corporation. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the Board of Directors) in defending a civil or criminal proceeding may be paid by Enterbank in advance of the final disposition of such proceeding upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the bylaws, a vote of shareholders or disinterested directors, agreement or otherwise. Enterbank's Bylaws provide for the indemnification of (but not advancement of defense costs to the) directors and officers (but not employees and agents) of Enterbank to the fullest extent not prohibited by Delaware law. Enterbank has also obtained directors and officers liability insurance covering, subject to certain exceptions, actions taken by Enterbank's directors and officers in their capacities as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Enterbank pursuant to the foregoing provisions, Enterbank has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   ENTERBANK. The Enterbank Bylaws obligate Enterbank to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, "Claims"), by reason of the fact that such person is or was a director or officer of Enterbank against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding (collectively, "Losses"), to the fullest extent permissible under the Delaware General Corporation Law. The Enterbank Bylaws also grant to Enterbank the power to indemnify its employees or agents, or persons serving, at the request of Enterbank, as directors, officers, agents or employees of other corporations for Losses arising from Claims.

   Enterbank is entitled to maintain liability insurance policies that indemnify its directors, officers, employees or agents against certain losses in connection with Claims made against them in connection with their respective capacities. Enterbank has obtained directors and officers liability insurance covering, subject to certain exceptions, actions taken by Enterbank's directors and officers in their capacities as such.

   OVERVIEW OF KANSAS LAW.

   CGB. The CGB Articles and Bylaws obligate CGB to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, "Claims"), by reason of the fact that such person is or was a director or officer of CGB against expenses (including attorney's fee), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding (collectively, "Losses"), to the fullest extent permissible under the Kansas General Corporation Code. The CGB Bylaws also grant to CGB the power to indemnify its employees or agents, or persons serving, at the request of CGB, as directors, officers, agents or employees of other corporations for Losses arising from Claims.

   CGB maintains liability insurance policies that indemnify its directors, officers, employees or agents against certain losses in connection with claims made against them in connection with their respective capacities.

   Under the merger agreement, from and after the effective time of the merger Enterbank will indemnify and hold harmless each present or former officer or director of CGB and its subsidiaries (determined as of the effective time) against (1) all damages in connection with any action arising out of actions or omissions prior to the effective time of the merger (collectively, "Indemnified Liabilities") and (2) all Indemnified Liabilities arising out of the merger agreement or the transactions contemplated by the merger agreement, in each case to the full extent that CGB would have been permitted under applicable law and its articles of incorporation and bylaws.

   Additionally, Enterbank will maintain CGB's directors' and officers' liability insurance policy for a period of not less than three years following the effective time of the merger, provided that Enterbank may substitute policies providing at least equivalent coverage which is no less advantageous to CGB's current officers and directors.

   OVERVIEW OF FEDERAL LAW. Federal law authorizes the FDIC to limit, by regulation or order, the payment of indemnification by insured banks or bank holding companies to their directors and officers. Pursuant to this authority, the FDIC has enacted a regulation that permits the payment of indemnification by banks and bank holding companies to institution-affiliated directors, officers and other parties only if certain requirements are satisfied. This regulation permits an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution's Board of Directors, in good faith, certifies in writing that the individual has a substantial likelihood of prevailing on the merits and that the payment of indemnification will not adversely affect the institution's safety and soundness. An institution's Board of Directors is obligated to cease making or authorizing indemnification payments in the event that it believes, or reasonably should believe, that the conditions discussed in the preceding sentence are no longer being met. Further, an institution's Board of Directors must provide the FDIC and any other appropriate bank regulatory agency with prior written notice of any authorization of indemnification. In addition, indemnification payments related to an administrative proceeding or civil action instituted by an appropriate federal bank regulatory agency are limited to the payment or reimbursement of reasonable legal or other professional expenses. Finally, the director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from certain institutional activities.

SHAREHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT

   The Enterbank Bylaws authorize shareholder action by written consent upon the approval of the holders of outstanding Enterbank common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The CGB Bylaws provide that any action required to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders a meeting duly held.

CUMULATIVE VOTING

   Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. Both Enterbank and CGB shareholders are entitled to cumulative voting in the election of directors.

AMENDMENT OF BYLAWS; NUMBER OF DIRECTORS

   ENTERBANK. The Enterbank Bylaws may be amended or repealed by the affirmative vote of a majority of the Enterbank Board of Directors. The Enterbank Bylaws establish the initial number of directors of Enterbank at four and thereafter the number and classes of directors is at the discretion of the Enterbank board of directors. Currently, the Enterbank board of directors consists of thirteen members. Under the terms of the merger agreement, Enterbank has agreed to increase the number of authorized Enterbank directors to permit the appointment of four persons designated by CGB as of the effective date of the merger.

   CGB. The CGB Articles of Incorporation provide that the board of directors of CGB shall be vested with the power to make, alter, amend or repeal the Bylaws of the Corporation.

   The CGB Articles of Incorporation establish the initial number of directors at four. The number of directors may be fixed by or in any manner provided in the CGB Bylaws. The CGB Bylaws provide that the number of directors of the Corporation shall be set by the board of directors and shall be not less than three nor more than twenty. Each CGB director shall hold office for a term of one year, or until his successor shall have been elected and qualified. CGB directors need not be shareholders.

   At a meeting held in April, 1999, the shareholders of CGB approved an amendment to the CGB Articles of Incorporation, the result of which would be to divide the CGB board of directors into three classes. The amendment has not been filed with the Kansas Secretary of State and, accordingly, the directors of CGB have not been assigned to classes.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

   ENTERBANK. The Enterbank Bylaws provide that vacancies occurring on the Enterbank Board of Directors may be filled by a vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director, or at a special meeting of Enterbank shareholders by a plurality of the votes cast by the Enterbank shareholders entitled to vote.

   CGB. The CGB Bylaws provide that in the case of death or resignation of one or more of the CGB Board of directors, a majority of the surviving or remaining directors may fill the vacancy or vacancies until the successor or successors are elected at a shareholders meeting.

   In addition, the Delaware General Corporation Law provides that if, at the time of filling any vacancy or any newly created directorship, the directors then in office who have been elected by shareholders constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

CALL OF ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS AND ACTION BY SHAREHOLDERS WITHOUT A MEETING

   ENTERBANK. The Enterbank Bylaws provide that a special meeting of the shareholders may be called at any time by the Enterbank President, the majority of the Enterbank Board of Directors or upon written request of the holders of at least 50% of all of the issued and outstanding shares entitled to vote. Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation (which, in the case of the Enterbank Certificate, is not provided), any action which may be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

   CGB. The CGB Bylaws provide that a special meeting of shareholders may be called at anytime by the President, Board of directors, or by holders of not less than one-fifth of all the outstanding shares of CGB entitled to vote at such meeting.

CLASSIFIED BOARD PROVISIONS


   ENTERBANK. The Enterbank Bylaws provide that the classes of directors may be changed from time to time by the Board of Directors. As of May 11, 2000, the Enterbank Board of Directors consisted of thirteen members, all of whose terms run concurrently for one year periods.

   CGB. The CGB Bylaws provide for a single class of directors to hold office for a term of one year. At a meeting held in April, 1999, the shareholders of CGB approved an amendment to the CGB Articles of Incorporation, the result of which would be to divide the CGB board of directors into three classes.
The amendment has not been filed with the Kansas Secretary of State and, accordingly, the directors of CGB have not been assigned to classes.

                    DESCRIPTION OF ENTERBANK CAPITAL STOCK

   The authorized capital stock of Enterbank consists of 20,000,000 shares of Enterbank common stock, $.01 par value. As of May 11, 2000, 8,201,664 shares of Enterbank common stock were outstanding and an additional 1,084,572 shares of the authorized Enterbank common stock were available for future grant and reserved for issuance to holders of outstanding stock options under Enterbank's stock option plans.


COMMON STOCK

   Holders of Enterbank common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders of Enterbank are entitled to cumulate their votes with respect to election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Enterbank's Board of Directors.
There are legal and regulatory restrictions on the ability of Enterbank to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Dividend Policy." In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference for securities with a priority over the Enterbank common stock. Shareholders of Enterbank common stock have no preemptive or conversion rights. Enterbank common stock is not subject to calls or assessments. The transfer agent and registrar for Enterbank common stock is United Missouri Bank, N.A.

                       DESCRIPTION OF CGB CAPITAL STOCK

   The authorized capital stock of CGB consists of 2,000,000 shares of $1.00 par value common stock. As of December 31, 1999, 836,854 shares of CGB common stock were outstanding.


Common Stock
------------

   Each share of common stock is entitled to one vote on all matters submitted to shareholders, except that in the election of directors, cumulative voting is permitted, which means that each holder has the right to cast as many votes in the aggregate as equal the total number of shares held by him multiplied by number of directors to be elected, and may cast the whole number of votes to which the shareholder is entitled for any one or more candidates at his discretion. The common stock is the only class of CGB's securities entitled to vote. In the event of a liquidation, dissolution or winding up of CGB, the holders of the common stock are entitled to receive a pro-rata share of the assets of CGB which are legally available for distribution to such stockholders.

Preferred Stock
---------------

   CGB has authorized 50,000 shares of non-cumulative preferred stock with a par value of $100.00 per share. No shares of preferred stock are issued or outstanding. The preferred stock may be issued with such other terms and conditions that the board of directors shall set from time to time without further shareholder approval.

                                   EXPERTS

   The Consolidated Financial Statements of Enterbank incorporated in this joint proxy statement/prospectus by reference from Enterbank's annual report on Form 10-K for the year ended December 31, 1999 have been audited by KPMG LLP, independent auditors, as stated in their report which is included herein. Such statements have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The Consolidated Financial Statements of CGB contained in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                LEGAL MATTERS

   The validity of the shares of Enterbank common stock offered hereby and certain legal matters in connection with the merger will be passed upon for Enterbank by Armstrong Teasdale LLP, St. Louis, Missouri.

                           SOLICITATION OF PROXIES

   Each of Enterbank and CGB will bear the cost of the solicitation of proxies from their respective shareholders. In addition to solicitation by mail, the directors, officers and employees of Enterbank or CGB may solicit proxies from their respective shareholders by telephone or telegram or in person.
Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Enterbank or CGB, as applicable, will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

                     WHERE YOU CAN FIND MORE INFORMATION

   Enterbank files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Enterbank files at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, NW, Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding Enterbank are available.

   Enterbank has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act relating to the shares of Enterbank common stock to be issued in connection with the merger. This joint proxy statement/prospectus also constitutes the prospectus of Enterbank filed as part of the registration statement and does not contain all the information set forth in the registration statement and exhibits thereto. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the Commission at the public reference rooms specified above.

   The Commission allows Enterbank to "incorporate by reference" information into this joint proxy statement/prospectus, which means that Enterbank can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Enterbank has previously filed with the Commission. These documents contain important information about Enterbank and its financial condition.

ENTERBANK COMMISSION FILINGS
(File No. 000-24131)                      PERIOD
Annual Reports on Form 10-K               Year ended December 31, 1999
Proxy Statement on Schedule 14A           Filed March 9, 2000

   Enterbank incorporates by reference any additional documents that it may file with the Commission between the date of this joint proxy statement/prospectus and the date of the Enterbank special meeting. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

   Enterbank has supplied all information contained or incorporated by reference in the joint proxy statement/prospectus relating to Enterbank.

   This joint proxy statement/prospectus incorporates by reference documents relating to Enterbank which are not presented in this joint proxy statement/prospectus or delivered herewith.

Those documents relating to Enterbank are available from Enterbank without charge, excluding all exhibits unless specifically incorporated by reference in this joint proxy statement/prospectus, by requesting them in writing or by telephone from Enterbank Holdings, Inc., 150 North Meramec, Clayton, Missouri 63105, Attention: James C. Wagner, (314) 725-5500. If you would like to request documents from Enterbank, please do so by June 15, 2000 in order to receive them before the special meeting.

   In deciding how to vote on the merger, you should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. Neither Enterbank nor CGB has authorized any person to provide you with any information that is different from what is contained in this joint proxy statement/ prospectus. This joint proxy statement/prospectus is dated May 11, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing to you of this joint proxy statement/ prospectus nor the issuance to you of shares of Enterbank common stock will create any implication to the contrary. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

                                     INDEX TO FINANCIAL STATEMENTS
                                                                                         PAGE
                                                                                         ----
ENTERBANK HOLDINGS, INC.
------------------------

See the Enterbank Holdings, Inc. Annual Report on Form 10-K for the year ended
      December 31, 1999 attached to this joint proxy statement/prospectus                 N/A

COMMERCIAL GUARANTY BANCSHARES, INC.
------------------------------------
Independent Auditors' Report                                                              F-2
Consolidated Balance Sheets as of December 31, 1999 and 1998                              F-3
Consolidated Statements of Income (Loss) for the years ended
      December 31, 1999, 1998 and 1997                                                    F-4
Consolidated Statements of Shareholders' Equity for the years ended
      December 31, 1999, 1998 and 1997                                                    F-5
Consolidated Statements of Comprehensive Income (Loss) for the years ended
      December 31, 1999, 1998 and 1997                                                    F-6
Consolidated Statements of Cash Flows for the years ended
      December 31, 1999, 1998 and 1997                                                    F-7
Notes to Consolidated Financial Statements                                                F-9

INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Commercial Guaranty Bancshares, Inc.
Overland Park, Kansas

We have audited the accompanying consolidated balance sheets of Commercial Guaranty Bancshares, Inc. (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income (loss), shareholders' equity, cash flows and comprehensive income (loss) for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

As discussed in Note 12 to the consolidated financial statements, on January 5, 2000, the Company entered into a definitive agreement and Plan of Merger with another financial institution. The accompanying consolidated financial statements do not include any adjustments giving effect to the agreement.


/s/ DELOITTE & TOUCHE LLP


March 23, 2000
Kansas City, Missouri


COMMERCIAL GUARANTY BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
------------------------------------------------------------------------------------------------------------------------


                                                                                           1999              1998
ASSETS

Cash and due from banks                                                                $  4,556,100      $  3,502,029
Federal funds sold                                                                                          2,175,000
Investment securities, available for sale, at estimated fair value
   (amortized cost of $19,988,981 and $17,565,626, respectively)                         19,470,170        17,639,818
Capital Stock of the Federal Reserve Bank and the Federal Home Loan Bank, at cost           808,150           725,800
Loans, net of unearned loan fees                                                         95,789,722        81,109,264
   Less allowance for loan losses                                                        (2,023,222)       (1,229,545)
                                                                                       ------------      ------------
      Loans, net                                                                         93,766,500        79,879,719

Premises and equipment, net                                                               4,617,706         4,832,546
Accrued interest receivable                                                               1,081,834           872,814
Goodwill                                                                                  2,468,671         2,659,237
Prepaid expenses and other assets                                                           311,379           338,971
Deferred income taxes                                                                       561,535           135,612
                                                                                       ------------      ------------
      Total assets                                                                     $127,642,045      $112,761,546
                                                                                       ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
   Demand                                                                              $ 12,559,611      $ 10,554,273
   Interest-bearing transaction accounts                                                 16,881,503        18,546,779
   Money market accounts                                                                 20,200,107        18,558,487
   Savings                                                                                4,895,033         4,921,825
   Certificates of deposit:
    $100,000 and over                                                                    11,902,864         9,664,797
    Other                                                                                40,091,679        31,776,739
                                                                                       ------------      ------------
      Total deposits                                                                    106,530,797        94,022,900

Federal Home Loan Bank advances                                                           4,196,444         3,205,012
Federal funds purchased                                                                   1,300,000
Accrued interest payable                                                                    329,950           306,509
Accounts payable and accrued expenses                                                       209,161           159,730
Income taxes payable                                                                        465,782             1,946
                                                                                       ------------      ------------
      Total liabilities                                                                 113,032,134        97,696,097

Shareholders' equity:
Common stock, $1 par value; 2,000,000 shares authorized; 852,454 shares and
   848,154 shares issued as of December 31, 1999 and 1998, respectively                     852,454           848,154
Additional paid-in capital                                                               15,013,642        14,910,442
Accumulated deficit                                                                        (523,770)         (739,888)
Accumulated other comprehensive income (loss)                                              (342,415)           46,741
Treasury stock, 15,600 shares as of December 31, 1999, at cost                             (390,000)
                                                                                       ------------      ------------
      Total shareholders' equity                                                         14,609,911        15,065,449
                                                                                       ------------      ------------
      Total liabilities and shareholders' equity                                       $127,642,045      $112,761,546
                                                                                       ============      ============


See accompanying notes to consolidated financial statements.


COMMERCIAL GUARANTY BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------------------------------------------------
                                                                                 1999          1998           1997
Interest income:
   Interest and fees on loans                                                 $7,685,788    $6,868,897     $2,375,591
   Interest on investment securities, available for sale:
    Taxable                                                                    1,115,184     1,011,697        359,244
    Nontaxable                                                                    19,925        78,063              0
   Interest on federal funds sold                                                117,792       131,499         79,558
   Interest on interest bearing deposits                                             410           714            451
                                                                              ----------    ----------     ----------
      Total interest income                                                    8,939,099     8,090,870      2,814,844

Interest expense:
   Interest-bearing transaction accounts                                         323,393       407,789         21,229
   Money market accounts                                                         694,965       629,598        449,562
   Savings                                                                       135,087       150,453          3,189
   Certificates of deposit:
    $100,000 and over                                                            535,929       561,461        429,717
    Other                                                                      1,898,570     1,831,058        464,772
   Federal funds purchased and other borrowings                                  220,038       255,868          4,604
                                                                              ----------    ----------     ----------
      Total interest expense                                                   3,807,982     3,836,227      1,373,073
                                                                              ----------    ----------     ----------
      Net interest income                                                      5,131,117     4,254,643      1,441,771
      Provision for loan losses                                                  975,000       650,000        100,000
                                                                              ----------    ----------     ----------
      Net interest income after provision for loan losses                      4,156,117     3,604,643      1,341,771
                                                                              ----------    ----------     ----------
Noninterest income:
   Service charges on deposit accounts                                           563,892       453,593         66,871
   Other service charges and fee income                                          465,887       225,441         95,546
                                                                              ----------    ----------     ----------
      Total noninterest income                                                 1,029,779       679,034        162,417
                                                                              ----------    ----------     ----------
Noninterest expense:
   Salaries                                                                    2,157,090     2,038,662        739,146
   Payroll taxes and employee benefits                                           311,605       287,280         69,359
   Amortization of goodwill                                                      190,566       190,567
   Occupancy                                                                     333,707       360,915        149,767
   Equipment                                                                     243,416       268,733         78,337
   FDIC insurance                                                                 10,843        10,970          2,487
   Data processing                                                               215,469       132,838         45,902
   Other                                                                       1,246,089     1,183,747        499,382
                                                                              ----------    ----------     ----------
      Total noninterest expense                                                4,708,785     4,473,712      1,584,380
                                                                              ----------    ----------     ----------
      Income (loss) before income tax expense (benefit)                          477,111      (190,035)       (80,192)
Income tax expense (benefit)                                                     260,993      (124,872)      (114,000)
                                                                              ----------    ----------     ----------
      Net income (loss)                                                       $  216,118    $  (65,163)    $   33,808
                                                                              ==========    ==========     ==========

See accompanying notes to consolidated financial statements.


COMMERCIAL GUARANTY BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
-----------------------------------------------------------------------------------------------------------------------
                                                                                  ACCUMULATED
                                                                                     OTHER                    TOTAL
                                    COMMON STOCK       ADDITIONAL                COMPREHENSIVE                SHARE-
                                 ------------------     PAID-IN    ACCUMULATED      INCOME      TREASURY     HOLDERS'
                                 SHARES     AMOUNT      CAPITAL      DEFICIT        (LOSS)        STOCK       EQUITY
Balance, January 1, 1997         553,410   $553,410  $ 8,434,367    $(708,533)                            $ 8,279,244

   Net income                                                          33,808                                  33,808

   Issuances of common stock      11,460     11,460      227,290                                              238,750

   Stock issued pursuant to
    bank acquisition             114,324    114,324    2,267,426                                            2,381,750
                                 -------   --------  -----------    ---------                             -----------
Balance, December 31, 1997       679,194    679,194   10,929,083     (674,725)                             10,933,552

   Net loss                                                           (65,163)                                (65,163)

   Issuances of common stock     168,960    168,960    3,981,359                                            4,150,319

   Other comprehensive income,
    net of income taxes                                                            $  46,741                   46,741
                                 -------   --------  -----------    ---------      ---------              -----------

Balance, December 31, 1998       848,154    848,154   14,910,442     (739,888)        46,741               15,065,449

   Net income                                                         216,118                                 216,118

   Issuances of common stock       4,300      4,300      103,200                                              107,500

   Purchases of treasury stock                                                                 $(390,000)    (390,000)

   Other comprehensive income,
    net of income taxes                                                             (389,156)                (389,156)
                                 -------   --------  -----------    ---------      ---------   ---------  -----------

Balance, December 31, 1999       852,454   $852,454  $15,013,642    $(523,770)     $(342,415)  $(390,000) $14,609,911
                                 =======   ========  ===========    =========      =========   =========  ===========

See accompanying notes to consolidated financial statements.


COMMERCIAL GUARANTY BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------------------------------------------------
                                                                                  1999           1998           1997
Net income (loss)                                                             $ 216,118       $(65,163)        $33,808
Other comprehensive income (loss), before income taxes
   Unrealized gains (losses) on securities:
    Unrealized holding gains (losses) arising during the period                (593,003)        52,278
    Unrealized gain on transfer of securities from held to
      maturity to available for sale                                                            21,914
                                                                              ---------       --------         -------
Other comprehensive income (loss), before income taxes                         (593,003)        74,192          33,808
Income tax benefit (expense) related to items of other
   comprehensive income (loss)                                                  203,847        (27,451)
                                                                              ---------       --------         -------
Other comprehensive income (loss), net of income tax
   benefit (expense)                                                           (389,156)        46,741
                                                                              ---------       --------         -------
Comprehensive income (loss)                                                   $(173,038)      $(18,422)        $33,808
                                                                              =========       ========         =======

See accompanying notes to consolidated financial statements.


COMMERCIAL GUARANTY BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
---------------------------------------------------------------------------------------------------------------------------
                                                                             1999             1998            1997
Cash flows from operating activities:
   Net income (loss)                                                    $    216,118     $    (65,163)   $     33,808
   Adjustments to reconcile net income to net cash
    provided by operating acitivites:
      Depreciation                                                           327,567          349,423         131,424
      Federal Home Loan Bank stock dividends                                 (28,800)         (27,000)
      Amortization of goodwill                                               190,566          190,567
      Provision for loan losses                                              975,000          650,000         100,000
      Gain on sale of investment securities, available
       for sale                                                              (20,256)
      Loss on disposition of premises and equipment                            3,330            2,963
      Provision for deferred income taxes                                   (222,076)        (144,858)       (114,000)
      Net amortization of premiums and discounts on
       investment securities, available for sale                              54,516           55,960         (15,256)
      Changes in:
       Accrued interest receivable                                          (209,020)         150,376         (98,864)
       Prepaid expenses and other assets                                      27,592           67,510         362,484
       Accrued interest payable                                               23,441          (54,178)        102,496
       Accounts payable and accrued expenses                                  49,431          (12,526)         74,166
       Income taxes payable                                                  463,836            1,946              --
                                                                        ------------     ------------    ------------
         Net cash provided by operating activities                         1,871,501        1,144,764         576,258

Cash flows from investing activities:
   Purchases of investment securities, available
    for sale                                                              (9,238,563)      (7,054,356)     (2,159,869)
   Proceeds from maturities and principal paydowns
    of investment securities, available for sale                           6,760,692       10,622,133       2,100,000
   Proceeds from sales of investment securities,
    available for sale                                                                      3,351,573
   Net increase in loans                                                 (14,861,781)     (12,867,193)    (19,638,101)
   Purchase of capital stock of the Federal Reserve
    Bank and the Federal Home Loan Bank                                     (173,400)        (148,750)
   Purchases of premises and equipment                                      (144,579)        (886,306)       (860,770)
   Proceeds from dispositions of premises and equipment                       28,522
   Cash of acquired bank, net of cash consideration paid                                                    1,930,153
   Redemptions of capital stock of the Federal
    Home Loan Bank                                                           119,850
                                                                        ------------     ------------    ------------

         Net cash used in investing activities                           (17,509,259)      (6,982,899)    (18,628,587)


                                                                                                       (Continued)

                                     F-7


COMMERCIAL GUARANTY BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
---------------------------------------------------------------------------------------------------------------------------
                                                                             1999             1998            1997
Cash flows from fincancing activities:
   Net increase in demand and savings accounts                             1,954,890        4,729,974       7,250,090
   Net increase (decrease) in certificates of deposit                     10,553,007       (3,041,295)     11,249,732
   Proceeds from other borrowings                                          1,050,000        3,000,000       1,150,000
   Proceeds from the issuance of common stock                                107,500        4,150,319         238,750
   Purchases of treasury stock                                              (390,000)
   Payments on other borrowings                                              (58,568)      (3,468,568)
   Federal funds purchased                                                 1,300,000
                                                                        ------------     ------------    ------------

         Net cash provided by financing activities                        14,516,829        5,370,430      19,888,572
                                                                        ------------     ------------    ------------

         Net increase (decrease) in cash and due from
          banks                                                           (1,120,929)        (467,705)      1,836,243

Cash and cash equivalents, beginning of year                               5,677,029        6,144,734       4,308,491
                                                                        ------------     ------------    ------------

Cash and cash equivalents, end of year                                  $  4,556,100     $  5,677,029    $  6,144,734
                                                                        ============     ============    ============

Supplemental disclosures of cash flow information
Cash paid during the year for:
   Interest                                                             $  3,784,541     $  3,890,405    $  1,274,239
                                                                        ============     ============    ============
   Income taxes                                                         $      6,189
                                                                        ============
Noncash transactions:
   Transfers to other real estate owned in settlement
    of loans                                                            $     42,000
                                                                        ============
   Stock issued in conjunction with acquisition                                                          $  2,381,750
                                                                                                         ============
   Assumption of borrowings due to acquisition                                                           $  2,100,000
                                                                                                         ============

See accompanying notes to consolidated financial statements.


                                                                                                       (Concluded)

COMMERCIAL GUARANTY BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION - Commercial Guaranty Bancshares, Inc. (the "Company") is a Kansas Corporation formed in March 1995. The Company used the proceeds of its initial offering of securities to acquire all of the common stock issued by First Commercial Bank, N.A. ("First Commercial") which commenced operations in February 1996. On December 30, 1997, the Company's wholly owned subsidiary, CGB Acquisition Corporation, acquired all of the common stock of Humboldt Bancshares, Inc., a bank holding company which owned 100% of Humboldt National Bank ("Humboldt"), a community bank located in Humboldt, Kansas. Effective December 31, 1997, First Commercial and Humboldt were merged. The new bank (the "Bank"), retained the First Commercial Bank name and the Humboldt charter and is wholly owned by CGB Acquisition Corporation. In 1996, the Company formed The Capital Corporation (formerly CGB Capital Corporation) to provide investment banking services to corporations, non-affiliated financial institutions and high net worth individuals.

      The Bank offers commercial, residential and consumer loans, deposit products and other banking services principally in the southern portion of Johnson County, Kansas and throughout Allen, Neosho, Anderson and Woodson counties in Kansas.

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, First Commercial Bank, N.A., The Capital Corporation and CGB Acquisition Corporation. All significant intercompany balances have been eliminated.

      ESTIMATES - The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, management has made assumptions in estimating the fair value of financial instruments and estimates regarding loan losses. Actual results could differ from estimates made based on management's assumptions.

      CASH AND CASH EQUIVALENTS - For purposes of the Statement of Cash Flows, cash and cash equivalents include cash and due from banks and federal funds sold.

      INVESTMENT SECURITIES, AVAILABLE FOR SALE - The Company classifies investments in debt securities as held-to-maturity, available-for-sale or trading categories at acquisition. Securities classified as held-to-maturity are carried at amortized cost, available-for-sale securities are carried at market with unrealized gains (losses) included in other comprehensive income (loss) and trading securities, if any, are carried at market with unrealized gains (losses) included in operations. Securities which are classified as held-to-maturity are done so based on management's intent and the ability of the Company to hold the securities to maturity.

      Premiums and discounts are amortized and accreted over the estimated lives of the underlying securities using the level-yield method.

      Realized gains or losses on sales are recognized using the specific identification method.

      To the extent management determines a decline in value in an investment security to be other than temporary, the Company will reduce the carrying value and include such expense in the consolidated statements of income (loss).

      In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. On July 1, 1998, the Company adopted SFAS No. 133, and, as permitted by the Statement, reclassified its portfolio of held-to-maturity securities to available-for-sale. Securities with an aggregate amortized cost of $2,376,799 and market value of $2,398,713 were transferred. The net unrealized gain on such securities at the time of the transfer was recorded as other comprehensive income and is presented, net of deferred income taxes, in the consolidated statements of comprehensive income
      (loss) for the year ended December 31, 1998. The Company does not hold derivative instruments.

      CAPITAL STOCK OF THE FEDERAL HOME LOAN BANK AND THE FEDERAL RESERVE BANK
      - Capital stock of the Federal Home Loan Bank and the Federal Reserve Bank is not readily marketable and is carried at cost. Dividends received on such stock are included in interest income.

      As a member of the Federal Home Loan Bank system administered by the Federal Housing Finance Board, the Bank is required to maintain an investment in the capital stock of the Federal Home Loan Bank of Topeka ("FHLB") in an amount equal to the greater of 1% of the aggregate outstanding balance of loans secured by dwelling units at the beginning of each year, .3% of its total assets or 5% of total credit obligations divided by the qualified assets ratio, as defined in the requirement.

      LOANS - Loans that management has the positive intent and ability to hold for the foreseeable future are stated at the amount of unpaid principal less a provision for loan losses, undisbursed loan funds and loan fees, net of certain direct loan origination costs. Interest on loans is credited to income as earned and accrued only if deemed collectible. Loans are placed on nonaccrual status when, in the opinion of management, the full timely collection of principal or interest is in doubt. When a loan is placed on nonaccrual status, previously accrued but unpaid interest is reversed against current income. Subsequent collections of cash may be applied as reductions to the principal balance, interest in arrears or recorded as income, depending on management's assessment of the ultimate collectibility of the loan. Nonaccrual loans may be restored to accrual status when principal and interest become current and full payment of principal and interest is expected.

      Net loan origination and commitment fees are deferred and amortized as a yield adjustment to interest income using the level-yield method over the lives of the related loans.

      The Company considers a loan to be impaired when management believes it is probable that it will be unable to collect all principal and interest due according to the contractual terms of the loan. If a loan is impaired, the Company records a loss valuation allowance equal to the excess of the recorded balance over the present value of the estimated future cash flows discounted at the loan's effective rate, based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. One-to-four family residential loans and consumer loans are collectively evaluated for impairment. Commercial loans are evaluated for impairment on a loan by loan basis. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. These estimates are susceptible to changes that could result in a material adjustment to operations. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Recovery of the carrying value of such loans is dependent to a great extent upon economic, operating and other conditions that may be beyond the Company's control.

      Assessing the adequacy of the allowance for loan losses is inherently subjective as it requires making material estimates, including the amount and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. In the opinion of management, the allowance when taken as a whole, is adequate to absorb estimated loan losses inherent in the Bank's loan portfolio.

      PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets utilizing the straight-line or accelerated methods. The estimated useful lives of the assets are as follows:

         Buildings and improvements                               20-40 years

         Furniture, fixtures and equipment                          5-7 years

      GOODWILL - Banks acquired and recorded under the purchase method are recorded at the fair value of the net assets acquired at the acquisition date, and results of operations are included from that date. Excess of purchase price over the fair value of net assets acquired is recorded as goodwill and is being amortized on a straight-line basis over 15 years.

      IMPAIRMENT OF LONG-LIVED ASSETS - Long-lived assets, including goodwill and premises and equipment, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or group of assets may not be recoverable. The impairment review includes a comparison of future cash flows expected to be generated by the asset or group of assets with their associated carrying value. If the carrying value of the asset or group of assets exceeds expected cash flows (undiscounted and without interest charges), an impairment loss is recognized to the extent the carrying amount exceeds fair value.

      INCOME TAXES - The Company and its subsidiaries file a consolidated Federal income tax return. State income tax returns are individually filed for each of the entities.

      The Company computes deferred income taxes based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred income taxes result primarily from differences in accounting for financial statement and income tax purposes related to depreciation methods, mark to market adjustments on securities available-for-sale, differences between the financial statement loan loss provision and the tax bad debt deduction and net operating loss carryforwards.

      REVENUE RECOGNITION - Interest income, loan fees, checking account transaction fees and other ancillary income related to the Bank's deposits and lending activities are accrued as earned.

      STOCK-BASED COMPENSATION - Stock-based compensation is recognized using the intrinsic value method. For disclosure purposes, pro-forma net income is provided as if the fair value method had been applied.

      RECLASSIFICATIONS - Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements in order to conform with the 1999 presentation.

2.    ACQUISITION

      On December 30, 1997, the Company acquired Humboldt Bancshares, Inc. for a total purchase price comprised of $2,585,900 in cash and 114,324 shares of the Company's common stock. The stock issued in conjunction with the acquisition was valued at $20.83, consistent with the price of the then recent stock issuances for cash. The Company also assumed $2,100,000 of debt of Humboldt Bancshares, Inc. in the acquisition. Prior to the acquisition, Humboldt Bancshares, Inc., owned 100% of the common stock of Humboldt. The cash required for the acquisition was provided from the proceeds of a private placement of 48,000 shares of common stock for $3,000,000 in October of 1996 and through a new bank credit agreement. The acquisition has been accounted for as a purchase and the results of Humboldt's operations have been included in the accompanying consolidated financial statements since December 30, 1997. The allocation of the purchase price resulted in goodwill of $2,793,966 which is being amortized on a straight line method over 15 years.

3.    INVESTMENT SECURITIES, AVAILABLE FOR SALE

                                                                                             1999
                                                                   --------------------------------------------------------
                                                                                                             ESTIMATED
                                                                     AMORTIZED      UNREALIZED  UNREALIZED      FAIR
                                                                        COST          GAINS       LOSSES       VALUE
        United States Treasury and other
         securities of the United States
         government and its agencies                               $16,497,668      $  1,621   $(367,582)   $16,131,707

        Mortgage backed securities                                   3,373,836                  (152,850)     3,220,986

        State and local obligations                                    117,477                                  117,477
                                                                   -----------      -------    ---------    -----------
                                                                   $19,988,981      $  1,621   $(520,432)   $19,470,170
                                                                   ===========      ========   =========    ===========

                                                                                             1998
                                                                   --------------------------------------------------------
                                                                                                             ESTIMATED
                                                                     AMORTIZED      UNREALIZED  UNREALIZED      FAIR
                                                                        COST          GAINS       LOSSES       VALUE
        United States Treasury and other
         securities of the United States
         government and its agencies                               $12,693,249      $ 87,728   $  (8,994)   $12,771,983

        Mortgage-backed securities                                   4,692,191         6,579     (17,701)     4,681,069

        State and local obligations                                    180,186         6,580                    186,766
                                                                   -----------      --------   ---------    -----------
                                                                   $17,565,626      $100,887   $ (26,695)   $17,639,818
                                                                   ===========      ========   =========    ===========

      As of December 31, 1999 and 1998, respectively, investment securities with an aggregate amortized cost of $13,110,459 and $9,504,864 and an estimated fair value of $12,848,166 and $9,584,198 are pledged as collateral for public funds on deposit.

      The amortized cost and estimated fair value of debt and equity securities classified as available for sale at December 31, 1999 and 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               1999
                                                    ---------------------------
                                                      AMORTIZED     ESTIMATED
                                                         COST      FAIR VALUE
      Due in one year or less                       $ 3,551,082   $ 3,547,300
      Due after one year through five years           8,312,966     8,215,673
      Due after five years but within ten years       4,751,098     4,486,211
      Mortgage-backed securities                      3,373,835     3,220,986
                                                    -----------   -----------
                                                    $19,988,981   $19,470,170
                                                    ===========   ===========

      The Bank purchases both adjustable and fixed interest rate mortgage-backed securities. As of December 31, 1999 and 1998, the composition of these securities at estimated fair value was as follows:

                                                        1999          1998
      Fixed rate                                     $2,561,523    $3,848,191
      Adjustable rate                                   659,463       832,878
                                                     ----------    ----------
                                                     $3,220,986    $4,681,069
                                                     ==========    ==========

      The adjustable rate securities have interest rate adjustment limitations and are generally indexed to the one year U.S. Treasury rate or a cost of funds index.

4.    LOANS

                                                        1999          1998
        Commercial and industrial                   $35,591,291   $35,889,084
        Loans secured by real estate                 48,408,382    35,199,937
        Other                                        11,802,357    10,026,363
                                                    -----------   -----------
                                                     95,802,030    81,115,384
        Less unearned loan fees                          12,308         6,120
                                                    -----------   -----------
                                                    $95,789,722   $81,109,264
                                                    ===========   ===========

      The breakdown of loans secured by real estate at December 31, 1999 and 1998 is as follows:

                                                        1999          1998
        Business and personal loans                 $16,650,097   $ 9,540,579
        Income-producing properties                  10,927,519    10,541,120
        Owner-occupied properties                    17,074,142    13,745,147
        Real estate development properties            3,756,624     1,373,091
                                                    -----------   -----------
                                                    $48,408,382   $35,199,937
                                                    ===========   ===========

      The Company's subsidiary bank grants commercial, residential, and consumer loans throughout its service area. The Company has a diversified loan portfolio, with no particular concentration of credit in any one economic sector; however, a substantial portion of the portfolio is concentrated in and secured by real estate. The ability of the Company's borrowers to honor their contractual obligations is dependent upon the local economy and its effect on the real estate market.

      The Company's subsidiary bank has sold participating interests in loans aggregating $16,944,296 and $17,344,665 as of December 31, 1999 and 1998. Those loans are serviced by the Bank. Included in loans are participating interests in loans purchased aggregating $3,162,349 as of December 31, 1999 which are serviced by other institutions.

      Following is a summary of activity for the year ended December 31, 1999 of loans to executive officers and directors or to entities in which such individuals had beneficial interests as a shareholder, officer, or director. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility.

        Balance, January 1, 1997                                 $ 2,392,337
        New loans                                                  3,687,225
        Payments and other reductions                             (2,280,014)
                                                                 -----------
        Balance, December 31, 1997                                 3,799,548
        New loans                                                  2,603,929
        Payments and other reductions                             (1,403,225)
                                                                 -----------

        Balance, December 31, 1998                                 5,000,252
        New loans                                                  1,623,270
        Payments and other reductions                             (1,847,673)
                                                                 -----------

        Balance, December 31, 1999                               $ 4,775,849
                                                                 ===========

      A summary of activity in the allowance for loan losses for the years ended December 31, 1999, 1998 and 1997 is as follows:

                                                        1999          1998          1997
        Balance at beginning of year                $1,229,545     $ 660,315      $185,000
        Provisions for loan losses                     975,000       650,000       100,000
        Allowance for loan losses on acquired bank                                 375,315
        Loans charged off                             (226,814)     (114,845)
        Recoveries of loans previously charged off      45,491        34,075
                                                    ----------    ----------      --------
        Balance at end of year                      $2,023,222    $1,229,545      $660,315
                                                    ==========    ==========      ========

      A summary of impaired loans, which include nonaccrual loans, at December 31, 1999 and 1998 is as follows:

                                                                      1999          1998
        Nonaccrual loans                                          $ 2,190,975    $ 578,608
        Impaired loans continuing to accrue interest                   73,645       85,199
                                                                  -----------    ---------
            Total impaired loans                                  $ 2,264,620    $ 663,807
                                                                  ===========    =========

        Allowance for losses on specific impaired loans           $   926,943    $ 425,700
                                                                  ===========    =========
        Impaired loans with no related specific allowance
          for loan losses                                         $     2,820    $   1,668
                                                                  ===========    =========
        Average balance of impaired loans during the year         $ 1,454,213    $ 289,304
                                                                  ===========    =========

      If interest on nonaccrual loans had been accrued, such income would have been $171,567 and $13,219 for the years ended December 31, 1999 and 1998, respectively. The amount recognized as interest income on nonaccrual loans was $4,834 and $255 for the years ended December 31, 1999 and 1998, respectively. There were no impaired loans during the year ended December 31, 1997.

      Loans aggregating $1,900,000 were restructured during 1999 and are included in impaired loans.

5.    PREMISES AND EQUIPMENT

                                                       1999          1998
        Land                                        $  842,953    $  842,953
        Buildings and improvements                   3,284,862     3,258,028
        Furniture, fixtures and equipment            1,276,919     1,202,798
                                                    ----------    ----------
                                                     5,404,734     5,303,779
        Less accumulated depreciation                 (787,028)     (471,233)
                                                    ----------    ----------

        Premises and equipment, net                 $4,617,706    $4,832,546
                                                    ==========    ==========

      Depreciation of premises and equipment included in occupancy expense amounted to $327,567 in 1999, $349,423 in 1998 and $131,424 in 1997.

6.    OTHER BORROWINGS

      As of December 31, 1999 and 1998, the Company has advances of $4,196,444 and $3,205,012, respectively, from the Federal Home Loan Bank of Topeka. As of December 31, 1999, these advances bear a weighted average interest rate of 5.96% and are collateralized by a blanket pledge agreement, including all of the Company's capital stock of the Federal Home Loan Bank and qualifying first mortgage loans. Federal Home Loan Bank advances mature as follows:

        2000                                                       $1,108,568
        2001                                                        2,038,580
        2002                                                           24,296
        2003                                                           10,000
        2004                                                        1,010,000
        2005                                                            5,000
                                                                   ----------
                                                                   $4,196,444
                                                                   ==========

      As of December 31, 1999, the Company had $950,000 available on a $2,000,000 maturity line-of-credit with the Federal Home Loan Bank of Topeka that expires February 17, 2000.

      Federal funds purchased represent overnight advances bearing interest at 5.83% as of December 31, 1999.

7.    MATURITY OF CERTIFICATES OF DEPOSIT

      Following is a summary of certificates of deposit maturities at December 31, 1999:

                                                        1999
      -------------------------------------------------------------------------------------------------------
                                                            $100,000
                   MATURITY PERIOD                          AND OVER            OTHER             TOTAL
      Less than 1 year                                     $ 8,118,612       $24,676,061       $32,794,673
      Greater than 1 year and less than 2 years              2,270,341         7,458,352         9,728,693
      Greater than 2 years and less than 3 years             1,513,911         7,252,786         8,766,697
      Greater than 3 years and less than 4 years                                 171,259           171,259
      Greater than 4 years and less than 5 years                                 533,221           533,221
      Over 5 years                                         -----------       -----------       -----------
                                                           $11,902,864       $40,091,679       $51,994,543
                                                           ===========       ===========       ===========

8.    INCOME TAXES

      The components of income tax expense (benefit) for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                                1999            1998                1997
      Current                                                $ 483,069        $  19,986
      Deferred                                                (222,076)        (144,858)         $(114,000)
                                                             ---------        ---------          ---------
                                                             $ 260,993        $(124,872)         $(114,000)
                                                             =========        =========          =========

      A reconciliation of expected income tax expense, computed by applying the statutory federal income tax rate of 34% in 1999, 1998 and 1997, to income before income taxes and the amounts reflected in the consolidated statements of income (loss) is as follows:

                                                                1999              1998               1997
      Income tax expense at statutory rate                    $162,218         $ (64,612)        $ (27,265)
      Increase (reduction) in income taxes resulting from:
            Tax-exempt income                                   (2,736)           (6,625)
            Goodwill amortization                               64,793            64,793
            Merger related expenses                             37,502
            Decrease in valuation allowances on deferred tax
              assets                                                            (138,476)          (99,000)
            Other, net                                            (784)           20,048            12,265
                                                              --------         ---------         ---------
                Total income tax expense                      $260,993         $(124,872)        $(114,000)
                                                              ========         =========         =========

      The tax effect of temporary differences that gave rise to deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 is as follows:

                                                                                  1999              1998
      Deferred tax assets:
        Accrued professional fees                                              $  10,200
        Allowance for loan losses                                                619,732         $ 336,114
        Unrealized losses on securities available for sale                       176,396
        Net operating loss carryforward                                                             32,464
        Other                                                                     20,784            34,362
                                                                               ---------         ---------
                Total deferred tax assets                                        827,112           402,940

      Deferred tax liabilities:
        Federal Home Loan Bank dividends                                         (22,484)          (15,344)
        Accumulated depreciation                                                (230,135)         (203,189)
      Unrealized gains on securities available for sale                                            (27,451)
      Other                                                                      (12,958)          (21,344)
                                                                               ---------         ---------

                Total deferred tax liabilities                                  (265,577)         (267,328)
                                                                               ---------         ---------

                Net deferred tax asset                                         $ 561,535         $ 135,612
                                                                               =========         =========

9.    STOCK OPTION PLANS

      In 1996, the Company approved stock option plans which provide incentive and non-qualified options to certain officers and directors for up to 127,500 common shares of the Company. The options vest immediately and the incentive options and non-qualified options are exercisable for 10 years and five years, respectively, provided the optionee has remained in the employment of the Company or its subsidiaries.

      Activity in the option plans is summarized in the following table:

                                                                                                         WEIGHTED
                                                               NUMBER            OPTION PRICE         AVERAGE PRICE
             STOCK OPTIONS UNDER THE PLAN                     OF SHARES           PER SHARE             PER SHARE
      Outstanding, January 1, 1997                              51,000          $16.67 - $20.83           $17.65
           Granted                                              21,600              $20.83                $20.83
                                                               -------
      Outstanding, December 31, 1997                            72,600          $16.67 - $20.83           $18.59
           Granted                                              53,250          $20.83 - $25.00           $23.41
           Cancelled                                           (34,000)         $16.67 - $25.00           $19.85
                                                               -------

      Outstanding, December 31, 1998                            91,850          $16.67 - $25.00           $20.92
            Granted                                             33,000              $25.00                $25.00
            Cancelled                                           (6,000)             $25.00                $25.00
                                                               -------

      Outstanding, December 31, 1999                           118,850          $16.67 - $25.00           $21.85
                                                               -------

      Exercisable, December 31, 1999                           118,850          $16.67 - $25.00           $21.85
                                                               =======

      Summary information about the Company's stock options outstanding and exercisable at December 31, 1999:

                               OUTSTANDING                WEIGHTED AVERAGE
                                   AND                   CONTRACTUAL PERIOD
         EXERCISE PRICE        EXERCISABLE                    IN YEARS
              $16.67              21,000                       6.1
              $20.83              47,850                       3.2
              $25.00              50,000                       8.0
                                 -------
          $16.67-$25.00          118,850                       6.7
                                 =======

      The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for the Plan. Accordingly, no compensation cost has been recognized for the Plan. Had compensation costs for the Plan been determined based upon the fair value at the grant date for awards under the Plan consistent with the methodology prescribed in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net income (loss) would have been, $469,980, $(223,258) and $(36,612), net of related income tax effects, in 1999, 1998 and 1997, respectively. The fair value of options at the date of grant was estimated using the Black-Scholes model.

      For options granted during the years ended December 31, 1999, 1998 and 1997, the fair value of options granted were determined based on a weighted average risk-free interest rate of 4.61%, 5.45% and 7.0%, respectively, expected option lives of four years, expected volatility of 0% and an expected dividend yield of 0%.

      STOCK SPLITS - On February 26, 1998, the Company authorized a 3-for-1 stock split for all shares and options issued and outstanding as of March 18, 1998. All periods presented have been restated to reflect the effect of the stock splits.

10.   REGULATORY REQUIREMENTS

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures that have been established by regulation to ensure capital adequacy require the Bank to maintain minimum capital amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

      As of December 31, 1999, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                                        TO BE WELL
                                                                                                        CAPITALIZED
                                                                                                       UNDER PROMPT
                                                                               FOR CAPITAL          CORRECTIVE ACTION
                                                       ACTUAL               ADEQUACY PURPOSES           PROVISIONS
                                                --------------------       -------------------      -----------------
      (DOLLARS IN THOUSANDS)                    AMOUNT        RATIO        AMOUNT        RATIO      AMOUNT     RATIO
                                                -------       ------       ------        -----      ------     ------
      AS OF DECEMBER 31, 1999:
        Total Capital
          (to Risk Weighted Assets)             $12,763       13.46%       $7,647        >  8%      $9,559     >  10%
        Tier 1 Capital                                                                   -                     -
          (to Risk Weighted Assets)              11,568       12.20%        3,824        >  4%       5,735     >   6%
        Tier 1 Capital                                                                   -                     -
          (to Average Assets)                    11,568        9.25%        5,004        >  4%       6,255     >   5%
                                                                                         -                     -

      AS OF DECEMBER 31, 1998:
        Total Capital
          (to Risk Weighted Assets)             $11,759       14.19%       $6,629        >  8%      $8,286     >  10%
        Tier 1 Capital                                                                   -                     -
          (to Risk Weighted Assets)              10,723       12.94%        3,314        >  4%       4,972     >   6%
        Tier 1 Capital                                                                   -                     -
          (to Average Assets)                    10,723        9.99%        4,295        >  4%       5,368     >   5%
                                                                                         -                     -

      The Company's ability to pay dividends is dependent, in part upon its ability to obtain dividends from its subsidiary bank. Such payment, however, will be subject to the regulatory restrictions set forth by the Office of the Comptroller of the Currency. In addition, the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") provides that, as a general rule, a financial institution may not make a capital distribution if it would be undercapitalized after making the capital distribution.

11.   LITIGATION

      Various legal claims have arisen during the normal course of business which, in the opinion of management, after discussion with legal counsel, will not result in any material liability.

12.   SUBSEQUENT EVENTS

      On January 5, 2000, the Company entered into a definitive Agreement and Plan of Merger with Enterbank Holdings, Inc. ("Enterbank"), the parent company of Enterprise Bank. The agreement provides for the Company's shareholders to exchange each share of the Company's stock for 2.1429 shares of Enterbank Holdings, Inc. stock at the effective time of the merger, subject to statutory dissenter's rights. Pursuant to the merger, the Company will cease to exist and each of the Company's shareholders will become shareholders of Enterbank Holdings, Inc. At the effective date of the merger, options to purchase Company stock issued pursuant to the stock plans described in Note 9 will be converted into options to acquire shares of Enterbank stock. The Agreement and Plan of Merger which is subject to regulatory approval, shareholder approval and the satisfaction of other conditions, is expected to close in the second quarter of 2000. The accompanying consolidated financial statements do not include any adjustments giving effect to the Agreement.

13.   DISCLOSURES ABOUT FINANCIAL INSTRUMENTS

      The Bank issues financial instruments with off-balance-sheet risk in the normal course of the business of meeting the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amounts recognized in the consolidated balance sheets.

      The Company's extent of involvement and potential exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for financial instruments included on its balance sheets.

      The contractual amount of off-balance-sheet financial instruments as of December 31, 1999 and 1998 is as follows:

                                              1999                1998
      Commitments to extend credit        $20,957,000         $12,082,000
      Standby letters of credit               368,000             294,000
                                          -----------         -----------
                                          $21,325,000         $12,376,000
                                          ===========         ===========

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Of the total commitments to extend credit as of December 31, 1999, $2,722,000 represent fixed rate loan commitments. As certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, premises and equipment, and real estate.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These standby letters of credit are primarily issued to support contractual obligations of Bank customers. The credit risk involved in issuing letters of credit is essentially the same as the risk involved in extending loans to customers.

      SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", extends existing fair value disclosure for some financial instruments by requiring disclosure of the fair value of such financial instruments, both assets and liabilities recognized in the consolidated balance sheets.

      The following is a summary of the carrying amounts and fair values of the Company's financial instruments on the consolidated balance sheets at December 31, 1999 and 1998:

                                                            1999                                 1998
                                              ----------------------------------  --------------------------------
                                                 CARRYING         ESTIMATED         CARRYING          ESTIMATED
                                                  AMOUNT         FAIR VALUE           AMOUNT          FAIR VALUE
      Assets:
      Cash and due from banks                 $  4,556,100      $  4,556,100       $ 3,502,029       $ 3,502,029
      Federal funds sold                                           2,175,000         2,175,000
      Investments securities,
        available for sale                      19,470,170        19,470,170        17,639,818        17,639,818
      Capital stock of the Federal
        Reserve Bank and Federal
        Home Loan Bank                             808,150           808,150           725,800           725,800
      Loans, net                                93,766,500        92,363,345        79,879,719        80,760,712
      Accrued interest receivable                1,081,834         1,081,834           872,814           872,814

      Liabilities:
      Deposits                                $106,530,797      $107,348,052       $94,022,900       $94,218,001
      Federal Home Loan Bank
        advances                                 4,196,444         4,113,316         3,205,012         3,136,967
      Federal Funds purchased                    1,300,000         1,300,000
      Accrued interest payable                     329,950           329,950           306,509           306,509

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate such fair value.

      CASH AND OTHER SHORT-TERM INSTRUMENTS - For cash and due from banks, federal funds sold, accrued interest receivable (payable) and federal funds purchased, the carrying amount is a reasonable estimate of fair value, as such instruments reprice in a short time period.

      INVESTMENTS SECURITIES, AVAILABLE FOR SALE - Fair values are based on quoted market prices or dealer quotes.

      CAPITAL STOCK OF THE FEDERAL RESERVE BANK AND THE FEDERAL HOME LOAN BANK - The carrying values of capital stock of the Federal Reserve Bank and capital stock of the Federal Home Loan Bank approximate fair value.

      LOANS, NET - The fair value of adjustable-rate loans approximates carrying value. The fair value of fixed-rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

      DEPOSITS - The fair value of demand deposits, interest-bearing transaction accounts, money market accounts and savings deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

      FEDERAL HOME LOAN BANK ADVANCES - The fair value of Federal Home Loan Bank advances is based on the discounted value of contractual cash flows. The discount rate is estimated using rates on borrowed money with similar remaining maturities.

      COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT - The fair value of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the likelihood of the counterparties drawing on such financial instruments, and the present creditworthiness of such counterparties. The Company believes such commitments have been made on terms which are competitive in the markets in which it operates; however, no premium or discount is offered thereon and accordingly, the Company has not assigned a value to such instruments for purposes of this disclosure.

      LIMITATIONS - Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

      Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.

14.   LINE OF BUSINESS RESULTS

      Management of the Company reviews the financial performance of its operating segments on an after-tax basis. The Company's three major operating segments in 1999, 1998 and 1997 include Commercial Guaranty Bancshares, Inc. and CGB Acquisition Corporation, First Commercial Bank, N.A. and The Capital Corporation. Commercial Guaranty Bancshares, Inc. and CGB Acquisition Corporation operations include general corporate expenses not allocated to the operating segments. CGB Acquisition Corporation is a shell entity formed to facilitate the acquisition of Humboldt Bancshares, Inc. First Commercial Bank, N.A. provides a full range of commercial banking services. The Capital Corporation provides investment banking services to corporations, non affiliated financial institutions and high net worth individuals. Following are the financial results for the Company's operating segments.

                                        COMMERCIAL
                                         GUARANTY
                                        BANCSHARES,
                                       INC. AND CGB          FIRST               THE
                                        ACQUISITION        COMMERCIAL          CAPITAL
                                       CORPORATION <F*>    BANK, N.A.        CORPORATION       ELIMINATIONS         CONSOLIDATED
For the year ended December 31, 1999

  Interest income                      $    48,056        $  8,939,099        $     331        $    (48,387)       $  8,939,099
  Interest expense                                           3,856,369                              (48,387)          3,807,982
  Provision for loan losses                                    975,000                                                  975,000
  Noninterest income                                           688,907          340,872                               1,029,779
  Noninterest expense                      523,564           3,812,555          372,666                               4,708,785
  Income (loss) before income
    tax expense (benefit)                 (475,508)            984,082          (31,463)                                477,111
  Income tax expense (benefit)             (60,611)            330,455           (8,851)                                260,993
                                       -----------        ------------        ---------        ------------        ------------

Net income (loss)                      $  (414,897)       $    653,627        $ (22,612)       $                   $    216,118
                                       ===========        ============        =========        ============        ============

Total assets                           $15,689,690        $127,534,077        $ 217,327        $(15,799,049)       $127,642,045
                                       ===========        ============        =========        ============        ============

For the year ended December 31, 1998

  Interest income                      $    41,654        $  8,082,543        $   3,609        $    (36,936)       $  8,090,870
  Interest expense                         150,639           3,722,524                              (36,936)          3,836,227
  Provision for loan losses                                    650,000                                                  650,000
  Noninterest income                           237             608,544           70,253                                 679,034
  Noninterest expense                      507,900           3,598,379          367,433                               4,473,712
  Income (loss) before income
    tax expense (benefit)                 (616,648)            720,184         (293,571)                               (190,035)
  Income tax expense (benefit)            (246,257)            260,307         (138,922)                               (124,872)
                                       -----------        ------------        ---------        ------------        ------------

Net income (loss)                      $  (370,391)       $    459,877        $(154,649)       $                   $     65,163
                                       ===========        ============        =========        ============        ============

Total assets                           $15,262,453        $112,618,672        $ 221,315        $(15,340,894)       $112,761,546
                                       ===========        ============        =========        ============        ============

For the year ended December 31, 1997

  Interest income                      $   122,697        $  2,748,298        $  13,657        $    (69,808)       $  2,814,844
  Interest expense                                           1,442,881                              (69,808)          1,373,073
  Provision for loan losses                                    100,000                                                  100,000
  Noninterest income                                            95,417           67,000                                 162,417
  Noninterest expense                      242,927           1,151,132          190,321                               1,584,380
  Income (loss) before income tax
    expense (benefit)                     (120,230)            149,702         (109,664)                                (80,192)
  Income tax expense (benefit)                                (114,000)                                                (114,000)
                                       -----------        ------------        ---------        ------------        ------------

Net income (loss)                      $  (120,230)       $    263,702        $(109,664)       $                   $     33,808
                                       ===========        ============        =========        ============        ============

Total assets                           $14,269,789        $107,425,471        $ 244,464        $(14,465,428)       $107,474,296
                                       ===========        ============        =========        ============        ============

<F*> Operations exclude equity in income (loss) of First Commercial Bank,
N.A. and The Capital Corporation.

15.   PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

                                                                                 1999              1998
                       ASSETS

Cash                                                                         $   470,530       $ 1,190,468
Investment in CGB Acquisition Corporation                                     13,694,412        13,429,941
Investment in The Capital Corporation                                             67,203            89,815
Intercompany receivable                                                        1,077,654           467,533
Other assets                                                                      49,891            84,696
                                                                             -----------       -----------

Total assets                                                                 $15,359,690       $15,262,453
                                                                             ===========       ===========

            LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses                                        $   134,138       $    56,000
Intercompany payable                                                             149,859           139,058
Income taxes payable                                                             465,782             1,946
Shareholders' equity                                                          14,609,911        15,065,449
                                                                             -----------       -----------

Total liabilities and shareholders' equity                                   $15,359,690       $15,262,453
                                                                             ===========       ===========

                                                                 1999               1998               1997
Income:
  Interest                                                  $   48,056         $    41,654        $   122,697
  Noninterest income                                                                   237
                                                            ----------         -----------        -----------

                                                                48,056              41,891            122,697
Expenses:
  Interest                                                                         150,639
  Noninterest expense                                          523,564             507,737            242,905
                                                            ----------         -----------        -----------
                                                               523,564             658,376            242,905
                                                            ----------         -----------        -----------
Loss before income tax benefit and equity in undisbursed
  income (loss) of subsidiaries                               (475,508)           (616,485)          (120,208)
Income tax benefit                                              60,611             246,257
                                                            ----------         -----------        -----------

Loss before equity in undistributed income (loss) of
  subsidiaries                                                (414,897)           (370,228)          (120,208)
                                                            ----------         -----------        -----------

Undistributed income of subsidiaries                           631,015             305,065            154,016
                                                            ----------         -----------        -----------

Net income (loss)                                           $  216,118         $   (65,163)       $    33,808
                                                            ==========         ===========        ===========

                                     F-26


                                                                1999               1998                1997
Cash flows from operating activities:
  Net income (loss)                                         $  216,118         $   (65,163)       $    33,808
  Adjustments to reconcile net income (loss) to net cash
    used in activities:
      Undistributed income of subsidiaries                    (631,015)           (305,065)          (154,016)
      Change in income taxes payable                           463,836               1,946
      Change in net intercompany balances                     (599,320)           (328,475)
      Other, net                                               107,449             (63,122)            46,925
                                                            ----------         -----------        -----------

        Net cash used in operating activities                 (442,932)           (759,879)           (73,283)

Cash flows from investing activities:
  Proceeds from sales of fixed assets                           10,733
  Investments in subsidiaries                                                                      (6,036,401)
  Purchases of fixed assets                                     (5,239)            (30,482)           (22,608)
  Return of capital from subsidiary                                                580,000
                                                            ----------         -----------        -----------

        Net cash provided by (used in) investing activities      5,494             549,518         (6,059,009)

Cash flows from financing activities:
  Treasury stock purchases                                    (390,000)
  Proceeds from issuance of common stock                       107,500           4,150,319            238,750
  Repayments on borrowings                                                      (3,250,000)
  Proceeds from borrowings                                                                          3,250,000
  Payment of Stock subscriptions receivable                                                           202,669
                                                            ----------         -----------        -----------

      Net cash provided by (used in) financing activities     (282,500)            900,319          3,691,419
                                                            ----------         -----------        -----------

      Net increase (decrease) in cash                         (719,938)            689,958         (2,440,873)
Cash, beginning of year                                      1,190,468             500,510          2,941,383
                                                            ----------         -----------        -----------

Cash, end of year                                           $  470,530         $ 1,190,468        $   500,510
                                                            ==========         ===========        ===========

                                     ANNEX A




                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                            ENTERBANK HOLDINGS, INC.



                                       AND


                      COMMERCIAL GUARANTY BANCSHARES, INC.






                              DATED JANUARY 5, 2000

                                                   TABLE OF CONTENTS
                                                                                                               Page
ARTICLE I - THE MERGER............................................................................................1
         1.1      Effective Time of the Merger....................................................................1
         1.2      Closing.........................................................................................1
         1.3      Effects of the Merger...........................................................................2
         1.4      Alternative Structure...........................................................................2
         1.5      Absence of Control..............................................................................3

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
         CORPORATIONS; EXCHANGE OF CERTIFICATES...................................................................3
         2.1      Effect on Capital Stock of the Constituent Corporations.........................................3
                  (a)      Conversion of CGB Common Stock.........................................................3
                  (b)      Enterbank Capital Stock................................................................3
         2.2      No Further Ownership Rights in CGB Common Stock.................................................4
         2.3      Fractional Shares...............................................................................4
         2.4      Surrender of Shares of CGB Common Stock.........................................................4
         2.5      Adjustments.....................................................................................5
         2.6      Options.........................................................................................6
         2.7      Dissenters' Rights..............................................................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES......................................................................7
         3.1      Representations and Warranties of CGB...........................................................7
                  (a)      Organization, Standing and Power.......................................................7
                  (b)      Capital Structure; Ownership of CGB Common Stock.......................................9
                  (c)      Authority; No Violation...............................................................10
                  (d)      Financial Statements..................................................................11
                  (e)      CGB Information Supplied..............................................................12
                  (f)      Compliance with Applicable Laws.......................................................12
                  (g)      Litigation............................................................................13
                  (h)      Taxes.................................................................................13
                  (i)      Certain Agreements....................................................................14
                  (j)      Benefit Plans.........................................................................15
                  (k)      Subsidiaries..........................................................................17
                  (l)      Agreements with Bank or Other Regulators..............................................17
                  (m)      Absence of Certain Changes or Events..................................................18
                  (n)      Undisclosed Liabilities...............................................................18
                  (o)      Governmental Reports..................................................................18
                  (p)      Environmental Liability...............................................................19
                  (q)      Properties............................................................................21
                  (r)      Transactions with Affiliates..........................................................21

                                        i


                  (s)      Brokers or Finders....................................................................22
                  (t)      Intellectual Property.................................................................22
                  (u)      Pooling of Interests..................................................................22
                  (v)      Opinion of Financial Advisor..........................................................22
                  (w)      Community Reinvestment Act Compliance.................................................22
                  (x)      Year 2000 Readiness...................................................................22
                  (y)      Insurance.............................................................................23
                  (z)      Loans and Other Assets................................................................23
                  (aa)     Restrictions on Investments...........................................................24
                  (bb)     No Brokered Deposits..................................................................24
                  (cc)     Derivatives Contracts; Structured Notes; Etc..........................................24
                  (dd)     Labor Matters.........................................................................25
         3.2      Representations and Warranties of Enterbank....................................................25
                  (a)      Organization, Standing and Power......................................................25
                  (b)      Capital Structure; Ownership of Enterbank Common Stock................................26
                  (c)      Authority; No Violation...............................................................27
                  (d)      Financial Statements..................................................................28
                  (e)      Enterbank SEC Documents...............................................................28
                  (f)      Enterbank Information Supplied........................................................29
                  (g)      Compliance with Applicable Laws.......................................................29
                  (h)      Litigation............................................................................30
                  (i)      Taxes.................................................................................30
                  (j)      Certain Agreements....................................................................31
                  (k)      Benefit Plans.........................................................................32
                  (l)      Subsidiaries..........................................................................34
                  (m)      Agreements with Bank or Other Regulators..............................................34
                  (n)      Absence of Certain Changes or Events..................................................34
                  (o)      Undisclosed Liabilities...............................................................34
                  (p)      Governmental Reports..................................................................35
                  (q)      Environmental Liability...............................................................35
                  (r)      Properties............................................................................37
                  (s)      Transactions with Affiliates..........................................................37
                  (t)      No Broker or Finder...................................................................38
                  (u)      Intellectual Property.................................................................38
                  (v)      Pooling of Interests..................................................................38
                  (w)      Community Reinvestment Act Compliance.................................................38
                  (x)      Year 2000 Readiness...................................................................38
                  (y)      Insurance.............................................................................38
                  (z)      Loans and Other Assets................................................................39
                  (aa)     Derivatives Contracts; Structured Notes; Etc..........................................40
                  (bb)     Labor Matters.........................................................................40
                  (cc)     Status of Enterbank Common Stock to be Issued.........................................41

                                       ii


ARTICLE IV - COVENANTS RELATING TO CONDUCT OF BUSINESS...........................................................41
         4.1      Covenants of CGB...............................................................................41
         4.2      Covenants of Enterbank.........................................................................44

ARTICLE V - ADDITIONAL AGREEMENTS................................................................................46
         5.1      Regulatory Matters.............................................................................46
         5.2      Access to Information..........................................................................47
         5.3      Shareholders' Meetings.........................................................................48
         5.4      No Solicitations...............................................................................49
         5.5      Legal Conditions...............................................................................50
         5.6      Employee Benefit Plans.........................................................................51
         5.7      Additional Agreements..........................................................................52
         5.8      Fees and Expenses..............................................................................52
         5.9      Cooperation....................................................................................53
         5.10     Affiliates.....................................................................................53
         5.11     Advice of Changes..............................................................................53
         5.12     Subsequent Interim and Annual Financial Statements; Certain Reports............................53
         5.13     Dissenters' Rights.............................................................................54
         5.14     Retention of FCB Officers and Directors........................................................54
         5.15     Indemnification; Directors' and Officers' Insurance............................................54
         5.16     Conforming Entries.............................................................................55

ARTICLE VI - CONDITIONS PRECEDENT................................................................................56
         6.1      Conditions to Each Party's Obligation..........................................................56
                  (a)      Shareholder Approvals.................................................................56
                  (b)      Other Approvals.......................................................................56
                  (c)      No Injunctions or Restraints..........................................................56
                  (d)      S-4...................................................................................56
                  (e)      Pooling...............................................................................56
                  (f)      Burdensome Condition..................................................................57
                  (g)      Dissenters' Rights....................................................................57
                  (h)      Average Enterbank Closing Price.......................................................57
         6.2      Conditions to Obligations of Enterbank.........................................................58
                  (a)      Representations and Warranties........................................................58
                  (b)      Performance of Obligations............................................................58
                  (c)      Corporate Action......................................................................58
                  (d)      Tax Opinion...........................................................................58
                  (e)      Material Adverse Effect...............................................................58
                  (f)      Closing Documents.....................................................................59
                  (g)      Fairness Opinion......................................................................59
         6.3      Conditions to Obligations of CGB...............................................................59
                  (a)      Representations and Warranties........................................................59
                  (b)      Performance of Obligations............................................................59

                                       iii


                  (c)      Corporate Action......................................................................59
                  (d)      Tax Opinion...........................................................................59
                  (e)      Material Adverse Effect...............................................................60
                  (f)      Closing Documents.....................................................................60
                  (g)      Additions to Enterbank Board of Directors.............................................60
                  (h)      Fairness Opinion......................................................................60

ARTICLE VII - TERMINATION AND AMENDMENT..........................................................................60
         7.1      Termination....................................................................................60
         7.2      Effect of Termination..........................................................................63
         7.3      Amendment......................................................................................63
         7.4      Extension; Waiver..............................................................................63

ARTICLE VIII - GENERAL PROVISIONS................................................................................63
         8.1      Survival of Representations, Warranties and Covenants..........................................63
         8.2      Notices........................................................................................64
         8.3      Interpretation.................................................................................65
         8.4      Counterparts...................................................................................65
         8.5      Entire Agreement; No Third Party Beneficiaries; Rights of Ownership............................65
         8.6      Governing Law..................................................................................65
         8.7      Severability...................................................................................66
         8.8      Assignment.....................................................................................66
         8.9      Publicity......................................................................................66
         8.10     Attorneys' Fees................................................................................66


                                                         EXHIBITS


         Exhibit A................................................................................................1
         Exhibit B-1.............................................................................................53
         Exhibit B-2.............................................................................................53


                                                         SCHEDULES


     CGB Disclosure Schedule......................................................................................9
         Section 3.1(b)(iii)......................................................................................9
         Section 3.1(c)(ii)......................................................................................10
         Section 3.1(d)..........................................................................................12
         Section 3.1(g)..........................................................................................13
         Section 3.1(h)..........................................................................................13

                                       iv


         Section 3.1(i)................................................14
         Section 3.1(j)................................................43
         Section 3.1(j)(i).............................................15
         Section 3.1(j)(ii)............................................16
         Section 3.1(j)(iii)...........................................16
         Section 3.1(j)(iv)............................................17
         Section 3.1(j)(v).............................................17
         Section 3.1(k)................................................11
         Section 3.1(l)................................................17
         Section 3.1(m)................................................18
         Section 3.1(n)................................................18
         Section 3.1(o)................................................18
         Section 3.1(p)................................................19
         Section 3.1(p)(vii)...........................................20
         Section 3.1(q)................................................21
         Section 3.1(r)................................................21
         Section 3.1(t)................................................22
         Section 3.1(u)................................................22
         Section 3.1(aa)...............................................24
         Section 3.1(aa)(ii)...........................................24
         Section 3.1(bb)...............................................24
         Section 3.1(cc)...............................................24
         Section 4.1(d)................................................42
         Section 4.1(q)................................................44
         Section 4.1(r)................................................44

     Enterbank Disclosure Schedule.....................................26
         Section 3.2(b)(ii)............................................26
         Section 3.2(b)(iii)...........................................26
         Schedule 3.2(b)(iv)...........................................26
         Section 3.2(c)(ii)............................................27
         Section 3.2(h)................................................30
         Section 3.2(i)................................................30
         Section 3.2(j)................................................31
         Section 3.2(k)................................................32
         Section 3.2(k)(ii)............................................32
         Section 3.2(k)(iv)............................................33
         Section 3.2(k)(v).............................................33
         Section 3.2(l)................................................34
         Section 3.2(m)................................................34
         Section 3.2(n)................................................34
         Section 3.2(o)................................................34
         Section 3.2(p)................................................35

                                        v


         Section 3.2(q)................................................35
         Section 3.2(q)(vii)...........................................37
         Section 3.2(r)................................................37
         Section 3.2(s)................................................37
         Section 3.2(u)................................................38
         Section 3.2(v)................................................38
         Section 3.2(z)(ii)............................................40
         Section 3.2(aa)...............................................40

Schedule 5.6(d)........................................................52

                              DEFINITIONS
                                                                      Page
Acquisition Sub..........................................................2
Action..................................................................66
Actual Expenses.........................................................52
Affiliate         .......................................................9
Agreement................................................................1
Agreement of Merger......................................................1
Average Enterbank Closing Price.........................................56
Bank Regulators.........................................................13
Benefit Plans...........................................................16
BHC Act..................................................................7
BIF......................................................................7
Burdensome Condition....................................................57
Business................................................................20
Business Day.............................................................1
CGB......................................................................1
CGB Benefit Plans.......................................................16
CGB Certificates.........................................................4
CGB Consolidated Financial Statements...................................11
CGB Designees............................................................2
CGB Disclosure Schedule..................................................9
CGB Dissenting Shares....................................................6
CGB Intellectual Property...............................................22
CGB Interim Financial Statements........................................12
CGB Option...............................................................6
CGB Permits.............................................................12
CGB Preferred Stock......................................................9
CGB Shareholder Approval................................................10
CGB Shareholders' Meeting...............................................12
CGB Stock Option Plans...................................................6
CGB Termination Fee.....................................................50
Closing..................................................................1
Closing Date.............................................................1
Code.....................................................................1
Confidentiality Agreement...............................................48
Consents................................................................56
Constituent Corporations.................................................2
CRA.....................................................................22
date hereof..............................................................1
DGCL.....................................................................1

                                       vii


Derivatives Contract...............................................24
Determination Date.................................................57
DPC Shares.........................................................10
Effective Time......................................................1
Enterbank...........................................................1
Enterbank Benefit Plans............................................32
Enterbank Common Stock..............................................3
Enterbank Consolidated Financial Statements........................28
Enterbank Disclosure Schedule......................................26
Enterbank Dissenting Shares.........................................7
Enterbank Interim Financial Statements.............................28
Enterbank Intellectual Property....................................38
Enterbank Instrument................................................5
Enterbank Permits..................................................29
Enterbank SEC Reports..............................................28
Enterbank Shareholder Approval.....................................27
Enterbank Shareholders' Meeting....................................29
Enterbank Termination Fee..........................................50
Enterprise..........................................................4
Environmental Law..................................................20
ERISA..............................................................15
Exchange Act.......................................................28
Exchange Agent......................................................4
Exchange Ratio......................................................3
FCB.................................................................7
FDIC................................................................7
Federal Reserve....................................................11
GAAP...............................................................12
Governmental Entity................................................11
Hazardous Substances...............................................20
Indemnified Party..................................................54
Injunction.........................................................56
KGCC................................................................3
knowledge...........................................................9
Litigation.........................................................13
material............................................................8
material adverse effect.............................................8
Merger..............................................................1
Moneta..............................................................6
OCC................................................................11
OREO...............................................................23
PBGC...............................................................16
person..............................................................9

                                      viii


Proxy Statement.......................................................11
Real Property.........................................................21
Reportable Quantity...................................................21
Representatives.......................................................49
Requisite Regulatory Approvals........................................56
S-4...................................................................12
SARs...................................................................6
SEC...................................................................11
SEC Fees..............................................................52
Securities Act........................................................22
SFAS No. 5.............................................................8
Significant Subsidiary................................................49
Subsidiary..........................................................3, 8
Superior Proposal.....................................................50
Surviving Corporation...............................................2, 3
Takeover Proposal.....................................................49
Tax return............................................................14
taxable...............................................................14
taxes.............................................................13, 14
to the best knowledge of...............................................9
Transaction Agreements.................................................8
Trust Account Shares..................................................10
Violation.............................................................11

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 5, 2000 (the "date hereof"), between ENTERBANK HOLDINGS, INC., a Delaware corporation ("Enterbank") and COMMERCIAL GUARANTY BANCSHARES, INC., a Kansas corporation ("CGB").

         WHEREAS, the Board of Directors of Enterbank has approved this Agreement, declared it advisable and deems it advisable and in the best interests of the shareholders of Enterbank to consummate the transactions provided for herein in which, inter alia, CGB would merge with and into Enterbank pursuant to an Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Merger");

         WHEREAS, the Board of Directors of CGB has approved this Agreement and declared it advisable and deems it advisable and in the best interests of the shareholders of CGB to consummate the Merger;

         WHEREAS, it is the intention of the parties that the Merger qualify as a tax-free reorganization pursuant to section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall be accounted for as a "pooling of interests"; and

         WHEREAS, the Boards of Directors of Enterbank and CGB have each determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 EFFECTIVE TIME OF THE MERGER. Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the occurrence of the filing of an agreement of merger in substantially the form of Exhibit A hereto (the "Agreement of Merger") and officers' certificates prescribed by Section 252 of the Delaware General Corporation Law ("DGCL") with the Secretary of State of the State of Delaware, or at such time thereafter as is provided by mutual agreement in the Agreement of Merger (the "Effective Time").

         1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., St. Louis time, on the first Friday which is at least ten Business Days after receipt of all Requisite Regulatory Approvals and the expiration of all requisite waiting periods (subject to the satisfaction of the condition set forth in Section 6.1(a)), but in no event shall such date be later than July 31, 2000, unless otherwise agreed in writing by the parties hereto or as provided in Section 7.1(c) (the "Closing Date"). The Closing shall be held at the offices of Armstrong Teasdale LLP, One Metropolitan Square, St. Louis, Missouri 63102 or at such other location as is agreed to in writing by the parties hereto. As used in this Agreement, "Business Day" shall mean any day that is not a

Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Missouri.

         1.3 EFFECTS OF THE MERGER.

                  (a) At the Effective Time (i) CGB shall be merged with and into Enterbank and the separate corporate existence of CGB shall cease, (ii) the Certificate of Incorporation of Enterbank as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, (iii) the By-laws of Enterbank as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, (iv) the directors of Enterbank at the Effective Time shall be the directors of the Surviving Corporation (except that the Board of Directors of Enterbank shall take all necessary action to appoint four other representatives of CGB (collectively, the "CGB Designees"), who shall be existing directors of CGB, to serve on the Surviving Corporation's board of directors as of and after the Effective Time, such CGB Designees to serve as directors until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided that the Board of Directors of Enterbank or the nomination committee thereof shall nominate and recommend the election of each of the CGB Designees for reelection as directors of Enterbank at the conclusion of their respective terms as necessary in order that each such CGB Designee shall serve as an Enterbank director for at least three years after the Effective Time; provided further, however, that in the event any such CGB Designee resigns, is removed (other than by a vote of the shareholders of Enterbank) or otherwise terminates service, the remaining CGB Designees may select a person as his or her replacement and Enterbank shall nominate for election such replacement so selected to serve as a director of Enterbank for at least the remainder of the term of the CGB Designee being replaced (as such term may be required to be extended as provided in the second proviso above)), and
(v) the officers of Enterbank immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (b) As used in this Agreement, "Constituent Corporations" shall mean each of Enterbank and CGB, and "Surviving Corporation" shall mean Enterbank, at and after the Effective Time, as the surviving corporation in the Merger.

                  (c) At and after the Effective Time, the Merger will have the effects set forth in the DGCL.

         1.4 ALTERNATIVE STRUCTURE. Notwithstanding anything contained in this Agreement to the contrary, upon receipt of CGB's prior written consent (which consent shall not be unreasonably withheld), Enterbank may specify, for any reasonable business, tax or regulatory purpose, that, before the Merger, Enterbank and CGB shall enter into transactions other than those described herein in order to effect the purposes of this Agreement, or may form an acquisition subsidiary (an "Acquisition Sub") to be merged with CGB, and the parties hereto shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification may (a) materially and adversely affect the timing of the consummation of the transactions contemplated herein, or (b) adversely affect the economic benefits, the form of consideration or the tax effect of the Merger to the holders of CGB Common Stock. If Enterprise forms an Acquisition Sub, the Acquisition Sub will be a "Subsidiary" of Enterbank for all purposes under this Agreement (including Section 3.2), will be a "Constituent Corporation" and, depending on the structure of the Merger, either Acquisition Sub or CGB will be the "Surviving Corporation."

         1.5 ABSENCE OF CONTROL. Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that neither Enterbank nor CGB by reason of this Agreement shall be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the other party and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party.


                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 EFFECT ON CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CGB or Enterbank capital stock:

                  (a) CONVERSION OF CGB COMMON STOCK. Subject to Sections 2.3,
2.5 and 7.1(h), each of the shares of CGB Common Stock issued and outstanding immediately prior to the Effective Time (other than CGB Dissenting Shares perfected in accordance with K.S.A. 17-6712 of the Kansas General Corporation Code (the "KGCC")) shall be converted into the right to receive 2.1429 shares (the "Exchange Ratio") of fully paid and nonassessable shares of Common Stock, $.01 par value per share (the "Enterbank Common Stock"), of Enterbank. All such shares of CGB Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of Enterbank Common Stock into which such CGB Common Stock has been converted and, if applicable, (ii) cash in lieu of fractional shares as provided in
Section 2.3 hereof. Certificates previously representing shares of CGB Common Stock shall be exchanged for certificates representing whole shares of Enterbank Common Stock issued in consideration therefor (and, if applicable, cash in lieu of fractional shares as provided in Section 2.3 hereof) upon the surrender of such certificates.

                  (b) ENTERBANK CAPITAL STOCK. At and after the Effective Time, each share of Enterbank Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of Enterbank and shall not be affected by the Merger.

         2.2 NO FURTHER OWNERSHIP RIGHTS IN CGB COMMON STOCK. All shares of Enterbank Common Stock issued upon conversion of shares of CGB Common Stock in accordance with the terms hereof shall be deemed to represent all rights pertaining to such shares of CGB Common Stock, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of CGB of the shares of CGB Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of CGB Common Stock are presented to Enterbank for any reason, they shall be canceled and, if applicable, exchanged as provided in this
Article II.

         2.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Enterbank Common Stock shall be issued to holders of shares of CGB Common Stock. In lieu thereof, each such holder entitled to a fraction of a share of Enterbank Common Stock (after taking into account all shares of CGB Common Stock held at the Effective Time by such holder) shall receive, at the time of surrender of the certificates representing such holder's CGB Common Stock, an amount in cash equal to the Average Enterbank Closing Price (as hereinafter defined), multiplied by the fraction of a share of Enterbank Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

         2.4 SURRENDER OF SHARES OF CGB COMMON STOCK.

                  (a) Prior to the Effective Time, Enterbank shall appoint Enterprise Bank ("Enterprise") or its successor, or any other bank or trust company (having capital of at least $10 million) mutually acceptable to CGB and Enterbank, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Enterbank Common Stock which are to be issued pursuant to Section 2.1, and at and after the Effective Time, Enterbank shall issue and deliver to the Exchange Agent certificates representing the shares of Enterbank Common Stock, as shall be required to be delivered to holders of shares of CGB Common Stock pursuant to Section 2.1 hereof. As soon as practicable after the Effective Time, each holder of shares of CGB Common Stock converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more CGB share certificates (the "CGB Certificates") for cancellation, will be entitled to receive a certificate representing the number of shares of Enterbank Common Stock determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with
Section 2.3.

                  (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of Enterbank Common Stock after the Effective Time will be paid to persons entitled to receive such certificates for shares of Enterbank Common Stock until such persons surrender their CGB Certificates. Upon surrender of such CGB Certificate, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the shares of Enterbank Common Stock as to which the record date and payment date occurred on or after the Effective Time and on or before the date of surrender.

                  (c) If any certificate for shares of Enterbank Common Stock is to be issued in a name other than that in which the CGB Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of Enterbank Common Stock in a name other than the registered holder of the CGB Certificate surrendered, or such persons shall establish to the satisfaction of Enterbank and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

                  (d) All dividends or distributions, and any cash to be paid in lieu of fractional shares pursuant to Section 2.3, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered CGB Certificates representing shares of CGB Common Stock and unclaimed at the end of one year from the Effective Time, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Enterbank, and after such time any holder of a CGB Certificate who has not surrendered such CGB Certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Enterbank for payment or delivery of such dividends or distributions or cash, as the case may be.

                  (e) Neither Enterbank nor the Surviving Corporation shall be liable to any holder of CGB Common Stock for such shares (or dividends or distributions thereon) or cash payable in lieu of fractional shares pursuant to
Section 2.3 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.5 ADJUSTMENTS. In the event Enterbank changes (or establishes a record date for changing) the number of shares of Enterbank Common Stock issued and outstanding prior to the Effective Time as a result of an issuance of shares of Enterbank Common Stock, or a recapitalization, reclassification, split-up, combination, exchange, readjustment, reorganization, merger, consolidation, distribution, stock split, stock or other dividend, or similar transaction with respect to the outstanding Enterbank Common Stock and the record date therefor, if applicable, shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted with the result that the holders of CGB Common Stock shall receive the same economic benefit set forth in Section 2.1. Further, in the event Enterbank, prior to the Effective Time, grants, issues, delivers, sells or otherwise distributes any warrant, option, security, right or other instrument convertible into or exchangeable for any shares of Enterbank Common Stock (collectively, an "Enterbank Instrument"), then (i) the Exchange Ratio shall be proportionately adjusted in the manner prescribed above as if the shares of Enterbank Common Stock issuable pursuant to such Enterbank Instrument were outstanding prior to the Effective Time or, (ii) in the sole discretion of Enterbank, Enterbank shall provide, at or prior to the Effective Time, for the holders of the CGB Common Stock whose shares are to be converted into shares of Enterbank Common Stock pursuant to the Merger proportionately equivalent Enterbank Instruments upon consummation of the Merger; provided, however, that no adjustment hereunder shall be made for the grant or exercise of options under: (x) the Enterbank Incentive Stock Option Plan I, II, III or IV; (y) the Enterbank Holdings, Inc. Non-Qualified Incentive Stock Option Plan; or (z) options granted to employees of Moneta Group Investment Advisors, Inc.

("Moneta") pursuant to the Agreement among Enterbank, Enterprise Bank and Moneta made by the Board of Directors of Enterbank in its sole discretion; and no adjustments shall be made hereunder for the grant in accordance with past practice of stock appreciation rights ("SARs") to members or advisory members of the Board of Directors of Enterbank or of any of its Subsidiaries who have not heretofore received grants of SARs or for shares of Enterbank Common Stock issued to members of the Boards of Directors of Enterbank or any its subsidiaries upon vesting of SARs granted prior to the date hereof.

         2.6 OPTIONS. At the Effective Time, each option granted by CGB to purchase shares of CGB Common Stock (each, an "CGB Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of CGB Common Stock and shall be converted automatically into an option to purchase shares of Enterbank Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the stock option plans of CGB (the "CGB Stock Option Plans") and the agreements evidencing grants thereunder: (a) the number of shares of Enterbank Common Stock to be subject to the new option shall be equal to the product of the number of shares of CGB Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Enterbank Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (b) the exercise price per share of Enterbank Common Stock under the new option shall be equal to the exercise price per share of CGB Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. In the case of any options which are "incentive stock options" (as defined in section 422 of the Code), the exercise price, the number of shares purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to CGB shall be deemed to be references to Enterbank.

         2.7 DISSENTERS' RIGHTS.

                  (a) Notwithstanding anything in this Agreement to the contrary, shares of CGB Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders that have not voted such shares in favor of the Merger and have delivered a written demand for the valuation of such shares in the manner provided in the laws of the State of Kansas (such shares, the "CGB Dissenting Shares") shall not be converted into or represent the right to receive Enterbank Common Stock as provided in Section 2.1 and the holders thereof shall only be entitled to such rights as are granted by K.S.A. 17-6712 of the KGCC. Each holder of CGB Dissenting Shares that becomes entitled to payment for such shares pursuant to K.S.A. 17-6712 of the KGCC shall receive payment therefor from the Surviving Corporation in accordance with the KGCC; provided, however, that (i) if any such holder of CGB Dissenting Shares shall have failed to establish that such holder is entitled to dissenters' rights as provided in K.S.A. 17-6712 of the KGCC, or
(ii) if any such holder of CGB Dissenting Shares shall have effectively withdrawn the demand for valuation of such shares or lost the right to valuation and payment of such shares under K.S.A. 17-6712 of the KGCC, or (iii) if neither the Surviving Corporation nor such holder of CGB

Dissenting Shares shall have filed a petition demanding a determination of the value of all CGB Dissenting Shares within the time provided in K.S.A. 17-6712 of the KGCC, such holder's or holders' (as the case may be) shares of CGB Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive from the Surviving Corporation the shares of Enterbank Common Stock as provided in Section 2.1 hereof.

                  (b) Notwithstanding anything in this Agreement to the contrary, if Enterbank is the Surviving Corporation, holders of shares of Enterbank Common Stock which are issued and outstanding immediately prior to the Effective Time that have not voted such shares in favor of the Merger and have delivered a written demand for the valuation of such shares in the manner provided in the laws of the State of Delaware (such shares, the "Enterbank Dissenting Shares") shall be entitled to such rights as are granted by Section 262 of the DGCL. In such event, each holder of Enterbank Dissenting Shares that becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with
Section 262 of the DGCL; provided, however, that (i) if any such holder of Enterbank Dissenting Shares shall have failed to establish that such holder is entitled to dissenters' rights as provided in Section 262 of the DGCL, or (ii) if any such holder of Enterbank Dissenting Shares shall have effectively withdrawn the demand for valuation of such shares or lost the right to valuation and payment of such shares under Section 262 of the DGCL, or (iii) if neither the Surviving Corporation nor such holder of Enterbank Dissenting Shares shall have filed a petition demanding a determination of the value of all Enterbank Dissenting Shares within the time provided in Section 262 of the DGCL, each share of Enterbank Common Stock held by such holder or holders (as the case may be) immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of Enterbank held by such holder or holders (as the case may be) and shall not be affected by the Merger. If the Constituent Corporations in the Merger are CGB and an Acquisition Sub, holders of Enterbank Common Stock will not be entitled to the rights provided by Section 260 of the DGCL.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF CGB. CGB hereby represents and warrants to Enterbank as follows:

                  (a) ORGANIZATION, STANDING AND POWER. CGB is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). First Commercial Bank, N.A. ("FCB") is a wholly owned Subsidiary of CGB and is a national banking association organized under the laws of the United States. The deposit accounts of FCB are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. CGB and each of its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on CGB. The Articles of Incorporation or Association and By-laws of each of CGB, and each Subsidiary of CGB, copies of which were previously made available to Enterbank, are true, complete and correct. The minute books of CGB and its Subsidiaries which have been made available to Enterbank contain a complete (except for certain portions thereof relating to the Merger and the transactions contemplated hereby) and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders.

         As used in this Agreement,

                           (i) the term "Subsidiary" when used with respect to
any party means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (y) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries,

                           (ii) any reference to any event, change or effect
being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole,

                           (iii) the term "material adverse effect" means, with
respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5 ("SFAS No. 5")) (A) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by CGB or Enterbank or any Subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or (B) on the ability of such entity to perform its obligations under the Transaction Agreements (as defined below) on a timely basis,

                           (iv) the term "Transaction Agreements" shall mean
this Agreement and the Agreement of Merger,

                  (v) the term "knowledge" or "to the best knowledge of" a party hereto means the actual knowledge of a director or executive officer of a party after reasonable inquiry under all the circumstances,

                  (vi) the term "Affiliate" means, as to any person, a person which controls, is controlled by or is under common control with such person, and

                  (vii) the term "person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

              (b) CAPITAL STRUCTURE; OWNERSHIP OF CGB COMMON STOCK.

                  (i) The authorized capital stock of CGB consists of 2,000,000 shares of CGB Common Stock, par value $1.00 per share and 50,000 shares of preferred stock, par value $100 per share (the "CGB Preferred Stock"), of which (A) as of December 27, 1999, 836,854 shares of CGB Common Stock were outstanding (none having been issued thereafter except from the exercise of CGB Options) and (B) as of December 27, 1999, no shares of CGB Preferred Stock were outstanding and none have been issued thereafter. All outstanding shares of CGB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights.

                  (ii) The authorized capital stock of FCB consists of 1,000,000 shares of FCB Common Stock, $60 par value per share, of which 66,900 shares are outstanding. All outstanding shares of FCB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent provided in the National Bank Act) and not subject to preemptive rights.

                  (iii) Except for this Agreement and except as set forth in
Section 3.1(b)(iii) of the disclosure schedule of CGB delivered to Enterbank on the date hereof (the "CGB Disclosure Schedule"), (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which CGB or any of its Subsidiaries or Affiliates (as defined herein) is a party or by which any of the foregoing are bound obligating CGB or any of its Subsidiaries, including FCB, or Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of CGB or any of its Subsidiaries or obligating CGB or any of its Subsidiaries or Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (B) there are no outstanding contractual obligations of CGB or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of CGB or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of CGB or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.1(b)(iii) of the CGB Disclosure Schedule, there is no agreement of any kind to which CGB or FCB is a party and, to the knowledge of CGB (without inquiry), no other agreement of any kind, in each case that gives any person any right to participate in the equity, value or income of, or to vote

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(x) in the election of directors or officers of, or (y) otherwise with respect to the affairs of, CGB or any of its Subsidiaries.

                  (iv) Neither CGB nor any of its Subsidiaries or, to the best knowledge of CGB, its Affiliates, beneficially owns, directly or indirectly, any shares of capital stock of Enterbank, securities of Enterbank convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor is CGB or any of such Subsidiaries or Affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of Enterbank or any such other securities, options, warrants or other rights.

                  (v) No shares of CGB Common Stock are held directly or indirectly by CGB or its Subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary or nominee capacity (any such shares, and shares of Enterbank Common Stock which are similarly held, whether held directly or indirectly by CGB or Enterbank or any of their respective Subsidiaries, as the case may be, being referred to herein as "Trust Account Shares") and no shares of CGB Common Stock are held by CGB or its Subsidiaries in respect of a debt previously contracted (any such shares and shares of Enterbank Common Stock which are similarly held, whether held directly or indirectly by CGB or Enterbank or any of their respective Subsidiaries, as the case may be, being referred to herein as "DPC Shares").

              (c) AUTHORITY; NO VIOLATION.

                  (i) CGB has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CGB, other than the approval of this Agreement and the Agreement of Merger by the holders of a majority of the outstanding shares of CGB Common Stock (the "CGB Shareholder Approval"). The CGB Shareholder Approval is the only vote of any class or series of CGB capital stock necessary to approve this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Agreements have been duly executed and delivered by CGB, and (assuming due authorization, execution and delivery by Enterbank) constitute the valid and binding obligations of CGB, enforceable against CGB in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (ii) Except as set forth in Section 3.1(c)(ii) of the CGB Disclosure Schedule, the execution and delivery by CGB of this Agreement and the other Transaction Agreements does not or will not when delivered, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute

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

a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, (x) any provision of the Articles of Incorporation or Association or By-laws or comparable organizational documents of CGB or any Subsidiary of CGB, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, CGB Benefit Plan (as defined in Section 3.1(k)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CGB or any Subsidiary of CGB or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would have a material adverse effect on CGB.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to CGB or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation by CGB of the transactions contemplated hereby or thereby, which, if not made or obtained, would have a material adverse effect on CGB or on the ability of CGB to perform its obligations hereunder or thereunder on a timely basis, or on Enterbank's ability to own, possess or exercise the rights of an owner with respect to the business and assets of CGB and its Subsidiaries, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act and approval of same, (B) the filing by Enterbank with the Securities and Exchange Commission (the "SEC") of a joint proxy statement (the "Proxy Statement") in definitive form relating to the meetings of the shareholders of CGB and Enterbank to be held to approve and adopt this Agreement and the transactions contemplated hereby, (C) such applications, filings, authorizations, orders and approvals as may be required by the Office of the Comptroller of the Currency ("OCC") and the Kansas Department of Banking and (D) the filing with the Secretaries of States of Delaware and Kansas of the Agreement of Merger.

              (d) FINANCIAL STATEMENTS. CGB has previously delivered to Enterbank copies of (a) the consolidated statements of financial condition of CGB and its Subsidiaries, as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of operations, comprehensive income
(loss), shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, in each case accompanied by the report of Deloitte & Touche LLP (of KPMG LLP with respect to 1996), independent auditors with respect to CGB (the consolidated financial statements of CGB and its Subsidiaries referred to in this clause being hereinafter sometimes referred to as the "CGB Consolidated Financial Statements") and (b) the unaudited condensed consolidated statement of financial position of CGB and its Subsidiaries as of September 30, 1999 and the unaudited condensed consolidated statements of operations of CGB and its Subsidiaries for the nine-month periods ended September 30, 1998 and 1999 (the unaudited

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condensed consolidated financial statements of CGB and its Subsidiaries referred to in this clause being sometimes hereinafter referred to as the "CGB Interim Financial Statements"). Each of the financial statements referred to in this
Section 3.1(d) (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 5.12 hereof will fairly present (subject, in the cases of the CGB Interim Financial Statements, to normal recurring and year-end audit adjustments, none of which are expected to be material in nature or amount and the fact that the CGB Interim Financial Statements do not contain footnotes), the results of the consolidated operations and changes in shareholders' equity and consolidated financial condition of CGB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section
5.12 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 5.12 will be, prepared, in all material respects, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of the CGB Interim Financial Statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q. The books and records of CGB and its Subsidiaries have been, and are being, maintained where required in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and, where such books and records purport to reflect any transactions, the transactions so reflected are actual transactions.

                  (e) CGB INFORMATION SUPPLIED. None of the information supplied or to be supplied by CGB for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of the shareholders of CGB (the "CGB Shareholders' Meeting") at which the CGB Shareholder Approval will be sought or for inclusion in a registration statement on Form S-4 (the "S-4") will, at the date of mailing to shareholders of CGB and at the time of the CGB Shareholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the CGB Shareholders' Meeting which has become false or misleading.

                  (f) COMPLIANCE WITH APPLICABLE LAWS. CGB and its Subsidiaries hold, and at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of CGB and its Subsidiaries, taken as a whole (the "CGB Permits"). CGB and its Subsidiaries are in compliance and have complied with the terms of the CGB Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on CGB. The businesses of CGB and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation

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

of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on CGB. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), no investigation by any Governmental Entity with respect to CGB or any of its Subsidiaries is pending or threatened, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the CGB Permits. CGB and its Subsidiaries do not offer or sell insurance and/or securities products, including but not limited to annuity products, for their own account or the account of others.

                  (g) LITIGATION. Except as set forth in Section 3.1(g) of the CGB Disclosure Schedule, to the best knowledge of CGB, there is no suit, action, proceeding, arbitration or investigation ("Litigation") pending to which CGB or any Subsidiary of CGB is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of CGB, threatened against or affecting CGB or any Subsidiary of CGB, or challenging the validity or propriety of the transactions contemplated hereby which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on CGB or on the ability of CGB to perform its obligations under this Agreement in a timely manner, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CGB or any Subsidiary of CGB.

                  (h) TAXES. CGB and each of its Subsidiaries have timely filed all tax returns required to be filed by any of them and all such tax returns were, when filed, correct and complete in all material respects. CGB and each of its Subsidiaries have timely paid (or CGB has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been delivered to Enterbank reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by CGB and its Subsidiaries accrued through the date of such financial statements. CGB and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been asserted or assessed against CGB or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.1(h) of the CGB Disclosure
Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of CGB and its Subsidiaries, other than with respect to taxes not yet due and payable, (ii) no material issue relating to taxes of CGB and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date nor, to the best knowledge of CGB, does any basis exist for the raising of any such issue, (iii) CGB and its Subsidiaries have duly and timely withheld from all payments (including employee salaries, wages and other compensation) and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing Date,

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none of CGB nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) except as set forth on Section 3.1(h) of the CGB Disclosure Schedule, there is no contract or agreement, plan or arrangement by CGB or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by CGB or any of its Subsidiaries by reason of section 280G of the Code, (vi) CGB and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in all material respects in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither CGB nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and (viii) none of CGB nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms
"taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, custom, duty, capital stock, ad valorem, value added, estimated, stamp, alternative, environmental, any taxes imposed under Subchapter H of Chapter I of Subtitle A of the Code, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. As used in this Agreement, the term "Tax return" shall mean any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof. None of CGB nor any of its Subsidiaries has filed a consent to the application of section 341(f) of the Code.

                  (i) CERTAIN AGREEMENTS. Section 3.1(i) of the CGB Disclosure Schedule sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which CGB or any of its Subsidiaries is a party or by or to which CGB or any of its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $25,000 per annum, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of CGB or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CGB of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this

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Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where CGB or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to CGB or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by CGB or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which CGB or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party, (vii) contracts and other agreements containing covenants restricting CGB or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring CGB or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by CGB or any of its Subsidiaries, or the direct or indirect guaranty by CGB or any of its Subsidiaries of any obligation for, or an agreement by CGB or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of CGB or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract which would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K of the SEC. There have been delivered or made available to Enterbank true and complete copies of all of the contracts and other agreements set forth in Section 3.1(i) of the CGB Disclosure Schedule and in any other Section of the CGB Disclosure Schedule. Except as set forth in Section 3.1(i) of the CGB Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of CGB or its Subsidiaries, as the case may be, and to the best knowledge of CGB, each other party thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither CGB nor any Subsidiary of CGB has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of CGB or any of its Subsidiaries or (to the best knowledge of CGB) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach or default has had or would have, individually or in the aggregate, a material adverse effect on CGB.

                  (j) BENEFIT PLANS.

                      (i) Section 3.1(j)(i) of the CGB Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, multiemployer plans (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee stock ownership, retirement, profit sharing and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not

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subject to ERISA, and whether formal or informal, oral or written (all the foregoing being herein called "Benefit Plans"), that are sponsored or are being maintained or contributed to, or required to be contributed to, by CGB or any of its Subsidiaries (the "CGB Benefit Plans"). No CGB Benefit Plan is a multiemployer plan or is subject to a collective bargaining agreement.

                      (ii) With respect to each CGB Benefit Plan, CGB has delivered to Enterbank a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument; (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by CGB or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any CGB Benefit Plan; and (D) except as described in Section 3.1(j)(ii) of the CGB Disclosure Schedule, for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

                      (iii) Except as set forth in Section 3.1(j)(iii) of the CGB Disclosure Schedule, (A) each CGB Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each CGB Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any CGB Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither CGB nor any other party has engaged in a prohibited transaction which could subject CGB or any of its Subsidiaries, or the Surviving Corporation, to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject CGB or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or
(o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and Pension Benefit Guaranty Corporation ("PBGC") premiums required to be paid with respect to CGB Benefit Plans through the Closing Date have been or will be paid prior thereto and adequate reserves will have been provided for on CGB's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the Closing Date under the terms of each CGB Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves will have been provided for on CGB's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for all benefits attributable to service on or prior to the Closing Date; (H) no CGB Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and (including, but not limited to the voting of any securities

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

held pursuant to an CGB Benefit Plan) Code section 412 (whether or not waived);
(I) the consummation of this Agreement will not result in a nonexempt prohibited transaction or a breach of fiduciary duty under ERISA; and (J) no CGB Benefit Plan provides health coverage beyond the termination of employment except as provided under Code section 4980B.

                      (iv) Except as set forth in Section 3.1(j)(iv) of the CGB Disclosure Schedule, with respect to each of the CGB Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan shall be at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                      (v) Except as set forth on Section 3.1(j)(v) of the CGB Disclosure Schedule, no CGB Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of CGB or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. The aggregate amount of payments due from CGB under all such contracts and the amount due under each such contract, at the Effective Time, are as set forth in the schedule included in Section 3.1(j)(v) of the CGB Disclosure Schedule. Except as set forth in Section 3.1(j)(v) of the CGB Disclosure Schedule, none of such payments will constitute an "excess parachute" payment within the meaning of Code section 280G.

                  (k) SUBSIDIARIES. Section 3.1(k) of the CGB Disclosure Schedule lists all the Subsidiaries of CGB. CGB owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. All of the shares of capital stock of each of the Subsidiaries held by CGB or by another of its Subsidiaries are fully paid and nonassessable and are owned by CGB or one of its Subsidiaries free and clear of any lien, claim or other encumbrance. Neither CGB nor any of its Subsidiaries owns any shares of capital stock or other equity securities of any person (other than, in the case of CGB, the capital stock of its Subsidiaries and, in the case of such Subsidiaries, shares or equity securities acquired in satisfaction of debts previously contracted in good faith in the ordinary course of their banking business).

                  (l) AGREEMENTS WITH BANK OR OTHER REGULATORS. Except as set forth in Section 3.1(l) of the CGB Disclosure Schedule, neither CGB nor any Subsidiary of CGB is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by CGB or its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies, community reinvestment, loan underwriting or documentation or management, nor has CGB or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of

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

understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                  (m) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.1(m) of the CGB Disclosure Schedule, since September 30, 1999, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations or prospects of CGB or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on CGB, and (ii) CGB and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither CGB nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required Enterbank's consent pursuant to Section 4.1 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has CGB or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

                  (n) UNDISCLOSED LIABILITIES. Except as set forth in Section 3.1(n) of the CGB Disclosure Schedule, and except (i) for those liabilities or obligations that are fully reflected or reserved against in the condensed consolidated statement of financial condition at September 30, 1999 of CGB referred to in Section 3.1(d) or (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999 and which are not material to CGB and its Subsidiaries taken as a whole, none of CGB or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on CGB. No agreement pursuant to which any loans or other assets have been or will be sold by CGB or any Subsidiary entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by CGB or its Subsidiaries not relating to the payment or other performance by an obligor of such loan or other asset of its obligations thereunder, to cause CGB or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against CGB or its Subsidiaries.

                  (o) GOVERNMENTAL REPORTS. CGB and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 3.1(o) of the CGB Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of CGB and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of CGB, investigation into the business or operations of CGB or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.1(o) of the CGB Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of CGB or any of its Subsidiaries.

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

                  (p) ENVIRONMENTAL LIABILITY.

                      (i) Except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, to the best knowledge of CGB, there are no pending or threatened claims, actions or proceedings against CGB or FCB relating to:

                            (A) any asserted liability of CGB or any of its
Affiliates or any current or prior owner, operator, occupier or user of any Real Property (as defined herein) under any Environmental Law (as defined herein), including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

                            (B) any handling, storage, use or disposal of
Hazardous Substances (as defined herein) on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

                            (C) any actual or threatened discharge, release or
emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

                            (D) any actual or asserted claims for personal
injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

                      (ii) Except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, to the best knowledge of CGB, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of CGB or any Subsidiary of CGB) and, except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, the presence of these Hazardous Substances does not violate any Environmental Law. Except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, to the best knowledge of CGB, there are no storage tanks underground or otherwise present on any Real Property and all such tanks set forth in Section 3.1(p) of the CGB Disclosure Schedule comply in all material respects with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

                      (iii) To the best knowledge of CGB, except as set forth in
Section 3.1(p) of the CGB Disclosure Schedule, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity (as defined herein) into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto). To the best knowledge of CGB, all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of

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

such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation, removal or response action have previously been provided to Enterbank.

                  (iv)   To the best knowledge of CGB, except as set forth in
Section 3.1(p) of the CGB Disclosure Schedule, CGB and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

                  (v)    To the best knowledge of CGB, except as set forth in
Section 3.1(p) of the CGB Disclosure Schedule, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

                  (vi) CGB has provided Enterbank with copies of all material notices posted by it under any Environmental Law with respect to the Real Property at which the business of CGB or its Subsidiaries is conducted.

                  (vii) All properties held by CGB or its Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of CGB, and CGB enjoys quiet and peaceful possession of such leased property. CGB and its Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

                  (viii) Except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, all of CGB's and its Subsidiaries' rights and obligations under the leases referred to in Section 3.1(p)(vii) above do not require the consent of any other party to the transactions contemplated by this Agreement.

                  (ix) For purposes of this Section 3.1(p) and Section 3.2(p) only, the following terms shall have the indicated meaning:

         "Business" means the business conducted at any Real Property (as defined below).

         "Environmental Law" means any and all applicable federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to the environment, or to any Hazardous Substances.

         "Hazardous Substances" means any chemical, compound, material, mixture, living organism or substance that is now defined or listed in, or otherwise classified or regulated in any way pursuant

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

to, any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "infectious waste," "toxic substance," or "toxic pollutants," such materials, including without limitation, oil, waste oil, petroleum, waste petroleum, polychlorinated biphenyls ("PCBs"), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

         "Real Property" means all interests in real property of CGB or its Subsidiaries (with respect to Section 3.1) or Enterbank or its Subsidiaries (with respect to Section 3.2), including without limitation, interests in fee, leasehold, interest as mortgagee or secured party, or option or contract to purchase or acquire.

         "Reportable Quantity" means the quantity set forth in 40 C.F.R. Part 302 as it is in effect on the effective date of this Agreement for the particular Hazardous Substances set forth therein. With respect to Hazardous Substances not listed in that part, if any, "reportable quantity" means that quantity which, if released, would be required to be reported to a Governmental Entity pursuant to applicable Environmental Law. "Reportable Quantity" shall be determined based on a single release or series of related releases or threatened releases.

                  (q) PROPERTIES. Except as set forth in Section 3.1(q) of the CGB Disclosure Schedule, CGB or its Subsidiaries (i) has good and marketable title to all Real Property owned in fee, and good title to all other properties and assets reflected in the CGB Consolidated Financial Statements as being owned by CGB or its Subsidiaries or acquired after the date thereof which are material to the business of CGB on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet delinquent, (B) liens on assets of FCB securing deposits incurred in the ordinary course of its banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the CGB Consolidated Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the best knowledge of CGB, the lessor. Except as set forth in Section 3.1(q) of the CGB Disclosure Schedule, all real properties owned by CGB or its Subsidiaries are owned in accordance in all material respects with all requirements of applicable rules, regulations and policies of the Bank Regulators.

                  (r) TRANSACTIONS WITH AFFILIATES. Except as set forth in
Section 3.1(r) of the CGB Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which were entered into in the ordinary course of business, since December 31, 1998, neither CGB nor FCB has extended credit, committed to extend credit or transferred any asset to or assumed or guaranteed any liability of or entered into any other transactions with the employees or directors of

CGB or FCB, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act of 1933 (the "Securities Act"). Any such transactions, including those in the ordinary course of business, have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

                  (s) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement.

                  (t) INTELLECTUAL PROPERTY. Except as set forth in Section 3.1(t) of the CGB Disclosure Schedule, CGB and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "CGB Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such CGB Intellectual Property the failure of which to own or validly license, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on CGB. Neither CGB nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the best knowledge of CGB, there are no infringements of or conflicts with, the rights of others with respect to the use of any CGB Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on CGB.

                  (u) POOLING OF INTERESTS. Except as set forth in Section 3.1(u) of the CGB Disclosure Schedule, as of the date of this Agreement, CGB has no reason (in respect to matters pertaining to CGB existing as of the date hereof or expected to exist as of the Closing Date) to believe that CGB will not qualify for pooling of interests treatment for accounting purposes under GAAP as presently in effect.

                  (v) OPINION OF FINANCIAL ADVISOR. CGB has received the written opinion of Fister & Associates, Inc. dated the date hereof, to the effect that, as of such date, subject to the limitations and conditions contained therein, the consideration to be received by the holders of CGB Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

                  (w) COMMUNITY REINVESTMENT ACT COMPLIANCE. FCB is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and neither CGB nor FCB has any knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in FCB failing to be in substantial compliance with such provisions or having its current rating lowered.

                  (x) YEAR 2000 READINESS. There have been no material adverse effects on either CGB or its Subsidiaries as a result of the date change for any date on or after January 1, 2000, including leap year calculations, and that, to the extent applicable to normal operating specifications,

CGB's and its Subsidiaries' computer systems and equipment have in all material respects accurately accepted, stored, retrieved, calculated, compared and otherwise processed dates of January 1, 2000 and later.

                  (y) INSURANCE. CGB has previously delivered to Enterbank a list identifying all insurance policies maintained on behalf of CGB and its Subsidiaries (other than mortgage, title and other similar policies for the benefit of CGB or its Subsidiaries as mortgagees under residential mortgage loans). All of the material insurance policies and bonds maintained by or for the benefit of CGB and its Subsidiaries are in full force and effect, to the best knowledge of CGB, CGB and its Subsidiaries are not in default thereunder, and all material claims thereunder have been filed in due and timely fashion, and neither CGB nor any of its Subsidiaries has received notice that any of such material claims have been or will be denied. The insurance policies and bonds maintained by CGB and its Subsidiaries are written by reputable insurers and are in such amounts, cover such risks and have such other terms as is customary for banks and bank holding companies comparable in size and operations to CGB and its Subsidiaries. Since December 31, 1998, there has not been any damage to, destruction of, or loss of any assets of CGB and its Subsidiaries (whether or not covered by insurance) that could have a material adverse effect on CGB. Neither CGB nor any of its Subsidiaries has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither CGB nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and CGB has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from an extraordinary loss experience of CGB or any CGB Subsidiary.

                  (z) LOANS AND OTHER ASSETS.

                      (i) CGB has disclosed to Enterbank prior to the date hereof the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by CGB or any of its Subsidiaries that have been classified by any Bank Regulator, CGB's independent auditors, or the management of CGB or any Subsidiary of CGB as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss", or classified using categories with similar import, and will have disclosed promptly to Enterbank prior to the Closing Date all such items which will be so classified hereafter and prior to the Closing Date. All such assets or portions thereof classified "Loss", or which are subsequently so classified, have been (or will be) charged off on a timely basis in full, collected or otherwise placed in a bankable condition. CGB regularly reviews and appropriately classifies its and its Subsidiaries' loans and other assets in accordance in all material respects with all applicable legal and regulatory requirements and GAAP. CGB has disclosed to Enterbank the amounts and identities of all other real estate owned ("OREO") that has been classified as such as of the date hereof by CGB's independent auditors, management of CGB or any Bank Regulator and will have promptly disclosed to Enterbank prior to the Closing Date all such assets which will be so classified hereafter and prior to the Closing Date. As of the date hereof and the Closing Date, the recorded values of all OREO on the books of CGB and its Subsidiaries

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

accurately reflect and will reflect the net realizable values of each OREO parcel thereof in compliance with GAAP. CGB and its Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO, including but not limited to taxes, maintenance and repairs as required by GAAP.

                       (ii) All loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of CGB and its Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to CGB (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as previously disclosed to Enterbank in Section 3.1(aa)(ii) of the CGB Disclosure Schedule or reserved for in the consolidated statement of financial condition of CGB as of December 31, 1998 referred to in Section 3.1(d) in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. CGB and its Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of CGB and its Subsidiaries.

                  (aa) RESTRICTIONS ON INVESTMENTS. Except for pledges to secure public and trust deposits and repurchase agreements in the ordinary course of business and except as described in Section 3.1(aa) of the CGB Disclosure Schedule, none of the investments reflected in the condensed consolidated statement of financial condition of CGB as of September 30, 1999 referred to in
Section 3.1(d), and none of the investments made by CGB and its Subsidiaries since September 30, 1999, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of CGB or its Subsidiaries freely to dispose of such investment at any time.

                  (bb) NO BROKERED DEPOSITS. Except as described in Section 3.1(bb) of the CGB Disclosure Schedule, as of the date hereof, neither CGB nor any of its Subsidiaries now has any "brokered deposits" as such deposits are defined by applicable regulations of the OCC as of the date hereof.

                  (cc) DERIVATIVES CONTRACTS; STRUCTURED NOTES; ETC. Except as set forth in Section 3.1(cc) of the CGB Disclosure Schedule, neither CGB nor any Subsidiary is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the

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

ordinary course of their banking business, consistent with safe and sound banking practices and regulatory guidance, and with counterparties reasonably believed by CGB to be financially responsible. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of CGB or one of its Subsidiaries and, to the best knowledge of CGB, each of the other counterparties thereto, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. CGB and each of its Subsidiaries and, to the best knowledge of CGB, each of the other counterparties thereto, have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a material adverse effect on CGB.

                  (dd) LABOR MATTERS. Neither CGB nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         3.2 REPRESENTATIONS AND WARRANTIES OF ENTERBANK. Enterbank represents and warrants to CGB as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Enterbank is a bank holding company registered under the BHC Act. The deposit accounts of Enterbank's bank Subsidiaries are insured by the BIF of the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Enterbank and each of its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on Enterbank. The Certificate or Articles of Incorporation or Association and By-laws of each of Enterbank, and each Subsidiary of Enterbank, copies of which were previously made available to CGB, are true, complete and correct. The minute books of Enterbank and its Subsidiaries which have been made available to CGB contain a complete (except for certain portions thereof relating to the Merger and the transactions contemplated hereby) and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders.

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

                  (b) CAPITAL STRUCTURE; OWNERSHIP OF ENTERBANK COMMON STOCK.

                      (i) The authorized capital stock of Enterbank consists of 20,000,000 shares of Enterbank Common Stock, par value $.01 per share, of which as of December 27, 1999, 7,143,636 shares of Enterbank Common Stock were outstanding (none having been issued thereafter except from the exercise of Enterbank Options). All outstanding shares of Enterbank Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. At the Effective Time, the Enterbank Common Stock to be issued hereunder will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

                      (ii)  Except for this Agreement and except as set forth in
Section 3.2(b)(ii) of the disclosure schedule of Enterbank delivered to CGB on the date hereof (the "Enterbank Disclosure Schedule"), (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which Enterbank or any of its Subsidiaries or Affiliates is a party or by which any of the foregoing are bound obligating Enterbank or any of its Subsidiaries or Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Enterbank or any of its Subsidiaries or obligating Enterbank or any of its Subsidiaries or Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement,
(B) there are no outstanding contractual obligations of Enterbank or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of Enterbank or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of Enterbank or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.2(b)(ii) of the Enterbank Disclosure Schedule, there is no agreement of any kind to which Enterbank is a party and, to the knowledge of Enterbank (without inquiry), no other agreement of any kind, in each case that gives any person any right to participate in the equity, value or income of, or to vote (x) in the election of directors or officers of, or (y) otherwise with respect to the affairs of, Enterbank or any of its Subsidiaries.

                      (iii) Neither Enterbank nor any of its Subsidiaries or, to the best knowledge of Enterbank, its Affiliates, beneficially owns, directly or indirectly, any shares of capital stock of CGB, securities of CGB convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor, except as set forth in
Section 3.2(b)(iii) of the Enterbank Disclosure Schedule, is Enterbank or any of such Subsidiaries or Affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of CGB or any such other securities, options, warrants or other rights.

                      (iv) Except as set forth in Section 3.2(b)(iv) of the Disclosure Schedule, no shares of Enterbank Common Stock held directly or indirectly by Enterbank are Trust Account Shares or DPC Shares.

                  (c) AUTHORITY; NO VIOLATION.

                           (i) Enterbank has all requisite corporate power and
authority to enter into this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Enterbank, other than the approval of this Agreement and the Agreement of Merger by the holders of a majority of the outstanding shares of Enterbank Common Stock (the "Enterbank Shareholder Approval"). The Enterbank Shareholder Approval is the only vote of any class or series of Enterbank capital stock necessary to approve this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Agreements have been duly executed and delivered by Enterbank and (assuming due authorization, execution and delivery by CGB) constitute the valid and binding obligation of Enterbank enforceable against Enterbank in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (ii) Except as set forth in Section 3.2(c)(ii) of the
Enterbank Disclosure Schedule, the execution and delivery by Enterbank of this Agreement and the other Transaction Agreements does not or will not when delivered, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to, (x) any provision of the Certificate or Articles of Incorporation or Association or By-laws or comparable organizational documents of Enterbank or any Subsidiary of Enterbank, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Enterbank Benefit Plan (as defined in Section 3.2(k)(i)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Enterbank or any Subsidiary of Enterbank or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would have a material adverse effect on Enterbank.

                           (iii) No consent, approval, order or authorization
of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Enterbank or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation by Enterbank of the transactions contemplated hereby or thereby, which, if not made or obtained, would have a material adverse effect on Enterbank or on the ability of Enterbank to perform its obligations hereunder or thereunder on a timely basis, or on Enterbank's ability to own, possess or exercise the rights of an owner with respect to the business and assets of CGB and its Subsidiaries, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act and approval of same, (B) the filing by Enterbank with the SEC of the Proxy Statement in definitive form relating to the meetings of the shareholders of CGB and Enterbank to be held to approve and adopt this Agreement and the transactions contemplated hereby, (C) the filing by Enterbank with the SEC of the S-4 with respect to the Enterbank Common Stock

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

issuable pursuant hereto, (D) compliance with applicable state blue sky laws, and (E) the filing with the Secretaries of State of the States of Delaware and Kansas of the Agreement of Merger.

                  (d) FINANCIAL STATEMENTS. Enterbank has previously delivered to CGB copies of (a) the consolidated statements of financial condition of Enterbank and its Subsidiaries, as of December 31, for the fiscal years 1996, 1997 and 1998, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Enterbank's Annual Reports on Form 10-K for the relevant fiscal years filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), in each case accompanied by the report of KPMG LLP, independent auditors with respect to Enterbank (the consolidated financial statements of Enterbank and its Subsidiaries referred to in this sentence being hereinafter sometimes referred to as the "Enterbank Consolidated Financial Statements") and (b) the condensed consolidated balance sheet of Enterbank and its Subsidiaries as of September 30, 1999 and the condensed consolidated statements of income, comprehensive income and cash flows for the nine months ended September 30, 1998 and 1999, inclusive, as reported in Enterbank's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed with the SEC under the Exchange Act (the condensed consolidated financial statements of Enterbank and its Subsidiaries referred to in this clause being sometimes hereinafter referred to as the "Enterbank Interim Financial Statements"). Each of the financial statements referred to in this Section (including the related notes, where applicable) fairly present, and the consolidated financial statements referred to in Section 5.12 hereof will fairly present (subject in the cases of the unaudited statements, to normal recurring and year-end audit adjustments, none of which are expected to be material in nature or amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial condition of Enterbank and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 5.12 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 5.12 will be, prepared, in all material respects, in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q. The books and records of Enterbank and its Subsidiaries have been, and are being, maintained where required in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and, where such books and records purport to reflect any transactions, the transactions so reflected are actual transactions.

                  (e) ENTERBANK SEC DOCUMENTS. Enterbank has made available to CGB a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Enterbank with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to section 13(g) of the Exchange Act), since October 24, 1996 (as such documents have since the time of their filing been amended, the "Enterbank SEC Reports"), which are all the documents (other than preliminary material and reports required pursuant to section 13(g)

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

of the Exchange Act) that Enterbank was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Enterbank SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Enterbank SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Enterbank included in the Enterbank SEC Reports (including any related notes and schedules thereto) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Enterbank and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended.

                  (f) ENTERBANK INFORMATION SUPPLIED. None of the information supplied or to be supplied by Enterbank for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of shareholders of Enterbank (the "Enterbank Shareholders' Meeting") at which the Enterbank Shareholder Approval will be sought or for inclusion in the S-4 will, at the date of mailing to shareholders of Enterbank and of CGB and at the time of the Enterbank Shareholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Enterbank Shareholders' Meeting which has become false or misleading.

                  (g) COMPLIANCE WITH APPLICABLE LAWS. Enterbank and its Subsidiaries hold, and at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Enterbank and its Subsidiaries, taken as a whole (the "Enterbank Permits"). Enterbank and its Subsidiaries are in compliance and have complied with the terms of the Enterbank Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on Enterbank. The businesses of Enterbank and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Enterbank. Except for routine examinations by Bank Regulators, no investigation by any Governmental Entity with respect to Enterbank or any of its Subsidiaries is pending or threatened, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the Enterbank Permits. Enterbank and its Subsidiaries do not offer or sell insurance and/or securities products, including but not limited to annuity products, for their own account or the account of others.

                  (h) LITIGATION. Except as set forth in Section 3.2(h) of the Enterbank Disclosure Schedule, to the best knowledge of Enterbank, there is no Litigation pending to which Enterbank or any Subsidiary of Enterbank is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of Enterbank, threatened against or affecting Enterbank or any Subsidiary of Enterbank, or challenging the validity or propriety of the transactions contemplated hereby which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Enterbank or on the ability of Enterbank to perform its obligations under this Agreement in a timely manner, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Enterbank or any Subsidiary of Enterbank.

                  (i) TAXES. Enterbank and each of its Subsidiaries have timely filed all tax returns required to be filed by any of them and all such tax returns were, when filed, correct and complete in all material respects. Enterbank and each of its Subsidiaries have timely paid (or Enterbank has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been delivered to CGB reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by Enterbank and its Subsidiaries accrued through the date of such financial statements. Enterbank and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been asserted or assessed against Enterbank or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.2(i) of the Enterbank Disclosure Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of Enterbank and its Subsidiaries, other than with respect to taxes not yet due and payable, (ii) no material issue relating to taxes of Enterbank and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date nor, to the best knowledge of Enterbank, does any basis exist for the raising of any such issue, (iii) Enterbank and its Subsidiaries have duly and timely withheld from all payments (including employee salaries, wages and other compensation) and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing Date, none of Enterbank nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) except as set forth on Section 3.2(i) of the Enterbank Disclosure Schedule, there is no contract or agreement, plan or arrangement by Enterbank or any of its Subsidiaries covering any

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

person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Enterbank or any of its Subsidiaries by reason of section 280G of the Code, (vi) Enterbank and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in all material respects in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither Enterbank nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and (viii) none of Enterbank nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. None of Enterbank nor any of its Subsidiaries has filed a consent to the application of section 341(f) of the Code.

                  (j) CERTAIN AGREEMENTS. Section 3.2(j) of the Enterbank Disclosure Schedule sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which Enterbank or any of its Subsidiaries is a party or by or to which Enterbank or any of its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $25,000 per annum, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of Enterbank or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Enterbank of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where Enterbank or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to Enterbank or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by Enterbank or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which Enterbank or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party, (vii) contracts and other agreements containing covenants restricting Enterbank or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring Enterbank or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by Enterbank or any of its Subsidiaries, or the direct or indirect

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

guaranty by Enterbank or any of its Subsidiaries of any obligation for, or an agreement by Enterbank or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of Enterbank or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract required to be filed by Enterbank pursuant to Item 601(b)(10) of Regulation S-K of the SEC. There have been delivered or made available to CGB true and complete copies of all of the contracts and other agreements set forth in Section 3.2(j) of the Enterbank Disclosure Schedule and in any other Section of the Enterbank Disclosure Schedule. Except as set forth in Section 3.2(j) of the Enterbank Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of Enterbank or its Subsidiaries, as the case may be, and to the best knowledge of Enterbank, each other party thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither Enterbank nor any Subsidiary of Enterbank has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of Enterbank or any of its Subsidiaries or (to the best knowledge of Enterbank) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach or default has had or would have, individually or in the aggregate, a material adverse effect on Enterbank.

                  (k) BENEFIT PLANS.

                           (i) Section 3.2(k) of the Enterbank Disclosure
Schedule contains a true and complete list of each Benefit Plan that is sponsored or is being maintained or contributed to, or required to be contributed to, by Enterbank or any of its Subsidiaries (the "Enterbank Benefit Plans"). No Enterbank Benefit Plan is a multiemployer plan or is subject to a collective bargaining agreement.

                           (ii) With respect to each Enterbank Benefit Plan,
Enterbank has delivered to CGB a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument; (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by Enterbank or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any Enterbank Benefit Plan; and (D) except as described in Section 3.2(k)(ii) of the Enterbank Disclosure Schedule, for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

                           (iii) Except as set forth in Section 3.2(k) of the
Enterbank Disclosure Schedule, (A) each Enterbank Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Enterbank Benefit Plan which is

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

intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Enterbank Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither Enterbank nor any other party has engaged in a prohibited transaction which could subject Enterbank or any of its Subsidiaries, or the Surviving Corporation, to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject Enterbank or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and PBGC premiums required to be paid with respect to Enterbank Benefit Plans through the Closing Date have been or will be paid prior thereto and adequate reserves will have been provided for on Enterbank's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the Closing Date under the terms of each Enterbank Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves will have been provided for on Enterbank's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for all benefits attributable to service on or prior to the Closing Date; (H) no Enterbank Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and (including, but not limited to the voting of any securities held pursuant to an Enterbank Benefit Plan) Code section 412 (whether or not waived);
(I) the consummation of this Agreement will not result in a nonexempt prohibited transaction or a breach of fiduciary duty under ERISA; and (J) no Enterbank Benefit Plan provides health coverage beyond the termination of employment except as provided under Code section 4980B.

                           (iv) Except as set forth in Section 3.2(k)(iv) of the
Enterbank Disclosure Schedule, with respect to each of the Enterbank Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan shall be at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                           (v) Except as set forth on Section 3.2(k)(v) of the
Enterbank Disclosure Schedule, no Enterbank Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of Enterbank or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. The aggregate amount of payments due from Enterbank under all such contracts and the amount due under each

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

such contract, at the Effective Time, are as set forth in the schedule included in Section 3.2(k)(v) of the Enterbank Disclosure Schedule. Except as set forth in Section 3.2(k)(v) of the Enterbank Disclosure Schedule, none of such payments will constitute an "excess parachute" payment within the meaning of Code section 280G.

                  (l) SUBSIDIARIES. Section 3.2(l) of the Enterbank Disclosure Schedule lists all the Subsidiaries of Enterbank. Enterbank owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. All of the shares of capital stock of each of the Subsidiaries held by Enterbank or by another of its Subsidiaries are fully paid and nonassessable and are owned by Enterbank or one of its Subsidiaries free and clear of any lien, claim or other encumbrance. Neither Enterbank nor any of its Subsidiaries owns any shares of capital stock or other equity securities of any person (other than, in the case of Enterbank, the capital stock of its Subsidiaries and, in the case of such Subsidiaries, shares or equity securities acquired in satisfaction of debts previously contracted in good faith in the ordinary course of their banking business).

                  (m) AGREEMENTS WITH BANK OR OTHER REGULATORS. Except as set forth in Section 3.2(m) of the Enterbank Disclosure Schedule, neither Enterbank nor any Subsidiary of Enterbank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by Enterbank or its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies, community reinvestment, loan underwriting or documentation or management, nor has Enterbank or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                  (n) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.2(n) of the Enterbank Disclosure Schedule, since September 30, 1999, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations or prospects of Enterbank or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on Enterbank, and (ii) Enterbank and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither Enterbank nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required CGB's consent pursuant to Section 4.2 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has Enterbank or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

                  (o) UNDISCLOSED LIABILITIES. Except as set forth in Section 3.2(o) of the Enterbank Disclosure Schedule, and except (i) for those liabilities or obligations that are fully

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

reflected or reserved against in the consolidated statement of financial condition at September 30, 1999 of Enterbank referred to in Section 3.2(d) or
(ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999 and which are not material to Enterbank and its Subsidiaries taken as a whole, none of Enterbank or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on Enterbank. No agreement pursuant to which any loans or other assets have been or will be sold by Enterbank or any Subsidiary entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Enterbank or its Subsidiaries not relating to the payment or other performance by an obligor of such loan or other asset of its obligations thereunder, to cause Enterbank or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Enterbank or its Subsidiaries.

                  (p) GOVERNMENTAL REPORTS. Enterbank and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 3.2(p) of the Enterbank Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of Enterbank and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of Enterbank, investigation into the business or operations of Enterbank or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.2(p) of the Enterbank Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Enterbank or any of its Subsidiaries.

                  (q) ENVIRONMENTAL LIABILITY.

                           (i) Except as set forth in Section 3.2(q) of the
Enterbank Disclosure Schedule, to the best knowledge of Enterbank, there are no pending or threatened claims, actions or proceedings against Enterbank relating to:

                                    (A) any asserted liability of Enterbank or
any of its Affiliates or any current or prior owner, operator, occupier or user of any Real Property under any Environmental Law, including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

                                    (B) any handling, storage, use or disposal
of Hazardous Substances on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

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

                                    (C) any actual or threatened discharge,
release or emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

                                    (D) any actual or asserted claims for
personal injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

                           (ii) Except as set forth in Section 3.2(q) of the
Enterbank Disclosure Schedule, to the best knowledge of Enterbank, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of Enterbank or any Subsidiary of Enterbank) and, except as set forth in Section 3.2(q) of the Enterbank Disclosure Schedule, the presence of these Hazardous Substances does not violate any Environmental Law. Except as set forth in Section 3.2(q) of the Enterbank Disclosure Schedule, to the best knowledge of Enterbank, there are no storage tanks underground or otherwise present on any Real Property and all such tanks set forth in Section 3.2(q) of the Enterbank Disclosure Schedule comply in all material respects with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

                           (iii) To the best knowledge of Enterbank, except as
set forth in Section 3.2(q) of the Enterbank Disclosure Schedule, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto). To the best knowledge of Enterbank, all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation, removal or response action have previously been provided to Enterbank.

                           (iv) To the best knowledge of Enterbank, except as
set forth in Section 3.2(q) of the Enterbank Disclosure Schedule, Enterbank and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

                           (v) To the best knowledge of Enterbank, except as set
forth in Section 3.2(q) of the Enterbank Disclosure Schedule, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

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                           (vi) Enterbank has provided CGB with copies of all
material notices posted by it under any Environmental Law with respect to the Real Property at which the business of Enterbank or its Subsidiaries is conducted.

                           (vii) All properties held by Enterbank or its
Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Enterbank, and Enterbank enjoys quiet and peaceful possession of such leased property. Enterbank and its Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

                           (viii) Except as set forth in Section 3.2(q) of the
Enterbank Disclosure Schedule, all of Enterbank's and its Subsidiaries' rights and obligations under the leases referred to in Section 3.2(q)(vii) above do not require the consent of any other party to the transactions contemplated by this Agreement.

                  (r) PROPERTIES. Except as set forth in Section 3.2(r) of the Enterbank Disclosure Schedule, Enterbank or its Subsidiaries (i) has good and marketable title to all Real Property owned in fee, and good title to all other properties and assets reflected in the Enterbank Consolidated Financial Statements as being owned by Enterbank or its Subsidiaries or acquired after the date thereof which are material to the business of Enterbank on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet delinquent, (B) liens on assets of Enterprise securing deposits incurred in the ordinary course of its banking business and
(C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the Enterbank Consolidated Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the best knowledge of Enterbank, the lessor. Except as set forth in Section 3.2(r) of the Enterbank Disclosure Schedule, all real properties owned by Enterbank or its Subsidiaries are owned in accordance in all material respects with all requirements of applicable rules, regulations and policies of the Bank Regulators.

                  (s) TRANSACTIONS WITH AFFILIATES. Except as set forth in
Section 3.2(s) of the Enterbank Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which were entered into in the ordinary course of business, since September 30, 1999, Enterbank has not extended credit, committed to extend credit or transferred any asset to or assumed or guaranteed any liability of or entered into any other transactions with the employees or directors of Enterbank, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act. Any such transactions, including those

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in the ordinary course of business, have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

                  (t) NO BROKER OR FINDER. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement

                  (u) INTELLECTUAL PROPERTY. Except as set forth in Section 3.2(u) of the Enterbank Disclosure Schedule, Enterbank and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Enterbank Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such Enterbank Intellectual Property the failure of which to own or validly license, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Enterbank. Neither Enterbank nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the best knowledge of Enterbank, there are no infringements of or conflicts with, the rights of others with respect to the use of any Enterbank Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Enterbank.

                  (v) POOLING OF INTERESTS. Except as set forth in Section 3.2(v) of the Enterbank Disclosure Schedule, as of the date of this Agreement, Enterbank has no reason (in respect to matters pertaining to Enterbank existing as of the date hereof or expected to exist as of the Closing Date) to believe that Enterbank will not qualify for pooling of interests treatment for accounting purposes under GAAP as presently in effect.

                  (w) COMMUNITY REINVESTMENT ACT COMPLIANCE. Enterprise is in substantial compliance with the applicable provisions of the CRA and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and Enterbank has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in Enterprise failing to be in substantial compliance with such provisions or having its current rating lowered.

                  (x) YEAR 2000 READINESS. There have been no material adverse effects on either Enterbank or its Subsidiaries as a result of the date change for any date on or after January 1, 2000, including leap year calculations, and that, to the extent applicable to normal operating specifications, Enterbank's and its Subsidiaries' computer systems and equipment have in all material respects accurately accepted, stored, retrieved, calculated, compared and otherwise processed dates of January 1, 2000 and later.

                  (y) INSURANCE. Enterbank has previously delivered to CGB a list identifying all insurance policies maintained on behalf of Enterbank and its Subsidiaries (other than mortgage, title and other similar policies for the benefit of Enterbank or its Subsidiaries as mortgagees under residential mortgage loans). All of the material insurance policies and bonds maintained by or for

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the benefit of Enterbank and its Subsidiaries are in full force and effect, to the best knowledge of Enterbank, Enterbank and its Subsidiaries are not in default thereunder, and all material claims thereunder have been filed in due and timely fashion, and neither Enterbank nor any of its Subsidiaries has received notice that any of such material claims have been or will be denied. The insurance policies and bonds maintained by Enterbank and its Subsidiaries are written by reputable insurers and are in such amounts, cover such risks and have such other terms as is customary for banks and bank holding companies comparable in size and operations to Enterbank and its Subsidiaries. Since September 30, 1999, there has not been any damage to, destruction of, or loss of any assets of Enterbank and its Subsidiaries (whether or not covered by insurance) that could have a material adverse effect on Enterbank. Neither Enterbank nor any of its Subsidiaries has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Enterbank nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and Enterbank has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from an extraordinary loss experience of Enterbank or any Enterbank Subsidiary.

                  (z) LOANS AND OTHER ASSETS.

                           (i) Enterbank has disclosed to CGB prior to the date
hereof the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by Enterbank or any of its Subsidiaries that have been classified by any Bank Regulator, Enterbank's independent auditors, or the management of Enterbank or any Subsidiary of Enterbank as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss", or classified using categories with similar import, and will have disclosed promptly to CGB prior to the Closing Date all such items which will be so classified hereafter and prior to the Closing Date. All such assets or portions thereof classified "Loss," or which are subsequently so classified, have been (or will be) charged off on a timely basis in full, collected or otherwise placed in a bankable condition. Enterbank regularly reviews and appropriately classifies its and its Subsidiaries' loans and other assets in accordance in all material respects with all applicable legal and regulatory requirements and GAAP. Enterbank has disclosed to CGB the amounts and identities of all OREO that has been classified as such as of the date hereof by Enterbank's independent auditors, management of Enterbank or any Bank Regulator and will have promptly disclosed to CGB prior to the Closing Date all such assets which will be so classified hereafter and prior to the Closing Date. As of the date hereof and the Closing Date, the recorded values of all OREO on the books of Enterbank and its Subsidiaries accurately reflect and will reflect the net realizable values of each OREO parcel thereof in compliance with GAAP. Enterbank and its Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO, including but not limited to taxes, maintenance and repairs as required by GAAP.

                           (ii) All loans, leases, other extensions of credit,
commitments or other interest-bearing assets and investments of Enterbank and its Subsidiaries are legal, valid and binding

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

obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to Enterbank (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as previously disclosed to CGB in Section 3.2(z)(ii) of the Enterbank Disclosure Schedule or reserved for in the consolidated statement of financial condition of Enterbank as of December 31, 1998 referred to in
Section 3.2(d) in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Enterbank and its Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Enterbank and its Subsidiaries.

                  (aa) DERIVATIVES CONTRACTS; STRUCTURED NOTES; ETC. Except as set forth in Section 3.2(aa) of the Enterbank Disclosure Schedule, neither Enterbank nor any Subsidiary is a party to or has agreed to enter into a Derivatives Contract or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of their banking business, consistent with safe and sound banking practices and regulatory guidance, and with counterparties reasonably believed by Enterbank to be financially responsible. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Enterbank or one of its Subsidiaries and, to the best knowledge of Enterbank, each of the other counterparties thereto, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Enterbank and each of its Subsidiaries and, to the best knowledge of Enterbank, each of the other counterparties thereto, have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a material adverse effect on Enterbank.

                  (bb) LABOR MATTERS. Neither Enterbank nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its Subsidiaries'

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

employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (cc) STATUS OF ENTERBANK COMMON STOCK TO BE ISSUED. The shares of Enterbank Common Stock into which the CGB Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and nonassessable, and registered pursuant to an effective registration statement under the Securities Act.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 COVENANTS OF CGB. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Enterbank shall otherwise consent in writing, which consent shall not be unreasonably withheld) CGB agrees that it will and will cause each of its Subsidiaries to carry on the business of CGB and each of its Subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact the present business organizations of CGB and each of its Subsidiaries, maintain the rights and franchises of, and preserve the relationships with customers, suppliers and others having business dealings with, CGB and each of its Subsidiaries to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, CGB shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Enterbank in writing:

                  (a) (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for cash dividends in an amount per share not greater than, and consistent with the manner and frequency of, dividends paid by CGB in the past 12 months and dividends by a wholly owned Subsidiary of CGB to CGB, (ii) set any record or payment dates for the payment of any dividends or distribution on its capital stock except in the ordinary course of business consistent with past practice, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iv) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of CGB or any securities convertible into or exercisable for any shares of such capital stock;

                  (b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to

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any of the foregoing, other than issuances of CGB Common Stock pursuant to the exercise of CGB Options;

                  (c) except as required to perform its obligations under this Agreement, amend or propose to amend its Certificate or Articles of Incorporation or its By-laws or other organizational documents or that of any Subsidiary;

                  (d) (i) enter into any new material line of business, (ii) change its lending, investment, liability management and other material banking policies in any respect which is material to CGB, except as required by law or by policies imposed by a Bank Regulator, or (iii) except as set forth in Section 4.1(d) of the CGB Disclosure Schedule, incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice but in no event for more than $25,000 as to any one such item or $75,000 as to all such items in the aggregate;

                  (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that the foregoing shall not prohibit foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business consistent with past practice;

                  (f) sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of CGB), which are material, individually or in the aggregate, to CGB, other than in the ordinary course of business consistent with past practice;

                  (g) incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of CGB or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) indebtedness of any Subsidiary of CGB to CGB or to another Subsidiary of CGB, (ii) deposits taken in the ordinary course of business consistent with past practice, or (iii) renewals or extensions of existing long-term indebtedness without any change in the material terms thereof;

                  (h) intentionally take or fail to take any action that would, or reasonably might be expected to, result in any of the representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Closing set forth in Article VI (including without limitation the conditions set forth in Sections 6.1(f) and 6.3(d)) not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of Enterbank or CGB to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g);

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                  (i) change the methods of accounting of CGB or any of its
Subsidiaries, except as required by changes in GAAP as concurred in by such party's independent auditors;

                  (j) (i) enter into, adopt, amend (except for technical amendments and such amendments as may be required by law) or terminate any CGB Benefit Plan or any other Benefit Plan or any agreement, arrangement, plan or policy between CGB or any of its Subsidiaries and one or more of its directors or officers, increase in any manner the compensation or fringe benefits of any director, officer or employee of CGB or any of its Subsidiaries without obtaining the prior written consent of Enterbank (which consent shall not be unreasonably withheld)) or pay or grant any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares or any similar awards) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, (ii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of CGB or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, or (iii) with respect to any CGB Benefit Plan which is a defined benefit or defined contribution pension plan, permit or cause (A) a consolidation or merger of any such CGB Benefit Plan, (B) a spin-off involving any such CGB Benefit Plan, (C) a transfer of assets and/or liabilities from or to any such CGB Benefit Plan, or (D) any similar transaction involving any such CGB Benefit Plan;

                  (k) enter into any contract that would be required to be disclosed on Section 3.1(j) of the CGB Disclosure Schedule or renew or terminate any contract listed in Section 3.1(j) of the CGB Disclosure Schedule through any volitional conduct, other than renewals of contracts or leases for a term of one year or less without material adverse changes to the terms thereof;

                    (l) commit to or renew any real estate secured or construction loan with a principal amount exceeding $1,500,000, or any commercial loan which is referred to the Loan Committee of the FCB Board of Directors for approval or with a principal amount exceeding $650,000; provided, however, that if any new loan commitment or loan renewal involves a loan to a borrower (or his associates (as defined in Rule 405 under the Securities Act) and Affiliates) who has (A) any other classified or criticized asset or (B) a renewal involving a classified or criticized asset, then the relevant loan amount subject to this subsection shall be $250,000; provided, further, however, that any such loan or renewal which is in excess of the applicable amount specified in this subsection shall not be made or committed to be made unless CGB shall have given Enterbank at least one Business Day's advance written notice of the proposal to make such loan commitment or renewal, which written notice shall provide Enterbank the same information provided to the relevant loan committee (or loan officer, if no committee approval is required) of CGB or the applicable CGB Subsidiary, and shall have furnished Enterbank with such other information as Enterbank may reasonably have requested;

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                  (m) issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice;

                  (n) engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;

                  (o) settle any claim, action or proceeding involving money damages involving a payment in excess of $50,000 as to any such matter, or settle any other matter not involving money damages which is material to CGB;

                  (p) except as required by GAAP or applicable law or regulation, change or make any tax elections, change any method of accounting with respect to taxes, file any amended tax return, or settle or compromise any federal, state, local or foreign material tax liability;

                  (q) except as set forth in Section 4.1(q) of the CGB Disclosure Schedule, relocate or close any branch or loan production office;

                  (r) except as described in Section 4.1(r) of the CGB Disclosure Schedule, enter into any securitization or similar transactions with respect to any loans, leases or other assets of CGB or any of its Subsidiaries; or

                  (s) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.1.

         4.2      COVENANTS OF ENTERBANK.

                  (a) During the period from the date of this Agreement and continuing until the Effective Time, Enterbank agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that CGB shall otherwise consent in writing, which consent shall not be unreasonably withheld), Enterbank will and will cause each of its Subsidiaries to carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Enterbank shall not, and shall not permit any of its Subsidiaries to, without the prior consent of CGB in writing:

                           (i) except as required to perform its obligations
under this Agreement, amend or propose to amend its Articles of Incorporation or its By-laws in a manner that would materially and adversely affect its ability to perform its obligations under this Agreement or

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

consummate the transactions contemplated hereunder, or otherwise materially and adversely affect the rights, powers and privileges of the shares of Enterbank Common Stock to be issued in the Merger;

                           (ii) (A) declare or pay any dividends on or make
other distributions in respect of any of its capital stock, except for cash dividends in an amount substantially equivalent to dividends paid in the year prior to the date hereof and dividends by a wholly owned Subsidiary of Enterbank to Enterbank, (B) set any record or payment dates for the payment of any dividends or distribution on its capital stock except in the ordinary course of business consistent with past practice, (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (D) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of Enterbank or any securities convertible into or exercisable for any shares of such capital stock;

                           (iii) change the methods of accounting of Enterbank
or any of its Subsidiaries (including any changes in accounting with respect to taxes), except as required by changes in GAAP as concurred in by such party's independent auditors;

                           (iv) intentionally take or fail to take any action
that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Closing set forth in Article VI (including without limitation the conditions set forth in Sections 6.1(f) and 6.2(d)) not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of Enterbank or CGB to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g); or

                           (v) agree to, or make any commitment to, take any of
the actions prohibited by this Section 4.2(a).

                  (b) Enterbank shall use all commercially reasonable efforts to publish as soon as practicable after the end of the quarter in which there are at least thirty (30) days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Release No. 135.

                  (c) If during the period from the date of this Agreement and continuing until the Effective Time (i) Enterbank receives a Takeover Proposal (as defined in Section 5.4(a), however, references therein to CGB shall be deemed for purposes of this Section 4.2(c) to refer to Enterbank) and (ii) Enterbank's Board of Directors determines that it is advisable to pursue consummation of the Takeover Proposal, Enterbank shall immediately provide written notice to CGB of the Takeover Proposal, with such notice (x) indicating that Enterbank's Board of Directors intends to pursue consummation of the Takeover Proposal, (y) specifying the material terms and conditions of the

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Takeover proposal and (z) identifying the Person making the Takeover Proposal.
CGB shall provide written notice to Enterbank, no later than the tenth Business Day following CGB's receipt of Enterbank's written notice, signifying that CGB is (A) in favor of the Takeover Proposal, in which event this Agreement shall continue in full force and effect, subject to Enterbank's right to terminate this Agreement pursuant to the penultimate sentence of this Section 4.2(c), or
(B) not in favor of the Takeover Proposal and elects to terminate this Agreement, in which event this Agreement shall be deemed terminated as of the date on CGB's notice to Enterbank. If CGB fails to provide written notice to Enterbank within the time period set out in the immediately preceding sentence, then CGB shall be deemed to be favorable to the Takeover Proposal as set out in this Section 4.2(c)(A). If CGB's notice to Enterbank signifies that CGB is favorable to the Takeover Proposal, Enterbank nevertheless may elect to terminate this Agreement after the fifth Business Day following CGB's receipt of a written notice advising CGB that the Board of Directors of Enterbank proposes to enter into an agreement with respect to the Takeover Proposal pursuant to
Section 7.1(e)(ii). If either Enterbank elects to terminate this Agreement pursuant to the immediately preceding sentence or CGB elects to terminate this Agreement under Section 4.2(c)(B), and Enterbank proposes to enter into an agreement with respect to the Takeover Proposal pursuant to Section 7.1(e)(ii), Enterbank shall concurrently with entering into such agreement pay, or cause to be paid, to CGB the Enterbank Termination Fee in accordance with the provisions of Section 7.1(e)(ii). If the Takeover Proposal is not consummated, CGB indicated that it was in favor of the Takeover Proposal, and Enterbank has not terminated this Agreement in accordance with the provisions of this Section 4.2 and Section 7.1(e)(ii), this Agreement shall continue in existence between Enterbank and CGB, subject to the terms and conditions contained in this Agreement.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      REGULATORY MATTERS.

                  (a) CGB and Enterbank shall promptly prepare and file with the SEC a Proxy Statement, and Enterbank shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus, and one or more registration statements or amendments to existing registration statements under the Securities Act for the purpose of registering the maximum number of shares of Enterbank Common Stock to which the option holders of CGB may be entitled pursuant to Section 2.6 at or after the Effective Time. Each of Enterbank and CGB shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and CGB and Enterbank shall thereafter promptly mail the Proxy Statement to their respective shareholders.

                  (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals

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and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Agreements (including without limitation the Merger). Enterbank and CGB shall have the right to review in advance and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to CGB or Enterbank, as the case may be, and any of their respective Subsidiaries which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger) and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) Enterbank and CGB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Enterbank, CGB or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                  (d) Enterbank and CGB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 6.1(b)) will not be obtained or that the receipt of any such approval will be materially delayed.

         5.2 ACCESS TO INFORMATION. Upon reasonable notice, CGB and Enterbank shall (and shall cause each of their respective Subsidiaries to) afford to the other and their representatives and advisors access, during normal business hours during the period prior to the Closing Date, to all the properties, books, contracts, commitments and records of CGB (in the case of CGB) and of Enterbank (in the case of Enterbank) and, during such period, each of CGB and Enterbank shall (and shall cause each of their respective Subsidiaries to) make available to the other and their representatives and advisors (a) a copy of each report, schedule, registration statement and other document filed or received by CGB or Enterbank, as the case may be, during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law or reports or documents which are subject to an attorney-client privilege or which constitute attorney work product) and (b) all other information concerning the business, properties and personnel of CGB or of Enterbank, as the case may be, as such other party may reasonably request. Enterbank will hold any such information with respect to CGB and its Subsidiaries which is nonpublic in confidence to

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the extent required by, and in accordance with, the provisions of the letter dated November 12, 1999, between CGB and Enterbank (the "Confidentiality Agreement"). CGB will hold all such information with respect to Enterbank and its Subsidiaries which is nonpublic in confidence and will otherwise deal with such information to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, deeming, for purpose of this sentence, such information to be subject to the provisions of the Confidentiality Agreement as if such provisions applied by their terms to such information of Enterbank and its Subsidiaries, as well as to such information of CGB and its Subsidiaries. No investigation by either Enterbank, on the one hand, or CGB, on the other hand, shall affect the representations and warranties of the other.

         5.3      SHAREHOLDERS' MEETINGS.

                  (a) CGB shall call a meeting of its shareholders for the purpose of voting upon the adoption of this Agreement. CGB will, through its Board of Directors, recommend to its shareholders adoption of this Agreement unless the Board of Directors of CGB determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by CGB's Board of Directors under applicable law. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by CGB of information that is required to be disclosed in the Proxy Statement, or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of CGB may then be traded.

                  (b) Enterbank shall call a meeting of its shareholders for the purpose of voting upon the adoption of this Agreement. Enterbank will, through its Board of Directors, recommend to its shareholders adoption of this Agreement unless the Board of Directors of Enterbank determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by Enterbank's Board of Directors under applicable law. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by Enterbank of information that is required to be disclosed in the Proxy Statement, the S-4 or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of Enterbank may then be traded.

                  (c) Each of CGB and Enterbank shall use all commercially reasonable efforts to cause such meetings of their respective shareholders to take place as soon as is reasonably practicable after the S-4 is declared effective by the SEC. CGB and Enterbank shall coordinate and cooperate with respect to the timing of said meetings and the date on which the CGB Shareholders' Meeting shall be held.

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

         5.4 NO SOLICITATIONS.

                  (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, CGB agrees that neither it, nor any of its Subsidiaries, Affiliates or agents shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent (collectively, "Representatives") retained by it or any of its Subsidiaries, Affiliates or agents to, solicit, initiate or knowingly encourage the submission of, or enter into discussions or negotiations with or provide information to any person or group of persons (other than the respective parties to this Agreement) concerning, any Takeover Proposal (as defined below) or enter into any agreement with a third party relating to a Takeover Proposal or assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or Affiliate of CGB or any of its Subsidiaries or any investment banker, attorney or other advisor or Representative of CGB or any of its Subsidiaries or Affiliates, whether or not such Person is purporting to act on behalf of CGB or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.4(a) by CGB. As used in this Agreement, "Takeover Proposal" shall mean any inquiry, proposal or offer to acquire in any manner 20% or more of any class of equity securities of, or a merger, consolidation, business combination, sale, recapitalization, liquidation, dissolution or other disposition or similar transaction involving 20% or more of the assets of, CGB or any Significant Subsidiary of CGB, or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of CGB or any Significant Subsidiary of CGB (other than pursuant to the transactions contemplated by this Agreement). A "Significant Subsidiary" means any Subsidiary of a person that would constitute a Significant Subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  (b) Except as set forth herein, neither the Board of Directors of CGB nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Enterbank, the approval or recommendation by the Board of Directors of CGB or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of CGB, to the extent required by its fiduciary obligations, as determined in good faith by the Board of Directors of CGB based on the advice of independent counsel, may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal (as defined herein), enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the fifth Business Day following Enterbank's receipt of a written notice advising Enterbank that the Board of Directors of CGB has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal (it being understood that any amendment to a Superior Proposal shall necessitate an additional five
(5) Business Day period). In addition, if CGB proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with

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

entering into such agreement pay, or cause to be paid, to Enterbank the CGB Termination Fee in accordance with the provisions of Section 5.4(d). For purposes hereof, "Superior Proposal" shall mean any bona fide written Takeover Proposal by a third party on terms determined in good faith by the Board of Directors of CGB to be reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and (based on the advice of a financial advisor of nationally recognized reputation), if consummated to be more favorable to the shareholders of CGB from a financial point of view than the Merger.

                  (c) In addition to the obligation of CGB set forth in paragraph (b) above, CGB promptly shall advise Enterbank orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the Person making any such request, Takeover Proposal or inquiry. CGB shall keep Enterbank fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

                  (d) If this Agreement is terminated by CGB pursuant to Section 5.4(b), CGB shall pay promptly, but in no event later than two Business Days after the occurrence of such termination, by wire transfer of immediately available Federal Funds to such account as Enterbank shall designate, One Million Dollars $1,000,000.00 (the "CGB Termination Fee") as liquidated damages to Enterbank for such breach minus any Actual Expenses that have been paid by CGB pursuant to the penultimate sentence of Section 5.8. If this Agreement is terminated by Enterbank pursuant to Section 4.2(c) and Section 7.1(e)(ii), Enterbank shall pay promptly, but in no event later than two Business Days after the occurrence of such termination, by wire transfer of immediately available Federal Funds to such account as CGB shall designate, One Million Dollars $1,000,000.00 (the "Enterbank Termination Fee") as liquidated damages to CGB for such breach minus any Actual Expenses that have been paid by Enterbank pursuant to the penultimate sentence of Section 5.8.

         5.5 LEGAL CONDITIONS.

                  (a) Each of CGB and Enterbank shall, and shall cause its respective Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated by this Agreement and as promptly as practicable, (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Each of CGB and Enterbank will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

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

                  (b) Each of CGB and Enterbank agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary and proper or advisable to consummate, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable best efforts to (i) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (ii) defend any Litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, (iii) provide to counsel to the other party hereto representations and certifications as to such matters as such counsel may reasonably request in order to render the opinions referred to in Sections 6.2(d) and 6.3(c), and (iv) to obtain the letters of the independent accountants referred to in Section 6.1(f).

         5.6 EMPLOYEE BENEFIT PLANS.

                  (a) For purposes of all employee benefit plans of Enterbank or its Subsidiaries in which the employees of CGB who shall remain in the employment of Enterbank or its Subsidiaries after the Closing Date shall participate from and after such date (including all policies and employee fringe benefit programs, including vacation policies), and under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to employees of CGB for vesting and eligibility purposes only for service previously credited with CGB or its Subsidiaries prior to the Effective Time to the extent that such crediting of service does not result in duplication of benefits; provided, however, that Enterbank shall determine each employee's length of service in a manner consistent with the customary practice with respect to the employees of the Enterbank Subsidiary by which they shall be employed. Enterbank shall also cause each employee benefit plan in which employees of CGB participate from and after the Effective Time to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Benefit Plan immediately prior to the Effective Time or (ii) any waiting period limitation which would otherwise be applicable to an employee of CGB on or after the Effective Time to the extent such employee of CGB had satisfied any similar waiting period limitation under an analogous Benefit Plan prior to the Effective Time.

                  (b) Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, Enterbank shall, and shall cause its Subsidiaries to, honor in accordance with their terms all Benefit Plans, each as amended to the date hereof and as otherwise amended prior to the Closing Date, and other contracts, arrangements, commitments or understandings described in the CGB Disclosure Schedule; provided, however, that this paragraph (b) shall be subject to the provisions of paragraph (d) hereof.

                  (c) Except as otherwise provided herein, nothing in this
Section 5.6 shall be interpreted as preventing Enterbank or its Subsidiaries after the Effective Time from amending, modifying or terminating any of the Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

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

                  (d) CGB shall terminate all Benefit Plans that Enterbank requests CGB to terminate, which will not include the Benefit Plans described in
Schedule 5.6(d), effective as of the Closing Date in accordance with all applicable requirements of law. Notwithstanding the preceding sentence, the CGB 401(k) Plan and the CGB Flexible Benefits Plan shall be frozen as of the Closing Date. As soon as practical after the Closing Date, the assets of the CGB 401(k) Plan and CGB Flexible Benefits Plan shall be merged with the Enterprise Bank Incentive Savings Plan and Enterprise Bank Section 125 Premium Conversion Plan, respectively.

         5.7 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Subject to the mutual intent of the parties that the Merger will be accounted for under the pooling of interests method, CGB shall take any and all actions necessary or appropriate to ensure that the Merger will be accounted for under the pooling of interests method, including without limitation, causing Deloitte & Touche LLP to issue the "poolability" letter required as a condition to close in Section 6.1(f).

         5.8 FEES AND EXPENSES. Unless otherwise agreed by the parties in writing or as otherwise provided herein, each party hereto shall bear and pay all costs and expenses incurred by it incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including fees and expenses of its own financial advisors, accountants and counsel, all printing, filing, mailing and other incidental fees, costs and expenses related thereto associated with the S-4 and the Proxy Statement (collectively, the "SEC Fees"). Notwithstanding the foregoing provisions of this Section 5.8 and notwithstanding the payment of any Termination Fee pursuant to Section 5.4, if this Agreement is terminated by either party pursuant to Section 7.1(d) or (e) hereof because of a willful breach by the other party of any representation, warranty, covenant or agreement as set forth in Section 7.1(d) or (e), and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant or agreement contained herein, then the breaching party shall bear and pay all the costs and expenses incurred by the non-breaching party, with respect to the fees and expenses of financial and other advisors, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including SEC Fees. Notwithstanding the foregoing provisions of this Section 5.8, if this Agreement is terminated pursuant to Sections 7.1(f)(i)(2) or 7.1(f)(i)(3), 7.1(f)(ii)(2) or 7.1(h)(1), then CGB shall pay promptly by wire transfer of immediately available funds to such account as Enterbank shall designate the amount of all costs and expenses incurred by Enterbank incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including without limitation, fees and expenses incurred by Enterbank for its accountants and counsel and all SEC Fees, and fees and expenses of Stifel, Nicolaus & Company, Incorporated which amount shall not exceed $250,000 (collectively, the "Actual Expenses"). Notwithstanding the foregoing provisions of this Section 5.8, if this Agreement is terminated pursuant to Section 7.1(h)(2) or 7.1(g)(iii), then Enterbank shall pay promptly by wire transfer of immediately available funds to such account as CGB shall designate the amount of all Actual Expenses incurred by CGB (including any and all fees and expenses of Fister & Associates, Inc.), which amount of Actual Expenses shall not exceed $250,000. Final settlement with respect to the payment of such fees and expenses by the

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

parties shall be made within thirty days of the termination of this Agreement. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         5.9 COOPERATION. During the period from the date of this Agreement to the Effective Time, each of CGB and Enterbank shall, (i) confer on a regular and frequent basis with the other, report on operational matters, policies and banking practices and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on CGB or Enterbank, as the case may be, or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein, (ii) cause each Subsidiary of CGB and Enterbank that is a bank to file all call reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and (iii) coordinate with the other the declaration of any dividends in respect of Enterbank Common Stock and CGB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Enterbank Common Stock or CGB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Enterbank Common Stock and/or CGB Common Stock and any shares of Enterbank Common Stock any such holder receives in exchange therefor in the Merger.

         5.10 AFFILIATES. Each of Enterbank and CGB shall use its commercially reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act, in the case of affiliates of CGB, and for purposes of qualifying the Merger for pooling of interests accounting treatment, in the case of affiliates of either Enterbank or CGB) of such party to execute and deliver, as soon as practicable after the date of this Agreement, and in any event on or prior to the date the Proxy Statements are mailed to the shareholders of CGB and Enterbank, a written agreement, substantially in the form attached hereto as Exhibit B-1 with respect to CGB and Exhibit B-2 with respect to Enterbank. CGB shall instruct CGB's transfer agent regarding stop transfer instructions required in connection with shares of CGB Common Stock owned by "affiliates" of CGB, as described in Exhibit B-1 hereto.

         5.11 ADVICE OF CHANGES. Enterbank and CGB shall promptly advise the other party of any change or event which, individually or in the aggregate with other such changes or events, has a material adverse effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         5.12 SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS; CERTAIN REPORTS. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth quarter of a fiscal year) or 90 days after December 31, 1999, or the end of each fiscal year ending after the date of this Agreement, each party will deliver to the other party its financial statements or any Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as the case

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

may be, as filed with the SEC under the Exchange Act, and each party will furnish to the other party copies of their management's monthly interim reports (which do not comply with the published rules and regulations of the SEC or GAAP) to their respective Boards of Directors within two days after such reports are so furnished to the Boards. As soon as reasonably available, but in no event more than 90 days after December 31, 1999, or the end of each fiscal year ending after the date of this Agreement, CGB will deliver to Enterbank its financial statements.

         5.13 DISSENTERS' RIGHTS. CGB and (if Enterbank will be the Surviving Corporation) Enterbank shall include in the notice of shareholder's meeting required by Section 5.3 hereof a description of appraisal rights as contained in K.S.A. 17-6712 of the KGCC and, if required, Section 262 of the DGCL.

         5.14 RETENTION OF FCB OFFICERS AND DIRECTORS. It is the intention of the parties hereto that immediately following the Closing Date the current officers and directors of FCB shall continue to serve FCB in their respective present capacities and on such terms and conditions as are presently in effect.

         5.15 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) The Surviving Corporation shall indemnify, defend, and hold harmless the present directors, officers, employees, and agents of CGB and its Subsidiaries (each, an "Indemnified Party") after the Effective Time against all damages in connection with any action arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Kansas Law and by CGB's Certificate of Incorporation and Bylaws as in effect as of the date hereof, including any provisions relating to advances of expenses incurred in the defense of any action, suit or proceeding. Enterbank shall cause the Surviving Corporation and all other relevant Enterbank Subsidiaries to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable Law.

                  (b) With respect to all persons who are currently covered by CGB's directors' and officers' liability insurance, or will become covered by such insurance prior to the Effective Time, the Surviving Corporation shall maintain in effect for a period of not less than three years following the Effective Time the current directors' and officers' liability insurance maintained by CGB (provided that the Surviving Corporation may substitute therefor policies of at least equivalent coverage containing terms and conditions and coverages which are no less advantageous to the current directors and officers of the Company) with respect to matters occurring prior to the Effective Time.

                  (c) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person, corporation or entity, then in each case, proper provision shall be made

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

so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.15.

                  (d) The provisions of this Section 5.15 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and shall survive the consummation of the Merger and be binding on all successors and assigns of the Surviving Corporation.

         5.16 CONFORMING ENTRIES.

                  (a) Notwithstanding that CGB believes that CGB and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, CGB recognizes that Enterbank may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement, CGB and Enterbank shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of CGB and its Subsidiaries to those policies of Enterbank, as specified in each case in writing to CGB, based upon such consultation and as hereinafter provided.

                  (b) In addition, from and after the date of this Agreement, CGB and Enterbank shall consult and cooperate with each other with respect to determining appropriate accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to CGB, based upon such consultation and as hereinafter provided.

                  (c) CGB and Enterbank shall consult and cooperate with each other with respect to determining the amount and timing for recognizing for financial accounting purposes CGB's expenses of the Merger and the restructuring charges, if any, related to or to be incurred in connection with the Merger.

                  (d) With respect to clauses (a) through (c) of this Section 5.16, it is the objective of CGB that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with GAAP.

                  (e) No action taken by CGB at the request of Enterbank pursuant to this Section 5.16 to conform the appropriate policies of CGB and its Subsidiaries to those of Enterbank shall, in and of itself, constitute a breach of any representation or warranty of CGB contained in Section 3.1(d) or 3.1(z) hereof or provide a basis on which Enterbank may assert a breach of any representation or warranty made by CGB in this Agreement.

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                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  (a) SHAREHOLDER APPROVALS. The CGB Shareholder Approval and the Enterbank Shareholder Approval shall have been obtained.

                  (b) OTHER APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary pursuant to the Merger, other than immaterial Consents which, if not obtained, would have no material adverse effect on the consummation of the transactions contemplated by this Agreement and the Agreement of Merger or on either Enterbank or the Surviving Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement or the Transaction Agreements shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement or the Transaction Agreements, by any Federal, state or foreign Governmental Entity of competent jurisdiction which makes the consummation of the transactions contemplated by this Agreement or the Transaction Agreements illegal.

                  (d) S-4. The S-4 shall become effective under the Securities Act, no stop orders suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) POOLING. Enterbank shall have received a letter from KPMG LLP, independent public accountants to Enterbank, dated the Closing Date, in form and substance reasonably acceptable to Enterbank and CGB, respectively, to the effect that the Merger will qualify for "pooling of interests" accounting treatment; provided, however, that Deloitte & Touche LLP shall deliver to the CGB Board of Directors a "poolability letter" dated the Closing Date in a form reasonably acceptable to Enterbank and CGB and in accordance with Statement on Auditing Standards No. 50; provided further, however, that if either party shall have knowingly taken or omitted to take any action within the control of such party which shall have prevented such party's

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

independent public accountants from rendering such letter, then this condition shall not be applicable to such party.

                  (f) BURDENSOME CONDITION. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or the other Transaction Agreements by any Federal, state or foreign Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon Enterbank or CGB or their respective Subsidiaries or Affiliates which would reasonably be expected to (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business, operating results or prospects of Enterbank or the Surviving Corporation (including, without limitation, any requirement to dispose of any material assets or businesses or restrict in any significant way any material operations or activities), (ii) prevent Enterbank or CGB or their respective Subsidiaries from realizing all or a substantial portion of the economic benefits of the transactions contemplated by this Agreement, or (iii) materially impair Enterbank's or CGB's ability to exercise and enforce its rights under the Transaction Agreements.

                  (g) DISSENTERS' RIGHTS. The aggregate number of shares of CGB Common Stock or (if Enterbank is the Surviving Corporation) of Enterbank Common Stock held by persons who have taken all of the steps required at or prior to the Enterbank Shareholders' Meeting and the CGB Shareholders' Meeting to perfect their right (if any) to be paid the value of such shares under Section 262 of the DGCL and K.S.A. 17-6712 of the KGCC shall not exceed 9.9% of the outstanding shares of CGB Common Stock when combined with tainted treasury shares held by CGB and fractional shares for which cash will be distributed.

                  (h) AVERAGE ENTERBANK CLOSING PRICE. CGB and Enterbank agree that if the Average Enterbank Closing Price (as hereinafter defined) on the second Business Day prior to the Closing Date (the "Determination Date") is either less than $15.50 or greater than $23.00, then Enterbank and CGB shall in good faith attempt to negotiate a mutually acceptable revised Exchange Ratio; provided, however, that if a mutually acceptable revised Exchange Ratio is not negotiated within five (5) Business Days following the Determination Date, then either CGB (if the Average Enterbank Closing Price is less than $15.50) or Enterbank (if the Average Enterbank Closing Price is greater than $23.00)may terminate this Agreement by providing the other party with written notice of such termination within two (2) Business Days following the fifth Business Day after the Determination Date. If the applicable party does not elect to terminate this Agreement pursuant to this Section 6.1(h), then the Closing Date shall be the seventh Business Day following the Determination Date. For purposes of this Agreement, "Average Enterbank Closing Price" means the average closing sale price of the Enterbank Common Stock for the twenty (20) days on which the New York Stock Exchange is open for trading preceding the second Business Day prior to the Closing Date as reported by J.A. Glynn & Co. or another firm making a market in the Enterbank Common Stock. For each of such twenty (20) Business Days on which there is no reported sale of Enterbank Common Stock, the reported closing price at which shares of Enterbank Common Stock were sold on the most recent Business Day prior thereto on which there was a reported sale of

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

Enterbank Common Stock shall be deemed to be the closing sale price. For purposes of this Section 6.1(h), all trades on days on which fewer than an aggregate of 500 shares are traded shall be disregarded. In the event of any termination pursuant to this Section 6.1(h), this Agreement shall be of no further force or effect whatsoever and neither party hereto shall have any further obligation or liability hereunder.

         6.2 CONDITIONS TO OBLIGATIONS OF ENTERBANK. The obligation of Enterbank to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by Enterbank:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CGB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Enterbank shall have received a certificate signed on behalf of CGB by its President and Chief Executive Officer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. CGB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Enterbank shall have received a certificate signed on behalf of CGB by its President and Chief Executive Officer and Chief Financial Officer to such effect.

                  (c) CORPORATE ACTION. Enterbank shall have received a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of CGB and of the holders of the CGB Common Stock authorizing the execution, delivery and performance by CGB of this Agreement and the other Transaction Agreements, certified by the Secretary or an Assistant Secretary of CGB.

                  (d) TAX OPINION. Enterbank shall have received the opinion of Armstrong Teasdale LLP, counsel to Enterbank, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) Enterbank and CGB will each be a party to that reorganization within the meaning of section 368(b) of the Code. In rendering such opinion, such counsel may require and rely upon representations and covenants contained in certificates of officers of Enterbank, CGB and others. If the opinion referred to in this
Section 6.2(d) is not delivered, such condition shall be deemed to be satisfied if Enterbank shall have received an opinion to the effect of subsections (i) and
(ii) above from Deloitte & Touche LLP or another accounting firm or law firm selected by CGB and reasonably acceptable to Enterbank. Enterbank will cooperate in obtaining such opinion.

                  (e) MATERIAL ADVERSE EFFECT. Except as disclosed to Enterbank in writing prior to the date hereof, no material adverse effect upon CGB shall have occurred since September 30, 1999, and CGB shall not be a party to or so far as CGB is aware, threatened with, and to CGB's knowledge there is no reasonable basis for, any legal action or other proceeding before any court,

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

any arbitrator of any kind or any government agency, which in the reasonable judgment of Enterbank, could have a material adverse effect upon CGB, and Enterbank shall have received a certificate signed on behalf of CGB by its President and Chief Executive Officer to such effect.

                  (f) CLOSING DOCUMENTS. Enterbank shall have received from CGB such certificates and other closing documents as counsel for Enterbank shall reasonably request.

                  (g) FAIRNESS OPINION. Enterbank shall have received a written "bring-down" opinion of Stifel, Nicolaus & Company, Incorporated, dated as of the date of Enterbank's Proxy Statement, to the effect that, as of such date, the consideration to be received by the holders of the Enterbank Common Stock in the Merger is fair to the holders of the Enterbank Common Stock from a financial point of view.

         6.3 CONDITIONS TO OBLIGATIONS OF CGB. The obligation of CGB to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by CGB:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Enterbank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and CGB shall have received a certificate signed on behalf of Enterbank by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. Enterbank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CGB shall have received a certificate signed on behalf of Enterbank by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) CORPORATE ACTION. CGB shall have received a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of Enterbank and of the holders of the Enterbank Common Stock authorizing the execution, delivery and performance by Enterbank of this Agreement and the other Transaction Agreements, certified by the Secretary or an Assistant Secretary of Enterbank.

                  (d) TAX OPINION. CGB shall have received the opinion of Stinson, Mag & Fizzell, independent counsel to CGB (or other accounting or law firm reasonably acceptable to Enterbank), dated the Closing Date, to the effect that (i) the Merger should be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, (ii) Enterbank and CGB should each be a party to that reorganization within the meaning of section 368(b) of the Code and (iii) (1) except for any cash received in lieu of any fractional share, no gain or loss should be recognized by holders of CGB Common Stock who receive Enterbank Common Stock in exchange for the CGB Common Stock which they hold; (2) the holding period of Enterbank

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

Common Stock exchanged for CGB Common Stock should include the holding period of the CGB Common Stock for which it is exchanged, assuming the shares of CGB Common Stock are capital assets in the hands of the holder thereof at the Effective Time; and (3) the basis of the Enterbank Common Stock received in the exchange should be the same as the basis of the CGB Common Stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received. In rendering such opinion, such independent accountants ( or law firm) may require and rely upon representations and covenants contained in certificates of officers of Enterbank, CGB and others. If the opinion referred to in this Section 6.3(d) is not delivered, such condition shall be deemed satisfied if CGB shall have received an opinion to the effect of subsections (i) and (ii) above from Armstrong Teasdale LLP or another law or accounting firm selected by Enterbank and reasonably acceptable to CGB. CGB will cooperate in obtaining such opinion.

                  (e) MATERIAL ADVERSE EFFECT. Except as disclosed to CGB in writing prior to the date hereof, no material adverse effect upon Enterbank shall have occurred since September 30, 1999, and Enterbank shall not be a party to or so far as Enterbank is aware, threatened with, and to Enterbank's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any governmental agency, which in the reasonable judgment of CGB, could have a material adverse effect upon Enterbank, and CGB shall have received a certificate signed on behalf of Enterbank by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

                  (f) CLOSING DOCUMENTS. CGB shall have received from Enterbank such certificates and other closing documents as counsel for CGB shall reasonably request.

                  (g) ADDITIONS TO ENTERBANK BOARD OF DIRECTORS. Enterbank shall have amended its Bylaws or taken any other action necessary to increase the number of authorized directors on its Board of Directors to permit the appointment of the four CGB Designees (pursuant to Section 1.3(a)(iv)) at least five (5) Business Days prior to the Closing Date.

                  (h) FAIRNESS OPINION. CGB shall have received a written "bring-down" opinion of Fister & Associates, Inc., dated as of the date of CGB's Proxy Statement, to the effect that, as of such date, the consideration to be received by the holders of the CGB Common Stock in the Merger is fair to the holders of the CGB Common Stock from a financial point of view.


                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after adoption of the Agreement by the shareholders of CGB or Enterbank:

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

                  (a) by mutual consent of Enterbank and CGB in a written instrument;

                  (b) by either Enterbank or CGB (i) upon written notice to the other party if any Bank Regulator shall have issued an order denying approval of the Merger and the other material aspects of the transactions contemplated by this Agreement or if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or (ii) if any Governmental Entity of competent jurisdiction shall have issued an order in connection with the transactions contemplated hereby imposing a Burdensome Condition on Enterbank or the Surviving Corporation, and in any such case the time for appeal or petition for reconsideration of any such order referred to in clauses (i) or (ii) shall have expired without such appeal or petition being granted;

                  (c) by either Enterbank or CGB if the Merger shall not have been consummated on or before July 31, 2000; provided that if the Merger shall not have been consummated on or before such date, such termination date may be extended by up to 60 days thereafter (i) at the election of the non-breaching party, if the Merger shall not have been consummated due to the volitional breach of any material representation, warranty or covenant in this Agreement by Enterbank or CGB, or (ii) at the election of the party who has requested any Requisite Regulatory Approval, in the event that the Merger shall not have been consummated due to the fact that any such Requisite Regulatory Approvals shall not yet have been received;

                  (d) by Enterbank in the event of a breach by CGB of any representation, warranty or covenant contained in this Agreement, which breach
(i) either is not cured within 45 days after the giving of written notice to CGB, or is of a nature which cannot be cured prior to the Closing and (ii) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI; provided, however, that Enterbank may immediately terminate this Agreement upon notice to CGB in the event that CGB shall breach the covenant provided for in Section 5.4 hereof;

                  (e) (i) by CGB in the event of a breach by Enterbank of any representation, warranty or covenant contained in this Agreement, which breach
(1) either is not cured within 45 days after the giving of written notice to Enterbank or is of a nature which cannot be cured prior to the Closing and (2) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI; provided, however, that CGB may terminate this Agreement within ten (10) Business Days after notice to Enterbank in the event that Enterbank shall breach the covenant provided for in
Section 4.2(c) hereof and such breach shall not have been cured within such ten
(10) Business Day period and, upon such termination, Enterbank shall pay to CGB the Enterbank Termination Fee as liquidated damages to CGB for such breach, which sum shall be paid by wire transfer of immediately available Federal Funds, to such account as CGB shall designate;

                      (ii) by Enterbank, in the event that, notwithstanding its obligations in Section 4.2(c), a third party makes a written offer regarding a Takeover Proposal of Enterbank in

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

which such third party indicates that they would not be willing to consummate such a Takeover Proposal unless this Agreement is terminated, and the Board of Directors of Enterbank determines in good faith, based upon the written advice of outside counsel, that failing to accept such Takeover Proposal would constitute a breach of fiduciary duty by Enterbank's Board of Directors under applicable law; provided, however, that upon such termination, Enterbank shall pay to CGB the Enterbank Termination Fee as liquidated damages to CGB for such termination, which sum shall be paid in the manner described in subsection 7.1(e)(i) above;

                  (f) (i) by Enterbank (1) if, in accordance with Section 5.3, the Board of Directors of CGB fails to recommend adoption of this Agreement by the shareholders of CGB, or amends or modifies such recommendation in a manner materially adverse to Enterbank or withdraws such recommendation to the shareholders of CGB, (2) if the condition set forth in Section 6.2(q) is not satisfied, or (3) if Deloitte & Touche LLP fails to deliver the "poolability letter" required by Section 6.1(e);

                      (ii) by CGB (1) if, in accordance with Section 5.3, the Board of Directors of Enterbank fails to recommend adoption of this Agreement by the shareholders of Enterbank, or amends or modifies such recommendation in a manner materially adverse to CGB or withdraws such recommendation to the shareholders of Enterbank, or (2) if the condition set forth in Section 6.3(h) is not satisfied;

                  (g) by Enterbank or CGB, if (i) the CGB Shareholder Approval or the Enterbank Shareholder Approval shall not have been obtained at a duly held meeting of shareholders of CGB or Enterbank, as appropriate, held for such purpose or at any adjournment, postponement or continuation thereof, or (ii) the condition set forth in Section 6.1(h) is not satisfied, or (iii) KPMG LLP fails to deliver the letter required by Section 6.1(f) (although Deloitte & Touche LLP has delivered the "poolability letter" required by Section 6.1(f));

                  (h) (1) by Enterbank in the event there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of CGB or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on CGB; provided, however, that termination pursuant to this subsection (1) shall be effective 45 days after the giving of written notice to CGB if the change or event described in said notice has not been cured; and provided, further that termination under this subsection (1) shall be effective immediately after the giving of written notice if said change or event cannot be cured prior to the Closing; and (2) by CGB in the event there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of Enterbank or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on Enterbank; provided, however, that termination pursuant to this subsection (2) shall be effective 45 days after the giving of written notice to Enterbank if the change or event described in said notice has not been cured; and provided, further that termination under this subsection (2) shall be effective immediately after the giving of written notice if said change or event cannot be cured prior to Closing.

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         7.2 EFFECT OF TERMINATION. Termination of this Agreement shall not terminate or affect the obligations of the parties under Section 4.2(c), 5.4,
5.8 or 8.10 or otherwise to pay expenses as provided elsewhere herein, to maintain the confidentiality of the other party's information pursuant to
Section 5.2 or the provisions of this Section 7.2 or of Section 8.2 or 8.6, and shall not affect any agreement after such termination. The parties agree that any termination of this Agreement shall not in any manner release or be construed as so releasing the nonterminating party or parties or their respective officers or directors from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties willful breach of its covenants, agreements, representations or warranties hereunder, except to the extent expressly provided herein.

         7.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the shareholders of CGB and Enterbank, but after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No investigation by Enterbank or CGB made before or after the date hereof shall affect the representations and warranties which are contained in this Agreement; provided that all representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants and agreements that by their terms are to survive or be performed, in whole or in part, after the Effective Time; provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Enterbank or CGB (or any director or officer thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Enterbank or CGB, the aforesaid representations, warranties, covenants and agreements being material inducements to the consummation by Enterbank and CGB of the transactions contemplated herein.

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         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                  (a)      if to CGB, to:

                           Commercial Guaranty Bancshares, Inc.
                           12695 Metcalf Avenue
                           Overland Park, Kansas 66213
                           Attention: Mr. Joe C. Morris
                           Chairman
                           Fax: (913) 663-4172

                           with a copy to:

                           Stinson, Mag & Fizzell
                           1201 Walnut, Suite 2800
                           Kansas City, Missouri 64106-2150
                           Attention: C. Robert Monroe
                           Fax: (816) 691-3495

                           and

                  (b)      if to Enterbank, to:

                           Enterbank Holdings, Inc.
                           150 N. Meramec Avenue
                           St. Louis, Missouri 63105
                           Attention: Mr. James C. Wagner
                           Chief Financial Officer
                           Fax: (314) 727-3239

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

                           with a copy to:

                           Armstrong Teasdale LLP
                           One Metropolitan Square, Suite 2600
                           St. Louis, Missouri 63102
                           Attention: John L. Gillis, Esq.
                           Fax: (314) 621-5065

         8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder except as otherwise expressly provided in Section 5.7. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof. No current or former employee of CGB, Enterbank, or any of their respective Subsidiaries, shall be construed as a third party beneficiary under this Agreement, and no provision in this Agreement shall create any right in any such employee (or his or her beneficiary or dependent) for any reason, including, without limitation, in respect of employment, continued employment, or resumed employment with the Surviving Corporation, CGB or Enterbank (or any of their respective Affiliates) or in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan maintained by the Surviving Corporation, CGB or Enterbank (or any of their respective Affiliates).

         8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without giving effect to the principles of conflicts of law.

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         8.7 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         8.9 PUBLICITY. Enterbank, FCB, and CGB shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law. Without limiting the reach of the preceding sentence, Enterbank and CGB shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party. In addition, CGB and its Subsidiaries shall (a) consult with Enterbank regarding communications with customers, shareholders, prospective investors and employees related to the transactions contemplated hereby, (b) provide Enterbank with shareholders lists of CGB and
(c) allow and facilitate Enterbank contact with shareholders of CGB and other prospective investors.

         8.10 ATTORNEYS' FEES. In the event of any dispute between the parties arising out of or relating to this Agreement, the prevailing party in any litigation (whether at law or in equity), arbitration or other proceeding with respect to such dispute, including any appeal thereof (collectively, an "Action"), shall be entitled to recover such party's reasonable attorneys' fees and all other reasonable costs and expenses incurred in connection with such Action from the non-prevailing party.

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         IN WITNESS WHEREOF, Enterbank and CGB have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of date first above written.

                                                 ENTERBANK HOLDINGS, INC.


                                           By: /s/ Fred H. Eller
                                              --------------------------------
                                                 Name:  Fred H. Eller
                                                 Title:


                                           By: /s/ James C. Wagner
                                              --------------------------------
                                                 Name:  James C. Wagner
                                                 Title: Secretary


                                                 COMMERCIAL GUARANTY
                                                   BANCSHARES, INC.


                                           By: /s/  Joe C. Morris
                                              --------------------------------
                                                 Name:  Joe C. Morris
                                                 Title:


                                           By: /s/ Scott A. Woods
                                              --------------------------------
                                                 Name:  Scott A. Woods
                                                 Title: Secretary

                  AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                  -----------------------------------------

      This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of the 14th day of March, 2000, by and between ENTERBANK HOLDINGS, INC., a Delaware corporation ("Enterbank"), and COMMERCIAL GUARANTY BANCSHARES, INC., a Kansas corporation ("CGB").

                                  RECITALS

      WHEREAS, Enterbank and CGB are party to that certain Agreement and Plan of Merger dated as of January 5, 2000 (the "Agreement");

      WHEREAS, the Enterbank and CGB desire to amend the Agreement to better reflect the intentions of the parties;

      NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Amendment and the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. The Recitals contained above are true and correct and are hereby incorporated herein by this reference.

      2. The following amendments to the Agreement shall be effective January 5, 2000.

      3. Each of the parties represents and warrants to the other that they are authorized to enter into this Amendment and have taken all necessary action to approve the execution hereof.

      4. Clause (A) of Section 4.2(a)(ii) is hereby deleted in its entirety and replaced with the following:

            "(A) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for cash dividends in an amount not to exceed $.0125 per share, and dividends by a wholly owned Subsidiary of Enterbank to Enterbank,"

      5. The third sentence of Section 5.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

            "Notwithstanding the foregoing provisions of this Section 5.8, if this Agreement is terminated pursuant to Sections 7.1(f)(i)(3), 7.1(f)(ii)(2) or 7.1(h)(1), then CGB shall pay promptly by wire transfer of immediately available funds to such account as Enterbank shall designate the amount of all costs and expenses incurred by Enterbank incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including without limitation, fees and expenses incurred by Enterbank for its accountants and counsel and all SEC Fees, and fees and expenses of Stifel, Nicolaus & Company, Incorporated which amount shall not exceed $250,000 (collectively, the "Actual Expenses")."

      6. Clause (2) of Section 7.1(f)(i) is hereby deleted in its entirety and replaced with the following:

            "(2) if the condition set forth in Section 6.2(g) is not satisfied, or"

      7. This Amendment may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

      8. This Amendment, together with the Agreement as amended hereby, constitutes the entire agreement amoung the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

      9. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Amendment.

      10. Except as expressly modified hereby, all other terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

ENTERBANK HOLDINGS, INC.                 COMMCERCIAL GUARANTY
                                         BANCSHARES, INC.


By: /s/ Fred H. Eller                    By: /s/ Joe C. Morris
    -----------------------------            ----------------------------
    Fred H. Eller, President                 Joe C. Morris, Chairman


By: /s/ James C. Wagner                  By: /s/ Scott A. Woods
    -----------------------------            ----------------------------
     James C. Wagner, Secretary               Scott A. Woods, Secretary

                               ANNEX B

               [letterhead of Fister & Associates, Inc.]



May 11, 2000



Board of Directors
Commercial Guaranty Bancshares, Inc.
12695 Metcalf Avenue
Overland Park, KS 66213

Board of Directors:

On January 5, 2000, Fister & Associates, Inc. ("F&A") delivered to you its opinion stating that the terms and conditions of the proposed merger of Commercial Guaranty Bancshares, Inc. ("CGB") and Enterbank Holdings, Inc. ("ENTERBANK") pursuant to an Agreement and Plan of Merger dated January 5, 2000, which provides for among other things, the merger of CGB with and into Enterbank (the "MERGER") were fair to the CGB shareholders from a financial point of view. F&A has updated its analysis described in the letter of January 5, 2000, to the date of this letter. Based upon the assumptions and conditions set forth in our letter dated January 5, 2000, and our updated analysis, it is our opinion that the terms and conditions of the Merger are fair to the CGB shareholders from a financial point of view.

Yours very truly,

FISTER & ASSOCIATES, INC.


By: /s/ Richard E. Fister
    -------------------------
    Richard E. Fister
    President

                      Fister & Associates, Inc.



January 5, 2000


Board of Directors
Commercial Guaranty Bancshares, Inc.
12695 Metcalf Avenue
Overland Park, KS 66213

Board of Directors:

We understand that Commercial Guaranty Bancshares, Inc. ("CGB") and Enterbank Holdings, Inc. ("Enterbank") have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated January 5, 2000, which provides for, among other things, the merger of CGB with and into Enterbank (the "Merger"). We have been told that each issued and outstanding CGB common share, $1.00 par value, will be converted into the right to receive from Enterbank 2.1429 shares of Enterbank common shares, $.01 par value; provided, however, that Enterbank's common shares have an average closing price of not less than $15.50 or greater than $23.00 per share for the 20 trading days preceding the second business day prior to the closing of the Merger as reported by J.A. Glynn & Co. or another firm making a market in the Enterbank common stock. The terms and conditions of the Merger are more fully set out in the Merger Agreement.

We have been requested by the CGB Board of Directors to render our opinion (the "Opinion") to the CGB Board of Directors that the Merger is fair to the CGB Shareholders from a financial point of view. This Opinion does not in any manner address the underlying business decision as to whether the Board of Directors or the Shareholders should proceed with or effect the Merger.

Fister & Associates, Inc., as part of our investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, divestitures, underwritings, private placements and valuations for corporate reorganizations, estate tax, and other purposes. We are familiar with CGB and Enterbank and have completed our financial analysis of the Merger. Further, Fister & Associates, Inc., has no business relationship with either CGB or Enterbank and its fee is not contingent on the Merger being consummated and is not based upon any percentage of any valuation or other amount.

In arriving at the conclusion set forth herein, we have, among other things,

Board of Directors
January 5, 2000
Page 2

(i) reviewed the Merger Agreement, including the schedules and exhibits thereto;

(ii) participated in discussions among representatives of Enterbank and CGB and their financial and legal advisors;

(iii) reviewed certain publicly available financial statements, both audited and unaudited of Enterbank, including those included in its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999, and September 30, 1999;

(iv) reviewed certain financial statements, both audited and unaudited, of CGB, including those for the fiscal years ending 1996 through 1998 and interim period ending 9/30/99;

(v) reviewed certain financial statements and other financial and operating data concerning Enterbank and CGB prepared by their respective managements;

(vi) reviewed certain financial forecasts of Enterbank prepared by its management and made inquiries of representatives of Enterbank's management as to the expected future financial performance of Enterbank on a stand-alone basis and giving effect to the Merger;

(vii) discussed the past and current business operations, results of operations, financial condition, and future prospects of Enterbank and CGB with certain members of their respective managements;

(viii) reviewed reported market prices and historical trading activity of Enterbank's Common Stock;

(ix) reviewed the financial performance of Enterbank and CGB and compared such financial performance of Enterbank and CGB, together with stock market data relating to Enterbank's Common Stock, with similar data available for certain other similar companies and certain of their publicly traded securities;

(x) reviewed the financial terms of certain other business combinations involving combinations and change of control transactions involving other similar companies; and

(xi) conducted such other studies, analyses, and examinations as we have deemed appropriate.

In rendering the Opinion, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of CGB and

Board of Directors
January 5, 2000
Page 3

Enterbank as to the future operating and financial performance of such.
We have assumed that the Merger would comply with applicable law and regulations as currently in effect. We did not make an independent evaluation or appraisal of the assets and liabilities of CGB or Enterbank.

Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. The Opinion is for the use and benefit of the Board of Directors of CGB. Events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion. We are not expressing any opinion herein as to the prices at which shares of Enterbank's common stock may trade if and when they are issued or at any time in the future. The Opinion is not intended to be and does not constitute a recommendation to the Shareholders' and the Board of Directors of CGB as to whether to accept the shares of Enterbank to be offered to the Shareholders of CGB in the Merger.

Based upon the foregoing and such other factors as we deem relevant, and subject to the qualifications expressed herein, it is our opinion that the terms and conditions of the Merger is fair to the CGB Shareholders from a financial point of view.

Yours very truly,


FISTER & ASSOCIATES, INC.


/s/ Richard E. Fister

Richard E. Fister
President

                                    ANNEX C



                                                May 11, 2000



Board of Directors
Enterbank Holdings, Inc.
150 North Meramec
Clayton, MO 63105


Members of the Board:

    You have requested our opinion as to the fairness from a financial point of view to the shareholders of Enterbank Holdings, Inc. ("Enterbank") of the exchange ratio (the "Exchange Ratio") of 2.1429 shares of common stock, par value $0.01 per share, of Enterbank (the "Enterbank Common Stock") to be exchanged for each share of common stock, par value $1.00 per share, of Commercial Guaranty Bancshares, Inc. ("CGB") pursuant to the terms of the Agreement and Plan of Merger dated as of January 5, 2000, as amended, by and between CGB, and Enterbank (the "Agreement"). For the purposes of our opinion, we have assumed that the merger of CGB with Enterbank pursuant to the Agreement (the "Merger") will constitute a tax-free reorganization as contemplated by the Agreement and the Merger will qualify as a pooling of interests for accounting purposes.

    Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    In rendering our opinion, we have reviewed, among other things: the Agreement; the financial statements of Enterbank included in their Annual Reports on form 10-K for the five years ended December 31, 1999 and internal financial statements for the three months ended March 31, 2000; the audited statements of CGB for the four years ended December 31, 1999 and the period from inception (March 7, 1995) to December 31, 1995 and internal financial statements for the three months ended March 31, 2000; certain internal financial analyses and forecasts for Enterbank prepared by its management; and certain pro forma financial forecasts for Enterbank and CGB on a combined basis, giving effect to the Merger, prepared by the respective management's of Enterbank and CGB utilizing Enterbank's and CGB's internal financial forecasts. We have conducted conversations with Enterbank's senior management and

Board of Directors - Enterbank Holdings, Inc.
Page 2 of 3

CGB's senior management regarding recent developments and management's financial forecasts for Enterbank and CGB, respectively. In addition, we have spoken to members of Enterbank's senior management and CGB's senior management regarding factors which affect each entity's business. We have also compared certain financial and securities data of Enterbank and CGB with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Enterbank, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of our opinion. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the banking industry generally.

    In rendering our opinion, we relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us (including without limitation, projected cost savings and operating synergies resulting from the Merger), we assumed with Enterbank's consent that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of Enterbank and CGB as to the future operating and financial performance of Enterbank and CGB, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Enterbank or CGB since the date of the last financial statements made available to us. We also assumed, without independent verification and with Enterbank's consent, that the aggregate allowances for loan losses set forth in the financial statements of Enterbank and CGB are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of Enterbank's or CGB's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of Enterbank or CGB. We relied on advice of Enterbank's counsel and accountants as to all legal and accounting matters with respect to Enterbank, the Agreement and the transactions and other matters contained or contemplated therein. We have assumed, with Enterbank's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. We were retained by the Enterbank Board of Directors to express an opinion as to the fairness of the Exchange Ratio to the holders of Enterbank Common Stock, from a financial point of view.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of Enterbank for its information and assistance in connection with its consideration of the financial terms of the transaction contemplated by the

Board of Directors - Enterbank Holdings, Inc.
Page 3 of 3

Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of Enterbank or CGB might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion, as of the date hereof, that the Exchange Ratio pursuant to the Agreement is fair to the holders of Enterbank Common Stock from a financial point of view.


Very truly yours,




STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                     ANNEX D

17-6712. Payment for stock of stockholder objecting to merger or consolidation; definitions; notice to objecting stockholders; demand for payment; appraisal and determination of value by district court, when; taxation of costs; rights of objecting stockholders; status of stock; section inapplicable to certain shares of stock.

(a) When used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

(b) The corporation surviving or resulting from any merger or consolidation, within 10 days after the effective date of the merger or consolidation, shall notify each stockholder of any corporation of this state so merging or consolidating who objected thereto in writing and whose shares either were not entitled to vote or were not voted in favor of the merger or consolidation, and who filed such written objection with the corporation before the taking of the vote on the merger or consolidation, that the merger or consolidation has become effective. If any such stockholder, within 20 days after the date of mailing of the notice, shall demand in writing, from the corporation surviving or resulting from the merger or consolidation, payment of the value of the stockholder's stock, the surviving or resulting corporation shall pay to the stockholder, within 30 days after the expiration of the period of 20 days, the value of the stockholder's stock on the effective date of the merger or consolidation, exclusive of any element of value arising from the expectation or accomplishment of the merger or consolidation.

(c) If during a period of 30 days following the period of 20 days provided for in subsection (b), the corporation and any such stockholder fail to agree upon the value of such stock, any such stockholder, or the corporation surviving or resulting from the merger or consolidation, may demand a determination of the value of the stock of all such stockholders by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four months after the expiration of the thirty-day period.

(d) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the corporation, which shall file with the clerk of such court, within 10 days after such service, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation. If the petition shall be filed by the corporation, the petition shall be accompanied by such duly verified list. The clerk of the court shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the corporation and to the stockholders shown upon the list at the addresses therein stated and notice shall also be given by publishing a notice at least once, at least one week before the day of the hearing, in a newspaper of general circulation in the county in which the court is located. The court may direct such additional publication of notice as it deems advisable. The forms of the notices by mail and by publication shall be approved by the court.

(e) After the hearing on such petition the court shall determine the stockholders who have complied with the provisions of this section and become entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraisers to determine such value. Any such appraiser may examine any of the books and records of the corporation or corporations the stock of which such appraiser is charged with the duty of valuing, and such appraiser shall make a determination of the value of the shares upon such investigation as seems proper to the appraiser. The appraiser or appraisers shall also afford a reasonable opportunity to the parties interested to submit to the appraiser or appraisers pertinent evidence on the value of the shares. The appraiser or appraisers, also, shall have the powers and authority conferred upon masters by K.S.A. 60-253 and amendments thereto.

(f) The appraiser or appraisers shall determine the value of the stock of the stockholders adjudged by the court to be entitled to payment therefor and shall file a report respecting such value in the office of the clerk of the court, and notice of the filing of such report shall be given by the clerk of the court to the parties in interest. Such report shall be subject to exceptions to be heard before the court both upon the law and facts. The court by its decree shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto by the surviving or resulting corporation. Upon payment of the judgment by the surviving or resulting corporation, the clerk of the district court shall surrender to the corporation the certificates of shares of stock held by the clerk pursuant to subsection (g). The decree may be enforced as other judgments of the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

(g) At the time of appointing the appraiser or appraisers, the court shall require the stockholders who hold certificated shares and who demanded payment for their shares to submit their certificates of stock to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any stockholder fails to comply with such direction, the court shall dismiss the proceedings as to such stockholder.

(h) The cost of any such appraisal, including a reasonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to such appraisal or any of them as appears to be equitable, except that the cost of giving the notice by publication and by registered or certified mail hereinabove provided for shall be paid by the corporation. The court, on application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders entitled thereto.

(i) Any stockholder who has demanded payment of the stockholder's stock as herein provided shall not thereafter be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distribution on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation, unless the appointment of an appraiser or appraisers shall not be applied for within the time herein provided, or the proceeding be dismissed as to such stockholder, or unless such stockholder with the written approval of the corporation shall deliver to the corporation a written withdrawal of the stockholder's objections to and an acceptance of the merger or consolidation, in any of which cases the right of such stockholder to payment for the stockholder's stock shall cease.

(j) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(k) This section shall not apply to the shares of any class or series of a class of stock, which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either (1) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc., or (2) held of record by not less than 2,000 stockholders, unless the articles of incorporation of the corporation issuing such stock shall otherwise provide; nor shall this section apply to any of the shares of stock of the constituent corporation surviving a merger, if the merger did not require for its approval the vote of the stockholders of the surviving corporation, as provided in subsection (f) of K.S.A. 17-6701 and amendments thereto. This subsection shall not be applicable to the holders of a class or series of a class of stock of a constituent corporation if under the terms of a merger of consolidation pursuant to K.S.A. 17-6701 or 17-6702, and amendments thereto, such holders are required to accept for such stock anything except (i) stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from such merger or consolidation, or
(ii) stock or stock and cash in lieu of fractional shares of any other corporation, which at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either registered on a national securities exchange or held of record by not less than 2,000 stockholders, or (iii) a combination of stock or stock and cash in lieu of fractional shares as set forth in (i) and (ii) of this subsection.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Under Sections 102(b)(7) and 145 of the Delaware General Corporate Law ("DGCL"), Enterbank has broad power to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.
Section 102(b)(7) of the DGCL permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit. Enterbank's certificate of incorporation limits the personal liability of Enterbank's directors for monetary damages to the fullest extent permissible under applicable law. Under Section 145 of the DGCL, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in the right of the corporation) because he is or was an officer, director, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that there may be no such indemnification if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled thereto. A corporation must indemnify a director, officer, employee or agent against expenses actually and reasonably incurred by him who successfully defends himself in a proceeding to which he was a party because he was a director, officer, employee or agent of the corporation. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the Board of Directors) in defending a civil or criminal proceeding may be paid by Enterbank in advance of the final disposition of such proceeding upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the bylaws, a vote of shareholders or disinterested directors, agreement or otherwise. Enterbank's Bylaws provide for the indemnification of (but not advancement of defense costs to the) directors and officers (but not employees and agents) of Enterbank to the fullest extent not prohibited by Delaware law. Enterbank has also obtained directors and officers liability insurance covering, subject to certain exceptions, actions taken by Enterbank's directors and officers in their capacities as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Enterbank pursuant to the foregoing provisions, Enterbank has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(A) Exhibits.



Exhibit
Number         Document Description
-------        --------------------
 <F**>2.1       Agreement and Plan of Merger between the Registrant and Commercial
                Guaranty Bancshares, Inc., dated as of January 5, 2000 (included as
                Annex A to the joint proxy statement/prospectus (without certain exhibits)).

 <F**>2.2       Amendment to Agreement and Plan of Merger between the Registrant and Commercial Guaranty Bancshares, Inc., dated as of March 14,
                2000 (included as Annex A to the joint proxy statement/prospectus).

      3.1       Certificate of Incorporation of the Registrant, as amended
                (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 dated December 19,
                1996 (File No. 333-14737)).

      3.2       Amendment to the Certificate of Incorporation of the Registrant
                (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 dated July 1, 1999
                (File No. 333-82082)).

      3.3       Amendment to the Certificate of Incorporation of the Registrant
                (incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the period ending
                September 30, 1999).

      3.4 Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.4 of the Registrant's Annual Report on Form
                10-K for the period ending December 31, 1999).

      3.5 Amendment to the Bylaws of the Registrant.(incorporated herein by reference to Exhibit 3.5 of the Registrant's Annual Report on Form
                10-K for the period ending December 31, 1999).

  <F*>4.1       Specimen of the Registrant's common stock certificate.

                                      II-2


      4.2       Enterprise Bank Incentive Stock Option Plan (incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration Statement
                on Form S-8 dated December 29, 1997 (File No. 333-43365)).

      4.3       Enterprise Bank Second Incentive Stock Option Plan (incorporated herein by reference to Exhibit 4.4 of the Registrant's Registration
                Statement on Form S-8 dated December 29, 1997 (File No.
                333-43365)).

      4.4       Enterbank Holdings, Inc. Third Incentive Stock Option Plan
                (incorporated herein by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-8 dated December 29,
                1997 (File No. 333-43365)).

      4.5       Enterbank Holdings, Inc., Qualified Incentive Stock Option Plan
                (incorporated herein by reference to the Registrant's 1998 Proxy
                Statement on Form 14-A).

      4.6       Enterbank Holdings Stock Appreciation Rights (SAR) Plan and
                Agreement (incorporated herein by reference to Exhibit 4.5 of the Registrant's Quarterly Report on Form 10-Q for the period ended
                March 31, 1999).

 <F**>5.1       Form of Opinion of Armstrong Teasdale LLP.

 <F**>8.1       Form of Tax Opinion of Armstrong Teasdale LLP.

 <F**>8.2       Form of Tax Opinion of Stinson, Mag & Fizzell, P.C.

     10.1       Customer Referral Agreement by and among Enterbank Holdings, Inc.,
                Enterprise Bank and Moneta Group Investment Advisors, Inc.
                (incorporated herein by reference to Exhibit 10 of the Registrant's
                Quarterly Report on Form 10-Q for the period ended September 30,
                1997).

     10.2       Revised Customer Referral Agreement by and among Enterbank
                Holdings, Inc., Enterprise Bank and Moneta Group Investment
                Advisors, Inc.  (incorporated herein by reference to Exhibit 10.3 of the Registrant's Annual Report on Form 10-K for the period ended
                December 31, 1998).

 <F*>11.1       Statement regarding computation of per share earnings.

 <F*>21.1       Subsidiaries of the Registrant.

<F**>23.1       Consent of KPMG LLP (Enterbank).

<F**>23.2       Consent of Deloitte & Touche LLP (CGB).

<F**>23.3       Consent of Armstrong Teasdale LLP (included in Exhibit 5.1).

                                      II-3


<F**>23.4       Consent of Fister & Associates, Inc.

<F**>23.5       Consent of Stifel, Nicolaus & Company, Inc.

 <F*>24.1       Power of Attorney

 <F*>27.1       Financial Data Schedule (EDGAR only).

<F**>99.1       Form of proxy to be used in soliciting shareholders of Enterbank for the Special Meeting.

<F**>99.2       Form of proxy to be used in soliciting shareholders of CGB for the
                Special Meeting.

<F**>99.3       Fairness Opinion of Fister & Associates, Inc. (included as Annex B to the joint proxy statement/prospectus).

<F**>99.4       Fairness Opinion of Stifel, Nicolaus & Company, Inc. (included as
                Annex C to the joint proxy statement/prospectus).

________________
 <F*> Previously filed.
<F**> Filed herewith.

          (B)   Financial Statement Schedules: Not applicable.

Item 22. Undertakings.

    (1) The undersigned Registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (I) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will the contain information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (6) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (7) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on the 8th day of May, 2000.



    ENTERBANK HOLDINGS, INC.              ENTERBANK HOLDINGS, INC.


    By: /s/ Fred H. Eller                 By: /s/ James C. Wagner
        ----------------------------          --------------------------
        Fred H. Eller                         James C. Wagner
        Chief Executive Officer               Chief Financial Officer


                                POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 8, 2000.

SIGNATURES                    TITLE
----------                    -----

/s/ Fred H. Eller
-----------------------       President, Chief Executive Officer
Fred H. Eller                 and Director


/s/ James C. Wagner
----------------------        Principal Financial Officer
James C. Wagner


      <F*>
----------------------        Chairman of the Board
Ronald E. Henges              of Directors


      <F*>
----------------------        Director
Kevin C. Eichner


      <F*>
----------------------        Director
Randall D. Humphreys

      <F*>
----------------------        Director
Paul R. Cahn


      <F*>
----------------------        Director
William B. Moskoff


      <F*>
----------------------        Director
Birch M. Mullins


      <F*>
----------------------        Director
Robert E. Saur


      <F*>
----------------------        Director
Paul L. Vogel


      <F*>
----------------------        Director
James A. Williams


      <F*>
----------------------        Director
Henry D. Warshaw


      <F*>
----------------------        Director
James L. Wilhite


      <F*>
----------------------        Director
Ted C. Wetterau

[FN]
<F*>By: /s/ Fred H. Eller
        --------------------------
        Fred H. Eller
        Attorney-in-fact


<F*>By: /s/ James C. Wagner
        --------------------------
        James C. Wagner
        Attorney-in-fact

                                 EXHIBIT INDEX


 <F**>2.1  Agreement and Plan of Merger between the Registrant and Commercial
           Guaranty Bancshares, Inc., dated as of January 5, 2000 (included as Annex A to the joint proxy statement/prospectus (without certain exhibits)).

 <F**>2.2  Amendment to Agreement and Plan of Merger between the Registrant and Commercial Guaranty Bancshares, Inc., dated as of March 14, 2000 (included as Annex A to the joint proxy statement/prospectus).

      3.1 Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 dated December 19, 1996 (File No. 333-14737)).

      3.2 Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 dated July 1, 1999 (File No. 333-82082)).

      3.3 Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the period ending September 30, 1999).

      3.4 Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.4 of the Registrant's Annual Report on Form 10-K for the period ending December 31, 1999).

      3.5 Amendment to the Bylaws of the Registrant.(incorporated herein by reference to Exhibit 3.5 of the Registrant's Annual Report on Form 10-K for the period ending December 31, 1999).

  <F*>4.1  Specimen of the Registrant's common stock certificate.

      4.2 Enterprise Bank Incentive Stock Option Plan (incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-8 dated December 29, 1997 (File No. 333-43365)).

      4.3 Enterprise Bank Second Incentive Stock Option Plan (incorporated herein by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-8 dated December 29, 1997 (File No. 333-43365)).

      4.4 Enterbank Holdings, Inc. Third Incentive Stock Option Plan (incorporated herein by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-8 dated December 29, 1997 (File No. 333-43365)).

      4.5 Enterbank Holdings, Inc., Qualified Incentive Stock Option Plan (incorporated herein by reference to the Registrant's 1998 Proxy Statement on Form 14-A)

      4.6 Enterbank Holdings Stock Appreciation Rights (SAR) Plan and Agreement (incorporated herein by reference to Exhibit 4.5 of the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1999).

 <F**>5.1  Form of Opinion of Armstrong Teasdale LLP.

 <F**>8.1  Form of Tax Opinion of Armstrong Teasdale LLP.

 <F**>8.2  Form of Tax Opinion of Stinson, Mag & Fizzell, P.C.

     10.1 Customer Referral Agreement by and among Enterbank Holdings, Inc., Enterprise Bank and Moneta Group Investment Advisors, Inc. (incorporated herein by reference to Exhibit 10 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30,
           1997).

     10.2 Revised Customer Referral Agreement by and among Enterbank Holdings, Inc., Enterprise Bank and Moneta Group Investment Advisors, Inc. (incorporated herein by reference to Exhibit 10.3 of the Registrant's Annual Report on Form 10-K for the period ended December 31, 1998).

 <F*>11.1  Statement regarding computation of per share earnings.

 <F*>21.1  Subsidiaries of the Registrant.

<F**>23.1  Consent of KPMG LLP (Enterbank).

<F**>23.2  Consent of Deloitte & Touche LLP (CGB).

<F**>23.3  Consent of Armstrong Teasdale LLP (included in Exhibit 5.1).

<F**>23.4  Consent of Fister & Associates, Inc.

<F**>23.5  Consent of Stifel, Nicolaus & Company, Inc.

 <F*>24.1  Power of Attorney

 <F*>27.1  Financial Data Schedule (EDGAR only).

<F**>99.1  Form of proxy to be used in soliciting shareholders of Enterbank for the Special Meeting.

<F**>99.2  Form of proxy to be used in soliciting shareholders of CGB for the
           Special Meeting.

<F**>99.3  Fairness Opinion of Fister & Associates, Inc. (included as Annex B to the joint proxy statement/prospectus).

<F**>99.4  Fairness Opinion of Stifel, Nicolaus & Company, Inc. (included as
           Annex C to the joint proxy statement/prospectus).


 [FN]
 ----------------
 <F*> Previously filed.
<F**> Filed herewith.